As filed with the Securities and Exchange Commission on February 2, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUOIN PHARMACEUTICALS LTD.

(Exact name of Registrant as specified in its charter)

State of Israel	2834	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

42127 Pleasant Forest Court

Ashburn, VA 20148-7349

(703) 980-4182

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Dr. Michael Myers

Chief Executive Officer

Quoin Pharmaceuticals Ltd.

42127 Pleasant Forest Ct

Ashburn, VA 20148

Tel: 703-980-4182

(Name, address, including zip code and telephone number, including area code of agent for service)

Copies to:

Yelena M. Barychev Peter I. Tsoflias Peter M. Melampy Blank Rome LLP	Phillip Waldoks Clifford Davis Amir Assali S. Horowitz & Co.	Faith L. Charles Todd Mason Naveen Pogula Thompson Hine LLP
One Logan Square 130 North 18th Street Philadelphia, PA 19103	31 Ahad Ha’am Street Tel Aviv, 6520204 Israel	New York, NY 10017 Tel: (212) 344-5680
Tel: (215) 569-5500	Tel: +972 3 567 0700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, or Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, or the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, Dated February 2, 2023

Ordinary Shares Represented by American Depositary Shares

Pre-Funded Warrants to Purchase            Ordinary Shares Represented by American Depositary Shares

Common Warrants to Purchase            Ordinary Shares Represented by American Depositary Shares

Ordinary Shares Represented by American Depositary Shares

Issuable Upon Exercise of the Pre-Funded Warrants

Ordinary Shares Represented by American Depositary Shares

Issuable Upon Exercise of the Common Warrants

We are offering on a “reasonable best efforts” basis $10 million of ordinary shares of Quoin Pharmaceuticals Ltd. represented by American Depositary Shares, or “ADSs,” at an assumed purchase price of $            per ADS, which was the closing price of our ADSs on The Nasdaq Capital Market on                 2023. Each ADS represents five thousand (5,000) ordinary shares. We are also offering on a “reasonable best efforts” basis pre-funded warrants, or “Pre-Funded Warrants,” to purchase            ordinary shares represented by ADSs. We are offering to certain purchasers whose purchase of ADSs in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding ordinary shares immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, Pre-Funded Warrants, in lieu of ADSs that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares. The purchase price of each Pre-Funded Warrant is $         (which is equal to the assumed public offering price per ADS to be sold in this offering minus $0.0001, the exercise price per ADS of each Pre-Funded Warrant). The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell, the number of ADSs we are offering will be decreased on a one-for-one basis.

Our ordinary shares represented by ADSs and Pre-Funded Warrants are being offered together with warrants, or “Common Warrants,” to purchase           ordinary shares represented by ADSs. Each ADS and Pre-Funded Warrant will be sold together with one Common Warrant. Each Common Warrant has an exercise price of $               per ADS (representing 100% of the assumed public offering price per ADS to be sold in this offering) and will expire on the fifth anniversary of the original issuance date. Because we will issue a Common Warrant for each ADS and for each Pre-Funded Warrant sold in this offering, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of ADSs and Pre-Funded Warrants sold.

Our ordinary shares represented by ADSs, Pre-Funded Warrants and Common Warrants can only be purchased together in this offering but will be issued separately. Ordinary shares represented by ADSs issuable from time to time upon exercise of the Pre-Funded Warrants and the Common Warrants are also being offered by this prospectus. These securities are being sold in this offering to certain purchasers under a securities purchase agreement dated           , 2023 between us and the purchasers.

The public offering price for our securities in this offering will be determined at the time of pricing, and may be at a discount to the then current market price. The assumed public offering price used throughout this prospectus may not be indicative of the final offering price. The final public offering price will be determined through negotiation between us and investors based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering. There is no established public trading market for the Pre-Funded Warrants or the Common Warrants and we do not expect a market to develop. Without an active trading market, the liquidity of the warrants will be limited. In addition, we do not intend to list the Pre-Funded Warrants or the Common Warrants on The Nasdaq Capital Market, any other national securities exchange or any other trading system.

Our ADSs are listed on The Nasdaq Capital Market under the symbol “QNRX.” On February 1, 2023, the last reported sale price of our ADSs on The Nasdaq Capital Market was $2.33 per ADS.

The securities offered in this prospectus involve a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties under the heading “Risk Factors” beginning on page 7 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Because there is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close, we may sell fewer than all of the securities offered hereby, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus. Because there is no escrow account and there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan.

We have engaged A.G.P./Alliance Global Partners as our lead placement agent in connection with this offering. Additionally, Maxim Group LLC and Aegis Capital Corp. have agreed to serve as a co-placement agents in the offering. We refer to to A.G.P./Alliance Global Partners, Maxim Group LLC, and Aegis Capital Corp. together as the “placement agents” in this prospectus. The placement agents are not purchasing or selling the securities offered by us, and are not required to arrange for the purchase or sale of any specific number or dollar amount of our securities, but will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus.

	Per ADS and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price
Placement agent fees(1)
Proceeds to us (before expenses)(2)

(1)We have agreed to pay the placement agents a cash fee equal to 7% of the aggregate gross proceeds raised in this offering. We have also agreed to reimburse the placement agents for certain of their offering-related expenses and pay the placement agents a non-accountable expense allowance not to exceed 1.0% of the aggregate gross proceeds raised in this offering. See “Plan of Distribution” beginning on page 106 of this prospectus for a description of the compensation to be received by the placement agents.

(2)Does not include proceeds from the exercise of the warrants in cash, if any.

Delivery of the securities is expected to be made on or about ,             2023.

Lead Placement Agent

A.G.P.

Co-Placement Agent	Co-Placement Agent

Maxim Group LLC	Aegis Capital Corp.

The date of this prospectus is                 , 2023.

We have not authorized anyone to give any information or to make any representation other than those contained in this prospectus. You must not rely upon any information or representation not contained in this prospectus (as supplemented or amended) as having been authorized by us. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy our securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus (as supplemented or amended) is accurate on any date subsequent to the date set forth on the front of the document, even though this prospectus (as supplemented or amended) is delivered, or securities are sold, on a later date.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “Quoin,” “Quoin Ltd.,” the “Company,” “us,” “we”, “our” and the “Registrant” refer to Quoin Pharmaceuticals Ltd., an Israeli company, and its consolidated subsidiaries.

The Quoin logo and other trademarks or service marks of Quoin Ltd. appearing in this prospectus are the property of Quoin Ltd. or Quoin Inc., as applicable. This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our securities. You should carefully read this summary together with the entire prospectus, including the risks that we describe under “Risk Factors” and our consolidated financial statements and the related notes included in this prospectus before making an investment in our securities.

Company Overview

We are a clinical stage specialty pharmaceutical company dedicated to the development and commercialization of therapeutic products that treat rare and orphan diseases for which there are currently no approved treatments or cures. Our initial focus is on the development of products, using our proprietary owned and in-licensed drug delivery technologies, that could help address rare skin diseases. Our first lead product is QRX003, a once daily, topical lotion comprised of a broad-spectrum serine protease inhibitor, formulated with the proprietary in-licensed Invisicare® technology, is under development as a potential treatment fort Netherton Syndrome (“NS”), a rare hereditary genetic disease. QRX003 is currently being tested in two clinical studies in the United States (“U.S.”) under an open Investigational New Drug (“IND”) application with the Food and Drug Administration (“FDA”). Dosing of patients has commenced for the first study, and we are preparing to commence enrollment into the second clinical study. We are also developing QRX004 as a potential treatment for Recessive Dystrophic Epidermolysis Bullosa (“RDEB”). In addition, we entered into Research Agreements with the Queensland University of Technology (“QUT”), under which we have obtained an option for global licenses to QRX007 for the potential treatment of NS and QRX008 for the potential treatment of scleroderma.

We were incorporated under the laws of the State of Israel in 1986 under the name Montiger Ltd. Between 1986 and 2021, we underwent several name changes, including the name change to Cellect Biotechnology Ltd. (“Cellect”). On October 28, 2021, Cellect completed the business combination with Quoin Pharmaceuticals, Inc., a Delaware corporation (“Quoin Inc.”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of March 24, 2021 (the “Merger Agreement”), by and among Cellect, Quoin Inc. and CellMSC, Inc., a Delaware corporation and wholly-owned subsidiary of Cellect (“Merger Sub”), pursuant to which Merger Sub merged with and into Quoin Inc., with Quoin Inc. surviving as a wholly-owned subsidiary of Cellect (the “Merger”). Immediately after completion of the Merger, Cellect changed its name to “Quoin Pharmaceuticals, Ltd.”

Recent Developments

Clinical Development

Quoin’s lead asset, QRX003, is currently in clinical development in the U.S. under an open IND application with the FDA. Five of the projected six clinical sites in the U.S. have been opened for this study. Patients are actively being screened and recruited into the study and dosing has commenced. This study is a randomized, double blinded assessment of two different doses of QRX003 versus a placebo vehicle in NS patients. The test materials are applied once daily, over a twelve-week period, to pre-selected areas of the patient’s body. Based on discussions with the FDA, a number of different clinical endpoints are being assessed in the study, including but not limited to, an Investigators Global Assessment (IGA), Patient’s Global Assessment (PaGA) and Pruritis. In November 2022, we submitted a protocol for our second clinical study in NS patients to the FDA under our currently open IND. This study was cleared by the FDA to initiate in December 2022. Preparations are currently underway to commence enrollment into this study. This study will be conducted in ten NS patients who are currently receiving off-label systemic therapy, primarily systemic biologic therapy. This will be an open-label study with no placebo control. It is anticipated that both of our NS clinical studies will run concurrently and utilize the same clinical trial sites and investigators.

Increase in Registered Share Capital

We held our Annual General Meeting of Shareholders on November 3, 2022, at which our shareholders approved, among other matters, the increase of our registered share capital from 50,000,000,000 ordinary shares (of no par value) to 500,000,000,000 ordinary shares (of no par value).

Limited Cash Available for Our Operations

To date, we have not commercialized any products and have not generated any revenue. We have cash for operating our business for the next twelve months. We have devoted most of our financial resources to research and development, including our preclinical and ongoing clinical development activities. To date, we have funded our operations primarily through our founders’ funding expenditures and the sale of equity and convertible securities. We do not expect to generate revenue from product sales unless and until we successfully complete development and obtain marketing approval for one or more of our product candidates, which we expect will take a number of years and is subject to significant uncertainty. Additional financing will be required to complete the research and development of our therapeutic targets and our other operating requirements, which may not be available at acceptable terms, if at all. We have filed a registration statement on Form S-1, of which this prospectus forms a part, related to an offering of securities on a “reasonable best efforts” basis, as described in this prospectus. However there is no assurance of the successful consummation of such offering. If we are unable to obtain additional funding when it becomes necessary, the development of our product candidates will be impacted and we would likely be forced to delay, reduce, or terminate some or all of our development programs, all of which could have a material adverse effect on our business, results of operations and financial condition.

Risks Associated with Our Business

An investment in our securities is subject to a number of risks, including risks related to this offering, our business and industry, as well as risks related to our ADSs. You should carefully consider all of the information in this prospectus before making an investment in our securities. The following list summarizes some, but not all, of these risks. Please read the information in the section entitled “Risk Factors” on page 7 of this prospectus for a more thorough description of these and other risks.

Risks Related to This Offering

●	Resales of our ADSs in the public market by our shareholders as a result of this offering may cause the market price of our ADSs to fall.
●	This offering may cause the trading price of our ADSs to decrease.
●	You will experience immediate and substantial dilution in the net tangible book value per share of the ADSs you purchase.
●	You may experience future dilution as a result of future equity offerings.
●	Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.
●	This is a reasonable best efforts offering, in which no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.
●	We will need to raise additional funding to fund our working capital needs or consummate potential future acquisitions. Additional financing may not be available on acceptable terms, or at all. Failure to obtain additional capital may force us to limit or terminate our operations.
●	There is no public market for the Pre-Funded Warrants or the Common Warrants being offered in this offering.
●	Holders of our Pre-Funded Warrants or the Common Warrants will have no rights as holders of ordinary shares represented by ADSs until such warrants are exercised.
●	The Pre-Funded Warrants are speculative in nature.
●	The Common Warrants may not have any value.
●	Provisions of the Common Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Risks Related to Our Financial Position and Capital Requirements

●	We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.
●	We have incurred significant losses since our inception and have limited cash available for our operations.
●	We have never generated any revenue from product sales or any other sources since inception, and may never be profitable.
●	We expect that we will need to raise additional capital, which may not be available on acceptable terms, or at all.

Risks Related to the Discovery and Development of Product Candidates

●	Preclinical and clinical studies of our product candidates may not be successful. If we are unable to generate successful results from preclinical and clinical studies of our product candidates, or experience significant delays in doing so, our business may be materially harmed.
●	We may not be successful in our efforts to identify or develop potential product candidates.

●	If clinical trials of our product candidates fail to demonstrate safety and efficacy to the satisfaction of regulatory authorities or do not otherwise produce positive results, we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates.
●	Any of our product candidates may cause undesirable side effects or have other properties impacting safety that could delay or prevent their regulatory approval or limit the scope of any approved label or market acceptance.
●	Even if we complete the necessary preclinical studies and clinical trials, we cannot predict whether or when we will obtain regulatory approval to commercialize a product candidate and we cannot, therefore, predict the timing of any revenue from a future product.
●	Even if we obtain regulatory approval for a product candidate, we will still face extensive regulatory requirements and our products may face future development and regulatory challenges.
●	We may not be able to obtain or maintain orphan drug designation or exclusivity for our product candidates.
●	We may pursue Rare Pediatric Disease designation for QRX003 for the treatment of NS or other of our product candidates. There is no assurance that we will obtain such designation. Moreover, a Rare Pediatric Disease designation by the FDA does not guarantee that the NDA for the product will qualify for a priority review voucher upon approval, and it does not lead to a faster development or regulatory review process, or increase the likelihood that any of our product candidates will receive marketing approval.
●	We may use our financial and human resources to pursue a particular research program or product candidate and fail to capitalize on programs or product candidates that may be more profitable or for which there is a greater likelihood of success.

Risks Related to Our Reliance on Third Parties

●	We rely on third parties to conduct some aspects of our compound formulation, research and preclinical studies, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such formulation, research or testing.
●	We rely on third-party manufacturers to produce the supply of our preclinical product, clinical product candidates and commercial supplies of any approved product candidates.

Risks Related to Our Intellectual Property

●	If we are unable to obtain or protect intellectual property rights related to our future products and product candidates, we may not be able to compete effectively in our markets.
●	Third-party claims of intellectual property infringement may prevent or delay our development and commercialization efforts.

Other Risks Related to Our Business Operations and Industry

●	Our future success depends on our ability to attract and retain key executives and to attract, retain and motivate qualified personnel.
●	We may need to expand our organization and may experience difficulties in managing our growth, which could disrupt our operations.

Risks Related to Us Being an Israeli Company

●	Shareholders may have difficulties enforcing a U.S. judgment, including judgments based upon the civil liability provisions of the U.S. federal securities laws, against us or our executive officers and directors, or asserting U.S. securities laws claims in Israel.
●	Your rights and responsibilities as our shareholder will be governed by Israeli law, which may differ in some respects from the rights and responsibilities of shareholders of U.S. corporations.
●	Provisions of Israeli law may delay, prevent or otherwise impede a merger with, or an acquisition of, our company, which could prevent a change of control, even when the terms of such a transaction are favorable to us and our shareholders.

Risks Related to Ownership of Our ADSs and Ordinary Shares

●	We do not know whether a market for our securities will be sustained or what the trading price of our securities will be and as a result it may be difficult for you to sell our securities held by you.

●	The requirements of being a publicly traded company may strain our resources and divert management’s attention.
●	Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business, results of operation or financial condition. In addition, current and potential shareholders could lose confidence in our financial reporting, which could have a material adverse effect on the price of the ADSs.
●	We may be unable to comply with the applicable continued listing requirements of Nasdaq.
●	The market price for our ADSs may be volatile.
●	We have not paid, and do not intend to pay, dividends on our ordinary shares and, therefore, unless our traded securities appreciate in value, our investors may not benefit from holding our securities.
●	Holders of ADSs must act through the depositary to exercise their rights.
●	You may be subject to limitations on transfer of your ADSs.

Company Information

Prior to January 1, 2023, we qualified as a “foreign private issuer” as such term is defined in Rule 405 under the Securities Act. Effective January 1, 2023, we are obligated to file or furnish reports, proxy statements, and other information on U.S. domestic issuer forms with the SEC, which are more detailed and extensive in certain respects, and which must be filed more promptly, than the forms available to a foreign private issuer.

The address of our executive corporate offices is 42127 Pleasant Forest Ct., Ashburn, VA 20148, and our telephone number is (703) 980-4182. Our website is www.quoinpharma.com. Information contained on or accessible through this website is not incorporated by reference in, or otherwise a part of, this prospectus, and any references to this website are intended to be inactive textual references only.

THE OFFERING

Ordinary shares represented by ADS outstanding prior to this offering	24,232,662,140 ordinary shares represented by 4,846,532 ADSs.

Securities offered by us

ordinary shares represented by ADSs or Pre-Funded Warrants to purchase            ordinary shares represented by ADSs and Common Warrants to purchase            ordinary shares represented by ADSs. Each ADS represents 5,000 ordinary shares. Each ADS and Pre-Funded Warrant will be sold together with one Common Warrant.

Per ADS offering price	$ per ADS.

Ordinary shares represented by ADS to be outstanding after this offering	ordinary shares represented by ADSs, assuming no sales of Pre-Funded Warrants, which, if sold, would reduce the number of ADSs that we are offering on a one-for-one basis.

Pre-Funded Warrants

We are offering to certain purchasers whose purchase of ordinary shares represented by ADSs in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding ordinary shares immediately following the closing of this offering, the opportunity to purchase, if such purchasers so choose, Pre-Funded Warrants, in lieu of ordinary shares represented by ADSs that would otherwise result in any such purchaser’s beneficial ownership, together with its affiliates and certain related parties, exceeding 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant is equal to the purchase price of the ADS in this offering minus $0.0001, the exercise price of each Pre-Funded Warrant. Each Pre-Funded Warrant is immediately exercisable and may be exercised at any time until it has been exercised in full. For each Pre-Funded Warrant we sell, the number of ADSs we are offering will be decreased on a one-for-one basis. This offering also relates to the ordinary shares represented by ADSs issuable upon exercise of any Pre-Funded Warrants sold in this offering.

Common Warrants

Each ADS and each Pre-Funded Warrant will be sold together with one Common Warrant. Each Common Warrant has an exercise price per ADS equal to the public offering price of ADS in this offering and expires on the fifth anniversary of the original issuance date. Because we will issue a Common Warrant for each ADS and for each Pre-Funded Warrant sold in this offering, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of ADSs and Pre-Funded Warrants sold. This offering also relates to the ordinary shares represented by ADSs issuable upon exercise of any Common Warrants sold in this offering.

Reasonable Best Efforts

We have agreed to issue and sell the securities offered hereby to the purchasers through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 106 of this prospectus.

Use of proceeds

We intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include operating expenses, research and development, including clinical and pre-clinical testing of our product candidates, working capital, future acquisitions and general capital expenditures. See “Use of Proceeds” on page 38 of this prospectus.

Depositary	The Bank of New York Mellon

Transfer Agent and Registrar	Computershare Trust Company, N.A.

Risk factors	See “Risk Factors” beginning on page 7 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Listing

Our ADSs are listed on The Nasdaq Capital Market under the symbol “QNRX.” We do not intend to apply for a listing of the Pre-Funded Warrants or the Common Warrants on any national securities exchange or other nationally recognized trading system.

The information above is based on 24,233,024,799 ordinary shares, 99.99% of which were represented by 4,846,532 ADSs outstanding as of February 1, 2023, and excludes the following:

●	1,535,710,000 ordinary shares represented by 307,142 ADSs issuable upon the exercise of outstanding options at a weighted-average exercise price of $17.50 per ADS; and
●	16,844,100,000 ordinary shares represented by 3,368,820 ADSs issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $5.35 per ADS.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options or warrants described above after February 1, 2023, including, for the avoidance of doubt, any Pre-Funded Warrants or Common Warrants.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider the risk factors discussed below as well as other information we include in this prospectus. If any of the following risks occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the market price of our securities could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to this Offering

Resales of our ADSs in the public market by our shareholders as a result of this offering may cause the market price of our ADSs to fall.

We are registering ordinary shares represented by ADSs, as well as ordinary shares represented by ADSs, in the aggregate, issuable upon the exercise of the Pre-Funded Warrants and Common Warrants offered under this prospectus. Sales of substantial amounts of our ADSs in the public market, or the perception that such sales might occur, could adversely affect the market price of our ADSs. The issuance of new ADSs could result in resales of our ADSs by our current shareholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional ADSs or other equity or debt securities exercisable or convertible into ADSs. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

This offering may cause the trading price of our ADSs to decrease.

The price per ADS, together with the number of ADSs we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our ADSs. This decrease may continue after the completion of this offering.

You will experience immediate and substantial dilution in the net tangible book value per share of the ADSs you purchase.

Because the price per ADS being offered is substantially higher than the net tangible book value per share of our ADSs, you will suffer substantial dilution in the net tangible book value of the ADSs you purchase in this offering. Assuming a public offering price of $                  per ADS, which is the last reported sales price of our ADSs on Nasdaq on              2023, if you purchase ADSs in this offering, you will suffer immediate and substantial dilution of approximately $                   per ADS in the net tangible book value of the ADSs. In addition, if previously issued options or warrants to acquire ADSs are exercised at prices below the offering price, you will experience further dilution. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional ADSs or other securities convertible into or exchangeable for our ADSs that could result in further dilution to investors purchasing our ordinary shares represented by ADSs in this offering or result in downward pressure on the price of our ADSs. We may sell ADSs or other securities in any other offering at prices that are higher or lower than the prices paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company. Our management’s judgment may not result in positive returns on your investment and you will not have the opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

This is a reasonable best efforts offering, in which no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

We will need to raise additional funding to fund our working capital needs or consummate potential future acquisitions. Additional financing may not be available on acceptable terms, or at all. Failure to obtain additional capital may force us to limit or terminate our operations.

Even if we sell all securities offered hereby, the expected net proceeds of this offering may not be sufficient for us to fund the working capital needs of our business or potential strategic acquisitions we may pursue in the future. We may continue to seek funds through equity or debt financings, collaborative or other arrangements with corporate sources, or through other sources of financing. Additional funding may not be available to us on acceptable terms, or at all. Any failure to raise capital as and when needed could have a negative impact on our financial condition and on our ability to pursue our business plans and strategies.

There is no public market for the Pre-Funded Warrants or the Common Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants or the Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or the Common Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants or the Common Warrants will be limited.

Holders of our Pre-Funded Warrants or the Common Warrants will have no rights as holders of ordinary shares represented by ADSs until such warrants are exercised.

Until you acquire ordinary shares represented by ADSs upon exercise of your Pre-Funded Warrants or Common Warrants, you will have no rights with respect to ADSs issuable upon exercise of your Pre-Funded Warrants or Common Warrants. Upon exercise of your Pre-Funded Warrants or Common Warrants, you will be entitled to exercise the rights of a holder of ordinary shares represented by ADSs only as to matters for which the record date occurs after the exercise date.

The Pre-Funded Warrants are speculative in nature.

The Pre-Funded Warrants offered hereby do not confer any rights of ownership of our ordinary shares represented by ADSs on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire ordinary shares represented by ADSs at a fixed price. Specifically, commencing on the date of issuance, holders of the Pre-Funded Warrants may acquire ordinary shares represented by ADSs issuable upon exercise of such warrants at an exercise price of $0.0001 per ADS. Moreover, following this offering, the market value of the Pre-Funded Warrants is uncertain, and there can be no assurance that the market value of the Pre-Funded Warrants will equal or exceed their public offering price.

The Common Warrants may not have any value.

Each Common Warrant has an exercise price per ADS equal to the public offering price of ADS in this offering and expires on the fifth anniversary of its original issuance date. In the event the market price per our ADS does not exceed the exercise price of the Common Warrants during the period when the warrants are exercisable, the Common Warrants may not have any value.

Provisions of the Common Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the Common Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Common Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Common Warrants. Further, the Common Warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exceptions, holders of such warrants will have the right, at their option, to require us to purchase such Common Warrants from the holders for consideration of the same type as that offered to the holders of ordinary shares in such transaction in an amount determined pursuant to a formula set forth in such warrants. These and other provisions of the Common Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Risks Related to Our Financial Position and Capital Requirements

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

Our wholly owned subsidiary, Quoin Inc., commenced operations in 2018. As such, we have a limited operating history and our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including a lack of operating history. Since inception, our operations have been primarily limited to acquiring and licensing intellectual property rights, undertaking research and conducting preclinical and clinical studies for our initial programs and negotiating and executing the Merger and financings. We have not yet obtained regulatory approval for any product candidates. Consequently, any predictions about our future success or viability, or any evaluation of our business and prospects, may not be accurate. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities. In addition, there is no guarantee that any of our product candidates with ever receive approval from the U.S. Food and Drug Administration, or the “FDA.” We cannot be certain that our business strategy will be successful or that we will be solvent at any particular time. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the early stages of the development of any company. If we fail to address any of these risks or difficulties adequately, our business will likely suffer. Because of the numerous risks and uncertainties associated with developing and commercializing our products, we are unable to predict the extent of any future losses or when we will become profitable, if ever. We may never become profitable and you may never receive a return on an investment in our securities. An investor in our securities must carefully consider the substantial challenges, risks and uncertainties inherent in the attempted development and commercialization of products in the medical and pharmaceutical industries. We may never successfully commercialize our products and our business may fail.

We have incurred significant losses since our inception and have limited cash available for our operations.

To date, we have not commercialized any products and have not generated any revenue. We have cash for operating our business for the next twelve months. We have devoted most of our financial resources to research and development, including our preclinical and ongoing clinical development activities. To date, we have funded our operations primarily through our founders’ funding expenditures and the sale of equity and convertible securities.

We do not expect to generate revenue from product sales unless and until we successfully complete development and obtain marketing approval for one or more of our product candidates, which we expect will take a number of years and is subject to significant uncertainty. Additional financing will be required to complete the research and development of our therapeutic targets and our other operating requirements, which may not be available at acceptable terms, if at all. We have filed a registration statement on Form S-1, of which this prospectus forms a part, related to an offering of securities on a “reasonable best efforts” basis, as described in this prospectus. However there is no assurance of the successful consummation of such offering. If we are unable to obtain additional funding when it becomes necessary, the development of our product candidates will be impacted and we would likely be forced to delay, reduce, or terminate some or all of our development programs, all of which could have a material adverse effect on our business, results of operations and financial condition.

We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future. The net losses we incur may fluctuate significantly from quarter to quarter. We anticipate that our expenses will increase substantially if and as we:

●	have initiated clinical development of our product candidates, including our first lead product—QRX003—a once daily, topical lotion comprised of a broad-spectrum serine protease inhibitor, formulated with the proprietary Invisicare® technology, to treat Netherton Syndrome (“NS”);
●	further enhance our internal control systems;
●	initiate the development of additional product candidates for other rare disease indications;
●	acquire or in-license other products and technologies and advance those product candidates into clinical trials;
●	seek marketing approvals for our product candidates that successfully complete clinical trials;
●	ultimately establish a sales, marketing and distribution infrastructure to commercialize any products for which we may obtain marketing approval;
●	maintain, expand and protect our intellectual property portfolio;
●	hire additional clinical, regulatory, research, executive and administrative personnel; and
●	create additional infrastructure to support our operations and our product development and planned future commercialization efforts.

We have never generated any revenue from product sales or any other sources since inception, and may never be profitable.

Our ability to generate revenue and achieve profitability depends on our ability, alone or with strategic alliance partners, to successfully complete the development of, obtain the necessary regulatory approvals for and commercialize our product candidates. We do not anticipate generating revenues from sales of our products until regulatory approval has been obtained, if ever. Our ability to generate future revenues from product sales depends heavily on our success in:

●	completing our research and preclinical development of product candidates;
●	initiating and completing clinical trials for product candidates with favorable results;
●	seeking, obtaining, and maintaining marketing approvals for product candidates that successfully complete clinical trials;
●	establishing and maintaining supply and manufacturing relationships with third parties;
●	launching and commercializing product candidates for which we may obtain marketing approval, with an alliance partner or, if launched independently, successfully establishing a sales force, marketing and distribution infrastructure;
●	maintaining, protecting and expanding our intellectual property portfolio; and
●	attracting, hiring and retaining qualified personnel.

Because of the numerous risks and uncertainties associated with pharmaceutical product development, we are unable to predict the timing or amount of increased expenses and when we will be able to achieve or maintain profitability, if ever. In addition, our expenses could increase beyond expectations if we are required by the FDA or other foreign regulatory agencies to perform studies and trials in addition to those that we currently anticipate.

Even if one or more of the product candidates that we independently develop is approved for commercial sale, we may incur significant costs associated with commercializing any approved product. Even if we are able to generate revenues from the sale of any approved products, we may not become profitable and may need to obtain additional funding to continue operations.

We expect that we will need to raise additional capital, which may not be available on acceptable terms, or at all.

Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is expensive. We expect our research and development expenses to substantially increase in connection with our ongoing activities, particularly as we advance our product candidates towards or through clinical trials. We may need to raise additional capital to support our operations and such funding may not be available to us on acceptable terms, or at all. We cannot provide assurances that our plans will not change or that changed circumstances will not result in the depletion of our capital resources more rapidly than we currently anticipate. For example, our preclinical or clinical trials may encounter technical difficulties or be subject to delays or other issues. Any of these events may increase our development costs more than we expect. In order to support our long-term plans, we may need to raise additional capital or otherwise obtain funding through additional strategic alliances if we choose to initiate preclinical or clinical trials for new product candidates other than programs currently partnered. In any event, we will require additional capital to obtain regulatory approval for, and to commercialize, future product candidates.

Any additional fundraising efforts may divert our management from our day-to-day activities, which may adversely affect our ability to develop and commercialize future product candidates. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. If we are unable to raise additional capital when required or on acceptable terms, we may be required to:

●	significantly delay, scale back or discontinue the development or commercialization of any future product candidates;
●	seek strategic alliances for research and development programs at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available; or
●	relinquish or license on unfavorable terms, our rights to technologies or any future product candidates that we otherwise would seek to develop or commercialize ourselves.

If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will be prevented from pursuing development and commercialization efforts, which will have a material adverse effect on our business, operating results and prospects.

Changes in U.S. tax laws or regulations may increase tax uncertainty and adversely affect results of our operations and our effective tax rate.

We may be subject to the Excise Tax (as defined below) included in the IRA in connection with redemptions of our ordinary shares or ADSs after December 31, 2022. In particular, an excise tax is imposed on “covered corporations” (generally, publicly-traded domestic corporations and publicly-traded foreign corporations treated as domestic corporations pursuant to Section 7874 of the Code) equal to 1% of the fair market value of certain stock repurchased after December 31, 2022 (the “Excise Tax”). As a result of the consummation of the Merger, we should be treated as a domestic corporation and therefore as a covered corporation. Consequently, it is likely that the Excise Tax will generally apply to any redemptions of our ordinary shares or ADSs after December 31, 2022. The Excise Tax base is reduced by the fair market value of any issuances of the covered corporation’s stock during its taxable year. The fair market value of any of our ordinary shares or ADSs that are redeemed may exceed the fair market value of any of our stock issued during the same taxable year. Consequently, the Excise Tax may reduce the amount of cash we have available to shareholders.

Risks Related to the Discovery and Development of Product Candidates

Preclinical and clinical studies of our product candidates may not be successful. If we are unable to generate successful results from preclinical and clinical studies of our product candidates, or experience significant delays in doing so, our business may be materially harmed.

We have no products approved for commercial marketing and most of our product candidates are in preclinical development and clinical testing as is the case with our lead asset for NS, which is currently being tested in two separate clinical studies in NS patients. Moreover, the clinical development process can take several years, and there is no assurance that our clinical trials will be successful or that we will obtain marketing approvals for any of our product candidates from either the FDA or the EMA. Our ability to achieve and sustain profitability depends on obtaining regulatory approvals for and, if approved, successfully commercializing our product candidates, either alone or with third parties. Before obtaining regulatory approval for the commercial distribution of our product candidates, we or an existing or future collaborator must conduct extensive preclinical tests and clinical trials to demonstrate the safety and efficacy of our product candidates.

The success of our product candidates will depend on several factors, including the following:

●	successfully implementing preclinical studies which may be predictive of clinical outcomes;
●	successful enrollment in clinical trials and completion of those trials with favorable results;
●	receipt of marketing approvals from applicable regulatory authorities;
●	obtaining and maintaining patent and trade secret protection for current and future product candidates;
●	establishing and maintaining manufacturing relationships with third parties or establishing our own manufacturing capability; and
●	successfully commercializing our products, if approved, including successfully establishing a sales force, marketing and distribution infrastructure, whether alone or in collaboration with others.

If we do not achieve one or more of these factors in a timely manner or at all, we could experience significant delays or an inability to successfully complete the development or commercialization of our product candidates, which would materially harm our business.

We may not be successful in our efforts to identify or develop potential product candidates.

The success of our business depends primarily upon our ability to identify, develop and commercialize our product candidates. Our research programs may initially show promise in identifying potential product candidates, yet fail to yield product candidates for clinical development for a number of reasons, including:

●	our research methodology may be unsuccessful in identifying potential product candidates; or
●	potential product candidates may be shown to have harmful side effects or may have other characteristics that may make the products unsuitable for administration in patients in clinical trials, unlikely to receive marketing approval or unmarketable.

If any of these events occur, we may be forced to abandon our development efforts for a program or programs, which would have a material adverse effect on our business and could potentially cause us to cease operations. Research programs to identify new product candidates require substantial technical, financial and human resources. We may focus our efforts and resources on potential programs or product candidates that ultimately prove to be unsuccessful.

If clinical trials of our product candidates fail to demonstrate safety and efficacy to the satisfaction of regulatory authorities or do not otherwise produce positive results, we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates.

Before obtaining marketing approval from regulatory authorities for the sale of product candidates, we must conduct extensive clinical trials to demonstrate the safety and efficacy of the product candidates in humans. Clinical trials are expensive, difficult to design and implement, can take many years to complete and are uncertain as to the outcome. A failure of one or more clinical trials can occur at any stage of testing. The outcome of preclinical studies and early clinical trials may not be predictive of the success of later clinical trials, and preliminary results or planned interim analyses of a clinical trial do not necessarily predict final results. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval for their products.

Events which may result in a delay or unsuccessful completion of clinical development include:

●	delays in reaching an agreement with the FDA or other regulatory authorities on final trial design, including selection of dose and clinical outcome assessments and related efficacy endpoints

●	delays in obtaining from the FDA, or comparable foreign regulatory authority, authorization to administer an investigational new drug product to humans through the submission or acceptance of an IND or similar foreign application;
●	imposition of a clinical hold of our clinical trial operations or trial sites by the FDA or other regulatory authorities;
●	delays in reaching agreement on acceptable terms with prospective contract research organizations (“CROs”) and clinical trial sites;
●	our inability to adhere to clinical trial requirements directly or with third parties such as CROs;
●	clinical trial site or CRO non-compliance with good clinical practices (“GCPs”), good laboratory practices, or other regulatory requirements;
●	inability or failure of clinical trial sites to adhere to the clinical trial protocol;
●	delays in obtaining required IRB approval at each clinical trial site, or an IRB reversing such approval resulting in the suspension or termination of a trial at that;
●	delays in recruiting and retaining suitable patients to participate in a trial particularly for a rare disease such as NS;
●	delays in the testing, validation, manufacturing and delivery of the product candidates to the clinical sites;
●	delays in having patients complete participation in a trial or return for post-treatment follow-up;
●	delays caused by patients dropping out of a trial due to protocol procedures or requirements, product side effects or disease progression;
●	clinical sites dropping out of a trial to the detriment of enrollment;
●	time required to add new clinical sites; or
●	delays by our contract manufacturers to produce and deliver sufficient supply of clinical trial materials.

Accordingly, we cannot be sure that we will submit INDs on the expected timelines and we cannot be certain the FDA or foreign regulatory agencies such as the EMA, will allow us to progress into clinical trials based on the submission of any IND.

If we are required to conduct additional clinical trials or other testing of any product candidates beyond those that are currently contemplated, are unable to successfully complete clinical trials of any such product candidates or other testing, or if the results of these trials or tests are not positive, are only modestly positive or if there are safety concerns, we may:

●	be delayed in obtaining marketing approval for our future product candidates;
●	not obtain marketing approval at all;
●	obtain approval for indications or patient populations that are not as broad as originally intended or desired;
●	obtain approval with labeling that includes significant use or distribution restrictions or safety warnings;
●	be subject to additional post-marketing testing requirements; or
●	have the product removed from the market after obtaining marketing approval.

Our product development costs will also increase if we experience delays in testing or marketing approvals. We do not know whether any clinical trials will begin as planned, will need to be restructured or will be completed on schedule, or at all. Significant clinical trial delays also could shorten any periods during which we may have the exclusive right to commercialize our product candidates or allow our competitors to bring products to market before we do, which would impair our ability to successfully commercialize our product candidates and may harm our business and results of operations. Any inability to successfully complete preclinical and clinical development could result in additional costs to us or impair our ability to generate revenues from product sales.

Any of our product candidates may cause undesirable side effects or have other properties impacting safety that could delay or prevent their regulatory approval or limit the scope of any approved label or market acceptance.

Undesirable side effects caused by our product candidates could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other regulatory authorities. While we have not yet initiated clinical trials for any of our product candidates, it is possible that there will be side effects associated with their use. Results of our trials could reveal a high and unacceptable severity and prevalence of side effects. In such an event, our trials could be suspended or terminated and the FDA or comparable foreign regulatory authorities could order us to cease further development of or deny approval of our product candidates for any or all targeted indications. Such side effects could also affect patient recruitment, the ability of enrolled patients to complete the trial or result in potential product liability claims. Any of these occurrences may materially and adversely affect our business, financial condition, results of operations and prospects.

Further, clinical trials by their nature test product candidates in only small samples of the potential patient populations. With a limited number of patients and limited duration of exposure in such trials, rare and potentially severe side effects of our product candidates may not be uncovered until a significantly larger number of patients are exposed to the product candidate.

If any of our product candidates receive marketing approval, and causes serious, unexpected, or undesired side effects, a number of potentially significant negative consequences could result, including:

●	regulatory authorities may withdraw, suspend, or limit their approval of the product or impose restrictions on its distribution in the form of a modified risk evaluation and mitigation strategy;
●	regulatory authorities may require the addition of labeling statements, such as black box warnings or contraindications;
●	we may be required to change the way the product is administered or conduct additional clinical trials or post-marketing surveillance;
●	we could be sued and held liable for harm caused to patients; or
●	our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of the affected product and could substantially increase the costs of commercializing our future products and impair our ability to generate revenues from the commercialization of these products.

Even if we complete the necessary preclinical studies and clinical trials, we cannot predict whether or when we will obtain regulatory approval to commercialize a product candidate and we cannot, therefore, predict the timing of any revenue from a future product.

We cannot commercialize a product until the appropriate regulatory authorities, such as the FDA, have reviewed and approved the product candidate. The regulatory authorities may not complete their review processes in a timely manner, or we may not be able to obtain regulatory approval for many reasons including:

●	regulatory authorities disagreeing with the design or implementation of our clinical trials;
●	such authorities may disagree with our interpretation of data from preclinical studies or clinical trials;
●	such authorities may not accept clinical data from trials which are conducted at clinical facilities or in countries where the standard of care is potentially different from that of the United States;

●	unfavorable or unclear results from our clinical trials or results that may not meet the level of statistical significance required by the FDA or comparable foreign regulatory agencies for approval;
●	serious and unexpected drug-related side effects experienced by participants in our clinical trials or by individuals using drugs similar to our product candidates;
●	the population studied in the clinical trial may not be sufficiently broad or representative to assure safety in the full population for which we seek approval;
●	we may be unable to demonstrate that a product candidate’s clinical and other benefits outweigh its safety risks;
●	such authorities may not agree that the data collected from clinical trials of our product candidates are acceptable or sufficient to support the submission of a New Drug Application (“NDA”) or other submission or to obtain regulatory approval in the United States or elsewhere, and such authorities may impose requirements for additional preclinical studies or clinical trials;
●	such authorities may disagree regarding the formulation, labeling and/or the specifications of our product candidates;
●	such authorities may find deficiencies in the manufacturing processes, testing systems or facilities of our third-party manufacturers with which we contract for clinical and commercial supplies; or
●	regulations of such authorities may significantly change in a manner rendering our clinical data insufficient for approval.

Additional delays may result if an FDA advisory committee recommends restrictions on approval or recommends non-approval. In addition, we may experience delays or rejections based upon additional government regulation from future legislation or administrative action, or changes in regulatory agency policy during the period of product development, clinical trials and the review process.

Even if we obtain regulatory approval for a product candidate, we will still face extensive regulatory requirements and our products may face future development and regulatory challenges.

Even if we obtain regulatory approval in the United States, the FDA may still impose significant restrictions on the indicated uses or marketing of our product candidates, or impose ongoing requirements for potentially costly post-approval studies or post-market surveillance. The FDA may also require risk evaluation and mitigation strategies as a condition of approval of our product candidates, which could include requirements for a medication guide, physician communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. Additionally, the manufacturing processes, packaging, distribution, adverse event reporting, labeling, advertising, promotion, and recordkeeping for the product will be subject to extensive and ongoing FDA regulatory requirements, in addition to other potentially applicable federal and state laws. These requirements include monitoring and reporting of adverse events (“AEs”) and other post-marketing information and reports, registration, as well as continued compliance with current good manufacturing practice (“cGMP”) regulations. The holder of an approved NDA must also submit new or supplemental applications and obtain FDA approval for certain changes to the approved product, product labeling or manufacturing process. If we or a regulatory agency discovers previously unknown problems with a product such as AEs of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions relative to that product or the manufacturing facility, including requiring recall or withdrawal of the product from the market or suspension of manufacturing.

If we fail to comply with applicable regulatory requirements following approval of any of our product candidates, a regulatory agency may:

●	issue a warning or untitled letter asserting that we are in violation of the law;
●	seek an injunction or impose civil or criminal penalties or monetary fines;
●	suspend or withdraw regulatory approval;
●	suspend any ongoing clinical trials;

●	refuse to approve a pending NDA or supplements to an NDA submitted by us;
●	seize product or require a product recall; or
●	refuse to allow us to enter into supply contracts, including government contracts.

Any government investigation of alleged violations of law could require us to expend significant time and resources in response and could generate negative publicity. The occurrence of any event or penalty described above may inhibit our ability to commercialize our future products, if approved, and generate revenues.

We may not be able to obtain or maintain orphan drug designation or exclusivity for our product candidates.

Regulatory authorities in some jurisdictions, including the United States, may designate drugs for relatively small patient populations as orphan drugs. Under the Orphan Drug Act, the FDA may designate a drug as an orphan drug if it is intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals in the United States, or if the disease or condition affects more than 200,000 individuals in the United States and there is no reasonable expectation that the cost of developing the drug for the type of disease or condition will be recovered from sales of the product in the United States.

Orphan drug designation entitles a party to financial incentives, such as tax advantages and user fee waivers. Additionally, if a product that has orphan designation subsequently receives the first FDA approval for the disease or condition for which it has such designation, the product is entitled to orphan drug exclusivity, which means that the FDA may not approve any other applications to market the same drug for the same indication for seven years, except in certain circumstances, such as a showing of clinical superiority (i.e., another product is safer, more effective or makes a major contribution to patient care) over the product with orphan exclusivity or where the manufacturer is unable to assure sufficient product quantity. Competitors, however, may receive approval of different products for the same indication for which the orphan product has exclusivity, or obtain approval for the same product but for a different indication than that for which the orphan product has exclusivity.

We intend to apply for orphan drug designation in the United States for QRX003 for the treatment of NS. However, obtaining an orphan drug designation can be difficult, and we may not be successful in doing so. Even if we obtain orphan drug designation for a product candidate in specific indications, we may not be the first to obtain regulatory approval of the product candidate for the orphan-designated indication. In addition, exclusive marketing rights in the United States may be limited if we seek approval for an indication broader than the orphan-designated indication or may be lost if the FDA later determines that the request for orphan designation was materially defective or if the manufacturer is unable to assure sufficient quantities of the product to meet the needs of patients with the rare disease or condition. Orphan drug designation does not ensure that we will receive marketing exclusivity in a particular market, and we cannot assure you that any future application for orphan drug designation in any other geography or with respect to any other future product candidate will be granted. Orphan drug designation neither shortens the development time or regulatory review time of a drug, nor gives the drug any advantage in the regulatory review or approval process.

We may pursue Rare Pediatric Disease designation for QRX003 for the treatment of NS or other of our product candidates. There is no assurance that we will obtain such designation. Moreover, a Rare Pediatric Disease designation by the FDA does not guarantee that the NDA for the product will qualify for a priority review voucher upon approval, and it does not lead to a faster development or regulatory review process, or increase the likelihood that any of our product candidates will receive marketing approval.

Under the Rare Pediatric Disease Priority Review Voucher program, upon the approval of a qualifying NDA for the treatment of a rare pediatric disease, the sponsor of such an application may be awarded a transferable rare pediatric disease priority review voucher that can be used to obtain priority review for a subsequent NDA or BLA. We intend to pursue Rare Pediatric Disease designation for QRX003 for the treatment of NS, but there is no assurance that we will receive such designation. On December 27, 2020, the Creating Hope Reauthorization Act extended the Rare Pediatric Disease Priority Review Voucher Program, and after September 30, 2024, the FDA may only award a voucher for an approved rare pediatric disease product application if the sponsor has rare pediatric disease designation for the drug, and that designation was granted by September 30, 2024. After September 30, 2026, the FDA may not award any rare pediatric disease priority review vouchers. However, there is no guarantee that any of our product candidates will be approved by that date, or at all, and, therefore, we may not be in a position to obtain a priority review voucher prior to expiration of the program, unless Congress further reauthorizes the program. Additionally, designation of a drug for a rare pediatric disease does not guarantee that an NDA will meet the other eligibility criteria for a rare pediatric disease priority review voucher at the time the application is approved. Finally, a Rare Pediatric Disease designation does not lead to faster development or regulatory review of the product, or increase the likelihood that it will receive marketing approval.

We may use our financial and human resources to pursue a particular research program or product candidate and fail to capitalize on programs or product candidates that may be more profitable or for which there is a greater likelihood of success.

As a result of our limited financial and human resources, we will have to make strategic decisions as to which product candidates to pursue and may forego or delay pursuit of opportunities with other product candidates or for other indications that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Our spending on research and development programs and product candidates for specific indications may not yield any commercially viable products. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may relinquish valuable rights to that product candidate through strategic alliance, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product candidate, or we may allocate internal resources to a product candidate in a therapeutic area in which it would have been more advantageous to enter into a partnering arrangement.

We expect competition in the marketplace for our product candidates, should any of them receive regulatory approval.

If successfully developed and approved, our product candidates may face competition. We may not be able to compete successfully against organizations with competitive products, particularly large pharmaceutical companies. Many of our potential competitors have significantly greater financial, technical and human resources than us, and may be better equipped to develop, manufacture, market and distribute products. Many of these companies operate large, well-funded research, development and commercialization programs, have extensive experience in nonclinical and clinical studies, obtaining FDA and other regulatory approvals and manufacturing and marketing products, and have multiple products that have been approved or are in late-stage development. These advantages may enable them to receive approval from the FDA or any foreign regulatory agency before us.

Currently, there are no approved products to treat NS. However, to our knowledge, there are a number of therapeutic products at various stages of development for the treatment of NS, including candidates from LifeMax Laboratories, Inc., Krystal Biotech, Inc., Sixera Pharmaceuticals, ResVita Bio, and Azitra Inc. Currently, to the best of our knowledge, there are no active studies on NS patients being conducted under an open IND by any of these companies.

We face significant competition from other biotechnology and pharmaceutical companies and our operating results will suffer if we fail to compete effectively.

The biotechnology and pharmaceutical industries are intensely competitive. We have competitors both in the United States and internationally, including major multinational pharmaceutical companies, biotechnology companies and universities and other research institutions. Our competitors may have substantially greater financial, technical and other resources, such as larger research and development staff and experienced marketing and manufacturing organizations. Additional mergers and acquisitions in the biotechnology and pharmaceutical industries may result in even more resources being concentrated in our competitors. Competition may increase further as a result of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries. Our competitors may succeed in developing, acquiring or licensing on an exclusive basis, drug products that are more effective or less costly than any product candidate that we may develop.

All of our programs are in either preclinical or clinical development and targeted toward indications for which there may be other product candidates in clinical development. We may face competition from other drugs currently approved or that may be approved in the future for the same therapeutic indications as our product candidates. Our ability to compete successfully will depend largely on our ability to leverage our experience in drug development to:

●	develop therapeutics that are superior to other products in the market;
●	attract qualified scientific, product development and commercial personnel;
●	obtain patent and/or other proprietary protection for our product candidates;
●	obtain required regulatory approvals; and

●	successfully collaborate with pharmaceutical companies in the discovery, development and commercialization of new therapeutics.

The availability of our competitors’ products could limit the demand, and the price we are able to charge, for any products that we may develop and commercialize. We will not achieve our business plan if the acceptance of any of these products is inhibited by price competition or the reluctance of physicians to switch from existing drug products to our products, or if physicians switch to other new drug products or choose to reserve our future products for use in limited circumstances. The inability to compete with existing or subsequently introduced drug products would have a material adverse impact on our business, financial condition and prospects.

Established pharmaceutical companies may invest heavily to accelerate discovery and development of novel compounds or to in-license novel compounds that could make our product candidates less competitive. In addition, any new product that competes with an approved product must demonstrate compelling advantages in efficacy, convenience, tolerability and safety in order to overcome price competition and to be commercially successful. Accordingly, our competitors may succeed in obtaining patent protection, receiving FDA approval or discovering, developing and commercializing product candidates before we do, which would have a material adverse impact on our business.

The commercial success of our product candidates will depend upon the acceptance of these product candidates by the medical community, including physicians, patients and healthcare payors.

The degree of market acceptance of any product candidates will depend on a number of factors, including:

●	demonstration of clinical safety and efficacy compared to other products;
●	the relative convenience, ease of administration and acceptance by physicians, patients and healthcare payors;
●	the prevalence and severity of any AEs;
●	limitations or warnings contained in the FDA-approved label for such products;
●	availability of alternative treatments;
●	pricing and cost-effectiveness;
●	the effectiveness of our, or any of our collaborators’, sales and marketing strategies;
●	our ability to obtain hospital or payor formulary approval;
●	our ability to obtain and maintain sufficient third-party coverage and adequate reimbursement; and
●	the willingness of patients to pay out-of-pocket in the absence of third-party coverage.

If a product is approved but does not achieve an adequate level of acceptance by physicians, patients and healthcare payors, we may not generate sufficient revenues from such product and we may not become or remain profitable. Such increased competition may decrease any future potential revenue for future product candidates due to increasing pressure for lower pricing and higher discounts in the commercialization of our product.

If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell our product candidates, we may be unable to generate any revenues.

We currently do not have an organization for the sales, marketing and distribution of pharmaceutical products and the cost of establishing and maintaining such an organization may exceed the cost-effectiveness of doing so. In order to market any products that may be approved, we must build our sales, marketing, managerial and other non-technical capabilities or make arrangements with third parties to perform these services. With respect to future programs, we may rely completely on an alliance partner for sales and marketing. In addition, we may enter into strategic alliances with third parties to commercialize other product candidates, if approved, including in markets outside of the United States and Europe or for other large markets that are beyond our resources. Although we intend to establish a sales organization if we are able to obtain approval to market any product candidates in the United States, and Europe we will also consider the option to enter into strategic alliances for future product candidates in the United States and Europe if commercialization requirements exceed our available resources. This will reduce the revenue generated from the sales of these products.

Any future strategic alliance partners may not dedicate sufficient resources to the commercialization of our product candidates, if approved, or may otherwise fail in their commercialization due to factors beyond our control. If we are unable to establish effective alliances to enable the sale of our product candidates, if approved, to healthcare professionals and in geographical regions, including the United States and Europe, that will not be covered by our own marketing and sales force, or if our potential future strategic alliance partners do not successfully commercialize the product candidates that may be approved, our ability to generate revenues from product sales will be adversely affected.

If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, we may not be able to generate sufficient product revenue and may not become profitable. We will be competing with many companies that currently have extensive and well-funded marketing and sales operations. Without an internal team or the support of a third party to perform marketing and sales functions, we may be unable to compete successfully against these more established companies.

If we obtain approval to commercialize any approved products outside of the United States and Europe, a variety of risks associated with international operations could materially adversely affect our business.

If we obtain approval to commercialize any approved products outside of the United States and Europe, we expect that we will be subject to additional risks related to entering into international business relationships, including:

●	different regulatory requirements for drug approvals in foreign countries;
●	differing payor reimbursement regimes, governmental payors or patient self-pay systems and price controls;
●	reduced protection for intellectual property rights;
●	unexpected changes in tariffs, trade barriers and regulatory requirements;
●	economic weakness, including inflation, or political instability in particular foreign economies and markets;
●	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;
●	foreign taxes, including withholding of payroll taxes;
●	foreign currency fluctuations, which could result in increased operating expenses and reduced revenues, and other obligations incident to doing business in another country;
●	workforce uncertainty in countries where labor unrest is more common than in the United States;
●	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and
●	business interruptions resulting from geopolitical actions, including war and terrorism, or natural disasters including earthquakes, typhoons, floods and fires.

Coverage and adequate reimbursement may not be available for our product candidates, if approved, which could make it difficult for us to sell products profitably.

Market acceptance and sales of any product candidates that we develop will depend on coverage and reimbursement policies and may be affected by future healthcare reform measures. Government authorities and third-party payors, such as private health insurers, government payors and health maintenance organizations, decide which drugs they will pay for and establish reimbursement levels. We cannot be sure that coverage and adequate reimbursement will be available for any future product candidates. In the United States, the Centers for Medicare & Medicaid Services (“CMS”), an agency within the U.S. Department of Health and Human Services, decides whether and to what extent a new drug will be covered and reimbursed under Medicare. Private payors tend to follow the coverage reimbursement policies established by CMS to a substantial degree. It is difficult to predict what CMS will decide with respect to reimbursement for novel product candidates. Inadequate reimbursement amounts may reduce the demand for, or the price of, our future products. Further, one payor’s determination to provide coverage for a product does not assure that other payors will also provide coverage for the product. If reimbursement is not available, or is available only at limited levels, we may not be able to successfully commercialize product candidates that we develop and that may be approved. Thus, even if we succeed in bringing a product to market, it may not be considered medically necessary or cost-effective, and the amount reimbursed for any products may be insufficient to allow us to sell our products on a competitive basis.

There have been a number of legislative and regulatory proposals to change the healthcare system in the United States and in some foreign jurisdictions that could affect our ability to sell products profitably. These legislative and/or regulatory changes may negatively impact the reimbursement for drug products, following approval. The availability of numerous generic treatments may also substantially reduce the likelihood of reimbursement for our future products. We expect to experience pricing pressures in connection with the sale of any products that we develop, due to the trend toward managed healthcare, the increasing influence of health maintenance organizations and additional legislative changes. The downward pressure on healthcare costs in general, and prescription drugs in particular, has and is expected to continue to increase in the future. For instance, government and private payors who reimburse patients or healthcare providers are increasingly seeking greater upfront discounts, additional rebates and other concessions to reduce prices for pharmaceutical products. If we fail to successfully secure and maintain reimbursement coverage for our future products or are significantly delayed in doing so, we will have difficulty achieving market acceptance of our future products and our business will be harmed.

In addition, in some non-U.S. jurisdictions, the proposed pricing for a drug must be approved before it may be lawfully marketed. The requirements governing drug pricing vary widely from country to country. For example, the EU provides options for its member states to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. A member state may approve a specific price for the medicinal product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal product on the market. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for any of our products. Historically, products launched in the EU do not follow price structures of the U.S. and generally tend to be priced significantly lower.

Risks Related to Our Reliance on Third Parties

We rely on third parties to conduct some aspects of our compound formulation, research and preclinical studies, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such formulation, research or testing.

We do not expect to independently conduct all aspects of our drug development activities, compound formulation research or preclinical studies of product candidates. We currently rely and expect to continue to rely on third parties to conduct some or all aspects of our preclinical studies and formulation development.

Any of these third parties may terminate their engagements with us at any time. If we need to enter into alternative arrangements, it could delay our product development activities. Our reliance on these third parties for research and development activities will reduce our control over these activities but will not relieve us of our responsibilities.

If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our studies in accordance with regulatory requirements or our stated study plans and protocols, we will not be able to complete, or may be delayed in completing, the necessary preclinical studies to enable us to select viable product candidates for IND submissions and will not be able to, or may be delayed in our efforts to, successfully develop and commercialize such product candidates.

We rely on third-party manufacturers to produce the supply of our preclinical product, clinical product candidates and commercial supplies of any approved product candidates.

Reliance on third-party manufacturers entails risks, including risks that we would not be subject to if we manufactured the product candidates ourselves.

Third-party manufacturers may not be able to comply with cGMP regulations or similar regulatory requirements outside of the United States. If the FDA determines that our third-party manufacturers are not in compliance with FDA laws and regulations, including those governing cGMPs, the FDA may not approve an NDA until the deficiencies are corrected or we replace the manufacturer in our application with a manufacturer that is in compliance. Moreover, our failure, or the failure of our third-party manufacturers and suppliers, to comply with applicable regulations could result in sanctions being imposed on us, including clinical holds, fines, injunctions, civil penalties, seizures or recalls of product candidates or products, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of our products. In addition, approved products and the facilities at which they are manufactured are required to maintain ongoing compliance with extensive FDA requirements and the requirements of other similar agencies, including ensuring that quality control and manufacturing procedures conform to cGMP requirements. As such, our third-party manufacturers are subject to continual review and periodic inspections to assess compliance with cGMPs. Furthermore, although we do not have day-to-day control over the operations of our third-party manufacturers, we are responsible for ensuring compliance with applicable laws and regulations, including cGMPs.

Other risks of reliance on third-party manufacturers include:

●	the inability to meet any product specifications and quality requirements consistently;
●	a delay or inability to procure or expand sufficient manufacturing capacity;
●	manufacturing and product quality issues related to scale-up of manufacturing;
●	costs and validation of new equipment and facilities required for scale-up;
●	the inability to negotiate manufacturing or supply agreements with third parties under commercially reasonable terms;
●	termination or nonrenewal of manufacturing agreements with third parties in a manner or at a time that is costly or damaging to us;
●	the reliance on a limited number of sources, and in some cases, single sources for raw materials, such that if we are unable to secure a sufficient supply of these product components, we will be unable to manufacture and sell future product candidates in a timely fashion, in sufficient quantities or under acceptable terms;
●	the lack of qualified backup suppliers for any raw materials that are currently purchased from a single source supplier;
●	operations of our third-party manufacturers or suppliers could be disrupted by conditions unrelated to our business or operations, including the bankruptcy of the manufacturer or supplier;
●	carrier disruptions or increased costs that are beyond our control; and
●	the failure to deliver products under specified storage conditions and in a timely manner.

Any of these events could lead to clinical study delays or failure to obtain regulatory approval, or impact our ability to successfully commercialize future products, if approved. Some of these events could be the basis for FDA action, including injunction, recall, seizure or total or partial suspension of production.

We rely on limited sources of supply for the drug substance of product candidates and any disruption in the chain of supply may cause a delay in developing and commercializing these product candidates.

We have established manufacturing relationships with a limited number of suppliers to manufacture raw materials and the drug substance used to create our product candidates. The availability of such suppliers to manufacture raw materials and drug substance for our product candidates in sufficient quantities for evaluation in preclinical or clinical studies or, if our product candidates are approved, for commercial supple may be limited. Further, each supplier may require licenses to manufacture such components if such processes are not owned by the supplier or in the public domain. Our ability to obtain the necessary drug substance of product candidates could be adversely impacted by the Coronavirus pandemic. As part of any marketing approval, a manufacturer and its processes are required to be qualified by the FDA prior to commercialization. If supply from any vendor approved in the NDA is interrupted, there could be a significant disruption in commercial supply. An alternative vendor would need to be qualified through an NDA supplement which could result in further delay. The FDA or other regulatory agencies outside of the United States may also require additional studies if a new supplier is relied upon for commercial production. Switching vendors may involve substantial costs and is likely to result in a delay in our desired clinical and commercial timelines.

These factors could cause the delay of clinical trials, regulatory submissions, required approvals or commercialization of our product candidates, cause us to incur higher costs and prevent us from commercializing our products successfully. Furthermore, if our suppliers fail to deliver the required commercial quantities of active pharmaceutical ingredients on a timely basis and at commercially reasonable prices, and we are unable to secure one or more replacement suppliers capable of production in a timely manner at a substantially equivalent cost, our clinical trials may be delayed or we could lose potential revenue.

Manufacturing issues may arise that could increase product and regulatory approval costs or delay commercialization.

Manufacturing of product candidates and conducting required stability testing, product, packaging, equipment and process-related issues may require refinement or resolution in order to proceed with any clinical trials and obtain regulatory approval for commercial marketing. We may identify significant impurities, which could result in increased scrutiny by the regulatory agencies, delays in clinical programs and regulatory approval, increases in our operating expenses, or failure to obtain or maintain approval for product candidates or any approved products.

We intend to rely on third parties to conduct, supervise and monitor our clinical trials, and if those third parties perform in an unsatisfactory manner, it may harm our business.

We intend to rely on CROs and clinical trial sites to ensure the proper and timely conduct of our clinical trials. While we will have agreements governing their activities, we have limited influence over their actual performance. We will control only certain aspects of our CROs’ activities. Nevertheless, we will be responsible for ensuring that each of our clinical trials are conducted in accordance with the applicable protocol, legal, regulatory and scientific standards and our reliance on the CROs will not relieve us of our regulatory responsibilities.

We and our CROs will be required to comply with the FDA’s or other regulatory agency’s GCPs, for conducting, recording and reporting the results of IND-enabling studies and clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of clinical trial participants are protected. The FDA and non-U.S. regulatory agencies enforce these GCPs through periodic inspections of trial sponsors, CROs, principal investigators and clinical trial sites. If we or our CROs fail to comply with applicable GCPs, the clinical data generated in our clinical trials may be deemed unreliable and the FDA or applicable non-U.S. regulatory agency may require us to perform additional clinical trials before approving any marketing applications for the relevant jurisdiction. Upon inspection, the FDA or applicable non-U.S. regulatory agency may determine that our clinical trials did not comply with GCPs. In addition, our clinical trials will require a sufficiently large number of test subjects to evaluate the safety and effectiveness of a potential drug product. Accordingly, if our CROs fail to comply with these regulations or fail to recruit a sufficient number of patients, we may be required to repeat such clinical trials, which would delay the regulatory approval process.

Our CROs will not be our employees, and we will not be able to control whether or not they devote sufficient time and resources to our clinical and nonclinical programs. These CROs may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical trials, or other drug development activities which could harm our competitive position. If our CROs do not successfully carry out their contractual duties or obligations, fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements, or for any other reasons, our clinical trials may be extended, delayed or terminated, and we may not be able to obtain regulatory approval for, or successfully commercialize our product candidates. As a result, our financial results and the commercial prospects for such products and any product candidates that we develop would be harmed, our costs could increase, and our ability to generate revenues could be delayed.

We intend to rely on other third parties to package, store and deliver drug products to the clinical trial sites for any clinical trials that we may conduct. Any performance failure on the part of these third parties could delay clinical development or marketing approval of our product candidates or commercialization of our products, if approved, producing additional losses and depriving us of potential product revenue.

Risks Related to Our Intellectual Property

If we are unable to obtain or protect intellectual property rights related to our future products and product candidates, we may not be able to compete effectively in our markets.

Our success depends in part on our ability to obtain and maintain patents and other forms of intellectual property rights, including in-licenses of intellectual property rights of others, for our product candidates, methods used to develop and manufacture our product candidates and methods for treating patients using our product candidates, as well as our ability to preserve our trade secrets, to prevent third parties from infringing upon our proprietary rights and to operate without infringing upon the proprietary rights of others. The strength of patents in the biotechnology and pharmaceutical field involves complex legal and scientific questions and can be uncertain. Our patent applications may fail to result in patents with claims that cover the products in the United States or in other countries. There is no assurance that all of the potentially relevant prior art relating to patents and patent applications that we use in our business has been found; such prior art can invalidate a patent or prevent a patent from issuing based on a pending patent application. Even if patents do successfully issue, third parties may challenge their validity, enforceability or scope, which may result in such patents being narrowed or invalidated. Furthermore, even if they are unchallenged, our patents and patent applications may not adequately protect our intellectual property or prevent others from designing around our claims.

If the patent applications we hold or patents we have in-licensed with respect to our programs or product candidates fail to issue or if their breadth or strength of protection is threatened, as applicable, it could dissuade companies from collaborating with us to develop product candidates, and threaten our ability to commercialize, future products. We cannot offer any assurances about which, if any, patents will issue or whether any issued patents will be found invalid and unenforceable or will be threatened by third parties. A patent may be challenged through one or more of several administrative proceedings including post-grant challenges, re-examination or opposition before the USPTO or foreign patent offices. Any successful challenge of patents or any other patents owned by or licensed to us could deprive us of rights necessary for the successful commercialization of any product candidates that we may develop.

Since patent applications in the United States and most other countries are confidential for a period of time after filing, and some remain so until issued, we cannot be certain that we were the first to file any patent application related to a product candidate. Furthermore, in certain situations, if we and one or more third parties have filed patent applications in the United States and claiming the same subject matter, an administrative proceeding, known as an interference, can be initiated to determine which applicant is entitled to the patent on that subject matter. Such an interference proceeding provoked by third parties or brought by us may be necessary to determine the priority of inventions with respect to our patents or patent applications, or those of our licensors. An unfavorable outcome could require us to cease using the related technology or to require us to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license at all, or on commercially reasonable terms. Our defense of a patent or patent application in such a proceeding may not be successful and, even if successful, may result in substantial costs and distract our management and other employees.

In addition, patents have a limited lifespan. In the United States, the natural expiration of a patent is generally 20 years after it is filed. Various extensions may be available however the life of a patent, and the protection it affords is limited. Once the patent life has expired for a product, we may be open to competition from generic medications. Further, if we encounter delays in regulatory approvals, the period of time during which we could market a product candidate under patent protection could be reduced.

In addition to the protection afforded by patents, we rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable, including processes for which patents are difficult to enforce and any other elements of our drug discovery and development processes that involve proprietary know-how, information or technology that is not covered by patents. Although each of our employees agrees to assign their inventions to us through an employee inventions agreement, and all of our employees, consultants, advisors and any third parties who have access to our proprietary know-how, information or technology are required to enter into confidentiality agreements, we cannot provide any assurances that all such agreements have been duly executed, that our trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. In addition, others may independently discover our trade secrets and proprietary information. For example, the FDA, as part of its Transparency Initiative, is currently considering whether to make additional information publicly available on a routine basis, including information that we may consider to be trade secrets or other proprietary information, and it is not clear at the present time how the FDA’s disclosure policies may change in the future, if at all.

Further, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. As a result, we may encounter significant problems in protecting and defending our intellectual property both in the United States and abroad. If we are unable to prevent material disclosure of the non-patented intellectual property related to our technologies to third parties, and there is no guarantee that we will have any such enforceable trade secret protection, we may not be able to establish or maintain a competitive advantage in our market, which could materially adversely affect our business, results of operations and financial condition.

Third-party claims of intellectual property infringement may prevent or delay our development and commercialization efforts.

Our commercial success depends in part on our avoiding infringement of the patents and proprietary rights of third parties. There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries, including patent infringement lawsuits. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we are pursuing development candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that our product candidates may be subject to claims of infringement of the patent rights of third parties.

Third parties may assert that we are employing their proprietary technology without authorization. There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of our product candidates. Because patent applications can take many years to issue, there may be currently pending patent applications which may later result in patents that our product candidates may infringe. In addition, third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents. If any third-party patents were held by a court of competent jurisdiction to cover the manufacturing process of any of our product candidates, any molecules formed during the manufacturing process or any final product itself, the holders of any such patents may be able to block our ability to commercialize such product candidate unless we obtained a license under the applicable patents, or until such patents expire. Similarly, if any third-party patents were held by a court of competent jurisdiction to cover aspects of our formulations, processes for manufacture or methods of use, including combination therapy, the holders of any such patents may be able to block our ability to develop and commercialize the applicable product candidate unless we obtained a license or until such patent expires. In either case, such a license may not be available on commercially reasonable terms or at all.

Parties making claims against us may obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize one or more of our product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of management or employee resources from our business. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, pay royalties, redesign our infringing products or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure.

If we fail to obtain licenses or comply with our obligations in these agreements under which we license intellectual property rights from third parties or otherwise experience disruptions to our business relationships with our licensors, we could lose license rights that are important to our business.

We are a party to intellectual property license agreements that are important to our business and expect to enter into additional license agreements in the future. Our existing license agreements impose, and we expect that future license agreements will impose, various obligations on us.

We may need to obtain licenses from third parties to advance our research or allow commercialization of our product candidates, and we have done so from time to time. We may fail to obtain any of these licenses at a reasonable cost or on reasonable terms, if at all. In that event, we would be unable to further develop and commercialize one or more of our product candidates, which could harm our business significantly. We cannot provide any assurances that third-party patents do not exist which might be enforced against our future products, resulting in either an injunction prohibiting our sales, or, with respect to our sales, an obligation on our part to pay royalties and/or other forms of compensation to third parties.

We may be involved in lawsuits to protect or enforce our patents or the patents of our licensors, which could be expensive, time consuming and unsuccessful.

Competitors may infringe our patents or the patents of our licensors. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent of ours or of our licensors is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing.

Our defense in a lawsuit may fail and, even if successful, may result in substantial costs and distract our management and other employees. We may not be able to prevent, alone or with our licensors, misappropriation of our intellectual property rights, particularly in countries where the laws may not protect those rights as fully as in the United States.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our ordinary shares.

We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties.

We employ individuals who were previously employed at other biotechnology or pharmaceutical companies. We may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed confidential information of our employees’ former employers or other third parties. We may also be subject to claims that former employers or other third parties have an ownership interest in our patents. Litigation may be necessary to defend against these claims. There is no guarantee of success in defending these claims, and if we are successful, litigation could result in substantial cost and be a distraction to our management and other employees.

Other Risks Related to Our Business Operations and Industry

Our future success depends on our ability to attract and retain key executives and to attract, retain and motivate qualified personnel.

We are highly dependent on principal members of our executive team, and any reduction or loss of their services may adversely impact the achievement of our objectives. While we have entered into employment agreements with each of our executive officers, any of them could leave our employment at any time. Recruiting and retaining other qualified employees for our business, including scientific and technical personnel, will also be critical to our success. There is currently a shortage of skilled executives in our industry, which is likely to continue. As a result, competition for skilled personnel is intense and the turnover rate can be high. We may not be able to attract and retain personnel on acceptable terms given the competition among numerous pharmaceutical companies for individuals with similar skill sets. In addition, failure to succeed in preclinical studies and clinical trials may make it more challenging to recruit and retain qualified personnel. The inability to recruit any executive or key employee or the loss of the services of any executive or key employee might impede the progress of our research, development and commercialization objectives.

We may need to expand our organization and may experience difficulties in managing our growth, which could disrupt our operations.

In the future we may expand our employee base to increase our managerial, scientific, operational, commercial, financial and other resources and we may hire more consultants and contractors. Future growth would impose significant additional responsibilities on our management, including the need to identify, recruit, maintain, motivate and integrate additional employees, consultants and contractors. Also, our management may need to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. We may not be able to effectively manage the expansion of our operations, which may result in weaknesses in our infrastructure or give rise to operational mistakes, loss of business opportunities, loss of employees or reduced productivity among remaining employees. Our expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of additional product candidates. Moreover, if our management is unable to effectively manage our growth, our expenses may increase more than expected, our ability to generate and/or grow revenues could be reduced, and we may not be able to implement our business strategy. Our future financial performance and our ability to commercialize product candidates and compete effectively will depend, in part, on our ability to effectively manage any future growth.

Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements and insider trading.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional or nonintentional failures to comply with the regulations of the FDA and non-U.S. regulators, to provide accurate information to the FDA and non-U.S. regulators, to comply with healthcare fraud and abuse laws and regulations in the United States and abroad, to report financial information or data accurately or to disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements.

Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and cause serious harm to our reputation. We have adopted a code of conduct, but it is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, fines, possible exclusion from Medicare, Medicaid and other government healthcare programs, additional reporting requirements and/or oversight, particularly if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance, disgorgement, imprisonment, and contractual damages. Even if we are ultimately successful in defending against any such action, we could be required to divert financial and managerial resources in doing so and adverse publicity could result, all of which could harm our business.

Future relationships with customers and third-party payors as well as certain of our business operations may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws and health information privacy and security laws. If we are unable to comply, or have not fully complied, with such laws, we could face criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

If we obtain FDA approval for any of our product candidates and begin commercializing those products in the United States, our operations may be directly, or indirectly through our customers, further subject to various federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute and the federal False Claims Act. These laws may impact, among other things, our proposed sales, marketing and education programs. In addition, we may be subject to patient privacy regulation by the federal government and by the U.S. states and foreign jurisdictions in which we conduct our business. The healthcare laws and regulations that may affect our ability to operate include:

●	The federal Anti-Kickback Statute, which prohibits, among other things, persons and entities from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, to induce, or in return for, either the referral of an individual, or the purchase or recommendation of an item or service for which payment may be made under a federal healthcare program, such as the Medicare and Medicaid programs. Remuneration has been interpreted broadly to include anything of value. Although there are a number of statutory exemptions and regulatory safe harbors protecting certain common activities from prosecution, the exemptions and safe harbors are drawn narrowly, and those activities may be subject to scrutiny or penalty if they do not qualify for an exemption or safe harbor. A conviction for violation of the Anti-Kickback Statute requires mandatory exclusion from participation in federal healthcare programs. This statute has been applied to arrangements between pharmaceutical manufacturers and those in a position to purchase products or refer others, including prescribers, patients, purchasers and formulary managers. In addition, the Affordable Care Act amended the Social Security Act to provide that the U.S. government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act penalties for which are described below.
●	Federal civil and criminal false claims laws and civil monetary penalty laws, including the federal False Claims Act (“FCA”), which imposes criminal or civil penalties, including through civil whistleblower or qui tam actions, against individuals or entities for, among other things, knowingly presenting, or causing to be presented, claims for payment to the federal government, including Medicare or Medicaid, that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government. FCA liability is potentially significant in the healthcare industry because the statute provides for treble damages and mandatory penalties per false claim or statement.

●	The civil monetary penalties statute, which imposes penalties against any person or entity who, among other things, is determined to have presented or caused to be presented a claim to a federal healthcare program that the person knows or should know is for an item or service that was not provided as claimed or is false or fraudulent.
●	The federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which imposes civil and criminal penalties for, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations or promises, any money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private), knowingly and willfully embezzling or stealing from a health care benefit program, willfully obstructing a criminal investigation of a healthcare offense and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare.
●	HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”), and its implementing regulations, which imposes certain requirements on certain types of individuals and entities, such as healthcare providers, health plans and healthcare clearing houses, known as “covered entities,” as well as their “business associates,” independent contractors or agents of covered entities that receive or obtain individually identifiable health information in connection with providing a service on behalf of a covered entity, relating to the privacy, security and transmission of individually identifiable health information.
●	The federal Physician Payments Sunshine Act, which requires certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program, with specific exceptions, to report annually to CMS, information related to payments or other transfers of value made to physicians, physician assistants, certain types of advance practice nurses and teaching hospitals, and further requires applicable manufacturers and applicable group purchasing organizations to report annually to CMS ownership and investment interests held by physicians and their immediate family members. Failure to submit timely, accurately and completely the required information for all covered payments, transfers of value and ownership or investment interests may result in civil monetary penalties; and
●	Many state and foreign law equivalents of each of the above federal laws, such as: anti-kickback and false claims laws which may apply to items or services reimbursed by any third party payor, including commercial insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government; state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; state and local laws that require the registration of pharmaceutical sales representatives; and state and foreign laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

In addition, the European Union (“EU”) has established its own data security and privacy legal framework, including but not limited to Directive 95/46/EC (the “Data Protection Directive”). The European General Data Protection Regulation (“GDPR”) contains new provisions specifically directed at the processing of health information, higher sanctions and extra-territoriality measures intended to bring non-EU companies under the regulation. We anticipate that over time we may expand our business operations to include additional operations in the EU, including potentially conducting preclinical and clinical trials. With such expansion, we would be subject to increased governmental regulation in the EU countries in which we might operate, including regulation due to the GDPR.

If our operations are found to be in violation of any of the laws described above or any other governmental regulations or laws that apply to us, we may be subject to penalties, including, without limitation, civil, criminal and administrative penalties, damages, fines, possible exclusion from Medicare, Medicaid and other government healthcare programs, additional reporting requirements and/or oversight, particularly if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance, disgorgement, imprisonment, contractual damages, reputational harm, diminished profits and future earnings, and curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

Recent and future healthcare legislation may further impact our business operations.

The United States and some foreign jurisdictions are considering or have enacted a number of legislative and regulatory proposals to change the healthcare system in ways that could affect our ability to sell our products profitably. Among policy makers and payors in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality or expanding access. In the United States, the pharmaceutical industry has been a particular focus of these efforts and has been significantly affected by major legislative initiatives. For example, in March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (the “ACA”) was enacted, which made a number of substantial changes in the way healthcare is financed by both governmental and private insurers. The ACA included a number of provisions that may reduce the profitability of drug products, including revising the rebate methodology for covered outpatient drugs under the Medicaid Drug Rebate Program, extending Medicaid rebates to individuals enrolled in Medicaid managed care plans, and requiring drug manufacturers to pay an annual fee based on their market share of prior year total sales of branded programs to certain federal health care programs.

Since its passage, there have been judicial and Congressional challenges to certain aspects of the ACA, as well as recent efforts to repeal or replace certain aspects of the ACA. Former President Trump signed two Executive Orders and other directives designed to delay the implementation of certain provisions of the ACA or otherwise circumvent some of the requirements for health insurance mandated by the ACA. Concurrently, Congress has considered legislation that would repeal or replace all or part of the ACA. While Congress has not passed comprehensive repeal legislation, two bills affecting the implementation of certain taxes under the ACA have been signed into law. On December 22, 2017, former President Trump signed into law H.R. 1, “An Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018,” informally titled the Tax Cuts and Jobs Act, which significantly revises the U.S. Internal Revenue Code of 1986, as amended (the “Code”). The Tax Cuts and Jobs Act of 2017 includes a provision repealing, effective January 1, 2019, the tax-based shared responsibility payment imposed by the ACA on certain individuals who fail to maintain qualifying health coverage for all or part of a year that is commonly referred to as the “individual mandate.” Additionally, on December 23, 2019, former President Trump signed a spending bill that repealed the implementation of certain ACA-mandated fees, including the so-called “Cadillac” tax on certain high cost employer-sponsored insurance plans, the annual fee imposed on certain health insurance providers based on market share, and the medical device excise tax on non-exempt medical devices. On June 17, 2021, the United States Supreme Court dismissed a challenge on procedural grounds that argued the ACA is unconstitutional in its entirety because the “individual mandate” was repealed by Congress. Thus, the ACA will remain in effect in its current form. It is possible that the ACA will be subject to judicial or Congressional challenges in the future. It is uncertain how any such challenges and the healthcare measures of the Biden administration will impact the ACA and our business.

In addition, other legislative changes have been proposed and adopted in the United States since the Affordable Care Act was enacted. On August 2, 2011, the Budget Control Act of 2011 among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions to Medicare payments to providers of 2% per fiscal year, which started in April 2013, and, due to subsequent legislative amendments, will remain in effect through 2031 with the exception of a temporary suspension from May 1, 2020 through March 31, 2022 due to the COVID-19 pandemic, unless additional Congressional action is taken. The Medicare reductions were phased back in starting with a 1% reduction in effect from April 1, 2022 to June 30, 2022 before increasing to the full 2% reduction. On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, also reduced Medicare payments to several categories of healthcare providers.

Further, there has been heightened governmental scrutiny in the United States of pharmaceutical pricing practices in light of the rising cost of prescription drugs and biologics. Such scrutiny has resulted in several recent Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for products. Recently, healthcare reform initiatives culminated in the enactment of the Inflation Reduction Act (the “IRA”), in August 2022, which will, among other things, allow U.S. Department of Health and Human Services (“HHS”) to negotiate the selling price of certain drugs and biologics that CMS reimburses under Medicare Part B and Part D, although only high-expenditure single-source drugs that have been approved for at least 7 years (11 years for biologics) can be selected by CMS for negotiation, with the negotiated price taking effect two years after the selection year. The negotiated prices, which will first become effective in 2026, will be capped at a statutory ceiling price. Beginning in October 2023, the IRA will also penalize drug manufacturers that increase prices of Medicare Part B and Part D drugs at a rate greater than the rate of inflation. The IRA permits the Secretary of HHS to implement many of these provisions through guidance, as opposed to regulation, for the initial years. Manufacturers that fail to comply with the IRA may be subject to various penalties, including civil monetary penalties. The IRA also extends enhanced subsidies for individuals purchasing health insurance coverage in ACA marketplaces through plan year 2025. These provisions will take effect progressively starting in 2023, although they may be subject to legal challenges.

The IRA also made changes to Medicare Part D, which provides prescription drug benefits for seniors and people with disabilities. Medicare Part D enrollees once had a gap in their coverage (between the initial coverage limit and the point at which catastrophic coverage begins) where Medicare did not cover their prescription drug costs, known as the coverage gap. However, beginning in 2019, Medicare Part D enrollees paid 25% of brand drug costs after they reached the initial coverage limit - the same percentage they were responsible for before they reached that limit - thereby closing the coverage gap from the enrollee’s point of view. Most of the cost of closing the coverage gap is being borne by innovator companies and the government through subsidies. Each manufacturer of an approved drug or biologic is required to enter into a Medicare Part D coverage gap discount agreement and provide a 70% discount on those drugs dispensed to Medicare Part D enrollees in the coverage gap, in order for its drugs to be reimbursed by Medicare Part D. Beginning in 2025, the IRA eliminates the coverage gap under Medicare Part D by significantly lowering the enrollee maximum out-of-pocket cost and requiring manufacturers to subsidize, through a newly established manufacturer discount program, 10% of Part D enrollees’ prescription costs for brand drugs below the out-of-pocket maximum, and 20% once the out-of-pocket maximum has been reached. Although these discounts represent a lower percentage of enrollees’ costs than the current discounts required below the out-of-pocket maximum (that is, in the coverage gap phase of Part D coverage), the new manufacturer contribution required above the out-of-pocket maximum could be considerable for very high-cost patients and the total contributions by manufacturers to a Part D enrollee’s drug expenses may exceed those currently provided.

We expect that healthcare reform measures that may be adopted in the future may result in more rigorous coverage criteria and lower reimbursement, and in additional downward pressure on the price that we receive for any approved product. Any reduction in reimbursement from Medicare or other government-funded programs may result in a similar reduction in payments from private payors.

We cannot predict what healthcare reform initiatives may be adopted in the future. Further federal, state and foreign legislative and regulatory developments are likely, and we expect ongoing initiatives to increase pressure on drug pricing. Such reforms could have an adverse effect on anticipated revenues from product candidates that we may successfully develop and for which we may obtain regulatory approval and may affect our overall financial condition and ability to develop product candidates.

We face potential product liability, and, if successful claims are brought against us, we may incur substantial liability and costs.

The use of our product candidates in clinical trials and the sale of any products for which we obtain marketing approval exposes us to the risk of product liability claims. Product liability claims might be brought against us by consumers, healthcare providers, pharmaceutical companies or others selling or otherwise coming into contact with our products. For example, unanticipated adverse effects could result from the use of our future products or product candidates which may result in a potential product liability claim. If we cannot successfully defend against product liability claims, we could incur substantial liability and costs. In addition, regardless of merit or eventual outcome, product liability claims may result in:

●	impairment of our business reputation;
●	withdrawal of clinical trial participants;
●	costs due to related litigation;
●	distraction of management’s attention from our primary business;
●	substantial monetary awards to patients or other claimants;
●	the inability to commercialize our product candidates; and
●	decreased demand for our product candidates, if approved for commercial sale.

We plan to obtain product liability insurance relating to the use of our therapeutics in clinical trials. However, such insurance coverage may not be sufficient to reimburse us for any expenses or losses we may suffer. Moreover, insurance coverage is becoming increasingly expensive and in the future we may not be able to obtain or maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses due to liability. If and when we obtain marketing approval for product candidates, we intend to expand our insurance coverage to include the sale of commercial products; however, we may be unable to obtain product liability insurance on commercially reasonable terms or in adequate amounts. On occasion, large judgments have been awarded in class action lawsuits based on drugs that had unanticipated adverse effects. A successful product liability claim or series of claims brought against us could cause our share price to decline and, if judgments exceed our insurance coverage, could adversely affect our results of operations and business.

Cyber security risks and the failure to maintain the confidentiality, integrity, and availability of our computer hardware, software, and Internet applications and related tools and functions could result in damage to our reputation and/or subject us to costs, fines or lawsuits.

Our business and operations would suffer in the event of computer system failures, cyber-attacks or a deficiency in our cyber-security. Despite the implementation of security measures, our internal computer systems, and those of third parties on which we rely, are vulnerable to damage from computer viruses, malware, supply chain attacks, ransomware attacks, natural disasters, terrorism, war, telecommunication and electrical failures, cyber-attacks or cyber-intrusions over the Internet, attachments to emails, persons inside our organization or inside external organizations on which we rely for support, systems, or hardware. The risk of a security breach or disruption, particularly through cyber-attacks or cyber intrusion, including by computer hackers, foreign governments, and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of business. Maintaining safeguards to comply with evolving security laws and to protect our systems and data may increase our operating costs. To the extent that any disruption or security breach was to result in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur material legal claims and liability, damage to our reputation, and a delay in development of our drug candidates.

We have been, and may in the future be, adversely affected by health epidemics and pandemics, including COVID-19, which may significantly harm our business, prospects, financial condition and operating results.

We face various risks related to public health issues, including epidemics, pandemics and other outbreaks, including the recent COVID-19 pandemic. If the spread of COVID-19 continues, the development of clinical supply materials could be delayed and enrollment of patients in our pending clinical trials may be delayed or suspended, as hospitals and clinics in areas where we are conducting trials would have to shift resources to cope with the COVID-19 pandemic and may limit access or close clinical facilities due to the COVID-19 pandemic. Additionally, if trial participants are unable to travel to clinical study sites as a result of quarantines or other restrictions resulting from the COVID-19 pandemic, we may experience higher drop-out rates or delays in clinical studies once commenced.

The pandemic has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, stay-at-home or shelter-in-place orders, and business shutdowns. These measures are reintroduced, they may adversely impact our operations and the operations of our suppliers, vendors and business partners.

The extent to which the COVID-19 pandemic impacts our business, prospects and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the pandemic, its severity, the actions to contain the virus or treat its impact and how quickly and to what extent normal economic and operating activities can resume.

The COVID-19 pandemic could materially disrupt our business and operations, interrupt our sources of supply, hamper our ability to raise additional funds or sell or securities, continue to slow down the overall economy or curtail consumer spending.

Business interruptions could delay us in the process of developing our future products.

We are vulnerable to natural disasters such as earthquakes and wild fires, as well as other events that could disrupt our operations. We do not carry insurance for earthquakes or other natural disasters and we may not carry sufficient business interruption insurance to compensate us for losses that may occur. Any losses or damages we incur could have a material adverse effect on our business operations.

Risks Related to Us Being an Israeli Company

Shareholders may have difficulties enforcing a U.S. judgment, including judgments based upon the civil liability provisions of the U.S. federal securities laws, against us or our executive officers and directors, or asserting U.S. securities laws claims in Israel.

Service of process upon us in Israel or upon our non-U.S. resident directors and officers may be difficult to obtain within the United States and it may be difficult to enforce judgments obtained in the United States against our non-U.S. directors and executive officers. In addition, we have been informed by our legal counsel in Israel that it may be difficult to assert claims under U.S. securities laws in original actions instituted in Israel or obtain a judgment based on the civil liability provisions of U.S. federal securities laws. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws against us or our officers and directors because Israel may not be the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing the matters described above. Israeli courts might not enforce judgments rendered outside Israel, which may make it difficult to collect on judgments rendered against us or our officers and directors in Israel.

Moreover, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel or due to, among other reasons, absence of due process, or the existence of a judgment which is at variance with another judgment that was given in the same matter if a suit in the same matter between the same parties was pending before a court or tribunal in Israel.

Your rights and responsibilities as our shareholder will be governed by Israeli law, which may differ in some respects from the rights and responsibilities of shareholders of U.S. corporations.

Since we are incorporated under Israeli law, the rights and responsibilities of our shareholders are governed by our articles of association and Israeli law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders of U.S.-based corporations. In particular, a shareholder of an Israeli company, such as us, has a duty to act in good faith and in a customary manner in exercising its rights and performing its obligations towards us and other shareholders and to refrain from abusing its power in us, including, among other things, in voting at the general meeting of shareholders on certain matters, such as an amendment to our articles of association, an increase of our authorized share capital, a merger, and approval of related party transactions that require shareholder approval. A shareholder also has a general duty to refrain from taking advantage of other shareholders. In addition, a controlling shareholder (as defined below), or any shareholder who knows that it possesses the power to determine the outcome of a shareholders’ vote, or who has the power to appoint or prevent the appointment of one of our office holders (as defined below), or who holds any other power in our regard, has a duty to act in fairness towards us. However, Israeli law does not define the substance of this duty of fairness. There is little Israeli case law addressing the provisions described above, and these provisions may be interpreted to impose additional obligations and liabilities on our shareholders that are not typically imposed on shareholders of U.S. corporations.

Provisions of Israeli law may delay, prevent or otherwise impede a merger with, or an acquisition of, our company, which could prevent a change of control, even when the terms of such a transaction are favorable to us and our shareholders.

Israeli corporate law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders, and regulates other matters that may be relevant to these types of transactions. For example, a merger may not be consummated unless at least 50 days have passed from the date that a merger proposal was filed by each merging company with the Israel Registrar of Companies, and at least 30 days from the date that the shareholders of both merging companies approved the merger. In addition, the holder of a majority of each class of securities of the target company must approve a merger. Moreover, a full tender offer can only be completed if the acquirer receives at least 95% of the issued share capital (provided that a majority of the offerees that do not have a personal interest in such tender offer shall have approved the tender offer, except that if the total votes to reject the tender offer represent less than 2% of the company’s issued and outstanding share capital, in the aggregate, approval by a majority of the offerees that do not have a personal interest in such tender offer is not required to complete the tender offer), and the shareholders, including those who indicated their acceptance of the tender offer, may, at any time within six months following the completion of the tender offer, petition the court to alter the consideration for the acquisition (unless the acquirer stipulated in the tender offer that a shareholder that accepts the offer may not seek appraisal rights).

Furthermore, Israeli tax considerations may make potential transactions unappealing to us or to those of our shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax. For example, Israeli tax law does not recognize tax-free share exchanges to the same extent as U.S. tax law. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances, but makes the deferral contingent on the fulfillment of numerous conditions, including a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies are restricted. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no actual disposition of the shares has occurred. Additional tax considerations or exemptions from the foregoing may apply to certain non-Israeli tax resident shareholders.

These and other similar provisions could delay, prevent or impede an acquisition of us or our merger with another company, even if such an acquisition or merger would be beneficial to us or to our shareholders.

Risks Related to Ownership of Our ADSs and Ordinary Shares

We do not know whether a market for our securities will be sustained or what the trading price of our securities will be and as a result it may be difficult for you to sell our securities held by you.

Although our ADSs trade on Nasdaq, an active trading market for the ADSs may not be sustained. It may be difficult for you to sell your ADSs without depressing the market price for the ADSs. As a result of these and other factors, you may not be able to sell your ADSs. Further, an inactive market may also impair our ability to raise capital by issuing securities and may impair our ability to enter into strategic partnerships or acquire companies or products by using our equity as consideration.

The requirements of being a publicly traded company may strain our resources and divert management’s attention.

As a publicly traded company, we have incurred, and will continue to incur, significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), as well as rules subsequently implemented by the SEC and Nasdaq under such acts have imposed various requirements on public companies. Shareholder activism, the current political environment and the current high level of government regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate. Our management will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain our current levels of such coverage.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business, results of operation or financial condition. In addition, current and potential shareholders could lose confidence in our financial reporting, which could have a material adverse effect on the price of the ADSs.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Disclosing deficiencies or weaknesses in our internal controls, failing to remediate these deficiencies or weaknesses in a timely fashion or failing to achieve and maintain an effective internal control environment may cause investors to lose confidence in our reported financial information, which could have a material adverse effect on the price of the ADSs. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed.

We may be unable to comply with the applicable continued listing requirements of Nasdaq.

ADSs representing our ordinary shares are currently listed on Nasdaq. In order to maintain this listing, we must satisfy minimum financial and other continued listing requirements and standards, including a minimum closing bid price requirement for our ADSs of $1.00 per ADS. There can be no assurance that we will be able to comply with the applicable listing standards. For example, if we were to fail to meet the minimum bid price requirement for 30 consecutive business days, we could become subject to delisting. Although Nasdaq may provide us with a compliance period in which to regain compliance with the minimum bid price requirement, we cannot assure you that we would be able to regain compliance within the period provided by Nasdaq. In order to regain compliance with such requirement, the closing bid price of our ADSs would need to meet or exceed $1.00 per share for at least 10 consecutive business days during the compliance period. If we were not able to regain compliance within the allotted compliance period for this requirement or any other applicable listing standard, including any extensions that may be granted by Nasdaq, our ADSs would be subject to delisting. In the event that our ADSs are delisted from Nasdaq and are not eligible for quotation or listing on another market or exchange, trading of our ADSs could be conducted only in the over-the-counter market established for unlisted securities such as OTC Markets. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for our ADSs, which could cause the price of our ADSs to decline further.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our traded securities, our securities price and trading volume could be negatively impacted.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts, and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding the ADSs, or provide more favorable relative recommendations about our competitors, the price of the ADSs would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could negatively impact the price of the ADSs or their trading volume.

The market price for our ADSs may be volatile.

The market price for our ADSs is likely to be highly volatile and subject to wide fluctuations in response to numerous factors including the following:

●	our failure to obtain the approvals necessary to commence clinical trials;
●	results of clinical and preclinical studies;
●	announcements of regulatory approval or the failure to obtain it, or changes or delays in the regulatory review process;
●	announcements of new products or product enhancements by us or others;
●	adverse actions taken by regulatory agencies with respect to our clinical trials, manufacturing supply chain or sales and marketing activities;
●	changes or developments in laws, regulations or decisions applicable to our product candidates or patents;
●	any adverse changes to our relationship with manufacturers or suppliers;
●	announcements concerning our competitors or healthcare industries in general;
●	achievement of expected product sales and profitability or our failure to meet expectations;
●	our commencement of or results of, or involvement in, litigation, including, but not limited to, any product liability actions or intellectual property infringement actions;
●	any major changes in our board of directors, management or other key personnel;
●	announcements by us of significant strategic partnerships, out-licensing, in-licensing, joint ventures, acquisitions or capital commitments;
●	expiration or terminations of licenses, research contracts or other collaboration agreements;

●	public concern as to the safety of our products that we, our licensors or others develop;
●	success of research and development projects;
●	developments concerning intellectual property rights or regulatory approvals;
●	variations in our and our competitors’ results of operations;
●	changes in earnings estimates or recommendations by securities analysts, if our ordinary shares or the ADSs are covered by analysts;
●	future issuances of ordinary shares, ADSs or other securities;
●	general market conditions and other factors, including factors unrelated to our operating performance, such as natural disasters and political and economic instability, including wars, terrorism, political unrest, results of certain elections and votes, emergence of a pandemic, or other widespread health emergencies (or concerns over the possibility of such an emergency, including for example, the COVID-19 pandemic), boycotts, adoption or expansion of government trade restrictions, and other business restrictions; and
●	the other factors described in this “Risk Factors” section.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of the ADSs, which would result in substantial losses by our investors. In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of any particular company. These market fluctuations may also have a material adverse effect on the market price of the ADSs.

We may be at risk of securities class action litigation.

We may be at risk of securities class action litigation. This risk is especially relevant for us due to our dependence on positive clinical trial outcomes and regulatory approvals of our product candidates. In the past, medical, biotechnology and pharmaceutical companies have experienced significant stock price volatility, particularly when associated with such events such as clinical trials and product approvals. If we face such litigation, it could result in substantial costs, divert management’s attention and resources, and have a material adverse effect on our business, operating results and prospects.

Substantial future sales or perceived potential sales of our ordinary shares or ADSs in the public market could cause the price of our ADSs decline.

Substantial sales of our ADSs on Nasdaq may cause the market price of our ADSs to decline. Sales by us or our security holders of substantial amounts of our ADSs or the perception that these sales may occur in the future, could cause a reduction in the market price of our shares ADSs. The issuance of any additional ordinary shares or any additional ADSs, or any securities that are exercisable for or convertible into our ordinary shares or ADSs, may have an adverse effect on the market price of our ADSs and will have a dilutive effect on our existing shareholders and holders of ADSs.

Your percentage ownership in us may be diluted by future issuances of share capital, which could reduce your influence over matters on which shareholders vote.

We expect that significant additional capital will be needed in the future to continue our planned operations. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution. Pursuant to our equity incentive plan, our management may grant options to our employees, directors and consultants. We may sell ordinary shares represented by ADSs, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time, any of which may result in material dilution to our existing shareholders. New investors could also be issued securities with rights superior to those of our existing shareholders.

We have not paid, and do not intend to pay, dividends on our ordinary shares and, therefore, unless our traded securities appreciate in value, our investors may not benefit from holding our securities.

We have not paid any cash dividends on our ordinary shares, and we do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future. Moreover, the Companies Law imposes certain restrictions on our ability to declare and pay dividends. As a result, investors in our ADSs or ordinary shares will not be able to benefit from owning these securities unless their market price becomes greater than the price paid by such investors and they are able to sell such securities. We cannot assure you that you will ever be able to resell our securities at a price in excess of the price paid.

If we pay dividends or other distributions, an ADS holder may not receive the same distributions or dividends as those we make to the holders of our ordinary shares, and, in some limited circumstances, you may not receive dividends or other distributions on our ordinary shares and you may not receive any value for them, if it is illegal or impractical to make them available to you.

The depositary for the ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities underlying the ADSs, after deducting its fees and expenses. You will receive these distributions, if any, in proportion to the number of ordinary shares your ADSs represent. However, the depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act, but that are not properly registered or distributed under an applicable exemption from registration. In these cases, the depositary may determine not to distribute such property and hold it as “deposited securities” or may seek to effect a substitute dividend or distribution, including net cash proceeds from the sale of the dividends that the depositary deems an equitable and practicable substitute. We have no obligation to register under U.S. securities laws any ADSs, ordinary shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to holders of ADSs. In addition, the depositary may withhold from such dividends or distributions its fees and an amount on account of taxes or other governmental charges to the extent the depositary believes it is required to make such withholding. This means that you may not receive the same distributions or dividends as those we make to the holders of our ordinary shares, and, in some limited circumstances, you may not receive any value for such distributions or dividends if it is illegal or impractical for us to make them available to you. These restrictions may cause a material decline in the value of the ADSs.

Holders of ADSs must act through the depositary to exercise their rights.

Holders of the ADSs do not have the same rights as our shareholders and may only exercise the voting rights with respect to the underlying ordinary shares in accordance with the provisions of the deposit agreement for the ADSs. Under Israeli law and our articles of association, the minimum notice period required to convene a shareholders meeting is not less than 35 or 14 calendar days, depending on the proposals on the agenda for the shareholders meeting. When a shareholder meeting is convened, holders of the ADSs may not receive sufficient notice of a shareholders meeting to permit them to withdraw their ordinary shares to allow them to cast their vote with respect to any specific matter. In addition, the depositary and its agents may not be able to send voting instructions to holders of the ADSs or carry out their voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to holders of the ADSs in a timely manner, but we cannot assure holders that they will receive the voting materials in time to ensure that they can instruct the depositary to vote their ADSs. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, holders of the ADSs may not be able to exercise their right to vote and they may lack recourse if their ADSs are not voted as they requested. In addition, in the capacity as a holder of ADSs, they will not be able to call a shareholders meeting.

You may be subject to limitations on transfer of your ADSs.

Your ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason in accordance with the terms of the deposit agreement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain information included in this prospectus may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our limited operating history and the difficulties encountered by a small developing company;
●	our history of losses and needs for additional capital to fund our operations and our inability to obtain additional capital on acceptable terms, or at all;
●	our lack of revenue generated from product sales since inception, and potential inability to be profitable;
●	uncertainties of cash flows and inability to meet working capital needs;
●	our ability to obtain regulatory approvals;
●	our ability to generate favorable pre-clinical and clinical trial results;
●	our ability to identify and develop potential product candidates;
●	additional costs or delays associated with unsuccessful clinical trials;
●	the inability to predict the timing of revenue from sales of a future product;
●	the extensive regulatory requirements and future developmental and regulatory challenges we will still face even if we obtain approval for a product candidate;
●	our ability to obtain or maintain orphan drug designation or data exclusivity for our product candidates;
●	our ability to obtain Orphan Disease and Rare Pediatric Disease designations for our product candidates;
●	the potential oversight of programs or product candidates that may be more profitable or more successful;
●	our manufacturing processes may not be validated and our methodology may not be accepted by the scientific community;
●	the ability to conduct clinical trials, because of difficulties enrolling patients or other reasons;
●	the requirements of being a publicly traded company may strain our resources;
●	potential adverse effects resulting from failure to maintain effective internal controls;
●	our ability to comply with the applicable continued listing requirements of Nasdaq;

●	the potential negative impact on our securities price and trading volume if securities or industry analysts do not publish reports about us or if they adversely change their recommendations about our business;
●	the potential volatility of the market price for our ADSs;
●	the potential dilution of our shareholders’ potential ownership due to future issuances of share capital;
●	the requirement for holders of ADSs to act through the depositary to exercise their rights;
●	the potential limitations on ADS holders with respect to the transfer of their ADSs;
●	the risks of securities class action litigation; and
●	other risks and uncertainties, including those listed under “Risk Factors” in this prospectus.

You are urged to carefully review and consider the various disclosures made throughout this prospectus which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

You should not put undue reliance on any forward-looking statements. Although the forward-looking statements in this prospectus are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, certain sections of this prospectus contain information obtained from independent industry sources and other sources that we have not independently verified.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $8.8 million based on the assumed offering price of $        per ADS (the last reported sale price of our ADS on the Nasdaq Capital Market on          2023) after deducting the placement agent’s fees and estimated offering expenses payable by us and excluding the proceeds, if any, from the subsequent exercise of the Pre-Funded Warrants and the Common Warrants.

We currently intend to use these net proceeds for general corporate purposes, which may include operating expenses, research and development, including clinical and pre-clinical testing of our product candidates, working capital, future acquisitions and general capital expenditures. We have not determined the amount of net proceeds to be used specifically for any of such purposes.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We have no current agreements, commitments or understandings for any material acquisitions or licenses of any products, businesses or technologies that are definitive or probable to close.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Our ADSs are listed on The Nasdaq Capital Market, with each ADS representing 5,000 ordinary shares. Our ADSs were listed under the symbol “APOP” prior to the consummation of the Merger. In connection with the Merger, the ticker symbol for our ADSs changed to “QNRX” on October 29, 2021.

As of February 1, 2023, our ADSs were held by 78 holders of record, and our ordinary shares were held by five holders of record. Bank of New York Mellon (“BNY”) is the depositary for our ADR program, and Computershare Trust Company, N.A. is our transfer agent. The number of record holders was determined from the records of our depositary and transfer agent and does not include beneficial owners of ADSs or ordinary shares whose shares are held in the names of various securities brokers, dealers and registered clearing agencies.

We have never declared or paid any dividends on our ordinary shares. We do not anticipate paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business. Our board of directors has sole discretion whether to pay dividends. If our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our directors may deem relevant. The Companies Law imposes restrictions on our ability to declare and pay dividends. See “Description of Share Capital” for additional information. Payment of dividends may be subject to Israeli withholding taxes. See “Certain Material Israeli Tax Considerations” for additional information.

CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2022 on:

●	an actual basis; and
●	an as adjusted basis, assuming our sale in this offering of $10 million ordinary shares represented by ADSs, at the assumed public offering price per ADS of $ , which was the last reported sale price of our ADS on the Nasdaq Capital Market on 2023, resulting in net proceeds to us of $8.8 million, after deducting placement agent’s fees and estimated offering expenses payable by us in conjunction with the closing of this offering (assuming that no Pre-Funded Warrants are sold in this offering).
●	You should read this table in conjunction with our consolidated financial statements included elsewhere in this prospectus and the sections of this prospectus titled “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Actual	As Adjusted

	(Unaudited)
Cash and Short-Term Investments	$15,161,032	23,942,930
Liabilities:
Current Liabilities	1,746,251	1,746,251
Non-Current Liabilities	3,673,733	3,673,733
Shareholders’ Equity:
Ordinary shares, no par value per share, 50,000,000,000 ordinary shares authorized and 24,233,024,799 ordinary shares (represented by 4,846,532 ADSs) issued and outstanding at September 30, 2022	—	—
Treasury Stock, 2,641,693 ordinary shares	$(2,932,000)	(2,932,000)
Additional paid-in capital	47,615,475	56,397,373
Accumulated deficit	(35,515,787)	(35,515,787)
Total shareholders’ equity	$9,167,688	17,949,586
Total capitalization	$9,167,688	17,949,586

The information above is based on 24,233,024,799 ordinary shares, 99.9% of which are represented by 4,846,532 ADSs outstanding as of September 30, 2022 and excludes the following:

●	1,545,570,000 ordinary shares represented by 309,114 ADSs issuable upon the exercise of outstanding options at a weighted-average exercise price of $19.56 per ADS; and
●	16,844,100,000 ordinary shares represented by 3,368,820 ADSs issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $5.35 per ADS.

DILUTION

If you invest in our ordinary shares represented by ADSs in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per ADS and our as adjusted net tangible book value per ADS after the completion of this offering. Net tangible book value per ADS is calculated by subtracting our total liabilities from our total tangible assets and dividing this amount by the number of ADSs outstanding. Our net tangible book value as of September 30, 2022 was approximately $8.4 million, or $1.74 per ADS.

After giving effect to the sale of ordinary shares represented by ADSs in this offering at the assumed public offering price of $_____ per ADSs (assuming the sale of the maximum offering amount and that no Pre-Funded Warrants are sold in this offering), and after deducting commissions and other estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2022 would have been approximately $_____ million, or $_____ per ADS. This amount represents an immediate dilution in the net tangible book value of $_____ per ADS to our existing shareholders and an immediate increase in net tangible book value of $_____ per ADS to new investors purchasing ADSs in this offering.

The following table illustrates this per ADS dilution:

Assumed public offering price per ADS
Net tangible book value per ADS as of September 30, 2022	$1.74
Net dilution in net tangible book value per ADS attributable to existing shareholders
As adjusted net tangible book value per ADS after this offering
Net increase in net tangible book value per ADS to new investors in this offering

The information above is based on 24,233,024,799 ordinary shares, 99.9% of which are represented by 4,846,532 ADSs outstanding as of September 30, 2022, does not give effect to the exercise of the Pre-Funded Warrants being offered by us in this offering, and excludes the following:

●	1,545,570,000 ordinary shares represented by 309,114 ADSs issuable upon the exercise of outstanding options at a weighted-average exercise price of $19.56 per ADS; and
●	16,844,100,000 ordinary shares represented by 3,368,820 ADSs issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $5.35 per ADS.

This discussion of dilution, and the table quantifying it, assumes no exercise of any outstanding options or warrants after September 30, 2022, including, for the avoidance of doubt, any options issued to our directors and officers, as well as any Common Warrants. To the extent that these excluded options and warrants have been or will be exercised, investors purchasing securities in this offering will experience further dilution.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with the consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements regarding our expectations regarding our future performance, liquidity and capital resources, as well as other non-historical statements. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results may differ materially from those contained in or implied by any forward-looking statements.

Operating Results

Overview

We are a clinical stage specialty pharmaceutical company dedicated to the development and commercialization of therapeutic products that treat rare and orphan diseases for which there are currently no approved treatments or cures. Our initial focus is on the development of products, using our proprietary owned and in-licensed drug delivery technologies, that could help address rare skin diseases. Our first lead product is QRX003, a once daily, topical lotion comprised of a broad-spectrum serine protease inhibitor, formulated with the proprietary in-licensed Invisicare® technology, is under development as a potential treatment fort Netherton Syndrome (“NS”), a rare hereditary genetic disease. QRX003 is currently being tested in two clinical studies in the United States (“U.S.”) under an open Investigational New Drug (“IND”) application with the Food and Drug Administration (“FDA”). Dosing of patients has commenced for the first study, and we are preparing to commence enrollment into the second clinical study. We are also developing QRX004 as a potential treatment for Recessive Dystrophic Epidermolysis Bullosa (“RDEB”). In addition, we entered into Research Agreements with the Queensland University of Technology (“QUT”), under which we have obtained an option for global licenses to QRX007 for the potential treatment of NS and QRX008 for the potential treatment of scleroderma.

Our objective is to develop and commercialize proprietary therapeutic drug products. To this effect, we intend to develop and seek marketing approvals from the FDA and other worldwide regulatory bodies for rare and orphan diseases. To achieve these objectives, we plan to:

●	seek the necessary regulatory approvals to complete the clinical development of QRX003 and, if successful, file for marketing approval in the United States and other territories;
●	prepare to commercialize QRX003 by establishing our own sales infrastructure in the U.S. and Europe and entering into distribution partnerships in other territories, such as those currently established for Canada, Australia/New Zealand, the Middle East, China, Hong Kong, Taiwan, Latin America, Central and Eastern Europe, Turkey; and
●	pursue business development activities by seeking partnering, licensing, merger and acquisition opportunities or other transactions to further expand our pipeline and drug-development capabilities and which take advantage of our financial resources for the benefit of increasing stockholder value.

Our operations, to date, have not been significantly affected by COVID-19. However, the extent of any future impact of COVID-19 on our operational and financial performance will depend on the possibility of a resurgence and resulting severity of COVID-19 pandemic as it relates to our access to API and drug product for clinical testing, as well as our ability to safely and efficiently conduct planned clinical trials.

We do not expect to generate revenue from product sales unless and until we successfully complete development and obtain marketing approval for one or more of our product candidates, which we expect will take a number of years and is subject to significant uncertainty. Accordingly, we will need to raise additional capital prior to the commercialization of QRX003 or any other product candidate. Until such time, if ever, as we can generate substantial revenue from product sales, we expect to finance our operating activities through a combination of equity offerings, debt financings, government or other third-party funding, commercialization, marketing and distribution arrangements and other collaborations, strategic alliances and licensing arrangements. However, we may be unable to raise additional funds or enter into such other arrangements when needed on favorable terms or at all. Our failure to raise capital or enter into such other arrangements as and when needed would have a negative impact on our financial condition and our ability to continue our operations. See “—Liquidity and Capital Resources”.

Key Events

Merger

On October 28, 2021, Cellect completed the business combination with Quoin Inc. in accordance with the terms of the Merger Agreement, by and among Cellect, Quoin Inc. and Merger Sub, which was a wholly-owned subsidiary of Cellect, pursuant to which Merger Sub merged with and into Quoin Inc., with Quoin Inc. surviving as a wholly-owned subsidiary of Cellect (the “Merger”). Immediately after completion of the Merger, Cellect changed its name to “Quoin Pharmaceuticals, Ltd.”

Because Quoin Inc. was the accounting acquirer, its historical financial statements became our historical financial statements and such assets and liabilities continued to be recorded at their historical carrying values. The impact of the recapitalization was retroactively applied to all periods presented.

ADS Ratio Change

Effective August 1, 2022, the ratio of American Depositary Shares (“ADSs”) evidencing ordinary shares changed from 1 ADS representing four hundred (400) ordinary shares to 1 ADS representing five thousand (5,000) ordinary shares, which resulted in a one for 12.5 reverse split of the issued and outstanding ADSs (the “Ratio Change”). All ADS and related option and warrant information presented herein and our financial statements and accompanying footnotes, has been retroactively adjusted to reflect the reduced number of ADSs resulting from the Ratio Change.

Nasdaq Listing

On April 22, 2022, we received a letter from the Listing Qualifications staff (the “Staff”) of The Nasdaq Stock Market, LLC (“Nasdaq”) notifying us that we were no longer in compliance with Nasdaq Listing Rule 5550(b)(1) requiring minimum stockholders’ equity of at least $2.5 million for continued listing on The Nasdaq Capital Market. Based on our Form 6-K, dated August 10, 2022, the Staff has determined that we comply with the minimum stockholder’s equity requirement, and we evidenced continued compliance with our financial statements for the quarter ended September 30, 2022.

On June 10, 2022, we received a letter from the Staff notifying us that the closing bid price per ADS was below the required minimum of $1.00 for a period of 30 consecutive business days and that we did not meet the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2). Since then, the Staff has determined that the closing bid price of our ADSs has been at $1.00 per ADS or greater, and we have regained compliance with the minimum bid price requirement.

There can be no assurance that we will be able to maintain compliance with Nasdaq’s minimum stockholders’ equity requirement or minimum bid-price requirement for continued listing. If our ADSs are delisted from Nasdaq, it will have material negative impacts on the actual and potential liquidity of our securities, as well as material negative impacts on our ability to raise future capital.

Agreements with Altium Growth Fund, LP and Warrant Exercises

On October 28, 2021, we completed the private placement transaction with Altium Growth Fund, LP (“Altium” or the “Investor”) for an aggregate purchase price of approximately $17.0 million (comprised of the set off of approximately $5.0 million of Bridge Notes, and approximately $12.0 million in cash) (the “Primary Financing”), which resulted in the net proceeds of approximately $10.1 million. We issued 342,100 ADSs to the Investor.

We also issued to the Investor, effective as of March 13, 2022, the 136th day following the consummation of the Merger (i) Series A Warrant to purchase 342,100 ADSs (the “Series A Warrant”) (ii) Series B Warrant to purchase 342,100 ADSs (the “Series B Warrant”) and (iii) Series C Warrant to purchase 191,174 ADSs (“Series C Warrant” and, together with the Series A Warrant and Series B Warrant, the “Investor Warrants”). The exercise price for the Investor Warrants was $49.75 per ADS, with Series A Warrant having a five-year maturity, and Series B Warrant and Series C Warrant having a two-year maturity.

We had the right to require the mandatory exercise of the Series C Warrant, subject to an effective registration statement being in place for the resale of the shares underlying such warrant and the satisfaction of equity market conditions, as defined in the Series C Warrant. On April 22, 2022, a registration statement for the resale of the shares underlying Investor Warrants was declared effective by the SEC. In the period from April 22, 2022 to June 30, 2022, the Investor exercised the Series B Warrant in full pursuant to the alternate cashless exercise rights of such warrant, which gives the Investor the sole option as elected by the Investor to receive 1.0

ADS for each warrant ADS underlying such warrant, resulting in the issuance of a total of 342,100 ADSs to the Investor. The market related conditions to require the mandatory exercise of the Series C Warrant were not met during the period up to July 14, 2022.

On July 14, 2022, we entered into an agreement with Quoin Inc. and Altium (the “Altium Agreement”), pursuant to which the parties agreed to, among other things, (i) amend certain terms of the Series A Warrant and Investor Exchange Warrants previously issued to Altium to reduce the exercise price to $0.00 per ADS with respect to a total of 399,999 ADSs, (ii) cancel the Series C Warrant and the remaining portion of the Series A Warrant previously issued to Altium, and (iii) terminate the Purchase Agreements, pursuant to which the warrants were previously issued to Altium. The incremental fair value of the modified warrants was approximately $491,000, which was charged against the gross proceeds of the Offering (see below). From July 15, 2022 to August 2, 2022, Altium exercised all of its Series A Warrant to purchase 300,925 ADSs and all of its Investor Exchange Warrants to purchase 99,074 ADSs at $0.00 per ADS exercise price, and we issued a total of 399,999 ADSs.

Noteholder Warrant Exercises

Commencing in October 2020, Quoin Inc. issued promissory notes (the “2020 Notes”) to five noteholders, including our directors, Messrs. Langer and Culverwell (collectively, “2020 Noteholders”). The 2020 Notes were issued at a 25% original issue discount with an aggregate face value of $1,213,313 with an interest at a rate of 20% per annum. The 2020 Notes were mandatorily convertible into ADSs based on the valuation negotiated in the Primary Financing. The 2020 Noteholders also received warrants exercisable at any time after the issuance date for a number of shares of Quoin Inc.’s common stock equal to 100% of the “as if converted” shares as if the 2020 Notes principal and interest were convertible at the lowest price any securities are sold, convertible, or exercisable into in the Primary Financing or the next round of financing (whichever is lower). At the closing of the Merger, ADSs were issued to the 2020 Noteholders upon the conversion of the principal of the 2020 Notes. In addition, effective as of March 13, 2022, Quoin Ltd. exchanged Quoin Inc. warrants held by the 2020 Noteholders for warrants on substantially the same terms as the Investor Exchange Warrants, exercisable for 29,388 ADSs, in the aggregate, at the exercise price of $49.75 per ADS (the “Noteholder Warrants”). The Noteholder Warrants became exercisable immediately upon issuance and expire five years from March 13, 2022. The exercise price of the warrants held by the 2020 Noteholders was also reduced to $0.00 as of July 14, 2022 as a result of the Altium Agreement. The change in the exercise price of the Noteholder Warrants resulted in a deemed dividend of approximately $65,000. From July to September 2022, the 2020 Noteholders exercised all their warrants to purchase ADSs at $0.00 per ADS exercise price, and a total of 29,388 ADSs were issued to such noteholders.

Public Offering

On August 9, 2022 (the “Closing Date”), we completed an offering (the “Offering”) of 11,050,000,000 ordinary shares represented by 2,210,000 ADSs at a purchase price of $5.00 per ADS and a pre-funded warrant (the “Pre-Funded Warrant”) to purchase 5,750,000,000 ordinary shares represented by 1,150,000 ADSs at a per pre-funded warrant price of $4.9999, with each ADS and Pre-Funded Warrant accompanied by an ordinary warrant (the “Common Warrant”), for aggregate gross proceeds of $16.8 million, resulting in net proceeds of approximately $14.9 million, after deducting the placement agent’s fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the subsequent exercise of the Common Warrants. Each Common Warrant has an exercise price of $5.00 per ADS and expires on the fifth anniversary of the Closing Date. On the Closing Date, the holder of the Pre-Funded Warrant sold in the Offering exercised its Pre-Funded Warrant in full.

Clinical Development

Quoin’s lead asset, QRX003, is currently in clinical development in the U.S. under an open IND application with the FDA. Five of the projected six clinical sites in the U.S. have been opened for this study. Patients are actively being screened and recruited into the study and dosing has commenced. This study is a randomized, double blinded assessment of two different doses of QRX003 versus a placebo vehicle in NS patients. The test materials are applied once daily, over a twelve-week period, to pre-selected areas of the patient’s body. Based on discussions with the FDA, a number of different clinical endpoints are being assessed in the study, including but not limited to, an Investigators Global Assessment (IGA), Patient’s Global Assessment (PaGA) and Pruritis. In November 2022, we submitted a protocol for our second clinical study in NS patients to the FDA under our currently open IND. This study was cleared by the FDA to initiate in December 2022. Preparations are currently underway to commence enrollment into this study. This study will be conducted in ten NS patients who are currently receiving off-label systemic therapy, primarily systemic biologic therapy. This will be an open-label study with no placebo control. It is anticipated that both of our NS clinical studies will run concurrently and utilize the same clinical trial sites and investigators.

Components of Our Results of Operations

Operating Expenses

Our current operating expenses consist of two components - research and development expenses, and general and administrative expenses.

Research and Development Expenses

Research and development costs are expensed as incurred. Research and development expenses include personnel costs associated with research and development activities, including third-party contractors to perform research, conduct clinical trials and manufacture drug supplies and materials. We utilize outside consultants and third parties to conduct the majority of our research and development, under the supervision of our management team.

Future research and development expenses may include:

●	employee-related expenses, such as salaries, bonuses and benefits, consultant-related expenses, share-based compensation, overhead related expenses and travel related expenses for our research and development personnel;
●	expenses incurred under agreements with CROs, as well as consultants that support the implementation of the clinical studies described above;
●	manufacturing and packaging costs in connection with conducting clinical trials and for stability and other studies required to support the NDA filing as well as manufacturing drug product for commercial launch;
●	formulation, research and development expenses related to QRX003; and other products we may choose to develop; and
●	costs for sponsored research.

Research and development activities will continue to be central to our business plan. Products in later stages of clinical development generally have higher development costs than those in earlier stages of clinical development, primarily due to the increased size and duration of later-stage clinical trials. We expect our research and development expenses to be significant over the next several years as personnel and compensation costs increase and we conduct late-stage clinical studies and prepare to seek regulatory approval for QRX003 and any other future product.

The duration, costs and timing of clinical trials of QRX003 and any other future product will depend on a variety of factors that include, but are not limited to:

●	the number of trials required for approval;
●	the per patient trial costs;
●	the number of patients that participate in the trials;
●	the number of sites included in the trials;
●	the countries in which the trial is conducted;
●	the length of time required to enroll eligible patients;
●	the number of doses that patients receive;
●	the drop-out or discontinuation rates of patients;
●	the potential additional safety monitoring or other studies requested by regulatory agencies;

●	the duration of patient follow-up;
●	the timing and receipt of regulatory approvals; and
●	the efficacy and safety profile of our product candidates.

General and Administrative Expenses

General and administrative expenses consist primarily of compensation for the founders and executive officers, professional fees and other corporate expenses, including significant costs incurred in 2021 in connection with the Merger and associated regulatory filings.

We anticipate that our general and administrative expenses will increase in the future to support our continued research and development activities. These increases will likely include increased costs related to the hiring of personnel, including compensation and employee-related expenses, and fees to outside consultants, lawyers and accountants. Additionally, we anticipate increased costs associated with being a public company, including compliance with The Nasdaq Capital Market and SEC requirements, insurance and investor relations costs.

Other Expenses

Other expenses consist primarily of non-cash costs associated with the financing arrangements entered into during 2020 and 2021, including fair value adjustments to notes payable and warrants and interest expense associated with debt instruments. The majority of such expenses ceased upon conversion of the debt instruments and exchange of the warrants, most of which occurred at the Merger date.

Comparison of Period-to-Period Results of Operations

The following table sets forth our results of operations for the three months ended September 30, 2022, compared to the three months ended September 30, 2021:

	Three months ended
	September 30,
	2022	2021	Change
Operating Expenses
General and administrative	$1,582,059	$1,042,783	$539,276
Research and development	745,506	259,996	485,510
Total operating expenses	2,327,565	1,302,779	1,024,786
Other Expenses
Warrant liability expense	—	(146,808)	146,808
Unrealized loss	3,053	—	3,053
Interest income	(15,132)	—	(15,132)
Interest expense	714,081	248,165	465,916
Total other expenses (income)	702,002	101,357	600,645
Net loss	$(3,029,567)	$(1,404,136)	$(1,625,431)

The following table sets forth our results of operations for the nine months ended September 30, 2022, compared to the nine months ended September 30, 2021:

	Nine months ended
	September 30,
	2022	2021	Change
Operating Expenses
General and administrative	$5,112,002	$2,525,366	$2,586,636
Research and development	2,059,769	556,064	1,503,705
Total operating expenses	7,171,771	3,081,430	4,090,341
Other Expenses
Forgiveness of trade payable	(416,000)	—	(416,000)
Fair value adjustments to debt	—	1,250,000	(1,250,000)
Warrant liability expense	(77,237)	4,522,844	(4,600,081)
Financing expense	—	275,000	(275,000)
Unrealized loss	3,053	—	3,053
Interest income	(15,132)	—	(15,132)
Interest expense	714,081	516,276	197,805
Total other expenses (income)	208,765	6,564,120	(6,355,355)
Net loss	$(7,380,536)	$(9,645,550)	$2,265,014

The following table presents consolidated statement of operations data for years ended December 31, 2021, 2020 and 2019:

				Change	Change
	2021	2020	2019	2021 v 2020	2020 v 2019
Operating Expenses
General and administrative	$4,499,923	$1,425,855	$1,514,752	$3,074,068	$(88,897)
Research and development	1,562,927	244,155	45,650	1,318,772	198,505
Total operating expenses	6,062,850	1,670,010	1,560,402	4,392,840	109,608
Other Expenses
Fair value adjustments to debt	1,250,000	378,333	—	871,667	378,333
Warrant liability expense	12,784,329	—	—	12,784,329	—
Financing expense	275,000	—	—	275,000	—
Interest expense	1,090,409	47,021	—	1,043,388	47,021
Total other expenses	15,399,738	425,354	—	15,611,663	425,354
Net loss	$(21,462,588)	$(2,095,364)	$(1,560,402)	$(20,004,503)	$(534,962)

Three months ended September 30, 2022 compared to three months ended September 30, 2021

General and Administrative Expenses

General and administrative expenses were approximately $1,582,000 and $1,043,000, in the three months ended September 30, 2022 and 2021, respectively, representing an increase of approximately $539,000, or 52%. The increase was primarily due to the build-up of the company infrastructure post the Merger, $305,000 of increased costs of becoming a public company related to insurance and filing costs and stock-based compensation expense of $232,000 following the issuance of options under the Amended and Restated Equity Incentive Plan (the “Amended Plan”) in April 2022.

Research and Development Expenses

Our research and development expenses during the three months ended September 30, 2022 and 2021 were approximately $746,000 and $260,000, respectively, representing an increase of approximately $486,000, or 187%. The increase was primary due to increased expenditures on our development programs following the completion of our financings in October 2021, including work related to commencing the clinical studies for the development of QRX003 following the FDA clearance of our IND for QRX003 in April 2022. Also, included in the 2022 expenses were approximately $115,000 of compensation costs related to managing the development programs. We expect to significantly increase our research and development efforts by conducting the remaining studies necessary for the development and approval of QRX003, see “Components of Our Results of Operations - Research and Development Expenses” above.

Other Expenses:

Interest and financing expense

In the fourth quarter of 2020, we issued convertible promissory notes in an initial bridge financing with an aggregate face value of $1,213,333 (the “2020 Notes”) with a 20% coupon interest. In 2021, we issued additional convertible promissory notes in a subsequent Bridge Financing (the “Bridge Notes”) with an aggregate face value of $5,000,000 with a 15% coupon interest.

Interest expense was $714,000 and $248,000 in the three months ended September 30, 2022 and 2021 respectively.

Warrant liability expense

We determined our warrants required liability treatment at fair value, which was remeasured at each reporting period. The Bridge Note warrants which were exchanged for the Investor Exchange Warrants with a fixed exercise price of $49.75 per ADS and reclassified as an equity instrument in October 2021 upon closing of the Primary Financing. The 2020 Note warrants were exchanged for warrants on the same terms as the Investor Exchange Warrants and reclassified as an equity instrument in March 2022. In the three months ended September 30, 2022, and September 30, 2021 we incurred a fair value gain or expense of $0 and ($147,000) respectively related to the warrants associated with the 2020 Notes and the Bridge Notes.

Nine months ended September 30, 2022 compared to nine months ended September 30, 2021

General and Administrative Expenses

General and administrative expenses were approximately $5,112,000 and $2,525,000, in the nine months ended September 30, 2022 and 2021, respectively, representing an increase of $2,587,000, or 102%. The increase was primarily due to the build-up of the company infrastructure post the Merger which included, $1,248,000 in increased costs of becoming a public company related to professional services, filing and insurance costs, $601,000 in increased salary and benefits expenses and stock-based compensation expense of $432,000 following the issuance of options under the Amended and Restated Equity Incentive Plan (the “Amended Plan”) in April 2022.

Research and Development Expenses

Our research and development expenses during the nine months ended September 30, 2022 and 2021 were approximately $2,060,000 and $556,000, respectively, representing an increase of $1,504,000, or approximately 270%. The increase was primary due to $1,052,000 in increased expenditures on our development programs following the completion of our financings in October 2021, including work related to the filing of our IND for QRX003 in March 2022, work related to commencing the clinical studies for the development of QRX003 following the FDA clearance of our IND in April 2022. Also, included in the 2022 expenses were approximately $353,000 of compensation costs related to managing the development programs. We expect to significantly increase our research and development efforts by conducting the remaining studies necessary for the development and approval of QRX003, see “Components of Our Results of Operations - Research and Development Expenses” above.

We amortize licensed or acquired intellectual property over its expected useful life, included in research and development expenses set out above. The license from Skinvisible was obtained in October 2019, see “Patents and Licenses, Research and Development,.” Amortization of intangible assets was $78,000 in each of the nine months ended September 30, 2022 and 2021.

Other Expenses:

Interest and financing expense

Interest expense on the 2020 Notes and Bridge Notes was $714,000 and $516,000 in the nine months ended September 30, 2022 and 2021 respectively.

Fair value adjustment to convertible notes payable

We elected to value the 2020 Notes and the Bridge Notes at fair value, which was remeasured at each reporting period. In the nine months ended September 30, 2021 we incurred a fair value adjustment of $1,250,000 related to the Bridge Notes. The Bridge Notes and 2020 Notes were converted into equity in October 2021 on the closing of the Primary Financing.

Warrant liability expense

We determined our warrants required liability treatment at fair value, which was remeasured at each reporting period. In the nine months ended September 30, 2022, and September 30, 2021 we incurred a fair value gain of ($77,000) related to the warrants associated with the 2020 Notes, and expense of $4,523,000 related to the warrants associated with the 2020 Notes and the Bridge Notes, respectively. The Bridge Note warrants which were exchanged for the Investor Exchange Warrants with a fixed exercise price of $49.74 per ADS and reclassified as an equity instrument in October 2021 upon closing of the Primary Financing. The 2020 Note warrants were exchanged for warrants on the same terms as the Investor Exchange Warrants and reclassified as an equity instrument in March 2022.

Forgiveness of Trade Payable

In our balance sheet as of December 31, 2021 we had a liability of $584,000 representing amounts due to an investor relations firm for services commencing in 2017. In May 2022, we entered into a settlement with such firm to decrease the liability to $168,000 which resulted in $416,000 of income recognized in the nine months ended September 30, 2022.

Year ended December 31, 2021 compared to the year ended December 31, 2020

General and Administrative Expenses

General and administrative expenses were approximately $4.5 million and $1.4 million, in the years ended December 31, 2021 and 2020, respectively, representing an increase of $3.1 million, or 216%. Approximately $1.5 million of the increase related to professional fees associated with the Merger and costs of becoming a public company. In addition, there were increases in wages associated with the hiring of our CFO and bonuses paid to executives associated with completion of the Merger.

Research and Development Expenses

Our research and development expenses during the years ended December 31, 2021 and 2020 were approximately $1.6 million and $244,000, respectively, representing an increase of $1.3 million, or approximately 640%. The increase was primary due to increased expenditures on our development programs following the completion of financings in late 2020 and 2021. Also, included in the 2021 expenses were approximately $555,000 of compensation costs related to managing the development programs. We expect to significantly increase our research and development efforts by conducting the remaining studies necessary for the development and approval of QRX003, see “Components of Our Results of Operations - Research and Development Expenses” above.

We amortize licensed or acquired intellectual property over its expected useful life, included in research and development expenses set out above. The license from Skinvisible was obtained in October 2019, see “-Patents and Licenses, Research and Development." Amortization of intangible assets was $104,000 in each of the years ended December 31, 2021 and 2020.

Other Expenses:

Interest Expense

In the fourth quarter of 2020, we issued convertible promissory notes in an initial bridge financing with an aggregate face value of $1,213,333 (the “2020 Notes”) with a 20% coupon interest. In 2021, we issued additional convertible promissory notes in a subsequent Bridge Financing (the “Bridge Notes”) with an aggregate face value of $5,000,000 with a 15% coupon interest.

Interest expense was $1,090,000 and $47,000 in the years ended December 31, 2021, 2020 respectively.

Fair value adjustment to convertible notes payable

We elected to value the 2020 Notes and the Bridge Notes at fair value, which was remeasured at each reporting period. In the year ended December 31, 2021 we incurred a fair value adjustment of $1,250,000 related to the Bridge Notes and in the year ended December 31, 2020 we incurred a fair value adjustment of $378,000 related to the 2020 Notes. The Bridge Notes and 2020 Notes were converted into equity in October 2021 on the closing of the Primary Financing.

Warrant liability expense

We record our warrants at fair value, which was remeasured at each reporting period. In year ended December 31, 2021, we incurred a fair value adjustment of $0.4 million related to the warrants associated with the 2020 Notes and $12.4 million related to warrants associated with the Bridge Notes. The Bridge Note warrants which were exchanged for the Investor Exchange Warrants (as defined below) with a fixed exercise price of $49.75 per share and reclassified as an equity instrument in October 2021 upon closing of the Primary Financing. We did not have any such expense in the year ended December 31, 2020.

Net Loss

We recorded a net loss of $21.5 million in for the year ended December 31, 2021, as compared to a net loss of $2.1 million for the year ended December 31, 2020, representing an increase of approximately $20.0 million. The increase was primarily due to financing related charges aggregating $15.4 million, including warrant expense of $12.8 million, in the year ended December 31, 2021 compared to $425,000 in the year ended December 20, 2020, as well increases in research and development expense and general and administrative expense as we used more resources to develop and implement our business plan.

Income Taxes

For the years ended December 31, 2021and 2020, no income tax expense or benefit was recognized. Our deferred tax assets are comprised primarily of net operating loss carryforwards. We maintain a full valuation allowance on our deferred tax assets since we have not yet achieved sustained profitable operations. As a result, we have not recorded any income tax benefit since our inception.

Year ended December 31, 2020 compared to the year ended December 31, 2019

General and Administrative Expenses

General and administrative expenses were $1.4 million and $1.5 million, in the years ended December 31, 2020 and December 31, 2019, respectively, representing a decrease of $89,000. The decrease was primarily due to reduced travel and conference related expenditures as a result of the COVID-19 pandemic.

Research and Development Expenses

Our research and development expenses during the years ended December 31, 2020 and 2019 were approximately $244,000 and $46,000, respectively representing an increase of $199,000 or approximately 535%. The increase was primary due to increased expenditures on our development programs, and increased amortization of intangible assets described below.

We amortize licensed or acquired intellectual property over its expected useful life, included in research and development expenses set out above. The license from Skinvisible was obtained in October 2019, see “-Patents and Licenses, Research and Development." Amortization of intangible assets was $104,000 in the year ended December 31, 2020, and $21,000 in the year ended December 31, 2019, representing an increase of $83,000 or almost 400% in the year ended December 31, 2020. The reason for such increase was a full year of expense in 2020 as compared to three months in 2019.

Other expenses:

Interest Expense

In the fourth quarter of 2020, we issued the 2020 Notes convertible promissory notes in an initial bridge financing with an aggregate face value of $1,213,333 with a 20% coupon interest. Interest expense was $47,000 in the year ended December 31, 2020. We did not have any interest expense in the year ended December 31, 2019. See “-Liquidity and Capital Resources.”

Fair value adjustment to convertible notes payable

We elected to value the 2020 Notes and the Bridge Notes at fair value, which was remeasured at each reporting period. In the year ended December 31, 2020 we incurred a fair value adjustment of $378,000 related to the 2020 Notes. We did not have any such expense in the year ended December 31, 2019.

Income Taxes

For the years ended December 31, 2020 and 2019, no income tax expense or benefit was recognized. Our deferred tax assets are comprised primarily of net operating loss carryforwards. We maintain a full valuation allowance on our deferred tax assets since we have not yet achieved sustained profitable operations. As a result, we have not recorded any income tax benefit since our inception.

Net Loss

We recorded a net loss of $2.1 million in for the year ended December 31, 2020, as compared to a net loss of $1.6 million for the year ended December 31, 2019, representing an increase of $0.53 million or approximately 34%. The increase in net loss was primarily due to increases in interest expense, the fair value adjustment to the 2020 Notes and a modest increase in operating expenses.

Critical Accounting Policies and Use of Estimates

The preparation of our consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to accrued expenses, valuation allowance on deferred tax assets and valuation of intangible assets. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Results may differ from these estimates due to actual outcomes being different from those on which we based our assumptions. These estimates and judgments are regularly reviewed by management on an ongoing basis at the end of each quarter prior to the public release of our financial results.

Critical accounting policies are those that, in management’s view, are most important to the portrayal of a company’s financial condition and results of operations and most demanding on their calls on judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. We believe our most critical accounting policies and estimates relate to:

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates. Management considers many factors in selecting appropriate financial accounting policies and controls, and in developing the estimates and assumptions that are used in the preparation of these financial statements. In addition, other factors may affect estimates, including: expected business and operational changes, sensitivity and volatility associated with the assumptions used in developing estimates, and whether historical trends are expected to be representative of future trends. The estimation process often may yield a range of potentially reasonable estimates of the ultimate future outcomes and management must select an amount that falls within that range of reasonable estimates. Estimates are used in the following areas, among others: settlement of debt or other obligations, fair value of debt instruments and warrants, research and development expense recognition, intangible asset estimated useful lives and impairment assessments, allowances of deferred tax assets, contingency recognition, and cash flow assumptions regarding going concern considerations.

Long-lived assets

Long-lived assets are comprised of acquired technology and licensed rights to use technology, which are considered platform technology with alternative future uses beyond the current products in development. Such intangible assets are being amortized on a straight-line basis over their expected useful life of 10 years.

We assess the impairment for long-lived assets whenever events or circumstances indicate the carrying value may not be recoverable. Factors we consider that could trigger an impairment review include the following:

●	Significant changes in the manner of our use of the acquired assets or the strategy for our overall business,
●	Significant underperformance relative to expected historical or projected development milestones,
●	Significant negative regulatory or economic trends, and
●	Significant technological changes which could render the platform technology obsolete.

We recognize impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

Research and development

Research and development costs are expensed as incurred. Research and development expenses include personnel costs associated with research and development activities, including third-party contractors to perform research, conduct clinical trials and manufacture drug supplies and materials. We accrue for costs incurred by external service providers, including contract research organizations and clinical investigators, based on our estimates of service performed and costs incurred. These estimates include the level of services performed by third parties, patient enrollment in clinical trials when applicable, administrative costs incurred by third parties, and other indicators of the services completed. Based on the timing of amounts invoiced by service providers, we may also record payments made to those providers as prepaid expenses that will be recognized as expense in future periods as the related services are rendered.

Fair value of financial instruments

We consider our cash, accounts payable, accrued expenses and the convertible and bridge notes payable to meet the definition of financial instruments. The convertible and bridge notes payable are recorded at fair value and the warrants are recorded at fair value. The carrying amounts of the remaining financial instruments approximated their fair values due to the short maturities.

We measure fair value as required by ASC Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). ASC Topic 820 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. ASC Topic 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.

New accounting pronouncements

We have evaluated all recent accounting pronouncements and believe that none of them will have a material effect on our financial position, results of operations or cash flows except as discussed below.

Debt with Conversion and Other Options and Derivatives and Hedging

The FASB recently issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, to reduce complexity in applying GAAP to certain financial instruments with characteristics of liabilities and equity. The guidance in ASU 2020-06 simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock. The guidance in ASC 470-20 applies to convertible instruments for which the embedded conversion features are not required to be bifurcated from the host contract and accounted for as derivatives. In addition, the amendments revise the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in shareholders’ equity, by removing certain criteria required for equity classification. These amendments are expected to result in more freestanding financial instruments qualifying for equity classification (and, therefore, not accounted for as derivatives), as well as fewer embedded features requiring separate accounting from the host contract. The amendments in ASU 2020-06 further revise the guidance in ASC 260, Earnings Per Share, to require entities to calculate diluted earnings per share (EPS) for convertible instruments by using the if-converted method. In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares. The amendments in ASU 2020-06 are effective for public entities, excluding smaller reporting companies as defined, for fiscal years beginning after December 15, 2021. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. We are currently evaluating the impact this standard will have on our financial statements.

Earnings Per Share

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40). The new ASU addresses issuer’s accounting for certain modifications or exchanges of freestanding equity-classified written call options. This amendment is effective for all entities, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. We do not believe the impact of the adoption of this pronouncement is significant to the consolidated financial statements.

Liquidity and Capital Resources

We believe that we have sufficient resources to effect our business plan for at least one year from the date of this prospectus. We do not expect to generate revenue from product sales unless and until we successfully complete development and obtain marketing approval for one or more of our product candidates, which we expect will take a number of years and is subject to significant uncertainty. Additional financing will be required to complete the research and development of our therapeutic targets and our other operating requirements, which may not be available at acceptable terms, if at all. If we are unable to obtain additional funding when it becomes necessary, the development of our product candidates will be impacted and we would likely be forced to delay, reduce, or terminate some or all of our development programs, all of which could have a material adverse effect on our business, results of operations and financial condition.

Our net losses may fluctuate significantly from quarter-to-quarter and year-to-year, depending on the timing of planned clinical trials and our expenditures on other research and development activities. We anticipate that our expenses will continue to increase substantially in 2023 as we advance the clinical development of QRX003.

Future Funding Requirements

We will need to obtain further funding through public or private offerings of our capital stock, debt financing, collaboration and licensing arrangements or other sources, the requirements for which will depend on many factors, including:

●	the scope, timing, rate of progress and costs of our drug development efforts, preclinical development activities, the timing of laboratory testing and clinical trials for our product candidates;
●	the number and scope of clinical programs we decide to pursue;
●	the cost, timing and outcome of preparing for and undergoing regulatory review of our product candidates;
●	the scope and costs of development and commercial manufacturing activities;
●	the cost and timing associated with commercializing our product candidates, if they receive marketing approval;
●	the extent to which we acquire or in-license other product candidates and technologies;
●	the costs of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending intellectual property-related claims;
●	our ability to establish and maintain collaborations on favorable terms, if at all;
●	our efforts to enhance operational systems and our ability to attract, hire and retain qualified personnel, including personnel to support the development of our product candidates and, ultimately, the sale of our products, following FDA approval;

●	our implementation of operational, financial and management systems; and
●	the costs associated with being a public company.

Adequate additional funding may not be available to us on acceptable terms, or at all. If we are unable to raise capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, scale back or discontinue the development or commercialization of QRX003, any future product, or potentially discontinue operations.

To the extent that we raise additional capital through the sale of our equity or convertible debt securities, and pursuant to the exercise of Common Warrants issued to our investors in the Offering, the ownership interest of our equity holders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our equity holders. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our technologies, future revenue streams, research programs or proposed products, or to grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our drug development or future commercialization efforts or grant rights to develop and market any future product that we would otherwise prefer to develop and market ourselves.

Summary Statement of Cash Flows for the Nine Months Ended September, 2022 and 2021

As of September 30, 2022, we had approximately $15,161,000 in cash and investments in marketable securities. The table below presents our cash flows for the nine months ended September 30, 2022 and 2021:

	Nine months ended September 30,
	2022	2021
Net cash used in operating activities	$(6,538,390)	$(2,541,281)
Net cash used in investing activities	(10,149,121)	(375,000)
Net cash provided by financing activities	14,454,570	3,245,241
Net increase (decrease) in cash	$(2,232,941)	$328,960

Operating Activities

Net cash used in operating activities was approximately $6,538,000 and $2,541,000 for the nine months ended September 30, 2022 and 2021, respectively. The increase in 2022 was primarily due to the increase in research and development and general and administrative expenses, including significant expenses incurred in connection with becoming a public company and increased compensation costs, and partial pay-down of accrued interest on the 2020 Notes.

Investing Activities

Net cash used by investing activities was $10,149,000 and $375,000 in the nine months ended September 30, 2022 and 2021, respectively. The increase in cash used in investing activities for the nine months ended September 30, 2022 was primarily due to the purchases of short maturity US Treasury Bills from the proceeds of the recent public offering.

Financing Activities

Net cash provided by financing activities was $14,545,000 for the nine months ended September 30, 2022. The net cash provided increased due to the receipt of $14.9 million in net proceeds from the Offering partially offset by repayments of amounts due to officers at the aggregate rate of $50,000 per month. Net cash from financing activities in the nine months ended September 30, 2021 was $3,245,000, primarily representing net proceeds received from the issue of Bridge Notes.

Bridge Financing

In connection with the Merger Agreement and the Securities Purchase Agreement (described below), Quoin Inc. entered into a “Bridge Purchase Agreement” on March 24, 2021 with the Investor, pursuant to which the Investor agreed to purchase, and Quoin Inc. agreed to issue notes (the “Bridge Notes”) in the aggregate principal amount of up to $5,000,000 in exchange for an aggregate purchase price of up to $3,800,000 together with warrants. The Bridge Notes were purchased in three closings: (i) the first purchase of $2,000,000 on March 25, 2021 (Quoin Inc. received proceeds of $1,500,000 less fees of $90,000); (ii) the second purchase of $1,700,000 in April 2021 (Quoin Inc. received proceeds of $1,250,000); and (iii) a third purchase of $1,300,000 in May 2021 (Quoin Inc. received proceeds of $1,000,000 less fees of $185,000). The Bridge Notes were secured by a lien on Quoin Inc.’s current and future assets, were senior to all other outstanding and future indebtedness of Quoin Inc. and included covenants limiting future indebtedness, among others.

The Bridge Notes were issued with a 25% original issue discount, at an interest rate of 15% per annum and had a maturity date of the earliest to occur of: (i) December 25, 2021, (ii) the date on which Quoin Inc.’s equity is registered under the Exchange Act or is exchanged for equity so registered or (iii) immediately prior to the closing of the Merger.

The Bridge Notes were offset against the purchase price under the Securities Purchase Agreement related to the Primary Financing and converted into 100,620 ADSs (including shares held in escrow for the benefit of the Investor) upon the closing of the Primary Financing.

Upon the funding of each Bridge Note tranches described above, the Investor received warrants (the “Bridge Warrants”) to purchase a number of shares of Quoin Inc.’s common stock equal to the aggregate principal amount of the Bridge Notes. Upon the closing of the Primary Financing, the Bridge Warrants were exchanged for the Investor Exchange Warrant as described below.

Primary Financing

On October 28, 2021, we completed the private placement transaction with the Investor for an aggregate purchase price of approximately $17,000,000 (comprised of (x) the set off of approximately $5,000,000 of Bridge Notes, and (y) approximately $12,000,000 in cash from the Investor) (the “Primary Financing”), and the Investor paid us approximately $11,504,000, which was net of $393,611 in accrued interest on the Bridge Notes. We incurred an additional approximate $1,000,000 in costs associated with the Primary Financing, which resulted in the net proceeds of approximately $10,100,000. We issued 342,100 ADSs to the Investor, consisting of 85,525 delivered to the Investor on or after the Merger closing and 256,575 initially held in an escrow account for the benefit of the Investor as per the terms of the Securities Purchase Agreement. All such escrow shares were released to the Investor prior to December 31, 2021.

In addition, pursuant to the terms of the Securities Purchase Agreement related to the Primary Financing, Quoin Ltd. issued to the Investor warrants to purchase 99,074 ADSs (the “Investor Exchange Warrant”) at an exercise price of $49.75 per ADS, in exchange for Bridge Warrants. The Investor Exchange Warrant and ordinary shares represented by ADSs underlying the Investor Exchange Warrant were registered with the SEC on the Registration Statement on Form F-4. An amendment to the Investor Exchange Warrant was entered into in September 2021, which replaced reset provisions with a fixed number of shares and exercise price.

Quoin Ltd. also issued to the Investor, effective as of March 13, 2022, the 136th trading day following the consummation of the Merger (i) Series A Warrant to purchase 342,100 ADSs (the “Series A Warrant”) (ii) Series B Warrant to purchase 342,100 ADSs (the “Series B Warrant”) and (iii) Series C Warrant to purchase 191,174 ADSs (“Series C Warrant” and, together with the Series A Warrant and Series B Warrant, the “Investor Warrants”). The exercise price for the Investor Warrants is $49.75 per ADS, with Series A Warrant having a five-year maturity and Series B Warrant and Series C Warrant having a two-year maturity. We had the right to require the mandatory exercise of the Series C Warrant, subject to an effective registration statement being in place for the resale of the shares underlying such warrants and the satisfaction of equity market conditions as defined in the Series C Warrant. As of the financial statement filing date, such registration statement on Form F-1was declared effective by the SEC, but not all of the market related conditions were met. Upon the exercise of the Series C Warrant in full, the Investor had the right to be granted an additional Series A Warrant to purchase 191,174 ADSs and an additional Series B Warrant to purchase 191,174 ADSs at an exercise price of $49.75 per ADS.

Public Offering

On August 9, 2022 (the “Closing Date”), we completed the Offering of 11,050,000,000 ordinary shares represented by 2,210,000 ADSs at a purchase price of $5.00 per ADS and the Pre-Funded Warrant to purchase 5,750,000,000 ordinary shares represented by 1,150,000 ADSs at a per pre-funded warrant price of $4.9999, with each ADS and Pre-Funded Warrant accompanied by the Common Warrant, for aggregate gross proceeds of $16.8 million, resulting in net proceeds of approximately $14.9 million, after deducting the placement agent’s fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the subsequent exercise of the Common Warrants. Each Common Warrant has an exercise price of $5.00 per ADS and expires on the fifth anniversary of the Closing Date. On the Closing Date, the holder of the Pre-Funded Warrant sold in the Offering exercised its Pre-Funded Warrant in full.

Patents and Licenses, Research and Development

Skinvisible:

On October 17, 2019, Quoin Inc. entered into an exclusive license agreement with Skinvisible Inc. (“Skinvisible”), pursuant to which Skinvisible granted a license to use certain patented technology for the development of products for commercial sale in the orphan rare skin disease field, and for the use of a proprietary polymer deliver system technology. This technology is currently being used in the development of QRX003. In exchange for the license, Quoin Inc. agreed to pay Skinvisible $1,000,000, as well as development and sales milestone payments and a single digit royalty on all net sales, as defined.

The development milestones required payments upon achieving development milestones for the first Rare Skin Disease drug product developed using the licensed technology and the first two Ketamine products, as defined. Payments were originally due upon successful completions of certain clinical milestones ($7,500,000) and obtaining US and EU regulatory approval ($15,000,000). The sales milestones required for every licensed product commercialized by Quoin Inc. are $10,000,000 upon achievement of $100,000,000 in sales being achieved in the annual period; $25,000,000 upon achievement of $250,000,000 in sales and $50,000,000 upon the achievement of $400,000,000 in sales in an annual period. On January 27, 2021, Quoin Inc. and Skinvisible entered into an amendment which modified the clinical milestone payment requirements such that $750,000 would be payable to Skinvisible upon achievement of specified clinical milestones, and $21,750,000 upon regulatory approval in the U.S. and EU respectively. No development milestones, sales milestones or royalty payments were due through March 2022.

The agreement has a termination clause that is triggered if no product has commenced clinical testing 12 months after the date of the agreement or the latest subsequent amendment. On April 19, 2021, Quoin Inc. and Skinvisible entered into another amendment which established the development deadline as December 31, 2022. This requirement has been met with the initiation of the clinical study for QRX003 in NS patients.

The license fee was originally due in two equal installments of $500,000 payable no later than December 31, 2019 and June 30, 2020, which were not paid. The agreement was subsequently amended for payment due on July 31, 2020. On July 31, 2020, the agreement was amended to further extend the payment until September 30, 2020. On September 30, 2020, the agreement was again amended, requiring payment of the license fee only when outside financing is received, as defined in the agreement. On June 21, 2021, the parties entered into an additional amendment which modified the payment terms and required a payment of $107,500 on June 26, 2021, a payment of $250,000 within 10 days of the Primary Financing, and the remaining $250,000 upon the earlier of approval of an Investigatory New Drug application by the FDA or December 31, 2021. The license acquisition liability due was paid in full in May 2022. This amendment also eliminated the $750,000 clinical milestone payments described above and reduced the milestone payment upon regulatory approval of the product containing the Skinvisible technology in either the U.S. or E.U., whichever happens first to a total of $5,000,000

Research and Development

We devote substantial research and development resources to developing our products.

Quoin Inc. entered into three consulting agreements with Axella Research LLC (“Axella”) to provide regulatory and pre- clinical/clinical services with respect to QRX003 and QRX004. The combined fees of the three agreements are approximately $270,000, payable as milestones are met. We incurred accrued expenses of approximately $194,000 as of December 31, 2021 in relation to Axella consulting agreements. During three months ended September 30, 2022, we issued 44,187 ADSs to one of Axella’s principals to settle the outstanding liability in full. We incurred no research and development expenses in connection with these agreements, for both of the three and nine months ended September 30, 2022 and 2021, as no services were provided.

In November 2020, Quoin Inc. entered into a Master Service Agreement for an initial term of three years with Therapeutics Inc. for managing preclinical and clinical development for new products in the field of dermatology. The agreement required the execution of individual work orders. Quoin Inc. may terminate any work order for any reason with 90 days written notice subject to costs incurred through termination and a defined termination fee, unless there is a material breach by Therapeutics Inc. The latest work order was entered into in June 2022 for a clinical study at an expected estimated cost of approximately $4.4 million through the second quarter of 2024. For the three and nine months ended September 30, 2022 and 2021, we incurred a research and development expense under this agreement of approximately $423,000 and $904,000, and $88,000 and $232,000 respectively.

In November 2021, Quoin Inc. entered into a research agreement with Queensland University of Technology (“QUT”) for research related services associated with NS of approximately $250,000 for an expected period of eighteen months. For the three and nine months ended September 30, 2022, we incurred research and development costs related to this agreement of approximately $35,000 and $112,000, respectively.

In May 2022, Quoin Inc. entered into a research agreement with QUT for research related services associated with Scleroderma of approximately $610,000 for an expected period of eighteen months. We incurred research and development expenses of approximately $138,000 for the three and nine months ended September 30, 2022. As of September 30, 2022, we recorded prepaid research and development costs related to this agreement of approximately $85,000.

BUSINESS

Company Overview

We are a clinical stage specialty pharmaceutical company dedicated to the development and commercialization of therapeutic products that treat rare and orphan diseases for which there are currently no approved treatments or cures. Our initial focus is on the development of products, using our proprietary owned and in-licensed drug delivery technologies, that could help address rare skin diseases. Our first lead product is QRX003, a once daily, topical lotion comprised of a broad-spectrum serine protease inhibitor, formulated with the proprietary in-licensed Invisicare® technology, is under development as a potential treatment fort Netherton Syndrome (“NS”), a rare hereditary genetic disease. QRX003 is currently being tested in two clinical studies in the United States (“U.S.”) under an open Investigational New Drug (“IND”) application with the Food and Drug Administration (“FDA”). Dosing of patients has commenced for the first study, and we are preparing to commence enrollment into the second clinical study. We are also developing QRX004 as a potential treatment for Recessive Dystrophic Epidermolysis Bullosa (“RDEB”). In addition, we entered into Research Agreements with the Queensland University of Technology (“QUT”), under which we have obtained an option for global licenses to QRX007 for the potential treatment of NS and QRX008 for the potential treatment of scleroderma.

We were incorporated under the laws of the State of Israel in 1986 under the name Montiger Ltd. Between 1986 and 2021, we underwent several name changes, including the name change to Cellect Biotechnology Ltd. (“Cellect”). On October 28, 2021, Cellect completed the business combination with Quoin Pharmaceuticals, Inc., a Delaware corporation (“Quoin Inc.”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of March 24, 2021 (the “Merger Agreement”), by and among Cellect, Quoin Inc. and CellMSC, Inc., a Delaware corporation and wholly-owned subsidiary of Cellect (“Merger Sub”), pursuant to which Merger Sub merged with and into Quoin Inc., with Quoin Inc. surviving as a wholly-owned subsidiary of Cellect (the “Merger”). Immediately after completion of the Merger, Cellect changed its name to “Quoin Pharmaceuticals, Ltd.” In addition, on October 28, 2021, Cellect sold the entire share capital of its subsidiary, Cellect Biotherapeutics Ltd., which retained all of Cellect’s then existing assets, to EnCellX Inc. (“EnCellX”), a newly formed U.S. privately held company.

Netherton Syndrome

NS is a rare autosomal recessive genetic disease caused by a mutation in the SPINK5 gene and has an incidence of approximately 1/200,000 births. The SPINK5 gene encodes a protein, called lympho-epithelial kazal type related inhibitor (“LEKTI”) that serves as a brake system on the activity of certain proteases (enzymes that digest proteins) in the skin called Kallikreins. The absence of the LEKTI protein, as a result of the genetic defect that causes NS, leads to unregulated protease activity in the skin by the Kallikreins, resulting in too few layers of the outer skin (stratum corneum), thereby leading to a highly defective and compromised skin barrier. As a result, patients with NS suffer from a variety of medical issues including regular, severe infections, skin cancer, pruritis, asthma, and severe allergies among others.

Newborns with NS have reddened skin (erythroderma) and sometimes a thick parchment-like covering of skin (collodion membrane). The skin is red and scaly all over. Hair shafts are fragile and break easily due to trichorrhexis or “bamboo hair,” resulting in short sparse hair. In older children and adults the scaling may have a distinctive circular pattern (ichthyosis linearis circumflexa). Babies with NS may be born prematurely. Trouble gaining weight in infancy and childhood is common and can be severe. Infants may also have recurrent skin infections and septicemia. They may develop hypernatremia (elevated sodium levels in the blood) due to excessive loss of fluid from the skin surface. Because hairs may not be affected at birth, and then may be sparse in all babies in the first months of life, the characteristic hair defect that is diagnostic of NS may not be detected initially. Infants with NS may be misdiagnosed as having congenital ichthyosiform erythroderma, atopic dermatitis or psoriasis. Atopic dermatitis (red, itchy patches of skin) may be present and a cradle cap-like scale and redness may appear on the face, scalp and eyebrows.

There are currently no approved therapies to treat NS. In the absence of an approved therapeutic product, patients can only obtain minor symptomatic relief, generally by the regular use of emollients and moisturizing creams and lotions. Other topical agents must be used with caution because the highly compromised skin in NS patients may allow ingredients from some topically applied medications to be excessively absorbed into the bloodstream, which may pose a danger to the patient. Use of topical keratolytic agents, such as urea or lactic acid derivatives, may be limited by skin irritation and is generally be reserved for older children or adults. Base line treatment may also include oral antihistamines, which can help to control the itchy, eczematous component, and topical or systemic antibiotics as needed. Oral and topical steroids and systemic biologics may be beneficial in reducing inflammation and the eczematous component of the disease. However, the well-documented side effects of long-term steroid use need to be carefully considered. There is a critical need for a new and effective treatment for NS.

Our Product Candidates

QRX003

QRX003 is a once-daily topical lotion being developed for the treatment of NS. The active ingredient in QRX003 is a competitive broad-spectrum serine protease inhibitor whose mechanism of action is to target the kallikreins responsible for the process of skin shedding. As a result of the genetic mutation of the SPINK5 gene, that causes NS, these kallikreins go unregulated and become hyperactive resulting in the uncontrolled desquamation that leads to the highly defective skin barrier in NS patients. When applied daily to the skin, QRX003 is designed to perform the function of the missing LEKTI protein and down regulate, but not to completely stop, the activity of kallikreins, leading to a more normalized skin shedding process and the formation of a stronger and more effective skin barrier.

While several other companies are pursuing the development of products to treat NS, we believe, to date we are the only company that is conducting clinical trials in NS patients under an open IND with the FDA. In addition, we intend to pursue the clinical development of QRX003 in other rare dermatological diseases including Peeling Skin Syndrome, SAM Syndrome, and Palmoplantar Keratoderma. QRX003 was developed using Invisicare® polymer delivery technology licensed from Skinvisible Pharmaceuticals, Inc. (“Skinvisible”). See “—Intellectual Property—License Agreement with Skinvisible.” The Invisicare® polymer delivery technology moisturizes the skin whilst simultaneously providing a protective barrier against allergens, toxins and other environmental agents..

QRX004

QRX004 contains two active ingredients as a potential treatment for RDEB. One active ingredient induces a read-through of nonsense mutations and leads to creation of robust and sustained type VII collagen, which is designed to improve wound closure, reduce blistering and stronger skin. This product is being developed using Invisicare® delivery technology in-licensed from Skinvisible. See “—Intellectual Property—License Agreement with Skinvisible.”

QRX007 and QRX008

In November 2021, we entered into the Research Agreement with QUT, pursuant to which we have an option to in-license the QRX007 product. QRX007 is a bi-functional protein designed to be highly selective and potent inhibitor of the KLK5 and KLK7 kallikreins as a potential treatment for NS. QRX007 is in pre-clinical testing for NS. In May 2022, we entered into another Research Agreement with QUT, pursuant to which we have an option to in-license a small molecule VLA-4 inhibitor, the QRX008 product. QRX008 is a potential treatment for scleroderma, a rare autoimmune disease for which there is currently no approved treatment, and it is under early-stage development by QUT.

Regulatory Status of QRX003 for the Treatment of NS

On November 29, 2019, we submitted a pre-IND meeting request to the FDA regarding the proposed development of QRX003 as a potential treatment for NS. On January 30, 2020, we received feedback from the FDA, which we believe has provided us with a clear path forward for the development of QRX003 as a potential treatment for NS.

With regard to the proposed clinical program, the agency confirmed that in the case of a rare disease, findings from a single Phase 3 trial along with supportive data could be used to establish efficacy. In response to our query, the agency stated that QRX003 may be a candidate for one or more expedited regulatory approval pathways.

We submitted an IND in March 2022 to the FDA to initiate a clinical study of QRX003 in adult NS patients. We received a ‘Study May Proceed’ notification from the FDA on June 13, 2022, which cleared us to initiate clinical testing of QRX003 in NS patients. This study is fully up and running, and five of the projected six clinical sites in the U.S. have been opened. Patients are actively being screened and recruited into the study and dosing has commenced. This study is a randomized, double blinded assessment of two different doses of QRX003 versus a placebo vehicle in NS patients. The test materials are applied once daily, over a twelve-week period, to pre-selected areas of the patient’s body. Based on discussions with the FDA, a number of different clinical endpoints are being assessed in the study, including but not limited to, an Investigators Global Assessment (IGA), Patient’s Global Assessment (PaGA) and Pruritis. In its communication allowing our study to proceed, the FDA provided further feedback on our development program. The FDA provided advice on our initial study so that the study could better inform future studies.

In November 2022, we submitted a protocol for our second clinical study in NS patients to the FDA under our currently open IND. This study was cleared by the FDA to initiate in December 2022. Preparations are currently underway to commence enrollment into this study. This study will be conducted in ten NS patients who are currently receiving off-label systemic therapy, primarily systemic biologic therapy. This will be an open-label study with no placebo control.

It is anticipated that both of our NS clinical studies will run concurrently and utilize the same clinical trial sites and investigators. With regard to nonclinical studies to support further clinical development and an eventual NDA submission, the agency stated that the typical battery of toxicology studies would apply to this product candidate.

In March 2022, we submitted a briefing document to the EMA seeking guidance regarding the clinical and regulatory development of QRX003 for the European Union (“EU”), to which we received comprehensive and constructive feedback. We also intend to apply for Orphan Drug status in the U.S. and Europe as well as Rare Pediatric Disease designation in the U.S. for QRX003.

Commercial Strategy

QRX003 has the potential to become the first approved treatment for NS to reach the market both in the U.S. and Europe and may therefore likely be used in a large proportion of patients. We currently anticipate that QRX003, if approved, would be applied once daily to the diseased skin over the patient’s entire body. Because NS is a chronic disease and does not spontaneously resolve, we believe there is an opportunity for the product, should it be approved, for long-term chronic use.

We intend to self-commercialize QRX003, and other rare disease products the company may develop, if approved, in both the U.S. and Europe. Because of the very low number of patients and the fact that diagnosis and treatment are generally provided by a relatively small number of board-certified dermatologists in major urban areas, this concentration of care will enable us to market QRX003 with a small, dedicated salesforce to target patients and caregivers in the U.S. Outside of the U.S., we have currently established eight separate marketing partnerships for QRX003 that cover approximately 60 different countries including Australia, New Zealand, the Middle East, Central and Eastern Europe, Turkey, Canada, China, Taiwan, Hong Kong and some countries in Latin America.

Once the commercial infrastructure has been established for QRX003 for NS, the subsequent approval and addition of new rare disease indications or products will not result in a significant increase in the size of that infrastructure. In particular, it is highly likely that physicians who treat patients with NS would also treat patients with Peeling Skin Syndrome, SAM Syndrome, Palmoplantar Keratoderma and Epidermolysis Bullosa, enabling our sales personnel to discuss several products, once approved, with each treating physician.

A key element of our commercial strategy will be to add new products to our portfolio beyond those which we develop ourselves. This will be achieved through in-licensing, acquisition or the establishment of research partnerships with universities or other institutions. While it is intended that these products will treat rare and orphan diseases, we may widen our scope of interest beyond rare skin diseases as we believe this will not add significant incremental burden to an already established commercial infrastructure.

Pricing

We have not conducted a formal pricing analysis of QRX003 in NS. We anticipate that pricing at launch may be influenced by the product label negotiated with the FDA, pharmacoeconomic data developed to support pricing and the potential for greater sales under negotiated government contracts.

Competition

Currently, there are no approved products to treat NS. However, to our knowledge, there are a number of therapeutic products at various stages of development for the treatment of NS, including candidates from LifeMax Laboratories, Inc., Krystal Biotech, Inc., Sixera Pharmaceuticals, ResVita Bio, and Azitra Inc. Currently, to the best of our knowledge, there are no active studies on NS patients being conducted under an open IND by any of these companies.

Manufacturing

Our manufacturing strategy is to contract with third parties to manufacture our clinical and commercial active pharmaceutical ingredient (API) and drug product supplies. The formulation and processes used to manufacture our products are proprietary, and we have agreements with various third-party manufacturers and suppliers, such as Ferndale Contract Manufacturing and TopChem Pharmaceuticals Limited, that are intended to restrict these manufacturers from using or revealing any unpublished proprietary information.

Intellectual Property

Patents and Trademarks

Our success depends in part on our ability to obtain and maintain patents and other forms of intellectual property rights, including in-licenses of intellectual property rights of others, for our product candidates, methods used to develop and manufacture our product candidates and methods for treating patients using our product candidates, as well as our ability to preserve our trade secrets, to prevent third parties from infringing upon our proprietary rights and to operate without infringing upon the proprietary rights of others. The strength of patents in the biotechnology and pharmaceutical field involves complex legal and scientific questions and can be uncertain.

The following table lists patents and trademarks that we use in our business.

Patents	Trademarks
U.S. Patent No. 7,674,471 (exp. March 10, 2024) and U.S. Patent No. 8,318,818 (exp. July 10, 2025) directed to Invisicare® technology licensed from Skinvisible.	U.S. Trademark Registration No. 6918421 for word mark “RARE DISEASES ARE ONLY RARE IF YOU DON’T LIVE WITH ONE” filed by Quoin Inc.
U.S. Patent Application No. 63/481,535 directed to adjunctive therapy for NS with QRX003 filed by Quoin Inc.	U.S. Trademark Application No. 97/105,005 for design and words “Quoin Pharmaceuticals” filed by Quoin Inc.

License Agreement with Skinvisible

In October 2019, we entered into the Exclusive Licensing Agreement (as amended from time to time, the “License Agreement”) with Skinvisible Pharmaceuticals, Inc. (“Skinvisible”), under which Skinvisible granted us an exclusive royalty-bearing license relating to the production and manufacture of prescription drug products related to certain patents held by Skinvisible, including those related to QRX003 and QRX004. We made Skinvisible a one-time non-refundable, non-creditable license fee of $1 million (the “License Fee”). In addition, we agreed to pay Skinvisible a single digit royalty percentage of our net sales revenues for any licensed product covered by the patent rights licensed to us under the License Agreement. We also agreed to pay Skinvisible 25% of any revenues we receive as royalties in the event that we sublicense any licensed products to a third party. The License Agreement also requires that we make a $5 million payment to Skinvisible upon receiving approval in the U.S. for the first drug product developed using intellectual property licensed thereunder.

Trade Secrets

In addition to the protection afforded by patents, we rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable, including processes for which patents are difficult to enforce and any other elements of our drug discovery and development processes that involve proprietary know-how, information or technology that is not covered by patents. Although each of our employees agrees to assign their inventions to us through an employee inventions agreement, and all of our employees, consultants, advisors and any third parties who have access to our proprietary know-how, information or technology are required to enter into confidentiality agreements, we cannot provide any assurances that all such agreements have been duly executed, that our trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques.

Regulatory

General

Government authorities in the United States and other countries extensively regulate, among other things, the pre-clinical and clinical testing, manufacturing, labeling, storage, record-keeping, advertising, promotion, export, marketing and distribution of pharmaceutical products. In the United States, pharmaceutical products are subject to rigorous review under the Federal Food, Drug, and Cosmetic Act, and other federal statutes and regulations.

FDA Approval Process

To obtain approval of our product candidates from the FDA, we must, among other requirements, demonstrate in preclinical studies and well-controlled clinical trials that the product is safe and effective for its intended use and that the manufacturing facilities, processes and controls are adequate to preserve the drug’s identity, strength, quality and purity. The drug approval process generally includes:

●	preclinical laboratory tests, in vitro and in vivo preclinical studies and formulation and stability studies;
●	the submission to the FDA of an application for human clinical testing, which is known as an IND application;
●	adequate and well-controlled human clinical trials to demonstrate the safety and effectiveness of the drug;
●	the submission to the FDA of a new drug application (“NDA”) for a drug; and
●	satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the drug is produced to assess compliance with current GMP (“cGMP”) requirements to assure that the facilities, methods and controls are adequate to preserve the drug’s identity, strength, quality and purity;
●	the approval by the FDA of an NDA.

Preclinical tests include laboratory evaluations of product chemistry, toxicity and formulation, as well as animal studies. Preclinical trials must also be conducted in accordance with FDA and comparable foreign authorities’ legal requirements, regulations or guidelines, including Good Laboratory Practice. Violations of these regulations can, in some cases, lead to invalidation of the studies, requiring them to be replicated. Before human clinical testing can begin, a sponsor must submit the results of the preclinical tests, together with manufacturing information and analytical data, to the FDA as part of the IND, a request for authorization from the FDA to administer an investigational new drug product to humans.

A 30-day waiting period after the submission of each IND is required prior to the commencement of clinical testing in humans. If the FDA has neither commented on nor questioned the IND within this 30-day period, the clinical trial proposed in the IND may begin. Clinical trials involve the administration of the investigational drug to healthy volunteers or patients under the supervision of a qualified investigator. Clinical trials must be conducted: (i) in compliance with federal regulations; (ii) in compliance with good clinical practices (“GCP”), an international standard meant to protect the rights and health of patients and to define the roles of clinical trial sponsors, administrators, and monitors; as well as (iii) under protocols detailing the objectives of the trial, the parameters to be used in monitoring safety, and the effectiveness criteria to be evaluated. Each protocol involving testing on U.S. patients and subsequent protocol amendments must be submitted to the FDA as part of the IND. Clinical trials must be conducted under the supervision of one or more qualified investigators pursuant to protocols detailing, among other things, the objectives of the trial, dosing procedures, subject selection and exclusion criteria and the safety and effectiveness criteria to be evaluated. For each institution where a clinical trial will be conducted, an institutional review board (“IRB”) must review and approve the clinical trial protocol and informed consent form required to be provided to each trial subject or his or her legal representative prior to a clinical trial commencing, and conduct on-going monitoring of the study until completed or termination to assure that appropriate steps are taken to protect the human subjects participating in the research.

The FDA may order the temporary or permanent discontinuation of a clinical trial at any time, or impose other sanctions, if it believes that the clinical trial either is not being conducted in accordance with FDA regulations or presents an unacceptable risk to the clinical trial patients. Imposition of a clinical hold may be full or partial. The IRB will also monitor the clinical trial until completed. An IRB may also require the clinical trial at the site to be halted, either temporarily or permanently, for failure to comply with the IRB’s requirements, or may impose other conditions. Additionally, some clinical trials are overseen by an independent group of qualified experts organized by the clinical trial sponsor, known as a data safety monitoring board or committee. This group provides authorization for whether a trial may move forward at designated checkpoints based on access to certain data from the trial.

Human clinical trials are typically conducted in three sequential phases that may overlap or be combined:

Phase 1: In Phase 1 studies, the product candidate is initially introduced into healthy human volunteers and tested for safety, dosage and tolerability, absorption, distribution, metabolism and excretion and, effect on the body.

Phase 2: Phase 2 studies are conducted in a limited patient population. These studies continue to evaluate safety while gathering preliminary data on effectiveness in patients with the targeted disease or condition.

Phase 3: Phase 3 trials further evaluate efficacy and safety in an expanded patient population, generally at geographically dispersed clinical study sites. These clinical trials are intended to establish the overall risk-benefit ratio of the product candidate and provide, if appropriate, an adequate basis for product labeling. In most cases, the FDA requires two adequate and well-controlled Phase 3 clinical trials to demonstrate the safety and efficacy of the drug. In rare instances, a single Phase 3 trial may be sufficient when either (1) the trial is a large, multicenter trial demonstrating internal consistency and a statistically very persuasive finding of a clinically meaningful effect on mortality, irreversible morbidity or prevention of a disease with a potentially serious outcome and confirmation of the result in a second trial would be practically or ethically impossible or (2) the single trial is supported by other confirmatory evidence.

Post-approval studies, sometimes referred to as Phase 4 studies, may be conducted after initial marketing approval. These studies are used to gather additional information about a product’s safety and/or efficacy in patients affected by the therapeutic indication.

After completion of the required clinical testing, an NDA is prepared and submitted to the FDA. FDA approval of the NDA is required before marketing and distribution of the product may begin in the United States. The NDA must include the results of all preclinical, clinical, and other testing and a compilation of data relating to the product’s pharmacology, chemistry, manufacture, and controls. The submission of most NDAs is subject to the payment of a substantial application user fee. Under an approved NDA, the applicant is also subject to an annual program fee. These fees typically increase annually. An NDA for a drug that has been designated as an orphan drug is not subject to an application fee, unless the NDA includes an indication for other than a rare disease or condition.

Pursuant to the current Prescription Drug User Fee Act (“PDUFA”) goals, FDA’s goal for acting on the submission of an NDA for a new molecular entity is ten months from the date the FDA files the NDA. The FDA conducts a preliminary review of an NDA within 60 days after submission to determine whether it is sufficiently complete to permit substantive review, before determining whether to file the NDA. This two-month preliminary review effectively extends the typical NDA review period to twelve months. In rare cases, the FDA may request additional information rather than file an NDA. In this event, the NDA must be resubmitted with the additional information. The resubmitted application also is subject to review before the FDA accepts it for filing.

The FDA may also refer applications for novel pharmaceutical products, as well as pharmaceutical products that present difficult questions of safety or efficacy, to be reviewed by an advisory committee, typically a panel that includes clinicians, statisticians and other experts, for review, evaluation, and a recommendation as to whether the NDA should be approved. The FDA is not bound by the recommendation of an advisory committee, but generally follows such recommendations. Before approving an NDA, the FDA will typically inspect one or more clinical sites to assure compliance with GCP. Additionally, the FDA will inspect the facility or the facilities at which the pharmaceutical product is manufactured. The FDA will not approve the product unless compliance with cGMP is satisfactory and the NDA contains data that provide substantial evidence that the drug is safe and effective in the respective claimed indication.

Following the FDA’s evaluation of an NDA, it will issue an approval letter or a complete response letter (“CRL”). An approval letter authorizes the sponsor to begin commercial marketing of the drug for specific indications. A CRL means that the review cycle of the application is complete and the application will not be approved in its present form. A CRL describes the specific deficiencies in the NDA identified by the FDA and may recommend actions that the applicant might take, including providing additional clinical data, such as an additional Phase 3 trial or other significant and time-consuming requirements related to clinical trials, nonclinical studies or manufacturing, to resolve the deficiencies. If a CRL is issued, the sponsor must resubmit the NDA addressing all of the deficiencies identified in the letter, or withdraw the application. Even if the sponsor submits the recommended data and information, the FDA may decide that the NDA does not satisfy the criteria for approval.

As condition to a product’s regulatory approval, the FDA may require a sponsor to conduct Phase 4 studies designed to further assess the drug’s safety and effectiveness after NDA approval, or may require other testing and surveillance programs to monitor the safety of the approved product. The FDA may also place other conditions on approval including the requirement for a risk evaluation and mitigation strategy (“REMS”) to assure the safe use of the drug. A REMS could include medication guides, communication plans to healthcare professionals or other elements to assure safe use, such as provider certification or training, restricted distribution methods, and patient registries.

There are a variety of regulations governing clinical trials and requirements for obtaining marketing approval for pharmaceutical products outside the United States. Whether or not FDA approval has been obtained, approval of a product by the comparable regulatory authorities of foreign countries and regions must be obtained prior to the commencement of marketing the product in those countries. The approval process varies from one regulatory authority to another and the time may be longer or shorter than that required for FDA approval. In the EU, Canada and Australia, regulatory requirements and approval processes are similar, in principle, to those in the United States.

Disclosure of Clinical Trial Information

Sponsors of clinical trials of FDA-regulated products, including drugs and biologic products, are required to register and disclose certain clinical trial information on the website www.clinicaltrials.gov. Information related to the product, patient population, phase of investigation, trial sites and investigators, and other aspects of a clinical trial are then made public as part of the registration. Sponsors are also obligated to disclose the results of their clinical trials after completion. Disclosure of the results of clinical trials can be delayed in certain circumstances for up to two years after the date of completion of the trial. Competitors may use this publicly available information to gain knowledge regarding the progress of clinical development programs as well as clinical trial design.

Pediatric Information

Under the Pediatric Research Equity Act (“PREA”), NDAs or supplements to NDAs must contain data to assess the safety and effectiveness of the drug product for the claimed indications in all relevant pediatric subpopulations and to support dosing and administration for each pediatric subpopulation for which the product is safe and effective. The FDA may grant full or partial waivers, or deferrals, for submission of data. Unless otherwise required by regulation, PREA does not apply to any product with orphan product designation except a product with a new active ingredient that is a molecularly targeted cancer product intended for the treatment of an adult cancer and directed at a molecular target determined by FDA to be substantially relevant to the growth or progression of a pediatric cancer.

The Best Pharmaceuticals for Children Act (“BPCA”) provides a six-month extension of any patent or non-patent exclusivity for a drug if certain conditions are met. Conditions for exclusivity include the FDA’s determination that information relating to the use of a new drug in the pediatric population may produce health benefits in that population, FDA making a written request for pediatric studies, and the applicant agreeing to perform, and reporting on, the requested studies within the statutory timeframe. Applications under the BPCA are treated as priority applications, with all of the benefits that designation confers.

Expedited Programs

FDA is required to facilitate the development, and expedite the review, of drug products that are intended for the treatment of a serious or life-threatening disease or condition for which there is no effective treatment and which demonstrate the potential to address unmet medical needs for the condition. Fast track designation may be granted for products that are intended to treat a serious or life-threatening disease or condition for which there is no effective treatment and preclinical or clinical data demonstrate the potential to address unmet medical needs for the condition. Fast track designation applies to both the product and the specific indication for which it is being studied. Any product submitted to FDA for marketing, including under a fast track program, may be eligible for other types of FDA programs intended to expedite development and review, such as priority review.

Priority review may be granted for products that are intended to treat a serious or life-threatening condition and, if approved, would provide a significant improvement in safety and effectiveness compared to available therapies. FDA will attempt to direct additional resources to the evaluation of an application designated for priority review in an effort to facilitate the review.

FDA is also required to expedite the development and review of applications for approval of products that are intended to treat a serious or life-threatening disease or condition where preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints. Under the breakthrough therapy program, the sponsor of a new product candidate may request that FDA designate the product candidate for a specific indication as a breakthrough therapy concurrent with, or after, the submission of the IND for the product candidate. FDA must determine if the product candidate qualifies for breakthrough therapy designation within 60 days of receipt of the sponsor’s request. The FDA may take certain actions with respect to breakthrough therapies, including holding meetings with the sponsor throughout the development process, providing timely advice to the product sponsor regarding development and approval, involving more senior staff in the review process, assigning a cross disciplinary project lead for the review team and taking other steps to design the clinical studies in an efficient manner.

Orphan Drug Designation

Pursuant to the Orphan Drug Act, FDA may grant special status, or orphan designation, to a drug intended to treat a rare disease or condition, which is defined as a disease or condition that affects fewer than 200,000 individuals in the United States, or there is no reasonable expectation that the sales of the product will offset the cost of developing and making the drug available in the United States. A request for orphan drug designation must be submitted before the NDA is submitted. Following the grant of orphan designation, FDA will publicly disclose the identity of the therapeutic drug candidate and its potential orphan use. Orphan designation does not shorten the duration of the regulatory review and approval process.

If a drug candidate with orphan designation subsequently receives the first FDA approval for the disease or condition for which it has orphan designation, the drug is entitled to a seven-year period of market exclusivity subject to certain exceptions (e.g., clinical superiority of a subsequent product). This means that FDA may not approve another drug application authorizing another manufacturer to market the same drug for the same indication for seven years. This does not preclude competitors from receiving approval of the same product that has orphan exclusivity for a different indication or a different product for the same indication for which the orphan product has exclusivity. The orphan designation of a drug also provides the sponsor with certain financial incentives including tax credits and waiver of PDUFA fees.

Rare Pediatric Disease Priority Review Voucher Program

Under the Rare Pediatric Disease Priority Review Voucher program, the FDA may award a priority review voucher to the sponsor of an approved marketing application for a product that treats or prevents a rare pediatric disease. The voucher entitles the sponsor to priority review of one subsequent marketing application.

A voucher may be awarded only for an approved rare pediatric disease product application. A rare pediatric disease product application is an NDA for a product that treats or prevents a serious or life-threatening disease in which the serious or life-threatening manifestations primarily affect individuals aged from birth to 18 years; in general, the disease must affect fewer than 200,000 such individuals in the U.S.; the NDA must be deemed eligible for priority review; the NDA must not seek approval for a different adult indication (i.e., for a different disease/condition); the product must not contain an active ingredient that has been previously approved by FDA; and the NDA must rely on clinical data derived from studies examining a pediatric population such that the approved product can be adequately labeled for the pediatric population. Before NDA approval, FDA may designate a product in development as a product for a rare pediatric disease, but such designation is not required to receive a voucher.

To receive a rare pediatric disease priority review voucher, a sponsor must notify the FDA, upon submission of the NDA, of its intent to request a voucher. If the FDA determines that the NDA is a rare pediatric disease product application and grants priority review, and if the NDA is approved, the FDA will award the sponsor of the NDA a voucher upon approval of the NDA. The FDA may revoke a rare pediatric disease priority review voucher if the product for which it was awarded is not marketed in the U.S. within 365 days of the product’s approval.

The voucher, which is transferable to another sponsor, may be submitted with a subsequent NDA or biologics license application (“BLA”) and entitles the holder to priority review of the accompanying NDA or BLA. The sponsor submitting the priority review voucher must notify FDA of its intent to submit the voucher with the NDA or BLA at least 90 days prior to submission of the NDA or BLA and must pay a priority review user fee in addition to any other required user fee. FDA must take action on an NDA or BLA under priority review within six months of receipt of the NDA or BLA.

The Rare Pediatric Disease Priority Review Voucher program was reauthorized in the Creating Hope Reauthorization Act in December 2020, allowing a product that is designated as a product for a rare pediatric disease prior to October 1, 2024 to be eligible to receive a rare pediatric disease priority review voucher upon approval of a qualifying NDA or BLA prior to October 1, 2026.

Post-Marketing Obligations

All approved drug products are subject to continuing regulation by the FDA, including record-keeping requirements, reporting of adverse experiences with the product, sampling and distribution requirements, notifying the FDA and gaining approval for certain manufacturing or labeling changes, complying with certain electronic records and signature requirements, submitting periodic reports to the FDA, maintaining and providing updated safety and efficacy information to the FDA, and complying with FDA promotion and advertising requirements. Failure to comply with the statutory and regulatory requirements can subject a manufacturer to possible legal or regulatory action, such as warning letters, suspension of manufacturing, seizure of product, injunctive action, criminal prosecution, or civil penalties.

The FDA may require post-marketing studies or clinical trials to develop additional information regarding the safety of a product. These studies or trials may involve continued testing of a product and development of data, including clinical data, about the product’s effects in various populations and any side-effects associated with long-term use. The FDA may require post-marketing studies or trials to investigate known serious risks or signals of serious risks or identify unexpected serious risks and may require periodic status reports if new safety information develops. Failure to conduct these studies in a timely manner may result in substantial civil fines.

Drug manufacturers and their subcontractors are required to register their establishments with the FDA and certain state agencies, and to list their products with the FDA. The FDA periodically inspects manufacturing facilities in the United States and abroad in order to assure compliance with the applicable cGMP regulations and other requirements. Facilities also are subject to inspections by other federal, foreign, state or local agencies. In complying with the cGMP regulations, manufacturers must continue to assure that the product meets applicable specifications, regulations and other post-marketing requirements. Any third-party manufacturers must also maintain compliance with all applicable regulations and requirements. Failure to comply with these requirements subjects the manufacturer to possible legal or regulatory action, such as suspension of manufacturing or recall or seizure of product.

Also, newly discovered or developed safety or efficacy data may require changes to a product’s approved labeling, including the addition of new warnings and contraindications, additional pre-clinical or clinical studies, or even in some instances, revocation or withdrawal of the approval. Violations of regulatory requirements at any stage, including after approval, may result in various adverse consequences, including the FDA’s withdrawal of an approved product from the market, other voluntary or FDA-initiated action that could delay or restrict further marketing, and the imposition of civil fines and criminal penalties against the NDA holder. In addition, later discovery of previously unknown problems may result in restrictions on the product or NDA holder, including withdrawal of the product from the market. Furthermore, new government requirements may be established that could delay or prevent regulatory approval of our products under development, or affect the conditions under which approved products are marketed.

Data Privacy

We are subject to various laws and regulations globally regarding privacy and data protection, including laws and regulations relating to the collection, storage, handling, use, disclosure, transfer and security of personal information. The legislative and regulatory environment regarding privacy and data protection is continuously evolving and developing and the subject of significant attention globally. Certain privacy and data protection laws, such as the Health Insurance Portability and Accountability Act (HIPAA) and the California Consumer Privacy Act (CCPA), may not apply to us directly at this time, but those laws may apply to the investigators, health care professionals, third party payors, and business partners with whom we have relationships and so may apply to our processing of personal information that we receive from or share with such third parties. We may also engage service providers, such as contract research organizations, to process personal information on our behalf. We cannot ensure that all our contractors, vendors, licensees, business partners or collaborators will comply with all applicable privacy and data protection laws and regulations. The failure to comply with these current and future laws could result in significant penalties and reputational harm and could have a material adverse effect on our business and results of operations.

Commercial Product Pricing

In the United States and some foreign jurisdictions, many of the markets in which we may do business in the future, the prices of pharmaceutical products are subject to direct price controls (by law) and to drug reimbursement programs with varying price control mechanisms.

In the United States, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, or Medicare Modernization Act, changed the way Medicare covers and pays for pharmaceutical products. The legislation expanded Medicare coverage for drug purchases by the elderly and introduced a new reimbursement methodology based on average sales prices for physician administered drugs. In addition, this legislation provided authority for limiting the number of drugs that will be covered in any therapeutic class in certain cases. Cost reduction initiatives and other provisions of this and other more recent legislation could decrease the coverage and reimbursement that is provided for any approved products. While the Medicare Modernization Act applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates. Therefore, any reduction in reimbursement that results from the Medicare Modernization Act or other more recent legislation may result in a similar reduction in payments from private payors.

Healthcare Reform

Healthcare reforms that have been adopted, and that may be adopted in the future, could result in further reductions in coverage and levels of reimbursement for pharmaceutical products, increases in rebates payable under U.S. government rebate programs and additional downward pressure on pharmaceutical product prices. Recently, healthcare reform initiatives culminated in the enactment of the Inflation Reduction Act (“IRA”) in August 2022, which will, among other things, allow U.S. Department of Health and Human Services (“HHS”) to negotiate the selling price of certain drugs and biologics that the Centers for Medicare & Medicaid Services (“CMS”) reimburses under Medicare Part B and Part D, although only high-expenditure single-source drugs that have been approved for at least 7 years (11 years for biologics) can be selected by CMS for negotiation, with the negotiated price taking effect two years after the selection year. The negotiated prices, which will first become effective in 2026, will be capped at a statutory ceiling price. Beginning in October 2023, the IRA will also penalize drug manufacturers that increase prices of Medicare Part B and Part D drugs at a rate greater than the rate of inflation. The IRA permits the Secretary of HHS to implement many of these provisions through guidance, as opposed to regulation, for the initial years. Manufacturers that fail to comply with the IRA may be subject to various penalties, including civil monetary penalties. The IRA also extends enhanced subsidies for individuals purchasing health insurance coverage in ACA marketplaces through plan year 2025. These provisions will take effect progressively starting in 2023, although they may be subject to legal challenges. It is unclear to what extent additional statutory, regulatory, and administrative initiatives will be enacted and implemented.

European Regulatory Authorities

In the European Union, governments influence the price of pharmaceutical products through their pricing and reimbursement rules and control of national healthcare systems that fund a large part of the cost of such products to consumers. The approach taken varies from member state to member state. Some jurisdictions operate positive and/or negative list systems under which products may be marketed only once a reimbursement price has been agreed. Other member states allow companies to fix their own prices for medicines, but monitor and control company profits. The downward pressure on healthcare costs in general, particularly prescription drugs, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products, as exemplified by the role of the National Institute for Health and Clinical Excellence in the United Kingdom, which evaluates the data supporting new medicines and passes reimbursement recommendations to the government. In addition, in some countries cross-border imports from low-priced markets (parallel imports) exert commercial pressure on pricing within a country.

Environmental and Safety Laws

We do not use, handle, store, or dispose of hazardous materials and our operations do not produce hazardous waste.  Accordingly, we are not subject to federal, state and local regulations relating to the use, handling, storage and disposal of hazardous materials. Any waste generated is non-hazardous and is disposed of by third party contractors. Likewise, given that we have less than 10 employees, we are not subject to the recordkeeping requirements under the Occupational Safety and Health Administration (“OSHA”) although other OSHA regulations may apply. OSHA and/or the Environmental Protection Agency may promulgate regulations that may affect our research and development programs.

We are also subject to various laws and regulations governing laboratory practices and the experimental use of animals.

Employees

As of December 31, 2022, we had four full-time employees and no part-time employees. Our employees are not represented by any collective bargaining agreements, and we have never experienced an organized work stoppage.

Enforceability of Civil Liabilities

To the extent any of our shareholders may seek to enforce a U.S. judgment in Israel against us or our executive officers and directors, or to assert U.S. securities law claims in Israel, shareholders may have difficulties enforcing such a U.S. judgment, including judgments based upon the civil liability provisions of the U.S. federal securities laws, in Israel.

We have been informed by our legal counsel in Israel that it may be difficult to assert claims under U.S. securities laws in original actions instituted in Israel or obtain a judgment based on the civil liability provisions of U.S. federal securities laws. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws against us or our officers and directors because Israel may not be the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing the matters described above. Israeli courts might not enforce judgments rendered outside Israel, which may make it difficult to collect on judgments rendered against us or our officers and directors.

Moreover, among other reasons, including but not limited to fraud or absence of due process, or the existence of a judgment which is at variance with another judgment that was given in the same matter if a suit in the same matter between the same parties was pending before a court or tribunal in Israel, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel.

Properties

We do not own any property, and we do not have any contracts or options to acquire or lease any property in the future. We are operating out of a virtual office, which is adequate for our present and planned future operations, as our corporate staff has been working remotely.

Legal Proceedings

From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. We are currently not a party to any material legal or administrative proceedings, and we are not aware of any pending or threatened material legal or administrative proceedings against us.

Available Information

We are subject to the informational requirements of the Exchange Act. Prior to January 1, 2023, we qualified as a “foreign private issuer” as such term is defined in Rule 405 under the Securities Act. Effective January 1, 2023, we are obligated to file or furnish reports, proxy statements, and other information on U.S. domestic issuer forms with the SEC, which are more detailed and extensive in certain respects, and which must be filed more promptly, than the forms available to a foreign private issuer. You can read our SEC filings over the Internet at the SEC’s website at www.sec.gov. Our filings with the SEC are also available free of charge on the investors section of our website at www.quoinpharma.com when such reports are available on the SEC’s website.

Information contained on or accessible through the websites referred to above is not incorporated by reference in, or otherwise a part of, this prospectus, and any references to these websites are intended to be inactive textual references only.

MANAGEMENT

Set forth below is certain information regarding the members of our board of directors (the “Board” or the “Board of Directors”) and our executive officers. Each director is entitled to serve until the 2023 annual meeting of shareholders and until a successor is duly elected and qualified or until his or her earlier retirement, resignation or removal.

Name	Age	Position(s)
Dr. Michael Myers	61	Chairman of the Board and Chief Executive Officer
Denise Carter	54	Director and Chief Operating Officer
Joseph Cooper(1)(3)	65	Director
James Culverwell(1)(2)	66	Director
Dr. Dennis H. Langer(2)	71	Director
Natalie Leong(1)(3)	37	Director
Michael Sember(2)	73	Director
Gordon Dunn	58	Chief Financial Officer

(1)	Member of our Audit Committee.
(2)	Member of our Compensation Committee.
(3)	Member of our Nominating and Governance Committee.

Set forth below is a summary of the business experience of each of our directors and executive officers.

Dr. Michael Myers, Chief Executive Officer and Director. Dr. Myers is the co-founder of Quoin Inc. and has served as Chairman and Chief Executive Officer of Quoin Inc. since its inception in 2018. Dr. Myers has served as Chairman and Chief Executive Officer of Quoin Ltd. since October 28, 2021. Dr. Myers has over 35 years of industry experience in the drug delivery and specialty pharmaceutical sectors. From 2003 to October 2015, he served as Chief Executive Officer of Innocoll AG (n/k/a Innocoll Biotherapeutics N.A. Inc.), a biotherapeutics pharmaceutical company, and was responsible for taking that company public in 2014. From 2001 to 2002, he served as President of the drug delivery division of West Pharmaceutical Services, Inc. (NYSE: WST), a designer and manufacturer of injectable pharmaceutical packaging and delivery systems. From 1996 to 1999, Dr. Myers served as the President of Pharmaceutical Operations for Fuisz Technologies (Biovail), a developer of food and drug delivery systems and technologies. From 2000 to 2001, Dr. Myers served as Executive Vice President and Chief Commercial Officer in Flamel Technologies (n/k/a Avadel Pharmaceuticals PLC (Nasdaq: AVDL), a specialty pharmaceutical company. From 1987 to 1995, Dr. Myers served as the Head of Pharmaceutical Development for Elan Corporation, a biotechnology drug company. Since 2022, Dr. Myers has served as a director of Ethicann Pharmaceuticals and SquareX Pharmaceuticals, each a clinical stage pharmaceutical company. Since 2019, Dr. Myers has served as a director of Sonoran Bioscience and Wellesley Pharmaceuticals, each a specialty pharmaceutical company. Dr. Myers earned his Ph.D. in Chemistry from the University College Cork, Ireland. We believe Dr. Myers is qualified to serve on our Board due to his extensive knowledge as one of Quoin Inc.’s co-founders and Chief Executive Officer, and his extensive commercial and management experience with both public and private life sciences companies.

Denise Carter, Chief Operating Officer and Director. Ms. Carter is the co-founder of Quoin Inc. and has served as a director and Chief Operating Officer of Quoin Inc. since its inception in 2018. Ms. Carter has served as a director and Chief Operating Officer of Quoin Ltd. since October 28, 2021. Ms. Denise Carter has over 30 years of experience in the drug delivery and specialty pharmaceutical industries. From June 2003 to October 2015, Ms. Carter held various positions at Innocoll AG (n/k/a Innocoll Biotherapeutics N.A. Inc.), including President of Innocoll Pharmaceuticals and Executive Vice President of Business Development and Corporate Affairs of Innocoll AG. From 2001 to 2003, Ms. Carter was the Vice President of Business Development of the drug delivery division of West Pharmaceuticals, Inc. (NYSE: WST). From 2000 to 2001, she was the Senior Director of Business Development of Eurand, a specialty pharmaceutical company. From 1996 to 1999, Ms. Carter was the Director of Business Development and Alliance Management of Fuisz Technologies (Biovail). From 1999 to 2000, Ms. Carter was the Director of Business Development of Cardinal Health, Inc., a multi-national health care service company. Ms. Carter earned her MBA from Wharton School of Business, University of Pennsylvania and a B.S. in Chemistry from the College of William and Mary. We believe Ms. Carter is qualified to serve on our Board due to her extensive knowledge as one of Quoin Inc.’s co-founders and Chief Operating Officer, and her extensive business development, sales and marketing and fund raising experience in the life sciences industry.

Joseph Cooper, Director. Mr. Cooper has served as a director of Quoin Inc. since May 2021. Mr. Cooper has significant experience in operational, corporate development and general management roles within the pharmaceutical and healthcare industry.

Since 2012, Mr. Cooper has served as the President of Boulder Cove LC, a pharmaceutical and healthcare consulting company. From September 2019 to December 2022, Mr. Cooper served as the Chief of Strategy and Corporate Development for Resonea, Inc., a digital health company. From August 2018 to December 2019, Mr. Cooper served as the Chief Business Officer of NuvOx Pharmaceuticals, a clinical stage pharmaceutical company. From January 2015 to August 2018, Mr. Cooper served as Chief Financial and Operating Officer for First Place, AZ, a non-profit healthcare services organization. From 1996 to 2010, Mr. Cooper served as the Executive Vice President of Corporate and Product Development of Medicis Pharmaceutical Corp. (NYSE: MRX), a pharmaceutical and medical aesthetics company. Since January 2018, Mr. Cooper has served as a director of Sonoran Biosciences, a specialty pharmaceutical company. From 2006 to 2007, Mr. Cooper served as a director of Bioenvision (Nasdaq: BIVN) a pharmaceutical company. Mr. Cooper holds an MBA from the WP Carey School of Business at Arizona State University and a BA from Northeastern Illinois University. We believe Mr. Cooper is qualified to serve on our Board due to his extensive executive and board experience with pharmaceutical and healthcare companies.

James Culverwell, Director. Mr. Culverwell has served as a director of Quoin Inc. since April 2021. Mr. Culverwell has served as a director of Quoin Ltd. since October 28, 2021. Since May 2013, Mr. Culverwell has served as the Chief Executive Officer and is currently Chairman of the Board of Directors of HOX Therapeutics, a prostate cancer research company. In 2005, Mr. Culverwell founded Sudbrook Associates, which provided strategic advice and fund raising services for life science companies. From 1992 to 2004, Mr. Culverwell was Senior Vice President and Global Coordinator Healthcare Research at Merrill Lynch. From 1982 to 1992, Mr. Culverwell was Director of Healthcare Equity Research at ABN Amro Bank N.V., a private banking company. Since February 2022, Mr. Culverwell has served as a director and Audit Committee Chairman of TC BioPharm (Holdings) plc (Nasdaq: TCBP), a cancer treatment development company. Since January 2005, Mr. Culverwell has served as a director, Audit Committee Chairman, and member of the Compensation Committee of SafeGuard Biosystems, a high throughput molecular diagnostics company. From April 2016 to September 2019, Mr. Culverwell served as a director and Audit Committee Chairman of Amryt Pharma PLC (Nasdaq: AMYT), a commercial-stage biopharmaceutical company. From February 2013 to July 2017, Mr. Culverwell served as a director and Audit Committee Chairman of Innocoll AG. He received an MSc with honors from the University of Aberdeen. We believe Mr. Culverwell is qualified to serve on our Board due to his extensive experience serving on the audit and compensation committees for multiple public and private life sciences and healthcare companies.

Dennis H. Langer, M.D., J.D., Director. Dr. Langer has served as a director of Quoin Inc. since 2019. Dr. Langer has served as a director of Quoin Ltd. Since October 28, 2021. From 2005 to 2010, Dr. Langer served as the Managing Partner at Phoenix IP Ventures, LLC, a private equity and venture capital fund specializing in life sciences companies. From 2004 to 2005, Dr. Langer was the President, North America for Dr. Reddy’s Laboratories, Inc., a multi-national pharmaceutical company. Dr. Langer was with GlaxoSmithKline, a multi-national pharmaceutical and biotechnology company, from 1994-2004, where he served as Senior Vice President, Project, Portfolio and Alliance Management, Senior Vice President, Product Development Strategy, and Senior Vice President, Healthcare Services R&D. From 1991 to 1994, he served as President and Chief Executive Officer at Neose Technologies, Inc., a clinical stage biopharmaceutical company. From 2004 to June 2022, Dr. Langer served as a director of Myriad Genetics, Inc. (Nasdaq: MYGN), a genetic testing and precision medicine company. From 2021 to June 2022, Dr. Langer served as a director of Brooklyn ImmunoTherapeutics, Inc. (n/k/a Eterna Therapeutics Inc., Nasdaq: ERNA), a biotechnology company. From 2007 to 2019, Dr. Langer served as a director of Dicerna Pharmaceuticals Inc. (Nasdaq: DRNA), a biopharmaceutical company. Dr. Langer serves on the Dean’s Advisory Board of Harvard Law School. He received an M.D. from Georgetown University School of Medicine, a J.D. from Harvard Law School, and a B.A. in Biology from Columbia University. We believe Dr. Langer is qualified to serve on our Board due to his extensive experience as an executive and board member of public and private life sciences and healthcare companies.

Natalie Leong, Director. Ms. Leong has served as a director of Quoin Inc. since April 2021. Ms. Leong has served as a director of Quoin Ltd. since October 28, 2021. Since January 2023, Ms. Leong has been the Senior Vice President of Product Management for B.S.D. Capital, Inc. (d/b/a Lendistry), a minority-led small business lender. Ms. Leong was the Head of Finance and Product Strategy (October 2019 – October 2020) and subsequently Head of Product Management (October 2020 – November 2022) for LoanStreet Inc., a financial SaaS company. From May 2016 to July 2019, Ms. Leong served as the Lead for the Asset Liability Committee for the US at RBC Capital Markets. In addition, from August 2018 to October 2019, she served as the Lead for Global Originations FP&A for RBC Capital Markets. From October 2011 to May 2016, Ms. Leong worked as the Vice President of Capital Insights at National Australia Bank. From February 2008 to October 2011, Ms. Leong served as a Senior Auditor at National Australia Bank. Ms. Leong earned her MBA at The Wharton School, University of Pennsylvania. She earned a B.Comm degree (Finance and Economics) and a B.A. degree (French and Literature) from the University of Melbourne in 2007. We believe Ms. Leong is qualified to serve on our Board of directors due to her extensive financial and business management experience.

Michael Sember, Director. Mr. Sember has served as a director of Quoin Inc. since May 2021. Mr. Sember has served as a director of Quoin Ltd. since October 28, 2021. Since 2015, Mr. Sember has served as the Chief Executive Officer of RaeSedo, Inc., a therapeutics company. Since 2007, he has served as a Principal of Accela Advisors, a biopharmaceutical consulting firm specializing in strategic planning, business development and coaching for startups. From January 2018 to October 2020, Mr. Sember served as the Chief Executive Officer of Regulonix Holding, Inc., a drug development company. From October 2015 to March 2019, he served as the Mentor in Residence to companies formed from inventions discovered at the University of Arizona. From 2013 to 2015, Mr. Sember was the Corporate Turnaround Specialist and Chief Executive Officer of Palyon Medical Corporation, a drug delivery system company. From 1991 to 2002, Mr. Sember was Executive Vice President of Corporate Business Development for Élan Corporation, responsible for strategic collaborations and mergers and acquisitions. From 1973 to 1991, Mr. Sember served as the Senior director of Global Program Management at Marion Laboratories (later Marion Merrell Dow). From 2013 to 2015, Mr. Sember was the Chairman of the Board of Paylon Medical Corporation, a drug delivery system company. From 2012 to 2013, Mr. Sember was the Chairman of the Board of BioIndustry Organization of Southern Arizona, a non-profit trade group. Mr. Sember earned a Bachelor of Science degree from the University of Pittsburgh and an MBA from Rockhurst University. We believe Mr. Sember is qualified to serve on our Board due to his broad executive and capital raising experience in the life sciences industry.

Gordon Dunn, Chief Financial Officer. Mr. Dunn has served as Chief Financial Officer of Quoin Ltd. since November 1, 2021. Mr. Dunn has over 30 years of finance experience. He served as Chief Financial Officer of Health Technologies Ltd. (d/b/a Qured), a UK-based healthcare provider, from March 2020 to October 2021, and as Chief Financial Officer of U-Research, an online company information platform, from July 2017 to March 2020. Mr. Dunn also served as Chief Financial Officer of Anton Corporation, a film and media finance company, from September 2016 to July 2017, and as Chief Financial Officer of Innocoll AG from 2012 to 2016. Prior to these roles, he had deep experience in investment banking and private equity, serving as Portfolio Manager of NewSmith Asset Management, a private equity fund from 2004 to 2014, and as Director of Investment Banking and Co-Head of Private Equity at Merrill Lynch, in addition to other roles, from 1994 to 2003. Mr. Dunn was an associate at Morrison & Foerster LLP from 1991 to 1993. Mr. Dunn earned his JD from New York University School of Law and a BA from Stanford University.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Legal Proceedings

There are no material legal proceedings to which any of our directors or executive officers, or any associate of any of our directors or executive officers, is a party adverse to us or our subsidiaries or has a material interest adverse to us or our subsidiaries.

Board of Directors

The Board determined that Joseph Cooper, James Culverwell, Dr. Dennis Langer, Natalie Leong, and Michael Sember, qualify as independent directors, as such term is defined under Nasdaq listing rules. The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Audit Committee

The Audit Committee of the Board of Directors consists of Joseph Cooper, James Culverwell, and Natalie Leong, with Mr. Culverwell chairing the committee.

Under the Nasdaq listing standards, we are required to maintain an audit committee consisting of at least three independent directors, each of whom is financially literate and one of whom has accounting or related financial management expertise. Our Board has determined that each member of the Audit Committee satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act, has the requisite financial sophistication as required by the Nasdaq listing standards and is an audit committee financial expert, as defined by the SEC rules.

Our Board adopted the Amended and Restated Charter of the Audit Committee that sets forth the responsibilities of the audit committee under Nasdaq listing standards, as well as the requirements for such committee under the Companies Law, including the following:

●	overseeing our independent registered public accounting firm and recommending the engagement, compensation or termination of engagement of our independent registered public accounting firm to the board of directors in accordance with Israeli law;
●	recommending the engagement or termination of the person filling the office of our internal auditor; and
●	recommending the terms of audit and non-audit services provided by the independent registered public accounting firm for pre-approval by our board of directors.

Our audit committee provides assistance to our board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by pre-approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal control over financial reporting. Our audit committee also oversees the audit efforts of our independent accountants and takes those actions that it deems necessary to satisfy itself that the accountants are independent of management.

Under the Companies Law, our audit committee is responsible for:

●	determining whether there are deficiencies in the business management practices of our company, including in consultation with our internal auditor or the independent auditor, and making recommendations to the board of directors to improve such practices;
●	determining the approval process for transactions that are ‘non-negligible’ (i.e., transactions with a controlling shareholder that are classified by the audit committee as non-negligible, even though they are not deemed extraordinary transactions), as well as determining which types of transactions would require the approval of the audit committee, which determination may be based on annually pre-determined criteria;
●	determining whether to approve certain related party transactions (including transactions in which an office holder has a personal interest and whether such transaction is extraordinary or material under the Companies Law);
●	examining the work plan of the internal auditor before its submission to our board of directors and proposing amendments thereto or, upon a decision of the board of directors, acting as the corporate body to approve such work plan;
●	examining our internal controls and internal auditor’s performance, including whether the internal auditor has sufficient resources and tools at his disposal to fulfill his responsibilities;
●	examining the scope of our external auditor’s work and compensation and submitting a recommendation with respect thereto to our board of directors; and
●	establishing procedures for the handling of employees’ complaints as to the management of our business and the protection to be provided to such employees.

Compensation Committee

The Compensation Committee of the Board consists of James Culverwell, Dennis Langer and Michael Sember, with Mr. Langer chairing the committee. The Board of Directors has determined that each member of the Compensation Committee is independent under Nasdaq listing standards.

Our Board adopted the Amended and Restated Charter of the Compensation Committee that sets forth the responsibilities of such committee under Nasdaq listing standards, as well as the requirements for such committee under the Companies Law, including the following:

●	recommending to our board of directors a policy regarding the terms of engagement of the company’s office holders, to which we refer as a "compensation policy";
●	recommending whether the compensation policy should continue in effect, if the then-current policy has a term of greater than three years (approval of either a new compensation policy or the continuation of an existing compensation policy must in any case occur every three years);
●	recommending to the board of directors updates to the compensation policy from time to time;
●	assessing implementation of the compensation policy;
●	the initial approval of transactions regarding the terms of compensation for all office holders, subject to further approvals that may be required by the board of directors and/or a general meeting of shareholders, depending on the circumstances;
●	deciding, under the special circumstances set forth in the Companies Law, whether to exempt the approval of terms and conditions of a Chief Executive Officer’s service from the requirement of shareholder approval;
●	approving non-material amendments to the compensation arrangement of an office holder who is not a director;
●	making other determinations that the Companies Law assigns to a compensation committee;
●	reviewing and recommending for approval by the board of directors the overall compensation policies with respect to our Chief Executive Officer and other executive officers;
●	reviewing and recommending for approval by the board of directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers;
●	evaluating the performance of our Chief Executive Officer and other executive officers in light of such goals and objectives;
●	reviewing and approving the granting of options and other incentive awards, including the exercise of authorities delegated by the board of directors regarding the grant of equity incentives under our equity compensation plans;
●	reviewing, evaluating and making recommendations regarding the compensation and benefits for our non-employee directors;
●	overseeing our compliance with SEC and Nasdaq rules related to shareholder approval of certain executive compensation matters and equity compensation plans;
●	considering and implementing policies with respect to oversight, assessment and management of risks associated with our compensation polices; and
●	reviewing and establishing appropriate insurance coverage for our office holders.

Nominating and Governance Committee

Our Nominating and Governance Committee consists of Natalie Leong and Joseph Cooper, with Ms. Leong chairing the committee. The Board of Directors has determined that each member of the Nominating and Governance Committee is independent under Nasdaq listing standards.

Our Board adopted the Amended and Restated Charter of the Nominating and Governance Committee that sets forth the responsibilities of such committee under Nasdaq listing standards, as well as the requirements for such committee under the Companies Law, including the following:

●	evaluating our corporate leadership structure, and reviewing important issues and developments in corporate governance, and developing appropriate recommendations for the Board; and
●	overseeing and assisting our board in reviewing and recommending nominees for election as directors and members of committees of our board.

Internal Auditor

We are required to appoint an internal auditor in accordance with the recommendation of the audit committee in accordance with the Companies Law. An internal auditor may not be:

●	a person (or a relative of a person) who holds more than 5% of the company’s outstanding shares or voting rights;
●	a person (or a relative of a person) who has the power to appoint a director or the chief executive officer of the company;
●	an office holder (including a director) of the company (or a relative thereof); or
●	a member of the company’s independent accounting firm, or anyone on his or her behalf.

The role of the internal auditor is to examine, among other things, our compliance with applicable law and orderly business procedures. The audit committee is required to oversee the activities of the internal auditor and to assess his or her work plan and performance. Our internal auditor is Mr. Edo Pollack, a Certified Public Accountant and partner-in-charge of the Israel office of Eisner Advisory Group LLC.

The Chairman of the board of directors is the direct supervisor of the internal auditor, unless the board of directors determines otherwise (and, in this regard, we have not determined otherwise). The internal auditor is required to submit his or her findings to the Chairman of the Board, the Chief Executive Officer, and the Chairman of the audit committee. The internal auditor may not be dismissed or suspended without his consent, other than by a decision of the board of directors requiring a quorum of the majority of the members of the board, after the board of directors has heard the audit committee’s position on the matter, and the internal auditor has been afforded a reasonable opportunity to bring his position before the audit committee and the board of directors.

Fiduciary Duties of Directors and Executive Officers

The Companies Law codifies the fiduciary duties that office holders owe to a company. An "office holder" under the Companies Law means a director, a Chief Executive Officer, or other officer who occupies a general or chief management position, or serves in a position directly secondary to or directly reporting to the Chief Executive Officer. Each person named in the table of our directors and executive officers above an "office holder" under the Companies Law.

An office holder’s fiduciary duties consist of a duty of care and a duty of loyalty. The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would act under the same circumstances. The duty of loyalty requires that an office holder act in good faith and in the best interests of the company.

The duty of care includes a duty to use reasonable means to obtain:

●	information on the advisability of a given action brought for the office holder’s approval or performed by virtue of his or her position; and
●	all other important information pertaining to any such action.

The duty of loyalty includes a duty to:

●	refrain from any conflict of interest between the performance of the office holder’s duties to the company and his or her other duties or personal affairs;
●	refrain from any activity that is competitive with the company;
●	refrain from exploiting any business opportunity of the company to receive a personal gain for himself or herself or others; and
●	disclose to the company any information or documents relating to the company’s affairs which the office holder received as a result of his or her position as an office holder.

Disclosure of Personal Interests of an Office Holder and Approval of Certain Transactions

The Companies Law requires that an office holder promptly disclose to the board of directors any personal interest that he or she may be aware of concerning any existing or proposed transaction with the company, including all material information or documents related thereto. An interested office holder’s disclosure must be made promptly, and in any event no later than the first meeting of the board of directors at which the transaction is considered. As used in the context of the Companies Law, a "personal interest" includes an interest of any person in an act or transaction of a company, including a personal interest of such person’s "relative," or of a corporate body in which such person or a relative of such person is a 5% or greater shareholder, director or chief executive officer, or in which he or she has the right to appoint at least one director or the chief executive officer, but excluding a personal interest stemming solely from an interest in shares in the company. A "personal interest" is furthermore deemed to include, in a proposal brought before a meeting of shareholders, the personal interest of a shareholder for whom a vote is being cast by power of attorney, as well as the personal interest of a person voting by virtue of a power of attorney, even if the person granting such power of attorney has no personal interest in the matter. A "relative" (in this context, and generally in the context of the Companies Law) means (a) a spouse, sibling, parent, grandparent, child or descendant, (b) a spouse’s child or descendant, parent or sibling, or (c) the spouse of any of the foregoing. An office holder is not, however, obligated to disclose a personal interest if it derives solely from the personal interest of his or her relative in a transaction that is not considered an "extraordinary transaction."

Under the Companies Law, an "extraordinary transaction" is defined as any of the following:

●	a transaction other than in the ordinary course of business;
●	a transaction that is not on market terms; or
●	a transaction that may have a material impact on a company’s profitability, assets or liabilities.

Generally speaking, a director and any other office holder who has a personal interest in a transaction which is considered at a meeting of the board of directors or the audit committee may not be present at such a meeting or vote on that matter (unless it is with respect to a transaction which is not an extraordinary transaction), unless a majority of the directors or members of the audit committee, as applicable, have a personal interest in the matter. If a majority of the members of the audit committee or the board of directors have a personal interest in the matter, then all of the directors may participate in the deliberations of the audit committee or board of directors (as the case may be) with respect to such transaction, and vote on the approval thereof; however in such case shareholder approval will be required.

Generally speaking, any transaction between the Company and an office holder, or between the Company and a person or entity in whom the office holder has a personal interest, requires approval by the board of directors; if such transaction is an extraordinary transaction, it requires approval first by the company’s audit committee, and subsequently by the board of directors.

Approvals Required for the Compensation of Directors and Executive Officers

The Companies Law requires special approvals for a transaction regarding the terms of compensation of an office holder (whether or not by way of an employment agreement), which is deemed to include the payment or issuance of any benefit to the office holder which was not already promised under an existing agreement, including any form of cash, equity, termination benefits, exculpation, insurance or indemnification, or any additional benefit or amendment not covered by a previously approved agreement or arrangement.

Approval of the compensation of an office holder who is not a director requires approval first by the company’s compensation committee, then by the company’s board of directors, and, if such compensation transaction is not consistent with the company’s compensation policy, or if the office holder is the Chief Executive Officer, the subsequent approval of a special majority for compensation matters at a general meeting of shareholders, namely, a simple majority of the company’s shareholders, provided that (1) such majority includes a majority of the votes cast by the shareholders who are not controlling shareholders and who do not have a personal interest in the matter, present and voting (abstentions are disregarded) or (2) the votes cast by shareholders who are not controlling shareholders and who do not have a personal interest in the matter and voted against the compensation policy, constitute two percent or less of the aggregate voting rights in the company (a "Special Majority for Compensation Matters").

Arrangements regarding the terms of compensation of an office holder who is a director require the approval of the compensation committee, followed by the board of directors, followed by a simple majority at a general meeting of shareholders; however, under certain circumstances a Special Majority for Compensation Matters is required. The respective approvals of the compensation committee and the board of must be in line with the company’s duly approved compensation policy; however, in special circumstances, compensation terms may be approved notwithstanding an inconsistency with the compensation policy, provided that the compensation committee and the board have considered those provisions that must be included in the compensation policy under the Companies Law, and shareholder approval was obtained by a special majority.

Director Compensation

Under our non-employee directors’ compensation program, non-employee directors are entitled to receive the following cash compensation for their services:

●	each non-employee director receives an annual base retainer of $60,000;
●	each committee chairperson receives an additional retainer of $15,000 for his or her service as a chairperson; and
●	each member of a standing committee receives an additional retainer of $5,000 for such service on a standing committee.

In addition to cash compensation, our non-employee directors are also entitled to equity awards under our director compensation policy. Each non-employee director is entitled to receive an annual award of options under the Plan valued at $60,000. In addition, each non-employee director who joins the Board is granted an inaugural award of options valued at $165,000.

At our April 2022 Annual Meeting, our shareholders approved, pursuant to and in line with our non-employee directors’ compensation program, the following option grants to each of our non-employee directors under the Plan:

●	as an inaugural grant, an option to purchase 9,428.56 ADS, at an exercise price of $17.50 per ADS, vesting over a three-year period beginning on April 12, 2023; and
●	as an annual grant for 2022, an option to purchase 3,428.56 ADS, at an exercise price of $17.50 per ADS, vesting over a three-year period beginning on April 12, 2023.

The following table sets forth information concerning the compensation awarded to, earned by or paid to non-employee directors for the year ended December 31, 2022.

	Fees Earned or	Option
	Paid in Cash	Awards(2)	Total
Name	($)	($)	($)
Joseph Cooper	70,000	163,570	233,570
James Culverwell	75,000	163,570	238,570
Dr. Dennis H. Langer(1)	90,000	163,570	253,570
Natalie Leong	80,000	163,570	243,570
Michael Sember	65,000	163,570	228,570

(1)	Includes $15,000 Compensation Committee Chairman fee for the year ended December 30, 2021, which was paid in 2022.
(2)	Represents the grant date fair value of option awards granted to each of our non-employee directors on April 12, 2022, calculated in accordance with FASB ASC Topic 718. These options have an exercise price of $17.50 per ADS and vest in three equal annual installments beginning on April 12, 2023. The option values were calculated using a Black-Scholes Model for pricing options.

See Note 7 to Unaudited Consolidated Financial Statements for the period ended September 30, 2022 included in this prospectus for all relevant valuation assumptions used to determine the grant date fair value of these options.

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning the compensation awarded to, earned by, or paid to our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer (collectively referred to as “named executive officers” or “Covered Office Holders”) during the years ended December 31, 2022 and 2021.

				Option	All Other
Name and		Salary	Bonus(1)	Awards(2)	Compensation(3)	Total(4)
Principal Position	Year	($)	($)	($)	($)	($)

Dr. Michael Myers	2022	550,000	—	1,112,187	57,112	1,719,299
Chief Executive Officer	2021	518,000	427,500	—	57,209	998,209

Denise Carter	2022	440,000	—	1,112,187	55,215	1,607,402
Chief Operating Officer	2021	416,000	342,000	—	51,009	809,009

Gordon Dunn(4)	2022	360,000	—	926,822	1,385	1,288,207
Chief Financial Officer	2021	60,000	60,000	—		120,000

(1)	For bonuses earned during the year ended December 31, 2021, represents: (i) with respect to Mr. Myers, Ms. Carter and Mr. Dunn, a discretionary cash bonus under the officer’s respective employment agreement granted in recognition of the applicable officer’s promotion of our long-term goals, strategy and operating plan, the need to form appropriate incentives for our officers, and contribution to the achievement of our objectives in accordance with the officer’s respective corporate role during the year ended December 31, 2021; (ii) with respect to Mr. Myers and Ms. Carter, a transaction bonus related to the completion of the Merger and private placement transactions during the year ended December 31, 2021, and (iii) with respect to Mr. Dunn, a signing bonus of $30,000 upon joining the company in November 2021. The amount of bonuses earned during the year ended December 31, 2022 is not calculable through the date of this prospectus, and such amount will be disclosed in our Current Report on Form 8-K under Item 5.02(f) after we obtain applicable approvals of our shareholders under the Companies Law at our 2023 Annual Meeting of Shareholders.
(2)	Represents the grant date fair value of option awards granted to each of our named executive officers on April 12, 2022, calculated in accordance with FASB ASC Topic 718. These options have an exercise price of $17.50 per ADS and vest in four equal annual installments beginning on April 12, 2023. The option values were calculated using a Black-Scholes Model for pricing options. See Note 7 to Unaudited Consolidated Financial Statements for the period ended September 30, 2022 included in this prospectus for all relevant valuation assumptions used to determine the grant date fair value of these options.
(3)	Represents amounts paid as office and automobile allowance to Mr. Myers and Ms. Carter under their respective employment agreements, as well as the employer matching contribution to the executive’s 401(k) plan contributions under our Section 401(k) retirement plan (the “Section 401(k) Plan”), broken down as follows:

		Office	Car	401(k)
		Allowance	Allowance	Contributions	Total
		($)	($)	($)	($)

Michael Myers	2022	30,000	18,000	9,112	57,112
	2021	27,500	16,500	8,709	52,709
Denise Carter	2022	30,000	18,000	7,215	55,215
	2021	27,500	16,500	7,009	51,009
Gordon Dunn	2022	—	—	1,385	1,385
(4)	Mr. Dunn was appointed as our Chief Financial Officer on November 1, 2021.

Employment Agreements

We entered into written employment agreements with our Covered Office Holders that contain customary provisions, including non-compete and confidentiality provisions.

Dr. Myers. Pursuant to his Executive Employment Agreement with Quoin Inc., dated March 9, 2018, which was amended as of November 9, 2021 (as amended, the “Myers Agreement”), Dr. Myers is entitled to an annual base salary of $550,000, which accrued monthly until paid by Quoin Inc. Dr. Myers may also receive, subject to employment by us on the applicable date of bonus payout, an annual target discretionary bonus of not less than 45% of his annual base salary, payable at the discretion of the board of directors after approval of our compensation committee, subject to shareholder approval by a Special Majority for Compensation Matters. Pursuant to the Myers Agreement, Dr. Myers is also eligible to receive healthcare benefits as may be provided from time to time by us to our employees generally, and to receive paid time off annually in accordance with our policies in effect from time to time. Additionally, the Myers Agreement provides Dr. Myers with a monthly office allowance of $2,500 and a monthly automobile allowance of $1,500.

Ms. Carter. Pursuant to her Executive Employment Agreement with Quoin Inc., dated March 9, 2018, which was amended as of November 9, 2021 (as amended, the “Carter Agreement”), Ms. Carter is entitled to an annual base salary of $440,000, which accrued monthly until paid by Quoin Inc. Ms. Carter may also receive, subject to employment by us on the applicable date of bonus payout, an annual target discretionary bonus of not less than 45% of her annual base salary, payable at the discretion of the board of directors after approval of our compensation committee, subject to shareholder approval by a Special Majority for Compensation Matters. Pursuant to the Carter Agreement, Ms. Carter is also eligible to receive healthcare benefits as may be provided from time to time by us to our employees generally, and to receive paid time off annually in accordance with Quoin’s policies in effect from time to time. Additionally, the Carter Agreement provides Ms. Carter with a monthly office allowance of $2,500 and a monthly automobile allowance of $1,500.

Mr. Dunn. Pursuant to his Service Agreement with Quoin Inc., dated November 1, 2021 (as amended, the “Dunn Agreement”), Mr. Dunn is entitled to an annual base salary of $360,000. In addition, Mr. Dunn is entitled to receive (i) a signing bonus equal to one-twelfth of his annual base salary, and (ii) subject to employment by us on the applicable date of bonus payout, an annual target discretionary bonus of not less than 45% of his annual base salary, payable at the discretion of the Board, which will be prorated for 2021. Under the Dunn Agreement, upon our adoption of an option plan, we are obligated to grant an option to Mr. Dunn to purchase our ordinary shares, with $1.25 million grant date value, subject to the terms of such plan. Mr. Dunn is also eligible to receive healthcare benefits as may be provided from time to time by us to our employees generally and paid time off annually in accordance with our policies in effect from time to time.

Health and Welfare Benefits

Our named executive officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried U.S. employees. These benefits include medical, dental, and vision insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, and commuter benefits.

We also maintain the “Section 401(k) Plan that provides eligible employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the Section 401(k) Plan as of the first day of the month following the date they meet the plan’s eligibility requirements. Participants are able to defer up to 100% of their eligible compensation subject to applicable annual limits under the Internal Revenue Code (the “Code”). All participants’ interests in their deferrals are 100% vested when contributed. Currently, we match up to 100% of a participant’s first 1% of his or her eligible contributions to the Section 401(k) Plan, and we match up to 50% of the next 5% of his or her eligible contributions.

Outstanding Equity Awards at December 31, 2022

The following table sets forth information with respect to outstanding equity awards for each named executive officer as of December 31, 2022.

	Number of	Number of
	Securities	Securities
	Underlying	Underlying	Option
	Unexercised	Unexercised	Exercise	Option
	Options (#)	Options (#)	Price(2)	Expiration
Name	Exercisable	Unexercisable(1)	($)	Date

Dr. Michael Myers	—	85,714	17.50	04/12/2032

Denise Carter	—	85,714	17.50	04/12/2032

Gordon Dunn	—	71,429	17.50	04/12/2032

(1)	Represents the number of ADSs issuable upon the exercise of options. Each option vests in four equal annual installments beginning on April 12, 2023.
(2)	Represents the exercise price per ADS.

Amended and Restated Equity Incentive Plan

At our annual meeting of shareholders on April 12, 2022 (“April 2022 Annual Meeting”), our shareholders approved our Amended And Restated Equity Incentive Plan (the “Plan”), which amended and restated our 2014 Global Incentive Option Scheme. The number of shares reserved for issuance under the Plan is equal to 15% of our outstanding ordinary shares on a fully-diluted basis. The purpose of the Plan is to attract, retain and motivate our employees (including prospective employees), non-employee directors and consultants. The Board has the power to administer the Plan, either directly or upon the recommendation of the Compensation Committee of the Board, in accordance with applicable law and the Company’s Articles. Options granted under the Plan are subject to applicable vesting schedules and generally expire ten years from the grant date.

Option Grants

At our April 2022 Annual Meeting, our shareholders approved the grant an option to purchase 85,714 ADSs under the Plan to each of Dr. Myers and Ms. Carter, at an exercise price of $17.50 per ADS, vesting in four equal annual installments beginning on April 12, 2023. In addition, our Board approved the grant of an option to purchase 71,429 ADSs under the Plan to Mr. Dunn, at an exercise price of $17.50 per ADS, in four equal annual installments beginning on April 12, 2023. Under the Companies Law, shareholder approval was not required for the option grant to Mr. Dunn.

Potential Payments Upon Termination or in Connection With a Change of Control

Employment Agreements

Pursuant to each of the Myers Agreement and the Carter Agreement, Dr. Myers and Ms. Carter, respectively, are entitled to the following benefits upon termination of their employment:

●	Termination for any reason: Upon the termination of such executive’s employment for any reason, such executive will receive (i) his or her Base Salary (as defined in the Myers Agreement or the Carter Agreement, as applicable) through the Exit Date (as defined in the Myers Agreement or the Carter Agreement, as applicable), (ii) any Bonuses (as defined in the Myers Agreement or the Carter Agreement, as applicable) to which he or she is entitled and has already earned for the prior fiscal year, and (iii) any other accrued or vested benefits or reimbursements through the Exit Date to which such executive is entitled to contractually or by operation of law.

●	Termination upon death or Disability: In the event of the executive’s termination due to his or her death or Disability (as defined in the Myers Agreement or the Carter Agreement, as applicable), then, in addition to the payments set forth above, the executive will receive his or her pro rata portion of the Bonus such executive would have been entitled to receive for the fiscal year in which the Exit Date occurs, based upon the percentage of the fiscal year that elapsed through the Exit Date. Additionally, in the event of termination due to Disability, the executive will receive, for a period of 24 months following the Exit Date, such executive monthly COBRA premium.
●	Termination without Cause or for Good Reason: In addition to the payments set forth in the first bullet above, if Dr. Myers or Ms. Carter is terminated by the Company without Cause (as defined in the Myers Agreement or the Carter Agreement, as applicable), or Dr. Myers or Ms. Carter terminates his or her employment for Good Reason (as defined in the Myers Agreement or the Carter Agreement, as applicable), he or she will be entitled to receive (i) his or her Base Salary for 2 years from the Exit Date and 2 times the current years’ Bonus, and (ii) continuation of such executive’s medical benefits for 2 years from the Exit Date (unless the executive becomes employed elsewhere during such 2 year period and is eligible to receive comparable medical benefits).

As a condition precedent to receiving any of the foregoing benefits, Dr. Myers and/or Ms. Carter, as applicable, must first sign a Release (as defined in the Myers Agreement or the Carter Agreement, as applicable).

Mr. Dunn, pursuant to the Dunn Agreement, is also entitled to the following benefits upon termination of his employment:

●	Garden Leave: During any period of notice to terminate Mr. Dunn’s employment, Mr. Dunn will continue to be entitled to his basic salary and contractual benefits in the usual course.
●	Payment in lieu of notice: Upon the termination of Mr. Dunn’s employment at any time, Mr. Dunn will receive payment equal to his basic salary as of the termination date which he would have been entitled to receive under the Dunn Agreement during the notice period referred to in the bullet below, less income tax and national insurance contributions. Payment in lieu of notice will not include (i) any bonus or commission payments that might otherwise have been paid to Mr. Dunn during the period for which such payment in lieu of notice is made, (ii) benefits Mr. Dunn would have been entitled to during such time, and (iii) holiday entitlement that would have accrued during such time.
●	Termination: Subject to successful completion of the probationary employment period as set forth in the Dunn Agreement, and except in connection with certain “for cause” events, as set forth in Section 20.2 of the Dunn Agreement, the Company may terminate Mr. Dunn’s employment by giving at least 12 months’ prior written notice, and is obligated to continue paying Mr. Dunn his basic salary and other benefits during such notice period.

The foregoing descriptions of the Myers Agreement, the Carter Agreement and the Dunn Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Myers Agreement, the Carter Agreement and the Dunn Agreement, copies of which are attached to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Option Awards

Under the Plan, upon termination of employment for any reason, other than in the event of death or disability or for ”Cause” (as defined in the Plan), all unvested options will expire and all vested options at time of termination will generally be exercisable for 90 days following termination, subject to the terms of the Plan and the governing option agreement. If we terminate a grantee for Cause, the grantee’s right to exercise all vested and unvested the options granted to the grantee will expire immediately. Upon termination of employment due to death or disability, all the vested options at the time of termination will be exercisable for 12 months after date of termination, subject to the terms of the Plan and the governing option agreement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Transactions

In 2021, Quoin Inc. paid $100,000 of consulting expenses to a company controlled by Dennis Langer, our director, and approximately $8,000 and $48,000 were paid in 2021 and 2022, respectively, to Dr. Myers’ son, who has been consulting Quoin Inc. on research and development matters from time to time.

Due to the limited funding of Quoin Inc. prior to the consummation of the Merger, the compensation, including salary, office and car allowances and other benefits, due to Dr. Myers and Ms. Carter under their respective employment agreements, as well as reimbursement of expenses and other amounts paid by Dr. Myers and Ms. Carter to third parties on behalf of Quoin Inc., were not paid by Quoin Inc. to Dr. Myers and Ms. Carter, and were accrued as indebtedness to Dr. Myers and Ms. Carter. Following the closing of the Merger, Quoin Inc. began making payments of $25,000 per month to each of Dr. Myers and Ms. Carter to repay the above-described non-interest-bearing indebtedness. We repaid $125,000 and $300,000 of such indebtedness to Dr. Myers and $160,000 and $300,000 to Ms. Carter in 2021 and 2022, respectively. As of December 31, 2022, $2,258,701 and $1,865,032 of such indebtedness was outstanding to Dr. Myers and Ms. Carter, respectively.

Commencing in October 2020, Quoin Inc. issued promissory notes (the “2020 Notes”) to five noteholders, including our directors, Messrs. Langer and Culverwell (collectively, “2020 Noteholders”). The 2020 Notes were issued at a 25% original issue discount with an aggregate face value of $1,213,313 with an interest at a rate of 20% per annum. The 2020 Noteholders also received warrants exercisable at any time after the issuance date. At the closing of the Merger in October 2021, 5,183 ADSs were issued to the 2020 Noteholders upon the conversion of the principal of the 2020 Notes, of which 626 ADSs were issued to Mr. Langer and 569 ADSs were issued to Mr. Culverwell. In December 2021, we concluded that the calculation of ADSs due to the 2020 Noteholders did not account for accrued interest due when the ADSs were issued. We reached cash settlements with two 2020 Noteholders, who are not our directors, to account for this. Based on the terms of these cash settlements, we estimate the liability to the remaining three 2020 Noteholders, including our directors, to be $1,146,000 as of December 31, 2022, and we expect to settle the remaining liability in 2023. The exercise price of the warrants held by the 2020 Noteholders was reduced to $0.00 as of July 14, 2022 as a result of the Altium Agreement discussed above. The change in the exercise price of the Noteholder Warrants resulted in a deemed dividend of approximately $65,000. From July to September 2022, the 2020 Noteholders exercised all their warrants to purchase ADSs at $0.00 per ADS exercise price, and a total of 29,388 ADSs were issued to such noteholders, of which 3,575 ADSs were issued to Mr. Langer and 3,245 ADSs were issued to Mr. Culverwell.

PRINCIPAL SHAREHOLDERS

The following table sets forth information relating to the beneficial ownership of our ordinary shares as of February 1, 2023, by:

●	each person, or group of affiliated persons, known by us to own beneficially 5% or more of our outstanding ordinary shares;
●	each of our directors and named executive officers; and
●	all of our directors and officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally means sole or shared power to vote or direct the voting or to dispose or direct the disposition of any ordinary shares. Unless otherwise indicated in the footnotes to this table, we believe that each of the persons named in this table has sole voting and investment power with respect to the shares indicated as being beneficially owned.

Except as indicated by footnote, the beneficial ownership information is based upon 24,233,024,799 ordinary shares outstanding as of February 1, 2023. Ordinary shares that may be acquired by a person within 60 days of February 1, 2023, pursuant to the exercise of options are deemed to be outstanding for purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for purposes of computing the percentage ownership of ordinary shares of any other person shown in the table. Each ADS represents 5,000 ordinary shares of Quoin Ltd.

Unless indicated otherwise below, the address of our directors and executive officers is c/o Quoin Pharmaceuticals Ltd., 42127 Pleasant Forest Court, Ashburn, VA 20148-7349.

	Amount and Nature of Beneficial	Percentage
Name and Address of Beneficial Owner	Ownership	of Class

5% Beneficial Owners:
Heights Capital Management, Inc.(1)	1,500,000,000	6.2

Directors and Named Executive Officers:
Dr. Michael Myers(2)	561,480,000	2.3
Denise Carter(3)	561,475,000	2.3
Joseph Cooper	—	—
James Culverwell(4)	19,070,000	*
Dr. Dennis Langer(5)	21,005,000	*
Natalie Leong	—	—
Michael Sember	—	—
Gordon Dunn	—	—
All directors and officers as a group (8 persons)	1,163,030,000	4.8

* Less than 1%

(1)	Based on Schedule 13D filed with the SEC on August 12, 2022 by Heights Capital Management, Inc. and CVI Investments, Inc. Heights Capital Management, Inc. serves as the investment manager to CVI Investments, Inc. and may be deemed to be the beneficial owner of all ordinary shares owned by CVI Investments, Inc. The address of the principal business office of CVI Investments, Inc. is: P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands. The address of the principal business office of Heights Capital Management, Inc. is 101 California Street, Suite 3250, San Francisco, California 94111.
(2)	Represents ordinary shares held directly.
(3)	Represents ordinary shares held directly.
(4)	Represents ordinary shares held directly.
(5)	Represents ordinary shares held directly.

DESCRIPTION OF SHARE CAPITAL

The following are summaries of material provisions of our articles of association and the Israeli Companies Law, as amended (the “Companies Law”), insofar as they relate to the material terms of our ordinary shares.

Purposes and Objects of the Company

Our purpose is set forth in Section 2 of our articles of association and includes every lawful purpose.

Voting Rights

Holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders at a shareholders meeting. Shareholders may vote at shareholders meetings either in person, by proxy or by written ballot. Israeli law does not allow public companies to adopt shareholder resolutions by means of written consent in lieu of a shareholders meeting. The board of directors shall determine and provide a record date for each shareholders meeting and all shareholders at such record date may vote. Unless stipulated differently in the Companies Law or in the articles of association, all shareholders’ resolutions shall be approved by a simple majority vote. As a general rule, an amendment to our articles of association requires the prior approval of a simple majority of our shares represented and voting at a general meeting.

Transfer of Shares

Our ordinary shares that are fully paid for are issued in registered form and may be freely transferred under our articles of association, unless the transfer is restricted or prohibited by applicable law or the rules of a stock exchange on which the shares are traded. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our articles of association or Israeli law, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Amendment of Share Capital

Our articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly passed by our shareholders at a general or special meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings and profits, or an issuance of shares for less than their nominal value (which would be applicable to our company should our articles be changed so as to permit the issue of shares having a nominal value, however our shares currently have no nominal value), require a resolution of our board of directors and court approval.

Dividends

Under Israeli law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of distribution. In the event that we do not have retained earnings or earnings generated over the two most recent years legally available for distribution, we may seek the approval of the court in order to distribute a dividend. The court may approve our request if it determines that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Exchange Controls

There are currently no Israeli currency control restrictions on payments of dividends or other distributions with respect to our ordinary shares or the proceeds from the sale of the shares, except, under certain circumstances, for shareholders who are subjects of countries that are, or have been, in a state of war with Israel. Israeli residents have an obligation to file reports with the Bank of Israel regarding certain transactions. However, legislation remains in effect pursuant to which currency controls can be imposed by administrative action at any time.

Shareholders Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year and in any event no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special meetings. Our board of directors may call special meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law and our articles of association provide that our board of directors is required to convene a special meeting upon the written request of (1) any two of our directors or one quarter of the directors then in office; or (2) one or more shareholders holding, in the aggregate either (a) 5% of our issued share capital and 1% of our outstanding voting rights, or (b) 5% of our outstanding voting rights.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings of a company are the shareholders of record on a date to be decided by the board of directors which for us, as a company listed on an exchange outside Israel, may be between four and forty days prior to the date of the meeting.

The Companies Law and our articles of association require that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our articles of association;
●	appointment or termination of our auditors;
●	appointment and dismissal of External Directors, if and to the extent any are required to be appointed;
●	approval of acts and transactions requiring general meeting approval pursuant to the Companies Law;
●	increases or reductions of our authorized share capital;
●	a merger; and
●	authorizing the Chairman of the board of directors or his relative to serve as the company’s Chief Executive Officer or be vested with such authority; or authorizing the company’s Chief Executive Officer or his relative to serve as the Chairman of the board of directors or be vested with such authority.

Under the Companies Law and our articles of association, notice of any annual or special shareholders meeting be provided at least 14 days prior to the meeting, and if the agenda of the meeting includes the appointment or removal of directors, the approval of office holders’ compensation or transactions with office holders or interested or related parties, approval of a merger, or authorization of the Chairman of the board or his relative to serve as or be vested with authorities of the Chief Executive Officer, or of the Chief Executive Officer to serve as or be vested with authorities of the Chairman of the board, notice must be provided at least 35 days prior to the meeting.

Quorum

Our current articles of association provide that the quorum required for our general meetings of shareholders consists of two or more shareholders present in person, by proxy or by other voting instrument in accordance with the Companies Law and our articles of association, who hold or represent, in the aggregate, at least 25% of the total outstanding voting rights, within half an hour from the time the meeting was designated to start.

A meeting adjourned for lack of a quorum will be adjourned for one week, to the same day in the following week and at the same time and place, or to a later date if so specified in the notice of the meeting, or to another day or place determined by our board of directors in a notice to shareholders. At the reconvened meeting, if a quorum is not present within half an hour from the scheduled time, any number of our shareholders present in person or by proxy shall constitute a lawful quorum.

Our Board approved to place the adoption of an amendment to the quorum requirements in our articles of association on the agenda of our next general meeting of shareholders, which will provide, in part, that one or more shareholders present in person or by proxy holding shares conferring an aggregate of at least thirty-three and one-third per cent (33⅓%) of the voting power of our company shall constitute a quorum at our general meeting.

Resolutions

Our articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by applicable law. Under the Companies Law, certain actions require the approval of a special majority, including: (i) an extraordinary transaction with a controlling shareholder or in which a controlling shareholder has a personal interest, or any transaction regarding the terms of employment or other engagement of a controlling shareholder or a controlling shareholder’s relative, other than certain exceptions as provided by regulatory relief - all as described in “Approval of Related Party Transactions under Israeli Law - Disclosure of Personal Interest of Controlling Shareholders and Approval of Certain Transactions” above, (ii) matters related to the compensation of our Chief Executive Officer, other than special circumstances under which our compensation committee can exempt such transactions from shareholder approval, as described in “Board Practices - Compensation Committee and Compensation Policy” above, (iii) the adoption of a compensation policy, as described in “Compensation Committee and Compensation Policy” above, (iv) compensation arrangements or grants that are exceptions to the guidelines under our compensation policy, (v) authorization of our Chief Executive Officer to serve as or be vested with the authorities of the Chairman of our board of directors, or for the Chairman of our board of directors to serve as or be vested with the authorities of our Chief Executive Officer, and (vi) appointment of External Directors, if any are appointed (see “Management-Board Practices-External Directors” above).

The Companies Law provides that a shareholder, in exercising his or her rights and performing his or her obligations toward the company and its other shareholders, must act in good faith and in a customary manner, and avoid abusing his or her power. See “-Shareholder Duties” above for more details.

Dissolution

Generally under Israeli law, a resolution for the voluntary winding up of a company requires the approval of holders of 75% of the voting rights represented at the meeting, in person, by proxy or by written ballot and voting on the resolution.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares (including holders of entitlements to shares, after deducting the nominal value (if any) of such shares and the price which would have been paid in order to exercise the right to such shares), in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Access to Corporate Records

Under the Companies Law, all shareholders of a company generally have the right to review minutes of the company’s general meetings, its register of shareholders and material shareholders, articles of association, financial statements and any document it is required by law to file publicly with the Israeli Companies Registrar. Any of our shareholders may request to review any document in our possession that relates to any action or transaction with a related party, interested party, or office holder that requires shareholder approval under the Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a trade secret or patent, or that the document’s disclosure may otherwise prejudice our interests.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of a public Israeli company, and who would as a result hold over 90% of the target company’s issued and outstanding share capital, is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company, and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares, is required to make a tender offer to all of the shareholders who hold shares of that class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law, provided that a majority of the offerees that do not have a personal interest in such tender offer, have accepted the tender offer. Alternatively, if shareholders who do not accept the tender offer represent less than 2% of the company’s issued and outstanding share capital (or less than 2% of the applicable class of shares), approval by a majority of the offerees that do not have a personal interest in such tender offer is not required to complete the tender offer. A shareholder whose shares are so transferred may petition the court regarding the fair value to be paid in consideration of such shares, within six months from the date of acceptance of the full tender offer; this right of petition applies to all offeree shareholders, unless the acquirer stipulated in the tender offer that a shareholder accepting the offer may not seek appraisal rights, and prior to the acceptance of the full tender offer, the acquirer and the company disclosed the information required by law in connection with a full tender offer. To the extent a court so petitioned determines that the offered value was less than the fair value per share, the court may order the difference to be paid.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a "special tender offer" complying with the relevant provisions of the Companies Law if, as a result of the acquisition, the purchaser would become a holder of 25% or more of the voting rights in the company, if there did not previously exist a holder of 25% or more of the voting rights in the company, or if, as a result of the acquisition, the purchaser would become a holder of more than 45% of the voting rights in the company, if there did not previously exist a holder of more than 45% of the voting rights in the company. This requirement does not apply if the acquisition: (a) occurs in the context of a private placement by the company that received shareholder approval as a private placement giving the offeree 25% or 45% of the company’s voting rights (as the case may be); (b) is from a holder of 25% or more of the voting rights in the company and results in the acquirer becoming a holder of 25% or more of the voting rights in the company; or (c) is from a holder of more than 45% of the voting rights in the company and results in the acquirer becoming a holder of more than 45% of the voting rights in the company.

In the event that a special tender offer is made, the target company’s board of directors is required to express its opinion on the advisability of the offer, or may abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention.

A special tender offer must be directed to all offerees, and the offerees may give notice of their agreement or opposition to the special tender offer. The special tender offer will be consummated only if: (a) at least 5% of the voting rights attached to the company’s outstanding shares will be acquired by the offeror, and (b) among those shareholders who gave notice of their position (excluding any controlling shareholders of the offeror, holders of 25% or more of the voting rights in the target company, and any person having a personal interest in the acceptance of the tender offer, including relatives or corporations under the control of any of the above), the number of shares whose holders agreed to the offer exceeds the number of shares whose holders objected to the offer.

If a special tender offer is accepted by the procedure described above, then shareholders who did not respond to or who objected the offer may accept the offer within four days of the last day set for the acceptance of the offer.

An office holder in a company which is the target of a special tender offer who, in his or her capacity as an office holder, performs an act or omits to act for in order to cause the failure of an existing or foreseeable special tender offer, or to impair the likelihood of its acceptance, is liable to the offeror and offerees for damages, unless such office holder acted in good faith and had reasonable grounds to believe that such act or omission was beneficial to the company. As a safe harbor, office holders of the target company may negotiate with a potential purchaser in order to improve the terms of a special tender offer, or negotiate with third parties in order to obtain a competing offer.

In the event that a special tender offer is accepted, the purchaser, any person or entity controlling or controlled by the purchaser, or under common control with the purchaser, may not make a subsequent tender offer for the purchase of shares of the target company, and may not enter into a merger with the target company, for a period of one year from the date of the offer, unless the purchaser or such person or entity undertakes to effect such an offer or merger as a special tender offer in compliance with the Companies Law requirements.

Under regulations enacted pursuant to the Companies Law, the above special tender offer requirements may not apply to companies whose shares are listed for trading on a foreign stock exchange if, among other things, the relevant foreign laws or the rules of the stock exchange include provisions limiting the percentage of control which may be acquired, or provide that the purchaser is required to make a tender offer to the public. However, the opinion of the Israeli Securities Authority (the "ISA") is that such exemption does not apply with respect to companies whose shares are listed for trading on stock exchanges in the United States, including Nasdaq, which, in the ISA’s opinion, do not provide for sufficient legal restrictions on obtaining control or an obligation to make a tender offer to the public.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain conditions described under the Companies Law are met, by each party’s shareholders by a majority vote as described below.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voted at the shareholders meeting held by shareholders who are not the other party to the merger, or held by any person who holds 25% or more of the outstanding shares or the right to appoint 25% or more of the directors of the other party to the merger (including relatives or entities in control of the above), vote against the merger. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the relative value of the merger parties and the consideration offered to the shareholders. If the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders. If a merger is with a company’s controlling shareholder, or if a controlling shareholder has a personal interest in the merger, then the merger will be subject to the special majority approval required for an extraordinary transaction with a controlling shareholder (see: Approval of Related Party Transactions under Israeli Law - Declaration of Personal Interest of Controlling Shareholders and Approval of Certain Transactions). In the context of mergers (as well as other related party transactions), a "controlling shareholder" under Israeli law is deemed to include any shareholder holding 25% or more of the voting rights in the company if no other shareholder owns more than 50% of the voting rights in the company, and two or more shareholders with a personal interest in the approval of the same transaction are deemed to be one shareholder for such purpose.

The Companies Law requires the board of directors of a merging company to discuss and determine whether, in its view, there exists a reasonable concern that as a result of the proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, and if not, the board of directors may not approve the merger. The Companies Law requires each merging company to inform its secured creditors of the proposed merger plan. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors.

A merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger is filed with the Israeli Registrar of Companies, and 30 days have passed from the date the merger was approved by the shareholders of each merging company.

Antitakeover Measures

The Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights, distributions or other matters, and shares having preemptive rights. As of the date of the registration statement of which this prospectus forms a part, we do not have any authorized or issued classes of shares other than our ordinary shares. In the future, if we do create and issue a class of shares other than ordinary shares, such class of shares, depending on the specific rights that may be attached to them, may delay or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization of a new class of shares will require an amendment to our articles of association which requires the prior approval of the holders of a majority of our shares at a general meeting. Shareholders voting in such meeting will be subject to the restrictions provided in the Companies Law as described above.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon (the “Depositary”), as depositary, has registered and delivered American Depositary Shares, also referred to as ADSs. Each ADS represents five thousand (5,000) ordinary shares (or a right to receive five thousand (5,000) ordinary shares) deposited with The Bank of New York Mellon in Manchester, United Kingdom, as custodian for the Depositary. The Depositary’s corporate trust office at which the ADSs will be administered is located at 240 Greenwich Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at 240 Greenwich Street, New York, New York 10286.

ADSs may be held either (a) directly (1) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs or (2) by having uncertificated ADSs, or (b) indirectly by holding a security entitlement in ADSs through a broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If ADSs are held directly by the holder, then that holder is registered as such, and is referred to in our description here an ADS holder. An indirect holder of ADSs indirectly must rely on the procedures of the holder’s broker or other financial institution to assert the rights of ADS holder described in this Exhibit.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

We will not treat registered ADS holders as one of our shareholders, and they will not have shareholder rights. Israeli law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying ADSs. A registered holder of ADSs will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay in non-U.S. currency on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency, and it will not be liable for any interest.

Before making a distribution, the depositary will deduct any withholding taxes, or other required governmental charges. See “Certain Material U.S. Federal Income Tax Considerations” below. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed ordinary shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may (1) exercise those rights on behalf of ADS holders, (2) distribute those rights to ADS holders or (3) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of ordinary shares, new ADSs representing the new ordinary shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with non-U.S. currency. Alternatively, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs upon deposits of ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

ADS holders may surrender ADSs for the purpose of withdrawal at the Depositary’s account at DTCC (BNYM’s DTC participant #2504). Upon payment of its cancellation fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates in accordance with the Cancellation Instruction provided to The Bank of New York Mellon.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

ADS holders may surrender ADS to the depositary for the purpose of exchanging ADS for uncertificated ADSs. The depositary will cancel that ADS and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADS evidencing those ADSs.

Voting Rights

ADS holders may instruct the depositary how to vote the number of deposited ordinary shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.

The depositary will try, as far as practical, subject to the laws of Israel and the provisions of our articles of association or similar documents, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, ADS holders will not be able to exercise voting rights, unless they surrender your ADSs and withdraw the ordinary shares. However, ADS holders may not know about the meeting sufficiently in advance to withdraw the ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure that ADS holders will receive the voting materials in time to ensure that they can instruct the depositary to vote ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that ADS holders may not be able to exercise voting rights and there may be nothing they can do if your ordinary shares are not voted as requested.

In order to give ADS holders a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least thirty days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 5,000 ADSs (or portion of 5,000 ADSs)

Issuance of ADSs, including issuances resulting from a distribution of ordinary shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$0.05 (or less) per ADS	Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$0.05 (or less) per ADSs per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw ordinary shares
Expenses of the Depositary	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement); converting foreign currency to U.S. dollars
Taxes and other governmental charges the Depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the Depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

ADS holders are responsible for any taxes or other governmental charges payable on their ADSs or on the deposited securities represented by any of their ADSs. The depositary may refuse to register any transfer of ADSs or allow a withdrawal of the deposited securities represented by your ADSs, until such taxes or other charges are paid. It may apply payments owed to the ADS holder or sell deposited securities represented by the ADSs to pay any taxes owed and the ADS holder will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADSs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without consent of the ADS holders for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, ADS holders are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

●	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;
●	we delist our ordinary shares from an exchange on which they were listed and do not list the ordinary shares on another exchange;
●	we appear to be insolvent or enter insolvency proceedings all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;
●	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or
●	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;
●	are not liable if we are or it is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;
●	are not liable if we or it exercises discretion permitted under the deposit agreement;
●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;
●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and
●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;
●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and
●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Right to Receive the Ordinary Shares Underlying ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

●	when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders meeting; or (3) we are paying a dividend on our shares;
●	when you owe money to pay fees, taxes and similar charges; or
●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the ordinary shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, or DRS, and Profile Modification System, or Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holdings of uncertificated ADSs and holdings of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

The depositary will make available for your inspection at its office all communications from us that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you upon our request. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

DESCRIPTION OF WARRANTS WE ARE OFFERING

The following summary of certain terms and provisions of Pre-Funded Warrants and Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the forms of such warrants, which are filed as an exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in such forms of warrants for a complete description of the terms and conditions of the Pre-Funded Warrants and Common Warrants. The Pre-Funded Warrants will be issued separately from the accompanying Common Warrants, and may be transferred separately immediately thereafter. As of the date of this prospectus, there are no pre-funded warrants issued and outstanding, and there are outstanding common warrants to purchase 16,800,000,000 ordinary shares represented by 3,360,000 ADSs that we issued to investors in August 2022 and outstanding warrants to purchase 44,100,000 ordinary shares represented by 8,820 ADSs that Cellect Biotechnology Ltd. issued to investors in February 2019.

Pre-Funded Warrants Being Offered in this Offering

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price equal to $0.0001 per ADS. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of ADSs issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ADSs and the exercise price.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and, within the earlier of (i) two trading days and (ii) the number of trading days comprising the standard settlement period with respect to the ADSs as in effect on the date of delivery of the notice of exercise thereafter, payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the Pre-Funded Warrant to the extent that the holder, together with its affiliates and any other persons acting as a group together with any such persons, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of ordinary shares outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder with a Beneficial Ownership Limitation of 4.99%, upon notice to us and effective 61 days after the date such notice is delivered to us, may increase the Beneficial Ownership Limitation so long as it in no event exceeds 9.99% of the number of ordinary shares outstanding immediately after exercise.

Cashless Exercise

The Pre-Funded Warrants may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the holder shall be entitled to receive upon such exercise (either in whole or in part) the net number of ADSs determined according to a formula set forth in the Pre-Funded Warrants, which generally provides for a number of ADSs equal to (A) (1) the volume weighted average price on (x) the trading day preceding the notice of exercise, if the notice of exercise is executed and delivered on a day that is not a trading day or prior to the opening of “regular trading hours” on a trading day or (y) the trading day of the notice of exercise, if the notice of exercise is executed and delivered after the close of “regular trading hours” on such trading day, or (2) the bid price on the day of the notice of exercise, if the notice of exercise is executed during “regular trading hours” on a trading day and is delivered within two hours thereafter, less (B) the exercise price, multiplied by (C) the number of ADSs the Pre-Funded Warrant was exercisable into, with such product then divided by the number determined under clause (A) in this sentence.

Fractional Shares

No fractional ADSs will be issued upon the exercise of the Pre-Funded Warrants. Rather, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole ADS.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. The ADSs issuable upon exercise of the Pre-Funded Warrants are currently listed on The Nasdaq Capital Market under the symbol “QNRX.”

Rights as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of the underlying ordinary shares represented by ADSs, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our ordinary shares represented by ADSs, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our ADSs, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ADSs, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Common Warrants Being Offered in this Offering

Duration and Exercise Price

Each Common Warrant offered hereby will have an initial exercise price equal to $ per ADS. The Common Warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of ADSs issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ADSs and the exercise price.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and, within the earlier of (i) two trading days and (ii) the number of trading days comprising the standard settlement period with respect to the ADSs as in effect on the date of delivery of the notice of exercise thereafter, payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the Common Warrant to the extent that the holder, together with its affiliates and any other persons acting as a group together with any such persons, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of ordinary shares outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder with a Beneficial Ownership Limitation of 4.99%, upon notice to us and effective 61 days after the date such notice is delivered to us, may increase the Beneficial Ownership Limitation so long as it in no event exceeds 9.99% of the number of ordinary shares outstanding immediately after exercise.

Cashless Exercise

If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the ADSs underlying the Common Warrants under the Securities Act of 1933, as amended (the “Securities Act”) is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ADSs determined according to a formula set forth in the Common Warrants, which generally provides for a number of ADSs equal to (A) (1) the volume weighted average price on (x) the trading day preceding the notice of exercise, if the notice of exercise is executed and delivered on a day that is not a trading day or prior to the opening of “regular trading hours” on a trading day or (y) the trading day of the notice of exercise, if the notice of exercise is executed and delivered after the close of “regular trading hours” on such trading day, or (2) the bid price on the day of the notice of exercise, if the notice of exercise is executed during “regular trading hours” on a trading day and is delivered within two hours thereafter, less (B) the exercise price, multiplied by (C) the number of ADSs the Common Warrant was exercisable into, with such product then divided by the number determined under clause (A) in this sentence.

Fractional Shares

No fractional ADSs will be issued upon the exercise of the Common Warrants. Rather, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole ADS.

Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system. The ADSs issuable upon exercise of the Common Warrants are currently listed on The Nasdaq Capital Market under the symbol “QNRX.”

Rights as a Shareholder

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of the underlying ordinary shares represented by ADSs, the holders of the Common Warrants do not have the rights or privileges of holders of our ordinary shares represented by ADSs, including any voting rights, until they exercise their Common Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our ADSs, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ADSs, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction. Additionally, in the event of a fundamental transaction, we or any successor entity will, at the option of the holder of a Common Warrant exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction (or, if later, the date of the public announcement thereof), purchase the Common Warrant from the holder by paying to the holder an amount of consideration equal to the value of the remaining unexercised portion of such Common Warrant on the date of consummation of the fundamental transaction based on the Black-Scholes option pricing model, determined pursuant to a formula set forth in the Common Warrants. The consideration paid to the holder will be the same type or form of consideration that was offered and paid to the holders of ordinary shares in connection with the fundamental transaction; provided that if no such consideration was offered or paid, the holders of ordinary shares will be deemed to have received ordinary shares of the successor entity in such fundamental transaction for purposes of this provision of the Common Warrants.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

THE FOLLOWING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSIDERED TO BE, LEGAL OR TAX ADVICE. EACH HOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND SALE OF ORDINARY SHARES, AMERICAN DEPOSITORY SHARES AND WARRANTS, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

Subject to the limitations described in the next paragraph, the following discussion summarizes the material U.S. federal income tax consequences to a “U.S. Holder” arising from the purchase, ownership and disposition of the ordinary shares, ADSs and warrants. For this purpose, a “U.S. Holder” is a beneficial owner of ordinary shares or ADSs or warrants that is: (1) an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under U.S. federal income tax laws; (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state therein, or the District of Columbia; (3) an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of source; (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; and (5) a trust that has a valid election in effect to be treated as a U.S. person to the extent provided in U.S. Treasury regulations. A “non-U.S. Holder” is a beneficial owner of ordinary shares or ADSs or warrants that is not a U.S. Holder.

This summary is for general information purposes only and does not purport to be a comprehensive description of all of the U.S. federal income tax considerations that may be relevant to a decision to purchase our ordinary shares or ADSs or warrants. This summary generally considers only U.S. Holders that will own our ordinary shares or ADSs or warrants as capital assets (generally, property held for investment). Except to the limited extent discussed below, this summary does not consider the U.S. federal tax consequences to a person that is a non-U.S. Holder, nor does it describe the rules applicable to determine a taxpayer’s status as a U.S. Holder. This summary is based on the provisions of the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative and judicial interpretations thereof, and the Convention Between the Government of the United States of America and the Government of the State of Israel with Respect to Taxes on Income (the “U.S.-Israel Double Tax Treaty”), all as in effect as of the date hereof and all of which are subject to change, possibly on a retroactive basis, and all of which are open to differing interpretations. We will not seek a ruling from the Internal Revenue Service, or IRS, with regard to the U.S. federal income tax treatment of an investment in our ordinary shares or ADSs or warrants and, therefore, can provide no assurances that the IRS will agree with the conclusions set forth below.

This discussion does not address all of the tax considerations that may be relevant to a particular U.S. Holder based on such holder’s particular circumstances, or to U.S. Holders that are subject to special treatment under U.S. federal income tax law, including: (1) banks, life insurance companies, regulated investment companies, or other financial institutions or “financial services entities”; (2) brokers or dealers in securities or foreign currency; (3) persons who acquired our ordinary shares or ADSs or warrants in connection with employment or other performance of services; (4) U.S. Holders that are subject to the U.S. alternative minimum tax; (5) U.S. Holders that hold our ordinary shares or ADSs or warrants as a hedge or as part of a hedging, straddle, conversion or constructive sale transaction or other risk-reduction transaction for U.S. federal income tax purposes; (6) tax-exempt entities; (7) real estate investment trusts; (8) U.S. Holders that expatriate out of the United States or former long-term residents of the United States; or (9) U.S. Holders having a functional currency other than the U.S. dollar. This discussion does not address the U.S. federal income tax treatment of a U.S. Holder that owns, directly, indirectly or constructively, at any time, ordinary shares or ADSs or warrants representing 10% or more of our voting power or value. This discussion also does not address any U.S. state or local or non-U.S. tax considerations, any U.S. federal estate, gift, generation-skipping, transfer, or alternative minimum tax considerations, or any U.S. federal tax consequences other than U.S. federal income tax consequences.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our ordinary shares or ADSs or warrants, the tax treatment of such entity or arrangement treated as a partnership and each person treated as a partner thereof generally will depend upon the status and activities of the entity and such person. A holder that is treated as a partnership for U.S. federal income tax purposes and partners thereof should consult their own tax advisors regarding the U.S. federal income tax considerations applicable to the purchase, ownership and disposition of our ordinary shares or ADSs or warrants.

Each prospective investor is advised to consult his or her own tax adviser for the specific tax consequences to that investor of purchasing, holding or disposing of our ordinary shares or ADSs or warrants, including the effects of applicable state, local, foreign or other tax laws and possible changes in the tax laws.

U.S. Tax Status of the Company

Although the Company is incorporated under Israeli law, as a result of the consummation of the Merger, the Company should be treated, pursuant to Section 7874 of the Code, as a U.S. corporation for all purposes under the Code. As a result, since the Company is and will be treated as a U.S. corporation for U.S. federal income tax purposes and, we do not intend to treat the Company as a “passive foreign investment company,” as such rules apply only to non-U.S. corporations that are treated as such for U.S. federal income tax purposes. Since the Company is a taxable corporation in Israel, it would likely be subject to income taxation in both the United States and Israel on the same income, which could reduce the amount of income available for distribution to shareholders. The ability of the Company to take foreign tax credits against its U.S. tax liability in respect of taxes paid in Israel may be limited.

The remainder of this discussion assumes that the Company is treated as a U.S. corporation for all U.S. federal income tax purposes. If, for some reason (e.g., future repeal of Section 7874 of the Code), we were no longer treated as a U.S. corporation under the Code, the U.S. federal income tax consequences described herein could be materially and adversely affected.

Taxation of Pre-Funded Warrants

The position of the IRS is that when the holder of an option to purchase property is economically compelled to exercise the option based on all the facts and circumstances, the option holder is treated as the beneficial owner of the underlying property for U.S. federal income tax purposes. Economic compulsion to exercise an option or warrant to acquire stock can result when the exercise price of the option or warrant is nominal in relation to the value of the stock subject to the option or warrant at the time of issuance of such option or warrant.

The purchase price of each Pre-Funded Warrant will comprise substantially all of the value of the ADSs representing our ordinary shares underlying the Pre-Funded Warrant at the time the Pre-Funded Warrants are sold. As a result, the discussion of the U.S. federal income taxation of warrants in this prospectus treats holders of Pre-Funded Warrants as economically compelled to exercise the Pre-Funded Warrants and receive ordinary shares represented by ADSs. Accordingly, references to ordinary shares or ADSs in this section, “Certain Material U.S. Federal Income Tax Considerations”, include Pre-Funded Warrants as if the Pre-Funded Warrant holders receive ordinary shares represented by ADSs at the time such Pre-Funded Warrant holders purchase the Pre-Funded Warrants. Additionally, references to warrants in this section, “Certain Material U.S. Federal Income Tax Considerations”, means the Common Warrants only and not the Pre-Funded Warrants. There can be no assurance that the IRS or a court will not take a contrary position on the U.S. federal income taxation of the Pre-Funded Warrants. Each prospective investor in Pre-Funded Warrants is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the Pre-Funded Warrants.

Taxation of Dividends Paid on Ordinary Shares or ADSs

We do not intend to pay dividends in the foreseeable future. In the event that we do pay dividends, a U.S. Holder will be required to include in gross income as ordinary income the amount of any distribution paid on ordinary shares or ADSs (including the amount of any Israeli tax withheld on the date of the distribution), to the extent that such distribution does not exceed our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. The amount of a distribution which exceeds our current and accumulated earnings and profits will be treated first as a non-taxable return of capital, reducing the U.S. Holder’s tax basis for the ordinary shares or ADSs to the extent thereof, and then as capital gain. Corporate holders generally will not be allowed a deduction for dividends received.

In general, preferential tax rates for “qualified dividend income” and long-term capital gains are applicable for U.S. Holders that are individuals, estates or trusts. For this purpose, “qualified dividend income” means, inter alia, dividends received from a “domestic corporation.” As indicated above, we believe we should be treated as a domestic corporation and our dividends will therefore be qualified dividend income. A U.S. Holder will not be entitled to the preferential rate: (1) if the U.S. Holder has not held our ordinary shares or ADSs for at least 61 days of the 121-day period beginning on the date which is 60 days before the ex-dividend date, or (2) to the extent the U.S. Holder is under an obligation to make related payments on substantially similar property. Any days during which the U.S. Holder has diminished its risk of loss on our ordinary shares or ADSs are not counted towards meeting the 61-day holding period. Finally, U.S. Holders who elect to treat the dividend income as “investment income” pursuant to Code section 163(d)(4) will not be eligible for the preferential rate of taxation.

The amount of a distribution with respect to our ordinary shares or ADSs will be measured by the amount of the fair market value of any property distributed, and for U.S. federal income tax purposes, the amount of any Israeli taxes withheld therefrom. Cash distributions paid by us in NIS will be included in the income of U.S. Holders at a U.S. dollar amount based upon the spot rate of exchange in effect on the date the dividend is includible in the income of the U.S. Holder, and U.S. Holders will have a tax basis in such NIS for U.S. federal income tax purposes equal to such U.S. dollar value. If the U.S. Holder subsequently converts the NIS into U.S. dollars or otherwise disposes of it, any subsequent gain or loss in respect of such NIS arising from exchange rate fluctuations will be U.S. source ordinary exchange gain or loss.

U.S. Holders’ eligibility to claim a foreign tax credit with respect to any Israeli withholding tax imposed on dividends paid by us may be limited. The foreign tax credit rules are complex, and their application in connection with Section 7874 of the Code in the presence of the U.S.-Israel Double Tax Treaty, are not entirely clear at this time. U.S. Holders should consult their own tax advisors with respect to any benefits they may be entitled to under the foreign tax credit rules and the U.S.-Israel Double Tax Treaty, and to determine whether, and to what extent, they are entitled to such credits.

Taxation of the Disposition of Ordinary Shares or ADSs or Warrants

Upon the sale, exchange or other taxable disposition of our ordinary shares or ADSs or warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between such U.S. Holder’s tax basis for the ordinary shares or ADSs or warrants in U.S. dollars and the amount realized on the disposition in U.S. dollars (or its U.S. dollar equivalent determined by reference to the spot rate of exchange on the date of disposition, if the amount realized is denominated in a foreign currency). The gain or loss realized on the sale, exchange or other disposition of ordinary shares or ADSs or warrants will be long-term capital gain or loss if the U.S. Holder has a holding period of more than one year at the time of the disposition. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of receiving currency other than U.S. dollars upon the disposition of their ordinary shares.

Gain realized by a U.S. Holder on a sale, exchange or other disposition of ordinary shares or ADSs or warrants will generally be treated as U.S. source income for U.S. foreign tax credit purposes. A loss realized by a U.S. Holder on the sale, exchange or other disposition of ordinary shares or ADSs or warrants is generally allocated to U.S. source income. The deductibility of a loss realized on the sale, exchange or other disposition of ordinary shares or ADSs or warrants is subject to limitations.

A U.S. Holder’s eligibility to claim a foreign tax credit with respect to any Israeli withholding tax imposed on gain from the sale or other disposition of our ordinary shares or ADSs or warrants may be limited. The foreign tax credit rules are complex, and their application in connection with Section 7874 of the Code in the presence of the U.S.-Israel Double Tax Treaty are not entirely clear at this time. U.S. Holders should consult their own tax advisors with respect to any benefits they may be entitled to under the foreign tax credit rules and the U.S.-Israel Double Tax Treaty.

Exercise or Lapse of a Warrant

Except as discussed below with respect to a cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant for cash. An ordinary share or ADS acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such share or ADS generally begins on the day after the date of exercise of the warrant and will not include the period during which the U.S. Holder held the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the ordinary shares or ADSs received upon exercise of a warrant would equal the holder’s basis in the warrant. If the cashless exercise were not treated as a gain realization event, a U.S. Holder’s holding period in the ordinary shares or ADSs received upon exercise of a warrant would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares or ADSs received upon exercise of a warrant would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder would recognize gain or loss with respect to the portion of the exercised warrants treated as surrendered to pay the exercise price of the warrants (the “surrendered warrants”). The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the surrendered warrants and the U.S. Holder’s tax basis in such warrants. In this case, a U.S. Holder’s tax basis in the ordinary shares or ADSs received upon exercise of a warrant would equal the sum of the fair market value of the surrendered warrants and the U.S. Holder’s tax basis in the warrants exercised (except for any such tax basis allocable to the surrendered warrants). A U.S. Holder’s holding period for the ordinary shares or ADSs received upon exercise of a warrant would commence on the date following the date of exercise (or possibly the date of exercise) of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of the exercise of a warrant, including with respect to whether the exercise is a taxable event, and their holding period and tax basis in the ordinary shares or ADSs received.

Tax on Investment Income

U.S. Holders who are individuals, estates or trusts will generally be required to pay a 3.8% Medicare tax on their net investment income (including dividends on and gains from the sale or other disposition of our ordinary shares and ADSs or warrants), or in the case of estates and trusts on their net investment income that is not distributed. In each case, the 3.8% Medicare tax applies only to the extent the U.S. Holder’s total adjusted income exceeds applicable thresholds.

Tax Consequences for Non-U.S. Holders of Ordinary Shares or ADSs or Warrants

Taxation of Dividends Paid on Ordinary Shares or ADSs

In general, any distributions we make to a non-U.S. Holder on ordinary shares or ADSs, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution on our ordinary shares or ADSs not constituting a dividend for U.S. federal income tax purposes will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of such stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis in such stock, as gain realized from the sale or other disposition of such stock, which will be treated as described under “Gain on Sale, Exchange or Other Taxable Disposition of Ordinary Shares, ADSs, and Warrants” below. The full amount of any distributions to you may, however, be subject to U.S. withholding tax unless the applicable withholding agent elects to withhold a lesser amount based on a reasonable estimate of the amount of the distribution that would be treated as a dividend for U.S. federal income tax purposes. In addition, if we determine that we are classified as a “United States real property holding corporation” (see “-Gain on Sale, Exchange or Other Taxable Disposition of Ordinary Shares, ADSs, and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (and if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise or Lapse of a Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a warrant or the lapse of a warrant held by a non-U.S. Holder generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “Exercise of a Warrant” above. Accordingly, a non-U.S. Holder generally will not be subject to U.S. federal income tax on the exercise of a warrant in exchange for ordinary shares or ADSs. However, if a cashless exercise of warrants results in a taxable exchange, as described above in “Exercise of a Warrant” above,” the rules described below under “- Gain on Sale, Exchange or Other Taxable Disposition of Ordinary Shares, ADSs, and Warrants” would apply.

Gain on Sale, Exchange or Other Taxable Disposition of Ordinary Shares, ADSs, and Warrants

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on the proceeds from the disposition of, our ordinary shares or ADSs or warrants, unless:

●	the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);
●	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or
●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our ordinary shares or ADSs, and, in the case where our ordinary shares or ADSs are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our regularly-traded stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. Holder’s holding period for the stock disposed of by the non-U.S. holder. There can be no assurance that our ordinary shares or ADSs will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax, although the gain may be offset by some United States source capital losses realized during the same taxable year. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our ordinary shares, ADSs, or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our ordinary shares, ADSs, or warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Non-U.S. Holders are urged to consult their own tax advisors regarding the application of these rules.

Payments to Foreign Financial Institutions

The Foreign Account Tax Compliance Act (“FATCA”) generally provides that a 30% withholding tax may be imposed on payments of U.S. source income, such as U.S. source dividends, to certain non-U.S. entities unless such entities enter into an agreement with the IRS to disclose the name, address and taxpayer identification number of certain U.S. persons that own, directly or indirectly, interests in such entities, as well as certain other information relating to such interests. Non-U.S. Holders are encouraged to consult with their own tax advisors regarding the possible implications and obligations of FATCA. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of ordinary shares or ADSs on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Information Reporting and Withholding

A U.S. Holder may be subject to backup withholding at a rate of 24% with respect to dividends and proceeds from a disposition of ordinary shares or ADSs or warrants. In general, backup withholding will apply only if a U.S. Holder fails to comply with specified identification procedures. Backup withholding will not apply with respect to payments made to designated exempt recipients, such as corporations and tax-exempt organizations.

In general, non-U.S. Holders will not be subject to backup withholding with respect to the payment of dividends and proceeds from a disposition of ordinary shares or ADSs or warrants, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person, and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any payments of dividends on our ordinary shares or ADSs paid to the non-U.S. holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our ordinary shares or ADSs or warrants within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our ordinary shares or ADSs or warrants conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax and may be claimed as a credit against the U.S. federal income tax liability of a holder, provided that the required information is timely furnished to the IRS.

CERTAIN MATERIAL ISRAELI TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our ordinary shares or ADSs or warrants (all referred to in this section as “the Shares”). You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, including Israeli, or other taxing jurisdiction.

The following is a summary of the material tax consequences under Israeli law concerning the purchase, ownership and disposition of our Shares.

This discussion does not purport to constitute a complete analysis of all potential tax consequences applicable to investors upon purchasing, owning or disposing of our Shares. In particular, this discussion does not take into account the specific circumstances of any particular investor (such as tax-exempt entities, financial institutions, certain financial companies, broker-dealers, investors that own, directly or indirectly, 10% or more of our outstanding voting rights, all of whom are subject to special tax regimes not covered under this discussion). To the extent that issues discussed herein are based on legislation that has yet to be subject to judicial or administrative interpretation, there can be no assurance that the views expressed herein will accord with any such interpretation in the future.

You are urged to consult your own tax advisors as to the Israeli or other tax consequences of the purchase, ownership, and disposition of the Shares, including, in particular, the effect of any foreign, state or local taxes.

General Corporate Tax Structure in Israel

Israeli companies are generally subject to corporate tax on their taxable income at the rate of 23% for the 2023 tax year.

Taxation of Shareholders

Capital Gains

Capital gains tax is imposed on the disposition of capital assets by an Israeli resident and on the disposition of such assets by a non-Israeli resident if those assets are either (i) located in Israel; (ii) are shares or a right to a share in an Israeli company, or (iii) represent, directly or indirectly, rights to assets located in Israel, unless an exemption is available or unless an applicable double tax treaty between Israel and the seller’s country of residence provides otherwise. The Israeli Income Tax Ordinance distinguishes between “Real Gain” and the “Inflationary Surplus”. “Real Gain” is the excess of the total capital gain over Inflationary Surplus generally computed on the basis of the increase in the Israeli Consumer Price Index between the date of purchase and the date of disposition. Inflationary Surplus is not subject to tax.

Taxable capital gain accrued by individuals on the sale of the Shares are taxed at the rate of 25%. However, if the individual shareholder is a “Substantial Shareholder” at the time of sale or at any time during the preceding 12-month period, such gain will be taxed at the rate of 30%. In this regard, broadly, a "Substantial Shareholder" is considered to be a person who alone, or together with his relative or another person who collaborates with him on a regular basis, holds, directly or indirectly, at least 10% of any our means of control. In this context “means of control” generally includes the right to vote, receive profits, nominate a director or an officer, receive assets upon liquidation, or instruct someone who holds any of these rights regarding the manner in which he or she is to exercise such right(s), and all regardless of the source of such rights).

The term “Israeli resident” is generally defined under Israeli tax legislation with respect to individuals as a person whose center of life is in Israel. The Ordinance provides that in order to determine the center of life of an individual, account will be taken of the individual’s family, economic and social connections, including: (a) place of permanent home; (b) place of residential dwelling of the individual and the individual’s immediate family; (c) place of the individual’s regular or permanent occupation or the place of his permanent employment; (d) place of the individual’s active and substantial economic interests; and (e) place of the individual’s activities in organizations, associations and other institutions. The center of life of an individual will be presumed to be in Israel if: (a) the individual was present in Israel for 183 days or more in the tax year; or (b) the individual was present in Israel for 30 days or more in the tax year, and the total period of the individual’s presence in Israel in that tax year and the two previous tax years is 425 days or more. The presumption in this paragraph may be rebutted either by the individual or by the assessing officer.

Capital gains derived by corporations are subject to tax at the same rate as the corporate tax rate. Under Israeli tax legislation, a corporation will be considered as an “Israeli Resident” if it meets one of the following criteria: (a) it was incorporated in Israel; or (b) the control and management of its business are exercised in Israel.

Despite the above, capital gains generated from the sale of our Shares by a non-Israeli shareholder may be exempt from Israeli tax under the Israeli Income Tax Ordinance provided that the following cumulative conditions are met: (i) the Shares were purchased by the shareholder upon or after the registration of the Shares on the non-Israeli stock exchange (on July 29, 2016) and (ii) the shareholder does not have a permanent establishment in Israel to which the generated capital gain is attributed. However, a seller of our Shares that is a non-Israeli resident corporation will not be entitled to this exemption if Israeli residents: (i) hold a 25% or more interest in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the income or profits of such non-Israeli corporation, whether directly or indirectly. In addition, this exemption would not be available to a person whose gains from selling or otherwise disposing of our Shares are deemed to be business income.

Likewise, capital gains generated from the sale of our Shares by a non-Israeli shareholder who purchased the Shares before the registration of the Shares on the non-Israeli stock exchange may also be exempt from Israeli tax under the Israeli Income Tax Ordinance provided that the following cumulative conditions are met: (i) the Shares were purchased on January 1, 2009 or afterwards; (ii) the Shares were not purchased from a related party (as defined for this purpose) and were not purchased as part of an exempted reorganization for Israeli tax purposes; (iii) the Shares are not registered for trade on an Israeli stock exchange at the date of the sale; and (iv) on the day of the purchase of the Shares and in the two years preceding its sale - the bulk of the value of the assets held by the Israeli company, directly or indirectly, are not rights in, or attached or related to, or in connection with the use of or proceeds from, immovable property or natural resources in Israel.

In addition, the sale of the Shares may be also exempt from Israeli capital gains tax under the provisions of an applicable double tax treaty. For example, the U.S.-Israel Double Tax Treaty should exempt a U.S. resident from Israeli capital gain tax in connection with the sale of our Shares, provided that: (i) the U.S. resident owned, directly or indirectly, less than 10% of our voting power at any time within the 12-month period preceding such sale; (ii) the U.S. resident, being an individual, is present in Israel for a period or periods of less than 183 days during the taxable year; and (iii) the capital gain from the sale was not derived through a permanent establishment of the U.S. resident in Israel. A U.S. resident not exempt from Israeli capital gains tax may be limited under U.S. law in its ability to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition even if such U.S. resident is eligible for benefits under the U.S.-Israel Double Tax Treaty. The U.S.-Israel Double Tax Treaty does not relate to U.S. state or local taxes.

There may be some other circumstances in which exemptions (or partial exemptions) may apply, so that any non-Israeli shareholder who does not meet the aforementioned exemption criteria (whether under the Israeli internal tax law or the relevant tax treaty) should consult their own tax advisors.

Payers of consideration for the purchase of our Shares, including the actual purchaser, the Israeli stockbroker or the financial institution through which the Shares are held, may be obligated to withhold tax upon the sale of Shares at a rate of 25% (for individuals) or 23% (for corporations) of the consideration. However, where the seller of our Shares is a non-Israeli resident, there is usually an exemption from such withholding duty (based on a declaration of tax status to be provided by the seller).

Upon the sale of traded securities, a detailed return, including a computation of the tax due, must be filed and an advance payment must be paid to the Israeli Tax Authority on January 31 and July 31 of every tax year in respect of sales of traded securities made within the previous six months. This will apply to the sale of our Shares. However, if all tax due was withheld at source according to applicable provisions of the Israeli Income Tax Ordinance and regulations promulgated thereunder, such return need not be filed, and no advance payment must be paid. Capital gains are also reportable on annual income tax returns.

Dividends

Dividends distributed by an Israeli company to a shareholder who is an Israeli resident individual will generally be subject to income tax at a rate of 25%. However, a 30% tax rate will apply if the dividend recipient is a Substantial Shareholder, as defined above, at the time of distribution or at any time during the preceding 12-month period. If the recipient of the dividend is an Israeli resident corporation, dividends will generally be exempted from Israeli income tax provided that the income from which such dividend is distributed was derived or accrued within Israel.

Dividends distributed by an Israeli company to a non-Israeli resident (either an individual or a corporation) are generally subject to Israeli withholding tax at the rate of 25% (30% if the dividend recipient is a Substantial Shareholder at the time of distribution or at any time during the preceding 12-month period). These rates may be reduced under the provisions of an applicable double tax treaty. For example, under the U.S.-Israel Double Tax Treaty, the following tax rates will apply in respect of dividends distributed by an Israeli resident company to a U.S. resident: (i) if the U.S. resident is a corporation that holds during that portion of the taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year (if any), at least 10% of the outstanding shares of the voting stock of the Israeli company paying the dividend and not more than 25% of the gross income of such Israeli company for such prior taxable year (if any) consists of certain types of interest or dividends the tax rate is 12.5%; (ii) if both the conditions mentioned in clause (i) above are met and the dividend is paid from an Israeli resident company’s income which was entitled to a reduced tax rate under The Law for the Encouragement of Capital Investments, 1959, the tax rate is 15%; and (iii) in most other cases, the tax rate is 25%. The aforementioned lower rates under the U.S.-Israel Double Tax Treaty will not apply if the dividend income is attributed to a permanent establishment of the U.S. resident in Israel.

Surtax

Individual holders who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) and who have taxable income that exceeds a certain threshold in a tax year ((NIS 698,280 for 2023, linked to the Israeli Consumer Price Index) will be subject to an additional tax at the rate of 3% on his or her taxable income for such tax year that is in excess of such amount. For this purpose, taxable income includes taxable capital gains from the sale of securities and taxable income from interest and dividends, subject to the provisions of an applicable double tax treaty.

Estate and Gift Tax

Israel does not currently impose estate or gift taxes if the Israeli Tax Authority is satisfied that the gift was made by an Israeli resident individual in good faith and on condition that the recipient of the gift is not a non-Israeli resident. If the gift giver is a non-Israeli resident individual, then he should be exempted under the aforementioned capital gains tax exemptions provided for a regular sale of shares.

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR ISRAELI TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners (“A,G,P,”), located at 590 Madison Ave 28th Floor, New York, NY 10022, has agreed to act as our lead placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated      , 2023. Additionally, Maxim Group LLC (“Maxim”) and Aegis Capital Corp. (“Aegis,” and together with A.G.P. and Maxim, the “placement agents”) have agreed to serve as a co-placement agents in the offering. The placement agents are not purchasing or selling any of the securities offered by this prospectus, nor are they required to arrange the purchase or sale of any specific number or dollar amount of securities, but they have agreed to use their reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we will enter into a securities purchase agreement directly with purchasers in connection with this offering and may not sell the entire amount of securities offered pursuant to this prospectus.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the ADSs, Pre-Funded Warrants and Common Warrants being offered pursuant to this prospectus on or about              , 2023.

We have agreed to indemnify the placement agents and specified other persons against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agents may be required to make in respect thereof.

Fees and Expenses

This offering is being conducted on a “reasonable best efforts” basis and the placement agents have no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agents fees set forth in the table below.

	Per ADS and	Per Pre-Funded Warrant and
	Accompanying	Accompanying
	Common Warrant	Common Warrant	Total
Public offering price
Placement agent fees
Proceeds to us (before expenses)(1)
(1)	Does not include proceeds from the exercise of the warrants in cash, if any.

We have agreed to pay to the placement agents a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering. Because there is no minimum offering amount required as a condition to closing in this offering, the actual aggregate cash placement fee, if any, is not presently determinable and may be substantially less than the maximum amount set forth above. The placement agents may retain other brokers or dealers to act as sub-agents on their behalf in connection with this offering and may pay any sub-agent a fee with respect to any securities placed by such placement agent.

We estimate the total expenses payable by us for this offering to be approximately $ , which amount includes: (i) a placement agents’ fee of $ , assuming the purchase of all of the securities we are offering; (ii) a non-accountable expense allowance payable to the placement agents of $ (not to exceed 1.0% of the aggregate gross proceeds raised in this offering); (iii) reimbursement of the accountable expenses of the placement agents of up to $125,000 related to the legal fees of the placement agents being paid by us (none of which has been paid in advance); and (iv) other estimated expenses of approximately $ which include our legal, accounting, and printing costs and various fees associated with the registration and listing of our securities.

●	The placement agents may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, a placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agents acting as principal. Under these rules and regulations, the placement agents:
●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Lock-Up Agreements Our directors, officers and beneficial owners of 5% or more of our outstanding ordinary shares have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any ADSs or securities convertible into, or exchangeable or exercisable for, our ADSs during a period ending 90 days after the date of this prospectus, without first obtaining the written consent of the placement agent, subject to certain exceptions. Specifically, these individuals have agreed, in part, not to:

●	offer, pledge, sell, contract to sell or otherwise dispose of Quoin Ltd.’s securities or any securities convertible into or exercisable or exchangeable for ordinary shares;
●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our securities, in cash or otherwise;
●	make any demand for or exercise any right with respect to the registration of any of our securities;
●	publicly disclose the intention to make any offer, sale, pledge or disposition of, or to enter into any transaction, swap, hedge, or other arrangement relating to any of our securities.

Notwithstanding these limitations, our securities may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

We have agreed with the placement agents to be subject to a lock-up period of 90 days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, subject to certain limited exceptions, we may not, without the prior written consent of the placement agents: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs, ordinary shares or ordinary share equivalents, (ii) file or cause to be filed any registration statement or amendment or supplement thereto, other than the preliminary prospectus or the prospectus related to this offering, any post-effective amendment to a registration statement declared effective by the SEC or a registration statement on Form S-8 in connection with any employee benefit plan, or (iii) enter into any swap or other arrangement that transfer to another, in whole or in part, any of the economic consequences or ownership of any ADSs, ordinary shares or ordinary share equivalents. In addition, subject to certain exceptions, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of ADSs or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of 180 days following the closing date of this offering.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the placement agents based on the trading of our ADSs prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the industry in which we operate, our past and present operating results, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, the previous experience of our executive officers, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Listing

Our ADSs are listed on The Nasdaq Capital Market under the trading symbol “QNRX.” We do not plan to list the Pre-Funded Warrants or Common Warrants on The Nasdaq Capital Market or any other securities exchange or trading market.

Discretionary Accounts

The placement agents do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Other Activities and Relationships

The placement agents and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. A.G.P. and certain of its affiliates have, from time to time, performed, and the placement agents may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the placement agents and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agents or their affiliates enter into a lending relationship with us, they will routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agents and their affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ADSs offered hereby. Any such short positions could adversely affect future trading prices of the ADSs offered hereby. The placement agents and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus in electronic format may be made available on a website maintained by the placement agents, and the placement agents may distribute this prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or the securities purchase agreement, copies of which are attached to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by us in any jurisdiction where action for that purpose is required. The securities offered by us in this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offering of the securities offered by us under this prospectus be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by us under this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the securities is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Blank Rome LLP. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus will be passed upon for us by S. Horowitz & Co., our Israeli counsel. Certain legal matters related to the offering will be passed upon for the placement agents by Thompson Hine LLP.

EXPERTS

The financial statements as of December 31, 2021, 2020 and 2019 and for each of the years in the three year period ended December 31, 2021 included in this prospectus have been audited by Friedman LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

To the extent any of our shareholders may seek to enforce a U.S. judgment in Israel against us or our executive officers and directors, or to assert U.S. securities law claims in Israel, shareholders may have difficulties enforcing such a U.S. judgment, including judgments based upon the civil liability provisions of the U.S. federal securities laws, in Israel.

We have been informed by our legal counsel in Israel that it may be difficult to assert claims under U.S. securities laws in original actions instituted in Israel or obtain a judgment based on the civil liability provisions of U.S. federal securities laws. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws against us or our officers and directors because Israel may not be the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing the matters described above. Israeli courts might not enforce judgments rendered outside Israel, which may make it difficult to collect on judgments rendered against us or our officers and directors.

Moreover, among other reasons, including but not limited to fraud or absence of due process, or the existence of a judgment which is at variance with another judgment that was given in the same matter if a suit in the same matter between the same parties was pending before a court or tribunal in Israel, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act that registers our securities to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement or the exhibits and schedules filed as part of the registration statement. For further information about us and our securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We are subject to the reporting and information requirements of the Exchange Act and as a result, we file periodic reports, proxy statements, and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

QUOIN PHARMACEUTICALS LTD.

Condensed Consolidated Financial
Statements as of September 30, 2022
and December 31, 2021 and for the
three and nine months ended September 30,
2022 and 2021 (unaudited)

QUOIN PHARMACEUTICALS LTD.

Consolidated Balance Sheets

	September 30,	December 31,
	2022	2021
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$5,249,832	$7,482,773
Investments	9,911,200	—
Prepaid expenses	496,686	1,015,474
Total current assets	15,657,718	8,498,247

Intangible assets, net	730,572	808,604
Deferred loan costs	50,000	50,000
Total assets	$16,438,290	$9,356,851

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$280,698	$923,239
Accrued expenses	1,569,920	1,685,409
Accrued license acquisition	—	250,000
Accrued interest and financing expense	1,146,251	743,840
Due to officers – short term	600,000	600,000
Warrant liability	—	373,599
Total current liabilities	3,596,869	4,576,087

Due to officers – long term	3,673,733	4,123,732
Total liabilities	$7,270,602	$8,699,819

Commitments and contingencies

Shareholders’ equity:
Ordinary shares, no par value per share, 50,000,000,000 ordinary shares authorized – 24,233,024,799 (4,846,605 ADS’s) ordinary shares issued and outstanding at September 30, 2022 and 3,354,650,799 (670,930 ADS’s) at December 31, 2021	$—	$—
Treasury Stock, 2,641,693 ordinary shares	(2,932,000)	(2,932,000)
Additional paid in capital	47,615,475	31,659,017
Accumulated deficit	(35,515,787)	(28,069,985)
Total shareholders’ equity	9,167,688	657,032

Total liabilities and shareholders’ equity	$16,438,290	$9,356,851

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements

QUOIN PHARMACEUTICALS LTD.

Consolidated Statements of Operations (Unaudited)

	Nine months ended September 30,		Three months ended September 30,
	2022	2021	2022	2021
Operating expenses
General and administrative	$5,112,002	$2,525,366	$1,582,059	$1,042,783
Research and development	2,059,769	556,064	745,506	259,996
Total operating expenses	7,171,771	3,081,430	2,327,565	1,302,779

Other (income) and expenses
Forgiveness of accounts payable	(416,000)	—	—	—
Fair value adjustment to convertible notes payable	—	1,250,000	—	—
Change in fair value of warrant liability	(77,237)	4,522,844	—	(146,808)
Financing expense	—	275,000	—	—
Unrealized loss	3,053	—	3,053	—
Interest income	(15,132)	—	(15,132)	—
Interest and financing expense	714,081	516,276	714,081	248,165
Total other expense	208,765	6,564,120	702,002	101,357
Net loss	$(7,380,536)	$(9,645,550)	$(3,029,567)	$(1,404,136)
Deemed dividend on warrant modification	(65,266)	—	(65,266)	—
Net loss attributable to shareholders	$(7,445,802)	$(9,645,550)	$(3,094,833)	$(1,404,136)

Loss per ADS
Loss per ADS
Basic	$(4.65)	$(40.14)	$(0.94)	$(5.84)
Fully-diluted	$(4.65)	$(40.14)	$(0.94)	$(5.84)

Weighted average number of ADS’s outstanding
Basic	1,601,396	240,292	3,291,806	240,292
Fully-diluted	1,601,396	240,292	3,291,806	240,292

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements

QUOIN PHARMACEUTICALS LTD.

Consolidated Statements of Shareholders’ Equity (Unaudited)

Three and Nine months ended September 30, 2021

			No		Additional
	Ordinary		Par	Treasury	Paid in	Accumulated
	Shares	ADS’s	Value	Stock	Capital	Deficit	Total
Balance at December 31, 2020	1,201,460,800	240,292	—	$—	$100	$(6,607,397)	$(6,607,297)

Net loss	—	—	—	—	—	(3,903,871)	(3,903,871)

Balance at March 31, 2021	1,201,460,800	240,292	—	$—	$100	$(10,511,268)	$(10,511,168)

Net loss	—	—	—	—	—	(4,337,543)	(4,337,543)

Balance at June 30, 2021	1,201,460,800	240,292	—	$—	$100	$(14,848,811)	$(14,848,711)

Net loss	—	—	—	—	—	(1,404,136)	(1,404,136)

Balance at September 30, 2021	1,201,460,800	240,292	—	$—	$100	$(16,252,947)	$(16,252,847)

Three and Nine months ended September 30, 2022

			No		Additional
	Ordinary		Par	Treasury	Paid in	Accumulated
	Shares	ADS’s	Value	Stock	Capital	Deficit	Total
Balance at December 31, 2021	3,354,650,799	670,930	—	$(2,932,000)	$31,659,017	$(28,069,985)	$657,032

Net loss	—	—	—	—	—	(1,682,802)	(1,682,802)
Cashless exercise of warrants	3,200	1	—	—	—	—	—
Reclassification of warrant liability upon issuance of Exchange warrant	—	—	—	—	296,362	—	296,362

Balance at March 31, 2022	3,354,653,999	670,931	—	$(2,932,000)	$31,955,379	$(29,752,787)	$(729,408)

Net loss	—	—	—	—	—	(2,668,167)	(2,668,167)
Stock based compensation	—	—	—	—	229,441	—	229,441
Cashless exercise of warrants	1,710,500,800	342,100	—	—	—	—	—

Balance at June 30, 2022	5,065,154,799	1,013,031	—	$(2,932,000)	$32,184,820	$(32,420,954)	$(3,168,134)

Net loss	—	—	—	—	—	(3,029,567)	(3,029,567)
Stock based compensation	—	—	—	—	267,283	—	267,283
Issuance of ADS and Pre-Funded Warrants, net	16,800,000,000	3,360,000	—	—	14,904,569	—	14,904,569
Cashless exercise of warrants	2,146,935,000	429,387	—	—	—	—	—
Settlement of accrued expenses	220,935,000	44,187	—	—	193,537	—	193,537
Deemed dividend on warrant modification	—	—	—	—	65,266	(65,266)	—
Balance at September 30, 2022	24,233,024,799	4,846,605	—	$(2,932,000)	$47,615,475	$(35,515,787)	$9,167,688

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements

QUOIN PHARMACEUTICALS LTD.

Quoin Pharmaceuticals Ltd

Consolidated Statements of Cash Flows (unaudited)

Nine months ended September 30,

	2022	2021
Cash flows provided by (used in) operating activities
Net loss	$(7,380,536)	$(9,645,550)
Fair value adjustment to convertible notes payable	—	1,250,000
Change in fair value of warrant liability	(77,237)	4,522,844
Stock based compensation	496,724	—
Forgiveness of trade payable	(416,000)	—
Financing expense	—	275,000
Amortization of intangibles	78,032	78,032
Increase in accrued interest and financing expense	402,411	516,276
Unrealized gain on investments	(12,079)	—
Changes in assets and liabilities:
Increase (decrease) in accounts payable and accrued expenses	(148,493)	462,117
Decrease in prepaid expenses	518,788	—
Net cash used in operating activities	$(6,538,390)	$(2,541,281)

Cash flows used in investing activities
Purchase of investments	(9,899,121)	—
Payment for license acquisition	(250,000)	(375,000)
Net cash used in investing activities	$(10,149,121)	$(375,000)

Cash flows provided by financing activities:
Payments of offering costs	—	(164,578)
Payments of deferred loan costs	—	(50,000)
Increase in due to officers	—	139,285
Payment of amounts due to officers	(449,999)	(154,466)
Proceeds from issuance of “Bridge Notes”, net	—	3,475,000
Proceeds from sale of equity securities, net	14,904,569	—
Net cash provided by financing activities	$14,454,570	$3,245,241

Net change in cash	(2,232,941)	328,960
Cash - beginning of period	7,482,773	323,832
Cash - end of period	$5,249,832	$652,792

Supplemental information - Non cash items:
Reclassification of warrant liability to equity upon issuance of “Exchange warrants”	$296,362	$—
Deemed dividend on warrant modification	$65,266	$—
Offering expenses associated with warrant modification	$491,601	$—
Settlement of accrued expenses	$193,537	$—

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

September 30, 2022 and 2021

NOTE 1 – ORGANIZATION AND BUSINESS

Quoin Pharmaceuticals Ltd. (“Quoin Ltd.,” or the “Company”), formerly known as Cellect Biotechnology Ltd. (“Cellect”), is the holding company for Quoin Pharmaceuticals, Inc., a Delaware corporation (“Quoin Inc.”). On October 28, 2021, Cellect completed the business combination with Quoin Inc., in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of March 24, 2021 (the “Merger Agreement”), by and among Cellect, Quoin Inc. and CellMSC, Inc., a Delaware corporation and wholly-owned subsidiary of Cellect (“Merger Sub”), pursuant to which Merger Sub merged with and into Quoin Inc., with Quoin Inc. surviving as a wholly-owned subsidiary of Cellect (the “Merger”). Immediately after completion of the Merger, Cellect changed its name to “Quoin Pharmaceuticals Ltd.” Because Quoin Inc. was the accounting acquirer, its historical financial statements became the Company’s historical financial statements and such assets and liabilities continued to be recorded at their historical carrying values. The impact of the recapitalization has been retroactively applied to all periods presented.

Effective August 1, 2022, the ratio of American Depositary Shares (“ADSs”) evidencing ordinary shares changed from 1 ADS representing four hundred (400) ordinary shares to 1 ADS representing five thousand (5,000) ordinary shares, which resulted in a one for 12.5 reverse split of the issued and outstanding ADSs (the “Ratio Change”). All ADSs and related option and warrant information presented in these financial statements and accompanying footnotes has been retroactively adjusted to reflect the reduced number of ADSs resulting from the Ratio Change.

Quoin Inc. was incorporated in Delaware on March 5, 2018. Quoin Inc. is a specialty pharmaceutical company focused on developing and commercializing therapeutic products that treat rare and orphan diseases. The first lead product is QRX003, a once daily, topical lotion comprised of a broad-spectrum serine protease inhibitor, formulated with the proprietary Invisicare® technology, to treat Netherton Syndrome (NS). QRX003, is currently in clinical development in the United States under an open IND application with the U.S. Food and Drug Administration (“FDA”). The ongoing study is a randomized, double blinded assessment of two different doses of QRX003 versus a placebo vehicle in NS patients. The Company commenced opening of clinical sites in July 2022. In addition, the Company intends to pursue the clinical development of QRX003 in additional rare dermatological diseases, including Peeling Skin Syndrome, SAM Syndrome and Palmoplantar Keratoderma. To date, no products have been commercialized and revenue has not been generated.

NOTE 2 - LIQUIDITY RISKS AND OTHER UNCERTAINTIES

The Company has incurred net losses every year since inception and has an accumulated deficit of approximately $35.5 million at September 30, 2022. The Company has historically funded its operations through debt and equity financings. On August 9, 2022, the Company completed an offering (the “Offering”) of ordinary shares represented by ADSs and pre-funded warrants to purchase ordinary shares represented by ADSs with each ADS and pre-funded warrant accompanied by an ordinary warrant, for aggregate gross proceeds of $16.8 million, resulting in net proceeds of approximately $14.9 million (see Note 14). As a result of the completion of the Offering, the Company believes that it has sufficient resources to effect its business plan for at least one year from the issuance of these unaudited condensed consolidated financial statements.

Additional financing will still be required to complete the research and development of the Company’s therapeutic targets and its other operating requirements until it achieves commercial profitability, if ever. Such financing may not be available at acceptable terms, if at all. If the Company is unable to obtain additional funding when it becomes necessary, the development of its product candidates will be impacted and the Company would likely be forced to delay, reduce, or terminate some or all of its development programs, all of which could have a material adverse effect on the Company’s business, results of operations and financial condition.

Other risks and uncertainties:

The Company is subject to risks common to development stage biopharmaceutical companies including, but not limited to, new technological innovations, dependence on key personnel, protection of proprietary technology, compliance with government regulations, product liability, pre-clinical and clinical trial outcome risks, regulatory approval risks, uncertainty of market acceptance and additional financing requirements.

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

September 30, 2022 and 2021

The Company’s products require approval or clearance from the FDA prior to commencing commercial sales in the United States. There can be no assurance that the Company’s products will receive all of the required approvals or clearances. Approvals or clearances are also required in foreign jurisdictions in which the Company may license or sell its products.

There can be no assurance that the Company’s products, if approved, will be accepted in the marketplace, nor can there be any assurance that any future products can be developed or manufactured at an acceptable cost and with appropriate performance characteristics, or that such products will be successfully marketed.

The Company is also dependent on several third party suppliers, in some cases single-source suppliers which include the supplier of the active pharmaceutical ingredient (API), as well as the contract manufacturer of the drug substance for the expected clinical development.

Coronavirus (“COVID-19”) created a global pandemic, which commenced in 2020. The Company’s operations, to date, have not been dramatically affected by COVID-19. However, the extent of any future impact on the Company’s operational and financial performance will depend on the possibility of a resurgence and resulting severity with respect to the Company’s access to API and drug product for clinical testing, as well as the Company’s ability to safely and efficiently conduct planned clinical trials.

Nasdaq Listing

On April 22, 2022, the Company received a letter from the Listing Qualifications staff (the “Staff”) of The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that it is no longer in compliance with Nasdaq Listing Rule 5550(b)(1) requiring minimum stockholders’ equity of at least $2.5 million for continued listing on The Nasdaq Capital Market. Based on the Company’s Form 6-K, dated August 10, 2022, the Staff has determined that the Company complies with the minimum stockholder’s equity requirement, and the Company evidences continued compliance with these financial statements for the quarter ended September 30, 2022.

On June 10, 2022, the Company received a letter from the Staff notifying the Company that the closing bid price per ADS was below the required minimum of $1.00 for a period of 30 consecutive business days and that the Company did not meet the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2). Since then, the Staff has determined that the closing bid price of the Company’s ADSs has been at $1.00 per ADS or greater, and the Company has regained compliance with the minimum bid price requirement.

There can be no assurance that the Company will be able to maintain compliance with Nasdaq’s minimum stockholders’ equity requirement or minimum bid-price requirement for continued listing. If the Company’s ADSs are delisted from Nasdaq, it will have material negative impacts on the actual and potential liquidity of the Company’s securities, as well as material negative impacts on the Company’s ability to raise future capital.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements, reflecting the operations of Quoin Inc. since inception and include the accounts of Quoin Ltd. since the date of the Merger. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the unaudited condensed consolidated financial statements of the Company as of September 30, 2022 and for the three and nine months then ended. The results of operations for the three and nine months ended September 30, 2022 are not necessarily indicative of the operating results for the year or any other period. These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and related disclosures as of December 31, 2021 and for the year then ended which are included in the Company’s Annual Report on Form 20- F, filed with the SEC on April 14, 2022, as updated in the Company’s Form 6-K furnished to the SEC on August 11, 2022. The Company operates in one segment.

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

September 30, 2022 and 2021

Use of estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could materially differ from those estimates. Management considers many factors in selecting appropriate financial accounting policies and controls, and in developing the estimates and assumptions that are used in the preparation of these financial statements. In addition, other factors may affect estimates, including: expected business and operational changes, sensitivity and volatility associated with the assumptions used in developing estimates, and whether historical trends are expected to be representative of future trends. The estimation process often may yield a range of potentially reasonable estimates of the ultimate future outcomes and management must select an amount that falls within that range of reasonable estimates.

Reclassification:

Certain 2021 amounts were reclassified to conform to the current year presentation. The amount reclassified included the short term portion from long term portion due to officers.

Cash and cash equivalents:

The Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. The Company, from time to time during the periods presented, has had bank account balances in excess of federally insured limits where substantially all cash is held in the United States. The Company has not experienced losses in such accounts. The Company believes that it is not subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Warrants:

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) provided that such contracts are indexed to the Company’s own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

The Company assesses classification of its warrants and other free-standing derivatives at each reporting date to determine whether a change in classification between assets, liabilities and equity is required. The Company evaluated the warrants to assess their proper classification using the applicable criteria enumerated under U.S. GAAP and determined that such warrants meet the criteria for equity classification in the accompanying balance sheets as of September 30, 2022.

Investments:

Investments as of September 30, 2022 consist of U.S. Treasury Bills, which are classified as trading securities, totaling $9.9 million. The Company determines the appropriate balance sheet classification of its investments at the time of purchase and evaluates the classification at each balance sheet date. All of the Company’s U.S. Treasury Bills mature within the subsequent six months from the date of purchase. As of September 30, 2022, the carrying value of the Company’s U.S. Treasury Bills approximates their fair value due to their short-term maturities.

Long-lived assets:

Long-lived assets are comprised of acquired technology and licensed rights to use technology, which are considered platform technology with alternative future uses beyond the current products in development. Such intangible assets are being amortized on a straight-line basis over their expected useful life of 10 years.

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

September 30, 2022 and 2021

The Company assesses the impairment for long-lived assets whenever events or circumstances indicate the carrying value may not be recoverable. Factors the Company considers that could trigger an impairment review include the following:

●	Significant changes in the manner of the Company’s use of the acquired assets or the strategy for the Company’s overall business,
●	Significant underperformance relative to expected historical or projected development milestones,
●	Significant negative regulatory or economic trends, and
●	Significant technological changes which could render the platform technology obsolete.

The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value. During the three and nine months ended September 30, 2022 and 2021, there were no impairment indicators which required an impairment loss measurement.

Research and development:

Research and development costs are expensed as incurred. Research and development expenses include personnel costs associated with research and development activities, including third-party contractors to perform research, conduct clinical trials and manufacture drug supplies and materials. The Company accrues for costs incurred by external service providers, including contract research organizations and clinical investigators, based on its estimates of service performed and costs incurred. These estimates include the level of services performed by third parties, patient enrollment in clinical trials when applicable, administrative costs incurred by third parties, and other indicators of the services completed. Based on the timing of amounts invoiced by service providers, the Company may also record payments made to those providers as prepaid expenses that will be recognized as expense in future periods as the related services are rendered.

Stock based compensation:

The Company recognizes compensation costs resulting from the issuance of stock-based awards to employees, non-employees and directors as an expense in the consolidated statements of operations over the requisite service period based on a measurement of fair value for each stock-based award. The fair value of each option grant to employees, non-employees and directors is estimated as of the date of grant using the Black-Scholes option-pricing model, net of actual forfeitures. The fair value is amortized as compensation cost on a straight-line basis over the requisite service period of the awards, which is generally the vesting period.

The Company’s expected stock volatility is based on the historical data regarding the volatility of a publicly traded set of peer companies, since it has limited history of trading as a public company. The Company utilizes the simplified method to estimate the expected term. The risk-free interest rate was determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. The expected dividend yield was assumed to be zero as the Company has not paid and dividends since its inception and does not anticipate paying dividends in the foreseeable future.

Fair value of financial instruments:

The Company considers its cash, investments, accounts payable, and accrued expenses to meet the definition of financial instruments. The carrying amounts of the remaining financial instruments approximated their fair values due to the short maturities.

The Company measures fair value as required by ASC Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). ASC Topic 820 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements.

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

September 30, 2022 and 2021

Earnings (loss) per share:

The Company reports loss per share in accordance with ASC 260-10, Earnings Per Share, which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. The calculation of diluted net earnings (loss) per share gives effect to ordinary shares equivalents; however, potential common shares are excluded if their effect is anti-dilutive.

For the three and nine months ended September 30, 2022, the number of shares excluded from the diluted net earnings (loss) per share included outstanding options and warrants to purchase 309,114 ADSs and 3,368,820 ADSs, respectively. For the three and nine months ended September 30, 2021, the 5,183 ADS’s issuable upon the conversion of both the Convertible Notes Payable (as defined below) and the 40,247 ADSs issuable upon conversion of the Bridge Notes (as defined below) as well as the warrants issued in connection with both of these convertible instruments are not included in the denominator since their inclusion would be anti-dilutive.

NOTE 4 – CONVERTIBLE NOTES AND WARRANTS

On October 2, 2020, Quoin Inc. commenced an offering of promissory notes (the “2020 Notes” or “Convertible Notes Payable”) and warrants. Based upon the terms agreed to in March 2021 in the Primary Financing (see Note 5), the 2020 Notes were mandatorily convertible into 5,183 ADSs in the Primary Financing, subject to adjustment.

The holders of the 2020 Notes (the “2020 Noteholders”) also received warrants exercisable at any time after the issuance date for 29,388 ADSs at an initial exercise price of $49.75 per ADS. At the time of grant, the Company determined that these warrants met the criteria to be recorded as a liability instrument. Effective March 13, 2022, each holder agreed to exchange these warrants for warrants on the substantially same terms as the Investor Exchange Warrants (See Note 5) with the same number of shares issuable upon the exercise of an Exchange Warrant as upon the exercise of the original warrant and the same exercise price with a contractual term of 5 years (the “Noteholder Warrants”).

The Noteholder Warrants have been determined to have equity classification. The change in the fair value of the warrants through the exchange date was included in other income (expense) in the accompanying statement of operations, and then reclassified from liability to additional paid in capital. On July 14, 2022, as a result of the Altium Agreement (see Note 5), the exercise price of the Noteholder Warrants was reduced to $0 and the 2020 Noteholders subsequently exercised all of their warrants. The change in the exercise price of the Noteholder Warrants resulted in a deemed dividend of approximately $65,000 recorded during the three and nine months ended September 30, 2022.

The ADSs issued to the 2020 Noteholders did not account for accrued interest which was estimated to be approximately $744,000 at December 31, 2021, and included in accrued interest and financing expense in the accompanying consolidated balance sheet. Approximately $312,000 was paid to two of the five 2020 Noteholders during the nine months ended September 30, 2022. Based on the terms of the cash settlement with these two 2020 Noteholders, the Company’s estimate of the liability to the remaining three 2020 Noteholders was increased to $1,146,000 as of September 30, 2022. The Company expects to settle the remaining liability in 2022 or early 2023.

NOTE 5 – BRIDGE FINANCING AND PRIMARY FINANCING

Bridge Financing

In connection with the Merger Agreement and the Securities Purchase Agreement (described below), Quoin Inc. entered into a “Bridge Purchase Agreement” on March 24, 2021 with the Investor, pursuant to which the Investor agreed to purchase notes (the “Bridge Notes”) in the aggregate principal amount of up to $5,000,000 in exchange for an aggregate purchase price of up to $3,800,000 together with warrants. The Bridge Notes were purchased in three closings: (i) the first purchase of $2,000,000 on March 25, 2021 (proceeds of $1,500,000); (ii) the second purchase of $1,700,000 in April 2021 (proceeds of $1,250,000); and (iii) a third purchase of $1,300,000 in May 2021 (proceeds of $1,000,000).

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

September 30, 2022 and 2021

The Bridge Notes were issued with a 25% original issue discount, at an interest rate of 15% per annum and had a maturity date of the earliest to occur of: (i) December 25, 2021, (ii) the date on which Quoin Inc.’s equity is registered under the Exchange Act or is exchanged for equity so registered or (iii) immediately prior to the closing of the Merger.

The Investor and Quoin Inc. agreed that if the Primary Financing is consummated, the Investor may, at its election, offset the purchase price related to the Primary Financing, by an amount equal to the outstanding amount under this Bridge Note, and, upon such set-off, the portion of this Bridge Note shall be deemed to have been paid in its entirety and all obligations thereunder shall be deemed to be fully satisfied.

The Bridge Notes were offset against the purchase price under the Securities Purchase Agreement related to the Primary Financing and converted into 100,618 ADSs upon the closing of the Primary Financing in October 2021. Interest expense, at the stated interest rate, recognized in the three and nine months ended September 30, 2022 and 2021 was $0 and $187,000 and $0 and $334,000, respectively.

Bridge Warrants

Upon the funding of each Bridge Note tranches described above, the Investor received warrants (the “Bridge Warrants”) to purchase a number of shares of Quoin Inc.’s common stock equal to the aggregate principal amount of the Bridge Notes. The Bridge Warrants had a term of five years from the date all of the shares underlying the Bridge Warrants are freely tradable. Quoin Inc. issued a total of 99,074 Bridge Warrants in the year ended December 31, 2021.

Following the closing date of the Merger, on each of the tenth trading day, the forty-fifth day, the ninetieth day, and the one hundred thirty-fifth day thereafter (each, a “Reset Date”), if the initial exercise price of the Bridge Warrants is greater than the arithmetic average of 85% of the three lowest weighted average prices of the post-Merger ordinary shares of the combined company during the ten trading day period immediately preceding the applicable Reset Date (the “Reset Price”), the exercise price of the Bridge Warrants will be reset to the Reset Price. Furthermore, the number of shares underlying Bridge Warrants will be adjusted such that the aggregate number of shares of common stock of Quoin Inc. issuable to the Investor reflects the Reset Price instead of the initial exercise price. Adjustments to the exercise price and number of warrant shares are available to the Investor until the second anniversary of the Registration Date, as defined in the Bridge Warrants. Upon the occurrence of a Fundamental transaction, as defined in the Bridge Warrants, the warrant holder has the right to elect a cash settlement for the value of the warrant based on the Black Scholes options pricing model.

The Company determined that the warrants met the criteria to be recorded as a liability instrument through the exchange date on the closing of the Primary Financing. The fair value of warrants was determined by a MonteCarlo simulation model to be approximately $1.6 million at the date of issuance of the 39,630 warrants in connection with the first closing and $2.2 million at the date of issuance of the 59,444 warrants in connection with the second and third closing of the Bridge Notes.

Upon the closing of the Primary Financing, the Bridge Warrants were exchanged for warrants to purchase 99,074 ADSs at a fixed per share exercise price of $49.75 (“Investor Exchange Warrants”), as amended, which replaced the reset provisions and modified the fundamental transaction requirements of the Bridge Warrants. On July 14, 2022, the Company and the Investor entered into an agreement amending the terms of the Investor Exchange Warrants, see below agreements with Altium Growth Fund, LP and Warrant Exercises.

Primary Financing

On October 28, 2021, the Company completed the private placement transaction with the Investor for an aggregate purchase price of approximately $17.0 million (comprised of the set off of approximately $5.0 million of Bridge Notes, and approximately $12.0 million in cash) (the “Primary Financing”), which resulted in the net proceeds of approximately $10.1 million. The Company issued 342,100 ADSs to the Investor.

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

September 30, 2022 and 2021

Quoin Ltd. also was required to issue to the Investor, effective as of March 13, 2022, the 136th day following the consummation of the Merger (i) Series A Warrant to purchase 342,100 ADSs (the “Series A Warrant”) (ii) Series B Warrant to purchase 342,100 ADSs (the “Series B Warrant”) and (iii) Series C Warrant to purchase 191,174 ADSs (“Series C Warrant” and, together with the Series A Warrant and Series B Warrant, the “Investor Warrants”). The exercise price for the Investor Warrants is $49.75 per ADS, with Series A Warrant having a five-year maturity, and Series B Warrant and Series C Warrant having a two-year maturity.

The Company had the right to require the mandatory exercise of the Series C Warrant, subject to an effective registration statement being in place for the resale of the shares underlying such warrants and the satisfaction of equity market conditions, as defined in the Series C Warrant. On April 22, 2022, a registration statement for the resale of the shares underlying Investor Warrants was declared effective by the Securities and Exchange Commission. In the period from April 22, 2022 to June 30, 2022, the Investor exercised the Series B Warrant in full pursuant to the alternate cashless exercise rights of such warrant, which gives the Investor the sole option as elected by the Investor to receive 1.0 ADS for each warrant ADS underlying such warrant, resulting in the issuance of a total of 342,100 ADSs to the Investor. The market related conditions to require the mandatory exercise of the Series C Warrant were not met during the period up to July 14, 2022.

Agreements with Altium Growth Fund, LP and Warrant Exercises

On July 14, 2022, the Company, Quoin Inc. and Altium entered into an agreement (the “Altium Agreement”), pursuant to which the parties agreed to, among other things, (i) amend certain terms of the Series A Warrant and Investor Exchange Warrants previously issued to Altium to reduce the exercise price to $0.00 per ADS with respect to a total of 399,999 ADSs, (ii) cancel the Series C Warrant and the remaining portion of the Series A Warrant previously issued to Altium, and (iii) terminate the Purchase Agreements, pursuant to which the warrants were previously issued to Altium. The incremental fair value of the modified warrants was approximately $491,000, which was accounted for as an offering expense as part of the Offering (see Note 14) as the modification was done in contemplation of the Offering. As of August 2, 2022, Altium exercised all of its outstanding warrants to purchase ADSs at $0.00 per ADS exercise price and the Company issued a total of 399,999 ADSs to Altium.

The exercise price of the Noteholder Warrants was also reduced to $0.00 as of July 14, 2022 as a result of the Altium Agreement. The change in the exercise price of the Noteholder Warrants resulted in a deemed dividend of approximately $65,000 recorded during the three and nine months ended September 30, 2022. From July to September 2022, the 2020 Noteholders exercised all their warrants to purchase ADSs at $0.00 per ADS exercise price, and the Company issued a total of 29,388 ADSs to such noteholders.

NOTE 6 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company applies fair value accounting for all assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities the Company considers the principal or most advantageous market in which it would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk.

Fair value is estimated using various valuation models, which utilize certain inputs and assumptions that market participants would use in pricing the asset or liability. The inputs and assumptions used in valuation models are classified in the fair value hierarchy as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Quoted market prices for similar instruments in an active market; quoted prices for identical or similar assets and liabilities in markets that are not active; and model-derived valuations inputs of which are observable and can be corroborated by market data.

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

September 30, 2022 and 2021

Level 3: Unobservable inputs and assumptions that are supported by little or no market activity and that are significant to the fair value of the asset and liability. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining the appropriate hierarchy levels, the Company analyzes the assets and liabilities that are subject to fair value disclosure. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to their fair value measurement.

The following tables present the Company’s assets and liabilities that are measured at fair value on a recurring basis by fair value hierarchy at December 31, 2021 and September 30, 2022:

December 31, 2021	Level 1	Level 2	Level 3	Total
2020 Notes warrants	$—	$—	$373,599	$373,599
Total Warrant Liability	$—	$—	$373,599	$373,599

September 30, 2022	Level 1	Level 2	Level 3	Total
US Treasury Bills	$9,911,200	$—	$—	$9,911,200
Total US Treasury Bills Asset	$9,911,200	$—	$—	$9,911,200

The following shows the movement of the warrant liability balance during 2021 and the nine months ended September 30, 2022.

	Bridge
	Financing	2020 Note
	Warrants	Warrants
Beginning Balance January 1, 2021	$—	$—
Warrant value at issuance (recorded as warrant liability expense)	3,783,079	894,113
Change in fair value of warrants	8,627,651	(520,514)
Reclassification of warrant liability to an equity instrument	(12,410,730)	—
Ending balance December 31, 2021	$—	$373,599

Change in fair value of warrants	—	(77,237)
Reclassification of warrant liability to an equity instrument	—	(296,362)
Ending balance September 30, 2022	$—	$—

The Investor Exchange Warrant issued to the Investor on the Merger date was determined to be an equity-classified instrument, and accordingly the warrant liability on such date of approximately $12.4 million was reclassified to additional paid in capital. The Exchange Warrants issued to the 2020 Noteholders effective as of March 13, 2022 were determined to be an equity-classified instrument, and accordingly the warrant liability on such date of $296,362 was reclassified to additional paid in capital on that date.

NOTE 7 – STOCK BASED COMPENSATION

In March 2022, the Board of Directors of the Company approved the Amended and Restated Equity Incentive Plan (the “Amended Plan”) which increased the number of ordinary shares reserved for issuance under such equity incentive plan to 15% of the Company’s outstanding ordinary shares on a fully-diluted basis, or 1,826,991,617 ordinary shares, represented by 365,398 ADSs as of September 30, 2022. Under the Amended Plan, the Company may grant options to its directors, officers, employees, consultants, advisers and service providers. The Amended Plan was approved by the shareholders at the Company’s Annual General Meeting of Shareholders held on April 12, 2022.

On April 12, 2022, the Company granted options to acquire 1,535,714,000 ordinary shares, represented by 307,142 ADSs, at $17.50 per share to management, directors and employees and 58,255 shares remained available for issuance. Such options vest over a three or four year period. There were no grants during the three months ended September 30, 2022.

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

September 30, 2022 and 2021

The following table summarizes stock-based activities under the Amended Plan:

		Weighted	Weighted
		Average	Average
	ADS Underlying	Exercise	Contractual
	Options	Price	Terms
Outstanding at December 31, 2021	5,744	$636.74	0.33
Granted	307,142	$17.50
Forfeited/Cancelled	(3,772)	$792.05
Outstanding at September 30, 2022	309,114	$19.56	9.53

Exercisable options at September 30, 2022	1,972	$339.80	0.08

The intrinsic value of outstanding options at September 30, 2022 was $0.

Stock options granted during the nine months ended September 30, 2022 were valued using the Black-Scholes option-pricing model with the following weighted average assumptions:

September 30,
2022
Expected volatility	106.0%
Risk-free interest rate	2.7%
Expected dividend yield	0.0%
Expected life of options in years	6.9
Exercise Price	$17.50
Fair value of ADS	$15.38
Estimated fair value of option	$12.92

Stock based compensation expense was approximately $267,000 ($35,000 included in research and development expense and $232,000 included in general and administrative expenses) in the three months ended September 30, 2022 and approximately $497,000 ($65,000 included in research and development expense and $432,000 included in general and administrative expenses) in the nine months ended September 30, 2022.

At September 30, 2022, the total unrecognized compensation expense related to non-vested options was approximately $3,472,529 and is expected to be recognized over the remaining weighted average service period of approximately 3.32 years.

NOTE 8 – PREPAID EXPENSES

Prepaid expenses are as follows:

	September 30,	December 31,
	2022	2021
Prepaid R&D costs	$414,061	$329,033
Prepaid insurance	74,017	684,191
Prepaid expense	8,608	2,250
Total	$496,686	$1,015,474

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

September 30, 2022 and 2021

NOTE 9 - ACCRUED EXPENSES

Accrued expenses are as follows:

	September 30,	December 31,
	2022	2021
Research contract expenses (note 13)	$381,862	$193,537
Payroll (note 12)	759,833	557,937
Payroll taxes (note 12)	153,552	199,582
Investor Relation firm fees (note 13)	98,000	584,000
Professional fees	115,451	144,377
Other Expenses	61,222	5,976
Total	$1,569,920	$1,685,409

NOTE 10 – IN-LICENSED TECHNOLOGY

Polytherapeutics:

On March 24, 2018, Quoin Inc. entered into a securities purchase agreement (the “Acquisition Agreement”), in which it agreed to acquire all of the equity interests in Polytherapeutics, Inc. (the “Seller” or “Polytherapeutics”) for $40,833 and future royalties provided Quoin Inc. commercializes products using the technology developed by the Seller. The terms of any royalty payments to the Seller are 4.0% of the net revenue of royalty products, as defined in the Acquisition Agreement during the ten (10) year period commencing from the date of first sale of a royalty product. If a generic product is introduced by a third party to the market, during the royalty period, the royalty fees shall be reduced from 4% to 2%. If, during the royalty period, two or more generic products are introduced, the royalty fees shall be reduced from 2% to 0%.

Quoin Inc. also entered into a research and consulting agreement which committed Quoin Inc. to pay the Seller for additional research and development consulting services (See Notes 13 and 15).

Skinvisible:

On October 17, 2019, Quoin Inc. entered into an exclusive license agreement with Skinvisible Inc. (“Skinvisible”), pursuant to which Skinvisible granted a license to use certain patented technology for the development of products for commercial sale in the orphan rare skin disease field, and for the use of a proprietary polymer deliver system technology. This technology is currently being used in the development of QRX003. In exchange for the license, Quoin Inc. agreed to pay Skinvisible $1,000,000, as well as development and sales milestone payments and a single digit royalty on all net sales, as defined.

The development milestones originally required payments upon achieving development milestones for the first Rare Skin Disease drug product developed using the licensed technology and the first two Ketamine products, as defined. On January 27, 2021, Quoin Inc. and Skinvisible entered into an amendment which modified the clinical milestone payment requirements such that $750,000 would be payable to Skinvisible upon achievement of specified clinical milestones, and $21.75 million upon regulatory approval in the U.S. and EU respectively.

The license fee was originally due in two equal installments of $500,000 payable no later than December 31, 2019 and June 30, 2020, which were not paid. The agreement was subsequently amended several times to extend the payment due dates. On June 21, 2021, the parties entered into the most recent amendment which modified the payment terms and eliminated the $750,000 clinical milestone payments, reduced the milestone payment upon regulatory approval of the product containing the Skinvisible technology in either the U.S. or E.U., whichever happens first to a total of $5,000,000.

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

September 30, 2022 and 2021

NOTE 11 - INTANGIBLE ASSETS

Intangible assets are as follows:

	September 30,	December 31,
	2022	2021
Acquired technology – Polytherapeutics	$40,433	$40,433
Technology license – Skinvisible	1,000,000	1,000,000
Total cost	1,040,433	1,040,433
Accumulated amortization	(309,861)	(231,829)
Net book value	$730,572	$808,604

The Company recorded amortization expense of approximately $78,000 for the nine months ended September 30, 2022 and 2021. The Company recorded amortization expense of approximately $26,000 for the three months ended September 30, 2022 and 2021. The annual amortization expense expected to be recorded for existing intangible assets for the years 2022 through 2026, and thereafter, is approximately $26,000, $104,000, $104,000, $104,000, $104,000, and $288,000, respectively.

NOTE 12 - RELATED PARTY TRANSACTIONS

Employment Agreements and Due to Officers/Founders:

In March 2018, Quoin Inc. executed employment agreements with both of its officers who are also co-founders of Quoin Inc. The employment agreements for both officers/founders allow for a onetime expense that covers the salaries they would have otherwise been paid for efforts they undertook in the periods since inception. The salaries and benefits allowances provided for under the employment agreements began to accrue as the services were being provided by the officers/founders and are included in Due to Officers on the accompanying balance sheet.

Since the Merger closing, the Company is approved to pay and has been repaying amounts due to officers/founders at a rate of $25,000 each per month.

Amounts due to officers at September 30, 2022 and December 31, 2021 consisted of the following:

	September 30,	December 31,
	2022	2021
Salaries and other compensation	$4,108,500	$4,108,500
Invoices paid on behalf of the Company	165,233	615,232
Total	4,273,733	4,723,732
Less: Short-term portion	(600,000)	(600,000)
Long-term portion	$3,673,733	$4,123,732

Expenses:

Research and development expense to a related party, incurred in the three and nine months ended September 30, 2022 and 2021 was approximately $12,000 and $0 and $36,000 and $0, respectively.

For the nine months ended September 30, 2021, the Company paid a consulting fee of $100,000 to a board member.

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

September 30, 2022 and 2021

NOTE 13 – RESEARCH, CONSULTING AND OTHER COMMITMENTS

Research and consulting agreement:

Quoin Inc. entered into a research and consulting agreement which commits it to pay the former owner of Polytherapeutics (the “Consultant” or “Seller”) to transfer the technical know-how of Polytherapeutics with respect to (i) good manufacturing practices (“GMP”), clinical and commercial manufacturing of the Company’s PolyDur polymer and (ii) formulation development of products utilizing the Company’s PharmaDur polymer. The agreement required monthly consulting payments of $20,833 beginning on July 31, 2018 and ending February 28, 2021 (the “Post-Closing Period”) for a total of $666,667 over the consulting period. Pursuant to an amendment, the Post-Closing Period was revised to terminate on December 31, 2020.

Through September 30, 2022 and the financial statement issuance date, the Company has not made any payments, the Consultant has not performed any services and the Company has not incurred or accrued for any expenses. See Note 15 for Consultant’s notification of breach of contract.

Other research consulting agreements:

Quoin Inc. entered into three consulting agreements with Axella Research LLC (“Axella”) to provide regulatory and pre- clinical/clinical services to the Company with respect to QRX003 and QRX004. The combined fees of the three agreements are approximately $270,000, payable as milestones were met. The Company incurred accrued expenses of approximately $194,000 in relation to Axella consulting agreements as of December 31, 2021. In September 2022 the Company issued 44,187 ADS’s to one of Axella’s principals to settle the outstanding liability in full. The Company incurred no research and development expenses in connection with these agreements, for both of the three and nine months ended September 30, 2022 and 2021, as no services were provided.

In November 2020, Quoin Inc. entered into a Master Service Agreement for an initial term of three years with Therapeutics Inc. for managing preclinical and clinical development for new products in the field of dermatology. The agreement required the execution of individual work orders. Quoin Inc. may terminate any work order for any reason with 90 days written notice subject to costs incurred through termination and a defined termination fee, unless there is a material breach by Therapeutics Inc. The latest work order was entered into in June 2022 for a clinical study at an expected estimated cost of approximately $4.4 million through the second quarter of 2024. For the three and nine months ended September 30, 2022 and 2021, the Company incurred a research and development expense under this agreement of approximately $423,000 and $904,000, and $88,000 and $232,000 respectively.

In November 2021, the Company entered into a commitment with Queensland University of Technology for research related services associated with Netherton Syndrome of approximately $250,000 for an expected period of eighteen months. For the three and nine months ended September 30, 2022, the Company incurred research and development costs related to this agreement of approximately $35,000 and $112,000, respectively.

In May 2022, the Company entered into a commitment with Queensland University of Technology for research related services associated with Scleroderma of approximately $610,000 for an expected period of eighteen months. The Company incurred research and development expenses of approximately $138,000 for the three and nine months ended September 30, 2022. As of September 30, 2022, the Company recorded prepaid research and development costs related to this agreement of approximately $85,000.

Consulting agreement:

Quoin Inc. entered into a consulting agreement with an Investor Relations (IR) firm, which provides for a monthly fee of $14,000. The agreement had an automatic annual renewal clause and has been in effect since November 2017. The Company owed the IR firm $584,000 as of December 31, 2021, which was included in accrued expenses in the accompanying balance sheet. In March 2022, the Company entered into a settlement agreement with the IR firm reducing the liability to $168,000, and recognized $416,000 as other income in the accompanying consolidated statement of operations. As of September 30, 2022, the balance of this liability is $98,000.

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

September 30, 2022 and 2021

For the three and nine months ended September 30, 2021, the Company incurred expenses of $42,000 and $42,000, respectively. For the three and nine months ended September 30, 2022, the Company incurred expenses of $42,000 and $70,000, respectively.

Performance milestones and royalties:

See Note 10 for asset and in-licensed technology commitments.

Merger agreement commitment:

In consideration for the Share Transfer disclosed in Note 1, the pre-closing Cellect shareholders received a contingent value right (“CVR”) entitling the holders to earnouts during the Payment Period (as such term is defined in the Share Transfer Agreement), comprised mainly of payments upon sale, milestone payments, license fees and exit fees realized by EnCellX. In order to secure such right, shares constituting 40% of EnCellX share capital are held in escrow.

In connection with the Share Transfer, Cellect entered into a CVR Agreement with Mr. Eyal Leibovitz, in the capacity of Representative for the holders of CVRs, and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”). Under the terms of the CVR Agreement, the holders of the Cellect ADSs immediately prior to the Merger had the right to receive, through their ownership of CVRs, their pro-rata share of the net Share Transfer consideration, making such holders of CVRs the indirect beneficiaries of the net payments under the Share Transfer. CVRs were recorded in a register administered by the Rights Agent but were not certificated. Since the Company will not receive any net proceeds from the CVR’s, there is no asset or liability recorded in the consolidated financial statements.

NOTE 14 – SHAREHOLDERS’ EQUITY

The Company held a Special General Meeting on February 28, 2022, at which the Company’s shareholders adopted the Amended and Restated Articles of Association of the Company. The Company held its Annual General Meeting on April 12, 2022, at which the Company’s shareholders approved an increase to the authorized share capital to 50,000,000,000 ordinary shares from 12,500,000,000, no par value. The Company held a further Annual General Meeting on November 3, 2022, at which the Company’s shareholders approved an increase to the authorized share capital to 500,000,000,000 ordinary shares from 50,000,000,000, no par value (see Note 17). These ordinary shares are not redeemable and do not have any preemptive rights.

Holders of the Company’s ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders at a shareholders meeting. The board of directors shall determine and provide a record date for each shareholders meeting and all shareholders at such record date may vote. Unless stipulated differently in the Companies Law or in the articles of association, all shareholders’ resolutions shall be approved by a simple majority vote.

Under Israeli law, the Company may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent the Company from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of distribution. In the event that the Company does not have retained earnings or earnings generated over the two most recent years legally available for distribution, the Company may seek the approval of the court in order to distribute a dividend. The court may approve our request if it determines that there is no reasonable concern that the payment of a dividend will prevent the Company from satisfying existing and foreseeable obligations as they become due.

The Bank of New York Mellon, as depositary, has registered and delivered American Depositary Shares, also referred to as ADSs. Following an ADS ratio adjustment effective August 1, 2022, each ADS represents five thousand (5,000) ordinary shares (or a right to receive five thousand (5,000) ordinary shares). Each ADS will also represent any other securities, cash or other property which may be held by the depositary. ADSs may be held either (a) directly (1) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs or (2) by having uncertificated ADSs, or (b) indirectly by

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

September 30, 2022 and 2021

holding a security entitlement in ADSs through a broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC.

On August 9, 2022 the Company completed an offering (the “Offering”) of 11,050,000,000 ordinary shares represented by 2,210,000 ADSs at a purchase price of $5.00 per ADS and pre-funded warrants (the “Pre-Funded Warrants”) to purchase 5,750,000,000 ordinary shares represented by 1,150,000 ADSs at a per pre-funded warrant price of $4.9999, with each ADS and Pre-Funded Warrant accompanied by an ordinary warrant (the “Common Warrant”), for aggregate gross proceeds of $16.8 million, resulting in net proceeds of approximately $14.9 million. Each Common Warrant has an exercise price of $5.00 per ADS and expires on the fifth anniversary of the Closing Date. On the Closing Date, the holder of Pre-Funded Warrants sold in the Offering exercised its Pre-Funded Warrants in full.

In connection with the Offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors. The Purchase Agreement provided that for a period of 180 days following the closing of the Offering, the Company will not effect or enter into an agreement to effect a “variable rate transaction” as defined in the Purchase Agreement. Further, the Company has agreed in the Purchase Agreement not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ADSs or ordinary shares or their equivalents, subject to certain exceptions, for a period of 90 days after the closing of the Offering. The Purchase Agreement also contained representations, warranties, indemnification and other provisions customary for transactions of this nature.

Warrants

The following table summarizes warrant activities during the year ended December 31, 2021 and the nine months ended September 30, 2022:

		Weighted
	ADSs	Average
	Underlying	Exercise Price
	Warrants	Per Share
Outstanding at December 31, 2021	137,282	$55.39
Granted	5,385,374	11.21
Terminated	(232,349)	49.75
Exercised – Cashless and Pre Funded Warrants	(1,921,487)	—
Outstanding and exercisable at September 30, 2022	3,368,820	$5.35

As of September 30, 2022, outstanding warrants expire in 2024 and 2027, and have an intrinsic value of $0.

NOTE 15 – CONTINGENCIES

From time to time, the Company may become involved in various legal matters arising in the ordinary course of business. Management is unaware of any matters requiring accrual for related losses in the financial statements.

In February 2020, the Seller of the equity interests in Polytherapeutics and party to the Research Agreement communicated with Quoin Inc. threatening litigation for non-payment and related breach of contract and immediate payment of all monthly payments in the amount of $666,667. See Notes 10 and 13. The Consultant has not provided any services and has not complied with other technical requirements under the Research Agreement, and therefore is considered to be in breach of contract. The Company and the Consultant have had communications with respect to the duration, commencement date and payment of the consulting services, but a revised agreement has not been reached. No lawsuits have been filed as of the financial statement issuance date. Should a formal claim or lawsuit be filed, the Company believes it has meritorious defenses.

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

September 30, 2022 and 2021

NOTE 16 – LICENSE AGREEMENTS

In November and December 2021, the Company entered into three license and supply agreements, whereby the Company is entitled to a royalty or other proceeds from the specified product revenues in select non-US markets from the licensee, if and when the underlying products are approved and commercialized. During nine months ended September 30, 2022, the Company entered into six license and supply agreements, whereby the Company will receive a royalty or other proceeds from the specified product revenues in select non-US markets from the licensor, if and when the underlying products are approved and commercialized. No royalty revenues have been received through September 30, 2022 under any of these agreements.

NOTE 17 - SUBSEQUENT EVENTS

On November 3, 2022, the Company held its Annual General Meeting of Shareholders, at which the Company’s shareholders approved an increase to the authorized share capital to 500,000,000,000 ordinary shares from 50,000,000,000, no par value.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Quoin Pharmaceuticals Ltd.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Quoin Pharmaceuticals Ltd. (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, and shareholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a working capital deficiency, an accumulated deficit, has incurred significant losses and cash outflows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of a critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing a separate opinion on the critical audit matters or on the accounts or disclosures to which they relate.

Assessment of the measurement of fair value of Warrants:

As discussed in Notes 4 and 5 to the financial statements, the Company issued warrants in connection with the Convertible Notes Payable and the Bridge Financing. The warrants were initially classified as liabilities. The warrants estimated fair value upon their dates of issuance, as well as from those issuance dates to either the warrant exchange on October 28, 2021 or December 31,

2021, as applicable, was $12.8 million and recorded on the statement of operations as warrant liability expense. The Company utilizes a Monte Carlo simulation model to estimate the fair value.

Assessment of the measurement of fair value of Warrants (continued):

We identified the assessment of the measurement of warrant fair value as a critical audit matter that is challenging due to the high degree of judgment, including the involvement of professionals with specialized skills and knowledge, as well as the complex valuation methodology that incorporates assumptions to estimate the fair value.

The primary procedures we performed to address this critical audit matter included evaluating the design of the internal control related to the Company’s process to measure the fair value and testing the valuation methodology and corresponding inputs used by the valuation professionals with specialized skills including:

●	Evaluating the model and methodology used to calculate the fair value of the warrants
●	Evaluating and comparing the expected price volatility against a volatility range that was independently developed using peer group volatility information, and
●	Independently developed a range of the fair value of the warrants

Contracted Research & Development Cost Recognition:

As discussed in Note 3 to the financial statements, the Company records costs for clinical trial activities based upon estimates of costs incurred through the balance sheet date for services performed by contract research organizations, clinical study sites and other vendors.

Auditing the recognition of pre-clinical and clinical trial costs associated with contracted organizations is challenging due to the significant judgment required to determine the nature and level of services that have been received, including determining the progress to completion of specific tasks and activities conducted in relation to what has been invoiced and recorded.

The primary procedures we performed to address this critical audit matter included:

●	Obtained an understanding of the design and operating effectiveness of internal controls for pre-clinical and clinical cost recognition
●	Tested the completeness and accuracy of the underlying data used in the estimates including, but not limited to, the estimated costs per project milestone and duration
●	Assessed the reasonableness of the significant assumptions, corroborated the progress of the pre-clinical and clinical trials with the Company’s operations personnel and to information obtained by the Company directly from third parties, and to information in contracts or statements of work including costs for those activities and project duration
●	Examined subsequent invoicing received from such third parties

/s/ Friedman LLP

PCAOB ID 711
We have served as the Company’s auditor since 2020.
East Hanover, New Jersey
April 13, 2022, except for Notes 2 and 17, as to which the date is August 2, 2022

QUOIN PHARMACEUTICALS LTD.

Consolidated Balance Sheets

	December 31,
	2021	2020
ASSETS
Current assets:
Cash	$7,482,773	$323,832
Prepaid expenses	1,015,474	—
Deferred offering costs	—	141,338
Total current assets	8,498,247	465,170

Intangible assets, net	808,604	912,648
Other assets	50,000	—
Total assets	$9,356,851	$1,377,818

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$923,239	$—
Accrued expenses	1,685,409	960,848
Accrued license acquisition	250,000	875,000
Accrued interest and amounts due under convertible notes payable	743,840	47,041
Due to officers	4,723,732	4,888,913
Convertible notes payable	—	1,213,313
Warrant liability	373,599	—
Total liabilities	8,699,819	7,985,115

Commitments and contingencies

Shareholders’ equity (deficit):
Ordinary shares, no par value, 12,000,000,000 ordinary shares authorized – 3,354,650,799 and 1,201,460,800 (670,930 and 240,292 ADSs) ordinary shares issued and outstanding at December 31, 2021 and 2020, respectively	—	—
Treasury Stock, 2,641,693 ordinary shares, at cost	(2,932,000)	—
Additional paid in capital	31,659,017	100
Accumulated deficit	(28,069,985)	(6,607,397)
Total shareholders’ equity (deficit)	657,032	(6,607,297)

Total liabilities and shareholders’ equity (deficit)	$9,356,851	$1,377,818

The accompanying footnotes are an integral part of these statements

QUOIN PHARMACEUTICALS LTD.

Consolidated Statements of Operations

	Years Ended December 31,
	2021	2020	2019
Revenue	$—	$—	$—

Operating expenses
General and administrative	4,499,923	1,425,855	1,514,751
Research and development	1,562,927	244,155	45,650
Total operating expenses	6,062,850	1,670,010	1,560,401

Other expenses
Fair value adjustment to convertible notes payable	1,250,000	378,333	—
Warrant liability expense	12,784,329	—	—
Financing expense	275,000	—	—
Interest expense	1,090,409	47,021	—
Total other expense	15,399,738	425,354	—
Net loss	$(21,462,588)	$(2,095,364)	$(1,560,401)

Loss per ADS and ordinary share
Loss per ADS
Basic	$(67.96)	$(8.72)	$(6.49)
Fully-diluted	$(67.96)	$(8.72)	$(6.49)

Weighted average number of ADSs outstanding
Basic	315,801	240,292	240,292
Fully-diluted	315,801	240,292	240,292

Loss per ordinary share
Basic	$(0.01)	$(0.70)	$(0.52)
Fully-diluted	$(0.01)	$(0.70)	$(0.52)

Weighted average number of ordinary shares outstanding
Basic	1,579,006,444	1,201,460,800	1,201,460,800
Fully-diluted	1,579,006,444	1,201,460,800	1,201,460,800

The accompanying footnotes are an integral part of these statements

QUOIN PHARMACEUTICALS LTD.

Consolidated Statements of Shareholders’ Equity (Deficit)

Years ended December 31, 2021, 2020 and 2019

					Additional
	Ordinary	No Par		Treasury	Paid in	Accumulated
	Shares	Value	ADSs	Stock	Capital	Deficit	Total
Balance at December 31, 2018	1,201,460,800	$—	240,292		$100	$(2,951,632)	$(2,951,532)
Net loss						(1,560,401)	(1,560,401)

Balance at December 31, 2019	1,201,460,800	—	240,292		100	(4,512,033)	(4,511,933)
Net loss		—	—		—	(2,095,364)	(2,095,364)

Balance at December 31, 2020	1,201,460,800	—	240,292		100	(6,607,397)	(6,607,297)
Net loss		—	—		—	(21,462,588)	(21,462,588)

Conversion of “2020 Notes” into ordinary shares	25,913,600		5,183		1,213,313		1,213,313
Sale of equity securities, including conversion of “Bridge Notes”	1,710,500,800		342,100		17,000,000		17,000,000
Costs associated with sale of equity securities					(1,897,126)		(1,897,126)

Merger recapitalization of Cellect	416,775,599		83,355	(2,932,000)	2,932,000		—

Reclassification of warrants upon issuance of exchange warrants					12,410,730		12,410,730

Balance at December 31, 2021	3,354,650,799	$—	670,930	(2,932,000)	$31,659,017	$(28,069,985)	$657,032

The accompanying footnotes are an integral part of these statements

QUOIN PHARMACEUTICALS LTD.

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2021	2020	2019
Cash flows provided by (used in) operating activities
Net loss	$(21,462,588)	$(2,095,364)	$(1,560,401)
Fair value adjustment to convertible notes payable	1,250,000	378,333	—
Warrant liability expense	12,784,329	—	—
Financing expense	275,000	—	—
Amortization of intangibles	104,043	104,043	20,710
Changes in assets and liabilities:
Increase in accounts payable and accrued expenses	1,347,801	227,313	240,833
Increase in accrued interest	696,799	47,042	—
Increase in prepaid expenses	(715,474)	—	—
Net cash used in operating activities	(5,720,090)	(1,338,633)	(1,298,858)

Cash flows used in investing activities
Payment for license acquisition	(625,000)	(125,000)	—
Net cash used in investing activities	(625,000)	(125,000)	—

Cash flows provided by financing activities:
Increase (decrease) in deferred offering costs	141,338	(141,338)	—
Increase in other assets	(50,000)	—	—
Increase in due to officers	139,285	1,068,823	1,298,818
Payments of amounts due to officers	(304,466)	(50,000)	—
Proceeds from issuance of “Bridge Notes”, net	3,475,000	909,980	—
Proceeds from sale of equity securities, net	10,102,874	—	—
Net cash provided by financing activities	13,504,031	1,787,465	1,298,818

Net change in cash	7,158,941	323,832	(40)
Cash - beginning of year	323,832	—	40
Cash - end of year	$7,482,773	$323,832	$—

Supplemental information:
License acquisition payable	$—	$—	$1,000,000
Interest paid	393,611
Exchange of “2020 Notes” for Ordinary shares	$1,213,313
Exchange of “Bridge Notes” for Ordinary shares	$5,000,000
Reclassification of warrant liability to equity upon issuance of “Exchange Warrants”	$12,410,730

The accompanying footnotes are an integral part of these statements

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

December 31, 2021, 2020 and 2019

NOTE 1 – ORGANIZATION, BUSINESS AND BASIS OF PRESENTATION

Quoin Pharmaceuticals Ltd. (“Quoin Ltd.”or the “Company”or”we,” “us,” “our”), formerly known as Cellect Biotechnology Ltd. (“Cellect”), is the holding company for Quoin Pharmaceuticals, Inc., a Delaware corporation (“Quoin Inc.”). On October 28, 2021, Cellect completed the business combination with Quoin Inc., in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of March 24, 2021 (the “Merger Agreement”), by and among Cellect, Quoin Inc. and CellMSC, Inc., a Delaware corporation and wholly-owned subsidiary of Cellect (“Merger Sub”), pursuant to which Merger Sub merged with and into Quoin Inc., with Quoin Inc. surviving as a wholly-owned subsidiary of Cellect (the “Merger”). Immediately after completion of the Merger, Cellect changed its name to “Quoin Pharmaceuticals Ltd.” The Company has accounted for the transaction as a reverse recapitalization with Quoin Inc. as the accounting acquirer. Because Quoin Inc. is the accounting acquirer, its historical financial statements became the Company’s historical financial statements and such assets and liabilities continued to be recorded at their historical carrying values. The impact of the recapitalization has been retroactively applied to all periods presented. All equity related disclosures are presented in American Depositary Shares (“ADSs”), unless the context indicates otherwise. One ADS represents 5,000 ordinary shares of the Company.

Quoin Inc. was incorporated in Delaware on March 5, 2018. Quoin Inc. is a specialty pharmaceutical company focused on developing and commercializing therapeutic products that treat rare and orphan diseases. The first lead product is QRX003, a once daily, topical lotion comprised of a broad-spectrum serine protease inhibitor, formulated with the proprietary Invisicare® technology, to treat Netherton Syndrome (NS). In addition, the Company. intends to pursue the clinical development of QRX003 in additional rare dermatological diseases, including Peeling Skin Syndrome, SAM Syndrome and Palmoplantar Keratoderma.

To date, no products have been commercialized and revenue has not been generated. The majority of the operating expenses since inception have been associated with completing due diligence on various technologies, asset technology acquisitions, negotiating and finalizing potential funding agreements, costs related to the Merger and building the pipeline of preclinical product candidates. The founders of Quoin Inc. funded all related expenditures through September 2020.

On October 28, 2021, Cellect sold the entire share capital of its subsidiary, Cellect Biotherapeutics Ltd., which essentially included all of Cellect’s then existing net assets, to EnCellX Inc. (“EnCellX”), a newly formed U.S. privately held company based in San Diego, CA (the “Share Transfer”), pursuant to an Amended and Restated Share Transfer Agreement. Quoin Ltd. has no interests in EnCellX subsequent to the closing of the Merger. See Note 12.

On October 28, 2021, the Company completed the private placement transaction with an investor (the Investor”) for an aggregate purchase price of approximately $17.0 million (comprised of the set off of approximately $5 million of senior secured notes issued in connection with the bridge loan that the Investor previously made to Quoin Inc. and approximately $12 million in cash from the Investor (the “Primary Financing”). See Note 5.

Immediately after the closing of the Merger, there were approximately 670,930 ADSs issued and outstanding. The former holders of common stock of Quoin Inc. (including shares delivered to the Investor and the escrow account for the Investor) owned, in the aggregate, approximately 88% of the ordinary shares, with Cellect’s shareholders immediately prior to the Merger owning approximately 12% of ordinary shares.

NOTE 2 - LIQUIDITY RISKS AND UNCERTAINTIES AND GOING CONCERN

The Company has incurred net losses every year since inception and had an accumulated deficit of approximately $28.1 million at December 31, 2021. The Company funded its operations through the issuance of the 2020 Notes (as defined below) and the Bridge Financing (as defined below) prior to the Merger and the Primary Financing completed on October 28, 2021, whereby the Company received funding of approximately $12 million ($10.1 million after offering costs) at the closing of the Merger. The Company expected to receive additional funding through the mandatory exercise provision of the Series C Warrant issued to the Investor in March 2022 which would have resulted in proceeds of approximately $9.5 million. In the event the requirements of the mandatory exercise provision of such warrant were not met (see Note 5), the Company received a written commitment from the Investor to provide funding equal to the $9.5 million expected upon exercise of the Series C Warrant, at prevailing market rates. However, on July 14, 2022, the Company and Altium entered into an agreement, pursuant to which the parties agreed to, among other things, cancel

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

December 31, 2021, 2020 and 2019

the Series C Warrant and a portion of the Series A Warrant previously issued to Altium (see Note 17). Following the cancellation of the Series C Warrant on July 14, 2022, the Company no longer expects to receive such proceeds from Altium, and the Company does not have sufficient resources to implement its business plan for at least one year from the issuance of these consolidated financial statements. This raises substantial doubt about the Company’s ability to continue as a going concern.

Additional financing will be required to complete the research and development of the Company’s therapeutic targets and its other operating requirements, which may not be available at acceptable terms, if at all. The Company has filed a registration statement on Form F-1 related to an offering of its securities on a “reasonable best efforts” basis, however there is no assurance of the successful consummation of such offering. The Company is also in the process of discussing a line of credit with a bank which has not yet been closed as of the financial statement filing date and is likely to be conditional on additional equity funding. If the Company is unable to obtain the additional funding when it becomes necessary, the development of its product candidates will be impacted and the Company would likely be forced to delay, reduce, or terminate some or all of its development programs, all of which could have a material adverse effect on the Company’s business, results of operations and financial condition.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), which have been consistently applied, reflecting the operations of Quoin Inc. since inception and include the accounts of Quoin Ltd. since the date of the Merger.

Use of estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could materially differ from those estimates. Management considers many factors in selecting appropriate financial accounting policies and controls, and in developing the estimates and assumptions that are used in the preparation of these financial statements. In addition, other factors may affect estimates, including: expected business and operational changes, sensitivity and volatility associated with the assumptions used in developing estimates, and whether historical trends are expected to be representative of future trends. The estimation process often may yield a range of potentially reasonable estimates of the ultimate future outcomes and management must select an amount that falls within that range of reasonable estimates. Estimates are used in the following areas, among others: settlement of debt or other obligations, fair value of debt instruments and warrants, research and development expense recognition, intangible asset estimated useful lives and impairment assessments, allowances of deferred tax assets, contingency recognition, and cash flow assumptions regarding going concern considerations.

Other risks and uncertainties:

The Company is subject to risks common to development stage biopharmaceutical companies including, but not limited to, new technological innovations, dependence on key personnel, protection of proprietary technology, compliance with government regulations, product liability, pre-clinical and clinical trial outcome risks, regulatory approval risks, uncertainty of market acceptance and additional financing requirements.

The Company’s products require approval or clearance from the U.S. Food and Drug Administration (“FDA”) prior to commencing commercial sales in the United States. There can be no assurance that the Company’s products will receive all of the required approvals or clearances. Approvals or clearances are also required in foreign jurisdictions in which the Company may license or sell its products.

There can be no assurance that the Company’s products, if approved, will be accepted in the marketplace, nor can there be any assurance that any future products can be developed or manufactured at an acceptable cost and with appropriate performance characteristics, or that such products will be successfully marketed.

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

December 31, 2021, 2020 and 2019

The Company is also dependent on several third party suppliers, in some cases single-source suppliers which include the supplier of the active pharmaceutical ingredient (API) as well as the contract manufacturer of the drug substance for the expected clinical development.

A novel strain of coronavirus (“COVID-19”) created a global pandemic, which commenced in 2020. The Company’s operations, to date, have not been dramatically affected by COVID-19. However, the extent of any future impact on the Company’s operational and financial performance will depend on the possibility of a resurgence and resulting severity of COVID-19 with respect to the Company’s access to API and drug substance, the potential disruption in global freight networks, as well as our ability to safely and efficiently conduct planned clinical trials.

Cash and cash equivalents:

The Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. The Company, from time to time during the periods presented, has had bank account balances in excess of federally insured limits where substantially all cash is held in the United States. The Company has not experienced losses in such accounts. The Company believes that it is not subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Long-lived assets:

Long-lived assets are comprised of acquired technology and licensed rights to use technology, which are considered platform technology with alternative future uses beyond the current products in development. Such intangible assets are being amortized on a straight-line basis over their expected useful life of 10 years.

The Company assesses the impairment for long-lived assets whenever events or circumstances indicate the carrying value may not be recoverable. Factors we consider that could trigger an impairment review include the following:

●	Significant changes in the manner of our use of the acquired assets or the strategy for our overall business,
●	Significant underperformance relative to expected historical or projected development milestones,
●	Significant negative regulatory or economic trends, and
●	Significant technological changes which could render the platform technology obsolete.

The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value. During the years ended December 31, 2021, 2020 and 2019, there were no impairment indicators which required an impairment loss measurement.

Deferred Offering Costs:

Deferred offering costs are expenses directly related to the Primary Financing. These costs consisted of legal, accounting, printing, and filing fees that the Company capitalized which were offset against the proceeds upon completion of the Primary Financing.

Research and development:

Research and development costs are expensed as incurred. Research and development expenses include personnel costs associated with research and development activities, including third-party contractors to perform research, conduct clinical trials and manufacture drug supplies and materials. The Company accrues for costs incurred by external service providers, including contract research organizations and clinical investigators, based on its estimates of service performed and costs incurred. These estimates

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

December 31, 2021, 2020 and 2019

include the level of services performed by third parties, patient enrollment in clinical trials when applicable, administrative costs incurred by third parties, and other indicators of the services completed. Based on the timing of amounts invoiced by service providers, the Company may also record payments made to those providers as prepaid expenses that will be recognized as expense in future periods as the related services are rendered.

Income taxes:

The Company accounts for its income taxes using the asset and liability method. Accordingly, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company maintains a full valuation allowance on its existing deferred tax assets.

The Company also accounts for uncertain tax positions using the more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken in the Company’s income tax returns. As of December 31, 2021 and 2020, the Company had no uncertain tax positions which affected its financial position and its results of operations or its cash flows and will continue to evaluate for uncertain tax positions in the future. If at any time the Company should record interest and penalties in connection with income taxes, the interest and the penalties will be expensed within the interest and general and administrative expenses, respectively.

Fair value of financial instruments:

The Company considers its cash, accounts payable, accrued expenses and the convertible and bridge notes payable to meet the definition of financial instruments. The convertible and bridge notes payable are recorded at fair value, see Notes 4, 5 and 6. The warrants are recorded at fair value, see Notes 4, 5 and 6. The carrying amounts of the remaining financial instruments approximated their fair values due to the short maturities.

The Company measures fair value as required by ASC Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). ASC Topic 820 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. ASC Topic 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.

Earnings (loss) per share:

The Company reports loss per share in accordance with ASC 260-10, Earnings Per Share, which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. The calculation of diluted net earnings (loss) per share gives effect to ordinary shares equivalents; however, potential common shares are excluded if their effect is anti-dilutive.

For the year ended December 31, 2021, the number of shares excluded from the diluted net earnings (loss) per share included outstanding warrants to purchase 143,028 ADS or 715,137,600 Ordinary Shares and warrants to purchase 1,257,722 ADS or 6,288,605,600 Ordinary Shares issuable pursuant to Primary Financing.

For the year ended December 31, 2020, the number of shares issuable upon the conversion of both the Convertible Notes Payable (as defined below) and the Bridge Notes (as defined below) as well as the warrants issued in connection with both of these convertible instruments are not included in the denominator since their inclusion would be anti-dilutive.

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

December 31, 2021, 2020 and 2019

New accounting pronouncements:

The Company has evaluated all recent accounting pronouncements and believes that none of them will have a material effect on the Company’s financial position, results of operations or cash flows except as discussed below.

Debt with Conversion and Other Options and Derivatives and Hedging

The FASB recently issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, to reduce complexity in applying GAAP to certain financial instruments with characteristics of liabilities and equity. The guidance in ASU 2020-06 simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock. The guidance in ASC 470-20 applies to convertible instruments for which the embedded conversion features are not required to be bifurcated from the host contract and accounted for as derivatives. In addition, the amendments revise the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in shareholders’ equity, by removing certain criteria required for equity classification. These amendments are expected to result in more freestanding financial instruments qualifying for equity classification (and, therefore, not accounted for as derivatives), as well as fewer embedded features requiring separate accounting from the host contract. The amendments in ASU 2020-06 further revise the guidance in ASC 260, Earnings Per Share, to require entities to calculate diluted earnings per share (EPS) for convertible instruments by using the if-converted method. In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares. The amendments in ASU 2020-06 are effective for public entities, excluding smaller reporting companies as defined, for fiscal years beginning after December 15, 2021. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact this standard will have on its financial statements.

Earnings Per Share

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40). The new ASU addresses issuer’s accounting for certain modifications or exchanges of freestanding equity-classified written call options. This amendment is effective for all entities, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company does not believe the impact of the adoption of this pronouncement is significant to the consolidated financial statements.

Recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statement presentation or disclosures.

NOTE 4 – CONVERTIBLE NOTES PAYABLE

On October 2, 2020, Quoin Inc. commenced an offering of promissory notes (the “2020 Notes” or “Convertible Notes Payable”) and warrants. The 2020 Notes were issued at a 25% original issue discount and bear interest at a rate of 20% per annum. The 2020 Notes are due one year from their respective dates of issuance. In October through December 2020, Quoin Inc. received an aggregate of approximately $910,000 pursuant to this offering, resulting in the issuance of 2020 Notes with an aggregate face value of $1,213,313 and an original issue discount of $303,333. Approximately 23% of such financing was received from parties who are related to or affiliated with members of Quoin Inc.’s board of directors. No additional funding from the 2020 Notes was received in the year ended December 31, 2021.

Based upon the terms agreed to in March 2021 in the Primary Financing (see Note 5), the 2020 Notes were mandatorily convertible into 5,183 ADSs in the Primary Financing, subject to adjustment.

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

December 31, 2021, 2020 and 2019

The Company elected to account for the Convertible Notes Payable using the fair value model due to the short maturity and likely conversion at the date of the Merger. The fair value of the Convertible Notes Payable was estimated to be approximately $1.2 million at the date of issuance, resulting in a $378,000 expense recognized in the fourth quarter of 2020. There was no material change in the fair value from issuance until the conversion to equity on the Merger date.

The noteholders also were entitled to receive warrants exercisable at any time after the issuance date for a number of shares of Quoin Inc.’s common stock that equates to 100% of the “as if converted” shares as if the 2020 Notes principal and interest were convertible at the lowest price any securities are sold, convertible, or exercisable into in the Primary Financing or the next round of financing (whichever is lower). The exercise price was based on a valuation equal to the next financing round and since the number of shares issuable upon the exercise of the warrants and exercise price were not knowable at the time of the financing and as of December 31, 2020 they were not recognized. After entering into the Merger Agreement in March 2021, the terms of the warrants became measurable and were exercisable for 29,388 ADSs at an initial exercise price of $49.75 per ADS.

The Company determined that these warrants met the criteria to be recorded as a liability instrument. Each holder agreed to exchange its warrant for warrants on substantially the same terms as the Investor Exchange Warrants (See Note 5) with the same number of shares issuable upon the exercise of an Exchange Warrant as upon the exercise of the original warrant and the same exercise price as under the original warrant and have a contractual term of 5 years

At the closing of the Merger, 5,183 ADSs were issued upon the conversion of the principle of the Convertible Notes Payable. In addition, effective as of March 13, 2022, the Company exchanged noteholders’ warrants for warrants on substantially the same terms as the Investor Exchange Warrants (See Note 5), exercisable for 29,388 ADSs, in the aggregate, at the exercise price of $49.75 per ADS. The Exchange Warrants have been determined to warrant equity classification and, as such, the fair value change through the exchange date will be included in warrant liability expense in the accompanying statement of operations.

In December 2021, the Company concluded that the calculation of ADSs due to the 2020 Noteholders did not account for accrued interest due when the ADSs were issued. The Company reached cash settlements with, and plans to issue additional ADSs to, the 2020 Noteholders to account for this. The estimated amount required to settle these obligations was determined to be approximately $744,000 at December 31, 2021 and is included in accrued liabilities in the accompanying consolidated balance sheet and in interest expense in the accompanying consolidated statement of operations.

Interest expense, at the stated interest rate, recognized in the year ended December 31, 2021, 2020 and 2019 was approximately $202,000, $47,000, and $0, respectively. Accrued interest and estimated settlement costs at December 31, 2021, 2020 and 2019 was approximately $744,000, $47,000, and $0, respectively, of which $697,000 was recognized in the year ended December 31, 2021.

NOTE 5 – BRIDGE FINANCING AND SECURITIES PURCHASE AGREEMENT (Primary Financing)

Bridge Financing

In connection with the Merger Agreement and the Securities Purchase Agreement (described below), Quoin Inc. entered into a “Bridge Purchase Agreement” on March 24, 2021 with the Investor, pursuant to which the Investor agreed to purchase, and Quoin Inc. agreed to issue notes (the “Bridge Notes”) in the aggregate principal amount of up to $5.0 million in exchange for an aggregate purchase price of up to $3.8 million together with warrants. The Bridge Notes were purchased in three closings: (i) the first purchase of $2.0 million on March 25, 2021 (Quoin Inc. received proceeds of $1.5 million less fees of $90,000); (ii) the second purchase of $1.7 million in April 2021 (Quoin Inc. received proceeds of $1.25 million) ; and (iii) a third purchase of $1.3 million in May 2021 (Quoin Inc. received proceeds of $1.0 million less fees of $185,000). The Bridge Notes were secured by a lien on Quoin Inc.’s current and future assets, were senior to all other outstanding and future indebtedness of Quoin Inc. and included covenants limiting future indebtedness, among others.

The Bridge Notes were issued with a 25% original issue discount, at an interest rate of 15% per annum and had a maturity date of the earliest to occur of: (i) December 25, 2021, (ii) the date on which Quoin Inc.’s equity is registered under the Exchange Act or is exchanged for equity so registered or (iii) immediately prior to the closing of the Merger

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

December 31, 2021, 2020 and 2019

The Investor and Quoin Inc. agreed that if the Primary Financing is consummated, the Investor may, at its election, offset the purchase price otherwise payable by Investor to Quoin Inc. pursuant to the Securities Purchase Agreement related to the Primary Financing, by an amount equal to the outstanding amount under this Bridge Note, and, upon such set-off, the portion of this Bridge Note shall be deemed to have been paid in its entirety and all obligations thereunder shall be deemed to be fully satisfied without any further obligations on, or liability to, Quoin Inc.

The Company elected to account for the Bridge Notes using the fair value model due to the short maturity and likely conversion at the closing of the Merger. The cumulative fair value of the Bridge Notes was estimated to be approximately $5.0 million at the date of issuances, resulting in an increase in the fair value of approximately $1,250,000, which was recognized in the statement of operations for the year ended December 31, 2021. The fair value adjustments also included $275,000 of debt issuance costs which was also immediately recognized as a component of other expense. Management has estimated that the fair value had not significantly changed from issuance to the Merger date. See Note 6.

The Bridge Notes were offset against the purchase price under the Securities Purchase Agreement related to the Primary Financing and converted into 100,618 ADSs (including shares held in escrow for the benefit of the Investor) upon the closing of the Primary Financing. The accrued interest amounting to $393,611 was paid in cash. Interest expense, at the stated interest rate, recognized in the year ended December 31, 2021 was $393,611.

Warrants

Upon the funding of each Bridge Note tranches described above, the Investor received warrants (the “Bridge Warrants”) to purchase a number of shares of Quoin Inc.’s common stock equal to the aggregate principal amount of the Bridge Notes. The Bridge Warrants have a term of five years from the date all of the shares underlying the Bridge Warrants are freely tradable. The Bridge Warrants also contain certain rights with regard to asset distributions and fundamental transactions. Quoin Inc. issued a total of 99,074 Bridge Warrants in the year ended December 31, 2021.

Following the closing date of the Merger, on each of the tenth trading day, the forty-fifth day, the ninetieth day, and the one hundred thirty-fifth day thereafter (each, a “Reset Date”), if the initial exercise price of the Bridge Warrants is greater than the arithmetic average of 85% of the three lowest weighted average prices of the post-Merger ordinary shares of the combined company during the ten trading day period immediately preceding the applicable Reset Date (the “Reset Price”), the exercise price of the Bridge Warrants will be reset to the Reset Price. Furthermore, the number of shares underlying Bridge Warrants will be adjusted such that the aggregate number of shares of common stock issuable to the Investor reflects the Reset Price instead of the initial exercise price. Adjustments to the exercise price and number of warrant shares are available to the Investor until the second anniversary of the Registration Date, as defined in the Bridge Warrants. Upon the occurrence of a Fundamental transaction, as defined in the Bridge Warrants, the warrant holder has the right to elect a cash settlement for the value of the warrant base on the Black Scholes options pricing model.

The Company determined that the warrants met the criteria to be recorded as a liability instrument through the exchange date upon the closing of the Primary Financing. The fair value of warrants was determined by a MonteCarlo simulation model to be approximately $1.6 million at the date of issuance of the 39,630 warrants in connection with the first closing and $2.2 million at the date of issuance of the 59,444 (post exchange ratio) in connection with the second and third closing of the Bridge Notes See Note 6.

Upon the closing of the Primary Financing, the Bridge Warrants were exchanged for warrants to purchase 99,074 ADSs at a fixed per share exercise price of $49.75 (“Investor Exchange Warrants”), as amended, which replaced the reset provisions and modified the fundamental transaction requirements of the Bridge Warrants. The Investor Exchange Warrants and ordinary shares underlying the Investor Exchange Warrants were registered with the SEC on the Registration Statement on Form F-4. An amendment to the Investor Exchange Warrants was entered into in September 2021, which replaced the reset provisions with a fixed number of shares and exercise price.

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

December 31, 2021, 2020 and 2019

Primary Financing

On October 28, 2021, the Company completed the private placement transaction with the Investor for an aggregate purchase price of approximately $17.0 million (comprised of (x) the set off of approximately $5 million of Bridge Notes, and (y) approximately $12 million in cash from the Investor) (the “Primary Financing”), and the Investor paid the Company approximately $11,504,000, which was net of $393,611 in accrued interest on the Bridge Notes. The Company incurred an additional approximate $1.4 million in costs associated with the Primary Financing, which resulted in the net proceeds of approximately $10.1 million. The Company issued 342,100 ADSs to the Investor, consisting of 66,702 delivered to the Investor on or after the Merger closing and 275,398 initially held in an escrow account for the benefit of the Investor as per the terms of the Securities Purchase Agreement. All such escrow shares were released to the Investor prior to December 31, 2021.

Quoin Ltd. also was required to issue to the Investor, effective as of March 13, 2022, the 136th day following the consummation of the Merger (i) Series A Warrant to purchase 342,100 ADSs (the “Series A Warrant”) (ii) Series B Warrant to purchase 342,100 ADSs (the “Series B Warrant”) and (iii) Series C Warrant to purchase 191,174 ADSs (“Series C Warrant” and, together with the Series A Warrant and Series B Warrant, the “Investor Warrants”). The exercise price for the Investor Warrants is $49.75 per ADS, with Series A Warrant having a five-year maturity, and Series B Warrant and Series C Warrant having a two-year maturity. The Company has the right to require the mandatory exercise of the Series C Warrant, subject to an effective registration statement being in place for the resale of the shares underlying such warrants and the satisfaction of equity market conditions, as defined in the Series C Warrant. As of the financial statement filing date, not all of the market related conditions were met. Upon the exercise of the Series C Warrant in full, the Investor would also be granted an additional Series A Warrant to purchase 191,174 ADSs and an additional Series B Warrant to purchase 191,174 ADSs at an exercise price of $49.75 per ADS.

NOTE 6 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company applies fair value accounting for all assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities the Company considers the principal or most advantageous market in which it would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. For certain instruments, including cash and cash equivalents, accounts payable, and accrued expenses, it was estimated that the carrying amount approximated fair value because of the short maturities of these instruments.

Fair value is estimated using various valuation models, which utilize certain inputs and assumptions that market participants would use in pricing the asset or liability. The inputs and assumptions used in valuation models are classified in the fair value hierarchy as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Quoted market prices for similar instruments in an active market; quoted prices for identical or similar assets and liabilities in markets that are not active; and model-derived valuations inputs of which are observable and can be corroborated by market data.

Level 3: Unobservable inputs and assumptions that are supported by little or no market activity and that are significant to the fair value of the asset and liability. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining the appropriate hierarchy levels, the Company analyzes the assets and liabilities that are subject to fair value disclosure. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to their fair value measurement.

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

December 31, 2021, 2020 and 2019

The significant estimates used in the determining the fair value of the 2020 Notes warrants (Note 4) were as follows:

	12/31/2021 (1)	12/31/2020
Stock price	$22.75	$49.75
Initial exercise price	$49.75	$49.75
Contractual Term	5.0	5.0
Volatility	89.2%	98%
Discount rate	1.26%	0.81%
(1)	The warrants issued during 2020 were not exchanged for fixed term warrants until 2022, therefore the existing warrants were still considered outstanding at December 31, 2021 and classified as a liability instrument.

The significant estimates used in such calculation of the fair value of the warrants issued in connection with the Bridge Financing (Note 5) were as follows:

	Transaction Date	Merger Date
	March - May 2021	10/28/2021
Stock price	$49.75 (post exchange ratio)	$11.64 (post exchange ratio)
Initial exercise price	$49.75 (post exchange ratio)	$49.75 (post exchange ratio)
Contractual Term	5.0	5.0
Volatility	92%	89.2%
Discount rate	0.98%	1.18%

The following table presents the Company’s assets and liabilities that are measured at fair value on a recurring basis by fair value hierarchy at December 31, 2021 and 2020:

December 31, 2021	Level 1	Level 2	Level 3	Total
2020 Notes warrants	—	—	$373,599	$373,599
Total Warrant Liability	—	—	$373,599	$373,599

December 31, 2020	Level 1	Level 2	Level 3	Total
2020 Notes payable	$—	$—	$1,213,333	$1,213,333
Total Liabilities	$—	—	$1,213,333	$1,213,333

The fair value of the convertible notes payable issued in 2020 was determined to be $1,213,333, resulting in a charge to operations of $378,333 during 2020. The fair value adjustment from December 31, 2020 to their conversion to ADSs at the Merger date was not material. The initial fair value of the Bridge Notes issued in 2021 was determined to be approximately $5,000,000, resulting in a charge to operations of $1,250,000 during 2021. The fair value adjustment from the Bridge Notes issuances to their conversion to ADSs upon the Merger date was not significant. The Bridge Notes and 2020 Notes were converted into ADSs at the Merger date. See Notes 4 and 5.

The following shows the movement of the warrant liability balance during 2021.

	Bridge Financing	2020 Notes
	Warrants	Warrants
Beginning Balance	$—	$—
Warrant value at issuance (recorded as warrant liability expense)	3,783,079	894,113
Change in Fair value of warrants	8,627,651	(520,514)
Reclassification of warrant liability to an equity instrument	(12,410,730)	—
Ending Balance	$—	$373,599

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

December 31, 2021, 2020 and 2019

The change in fair value of the Bridge Note warrants are included in other expense in the accompanying consolidated financial statements from the issuance date to the Merger Date. The Exchange warrants issued to the Investor on the Merger date was determined to be an equity-classified instrument, and accordingly the warrant liability on such date of $12,410,730 was reclassified to additional paid in capital on that date.

NOTE 7 – PREPAID EXPENSES

Prepaid expenses are as follows:

	December 31,
	2021	2020
Prepaid R&D costs	$329,033	$—
Prepaid insurance	684,191	—
Prepaid other expenses	2,250	—
Total	$1,015,474	$—

NOTE 8 – ACCRUED EXPENSES

Accrued expenses are as follows:

	December 31,
	2021	2020
Professional fees	$144,377	$173,095
Investor Relations fees	584,000	528,000
Payroll taxes	199,582	148,899
Payroll	557,937	—
Research contract expenses	193,537	105,052
Other expenses	5,976	5,802
Total	$1,685,409	$960,848

NOTE 9 – ASSET ACQUISITION AND IN-LICENSED TECHNOLOGY

Polytherapeutics

On March 24, 2018, Quoin Inc. entered into a securities purchase agreement (the “Acquisition Agreement”), in which it agreed to acquire all of the equity interests in Polytherapeutics, Inc. (the “Seller” or “Polytherapeutics”) for $40,833 and future royalties provided Quoin Inc. commercializes products using the technology developed by the Seller. The terms of any royalty payments to the Seller are 4.0% of the net revenue of royalty products, as defined in the Acquisition Agreement, received by Quoin Inc. during the ten (10) year period commencing from the date of first sale of a royalty product. If a generic product is introduced by a third party to the market, during the royalty period, the royalty fees shall be reduced from 4% to 2%. If, during the royalty period, two or more generic products are introduced, the royalty fees shall be reduced from 2% to 0%.

The Seller had the option to repurchase the intellectual property for $100,000 if there were no products in clinical development using such technology. The repurchase option was not exercised and has lapsed.

Quoin Inc. also entered into a research and consulting agreement which commits Quoin Inc. to pay the Seller for additional research and development consulting services (See Notes 12 and 15).

Skinvisible

On October 17, 2019, Quoin Inc. entered into an exclusive license agreement with Skinvisible Inc. (“Skinvisible”), pursuant to which Skinvisible granted a license to use certain patented technology for the development of products for commercial sale in the

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

December 31, 2021, 2020 and 2019

orphan rare skin disease field, and for the use of a proprietary polymer deliver system technology. This technology is currently being used in the development of QRX003. In exchange for the license, Quoin Inc. agreed to pay Skinvisible $1,000,000, as well as development and sales milestone payments and a single digit royalty on all net sales, as defined.

The development milestones originally required payments upon achieving development milestones for the first Rare Skin Disease drug product developed using the licensed technology and the first two Ketamine products, as defined. Payments were originally due upon successful completions of certain clinical milestones ($7.5 million) and obtaining US and EU regulatory approval ($15 million). The sales milestones required for every licensed product commercialized by Quoin Inc. are $10 million upon achievement of $100 million in sales being achieved in the annual period; $25 million upon achievement of $250 million in sales and $50 million upon the achievement of $400 million in sales in an annual period. On January 27, 2021, Quoin Inc. and Skinvisible entered into an amendment which modified the clinical milestone payment requirements such that $750,000 would be payable to Skinvisible upon achievement of specified clinical milestones, and $21.75 million upon regulatory approval in the U.S. and EU respectively. No development milestones, sales milestones or royalty payments were due through in 2019, 2020 or 2021.

The agreement has a termination clause that is triggered if no product has commenced clinical testing 12 months after the date of the agreement or the latest subsequent amendment. On April 19, 2021, Quoin Inc. and Skinvisible entered into another amendment which established the development deadline as December 31, 2022. Should the Company not commence clinical testing as defined by the development deadline, the license agreement will terminate immediately except in certain circumstances as specified in the agreement.

The license fee was originally due in two equal installments of $500,000 payable no later than December 31, 2019 and June 30, 2020, which were not paid. The agreement was subsequently amended for payment due on July 31, 2020. On July 31, 2020, the agreement was amended to further extend the payment until September 30, 2020. On September 30, 2020, the agreement was again amended, requiring payment of the license fee only when outside financing is received, as defined in the agreement. On June 21, 2021, the parties entered into an additional amendment which modified the payment terms and required a payment of $107,500 on June 26, 2021, a payment of $250,000 within 10 days of the Primary Financing, and the remaining $250,000 upon the earlier of approval of an Investigatory New Drug application by the FDA or December 31, 2021. This amendment also eliminated the $750,000 clinical milestone payments described above and reduced the milestone payment upon regulatory approval of the product containing the Skinvisible technology in either the U.S. or E.U., whichever happens first to a total of $5,000,000.

At December 31, 2021 and December 31, 2020, the license acquisition liability due was $250,000 and $875,000 respectively. In March 2022, the Company paid $50,000 against this liability. The remaining license acquisition liability has not been paid in accordance with the terms but has not impaired the Company’s rights to the technology as the Company is in the process of renegotiating this payment with Skinvisible.

NOTE 10 - INTANGIBLE ASSETS

Intangible assets are as follows:

	December 31,
	2021	2020
Acquired technology – Polytherapeutics	$40,433	$40,433
Technology license – Skinvisible	1,000,000	1,000,000
Total cost	1,040,433	1,040,433
Accumulated amortization	(231,829)	(127,785)
Net book value	$808,604	$912,648

The Company recorded amortization expense of approximately $104,000, $104,000, and $21,000 in the years ended December 31, 2021, 2020 and 2019, respectively. Amortization expense for each of the next 5 years is expected to be approximately $104,000, and then approximately $288,000 thereafter.

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

December 31, 2021, 2020 and 2019

NOTE 11 – RELATED PARTY TRANSACTIONS

Employment Agreements and Due to Officers/Founders

In March 2018, Quoin Inc. executed employment agreements with both of its officers who are also co-founders of Quoin Inc. The employment agreements for both officers/founders allow for a onetime expense that covers the salaries they would have otherwise been paid for efforts they undertook in the periods since inception. The salaries and benefits allowances provided for under the employment agreements began to accrue as the services were being provided by the officers/founders and are included in Due to Officers on the accompanying balance sheet.

Amounts due to the officers/founders consist of amounts specified in the employment agreements since inception through December 31, 2021 as well as reimbursable travel expenses and other amounts paid by them to third parties on behalf of Quoin Inc. The Company repaid $304,466, $50,000, and $0 of such amounts due to officers/founders in the year ended December 31, 2021, 2020 and 2019, respectively. Since the Merger closing, the Company has been repaying amounts due to officers/founders at a rate of $25,000 each per month (See Note 17).

Amounts due to officers at December 31, 2021 and 2020 consisted of the following:

	December 31,
	2021	2020
Salaries and allowances	$4,108,500	$3,984,000
Invoices paid on behalf of the Company	615,232	904,913
Total	$4,723,732	$4,888,913

During 2021, the Company incurred $108,000 of consulting expense from related parties, primarily from a related party company controlled by a member of the Board of Directors.

See Note 4 for related party debt and Note 12 for employment agreements.

NOTE 12 – RESEARCH, CONSULTING AGREEMENTS AND COMMITMENTS

Research and consulting agreement

Quoin Inc. entered into a research and consulting agreement (the “Research Agreement”) which commits it to pay the former owner of Polytherapeutics (the “Consultant” or “Seller”) to transfer the technical know-how of Polytherapeutics with respect to (i) good manufacturing practices (“GMP”), clinical and commercial manufacturing of the Company’s PolyDur polymer and (ii) formulation development of products utilizing the Company’s PharmaDur polymer (See Note 9). The agreement required monthly consulting payments of $20,833 beginning on July 31, 2018 and ending February 28, 2021 (the “Post-Closing Period”) for a total of $666,667 over the consulting period. Pursuant to an amendment, the Post-Closing Period was revised to terminate on December 31, 2020.

Through December 31, 2021 and the financial statement issuance date, the Company has not made any payments, the Consultant has not performed any services and the Company has not incurred or accrued for any expenses. See Note 15 for Consultant’s notification of breach of contract.

Other research consulting agreements

Quoin Inc. entered into three consulting agreements with Axella Research LLC (“Axella”) to provide regulatory and pre- clinical/clinical services to the Company with respect to QRX003 and QRX004. The combined fees of the three agreements are approximately $270,000, payable as milestones under the three agreements are met. Quoin Inc. has also engaged Axella for additional services pursuant to separate work orders. Further, Quoin Inc. has two options to pay the milestones due 1) one half in equity of Quoin Inc. (at a pre-negotiated valuation) and one-half in cash or 2) entirely in cash, in which case a discount of approximately 20% would

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

December 31, 2021, 2020 and 2019

be applicable. The Company recognized research and development expenses for services provided and milestones met of approximately $247,000, $50,000 and $25,000 for the years ended December 31, 2021, 2020 and 2019, respectively and has accrued expenses of $193,537, $105,052 and $24,940 at December 31, 2021, 2020 and 2019, respectively.

In November 2020, Quoin Inc. entered into a Master Service Agreement for an initial term of three years with Therapeutics Inc. for managing preclinical and clinical development for new products in the field of dermatology. The agreement required the execution of individual work orders. Quoin Inc. may terminate any work order for any reason with 90 days written notice subject to costs incurred through termination and a defined termination fee, unless there is a material breach by Therapeutics Inc. The first work order was entered into in late 2020 for a clinical study at an expected estimated cost of approximately $3.5 million and expected timing through the first quarter of 2023. For the year ended December 31, 2021, the Company incurred approximately $340,000 of research and development costs related to this agreement.

In November 2021, the Company entered into a commitment for research related services associated with Netherton Syndrome of approximately $250,000 for an expected period of eighteen months, of which an initial $25,000 expense was incurred in 2021.

Employment agreements

The employment agreements entered into by Quoin Inc. with its two founders/officers provide for a combined base salary, including monthly allowances, of $996,000 per annum, a discretionary bonus and certain allowances and benefits. In the event of termination of the two founders/officers for reason other than cause, as defined in the employment agreements, the founders shall be entitled to two years of based salary and bonus.

In November 2021, the Company appointed and entered into an employment agreement with its Chief Financial Officer which provides for a base salary of $360,000 per annum, a discretionary bonus and certain allowances and benefits.

In November 2021, the Board of Directors of the Company approved amendments to the employment agreements increasing base level compensation by 10% for the two founders and increasing the annual target discretionary bonus to not less than 45% of base salary for the two founders and the Chief Financial Officer. Further a transaction bonus related to the closing of the Merger and private placements aggregating approximately $324,000 was paid to the two founders in November 2021. See Note 17 describing subsequent shareholder approval of the employment agreements of the two founders/officers.

Performance milestones and Royalties

See Note 9 for asset and in-licensed technology commitments.

Merger agreement commitment

In consideration for the Share Transfer disclosed in Note 1, the pre-closing Cellect shareholders received a contingent value right (“CVR”) entitling the holders to earnouts during the Payment Period (as such term is defined in the Share Transfer Agreement), comprised mainly of payments upon sale, milestone payments, license fees and exit fees realized by EnCellX. In order to secure such right, shares constituting 40% of EnCellX share capital are held in escrow by Altshuler Shaham Trusts Ltd.

In connection with the Share Transfer, Cellect entered into a CVR Agreement with Mr. Eyal Leibovitz, in the capacity of Representative for the holders of CVRs, and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”). Under the terms of the CVR Agreement, the holders of the Cellect ADSs immediately prior to the Merger had the right to receive, through their ownership of CVRs, their pro-rata share of the net Share Transfer consideration, making such holders of CVRs the indirect beneficiaries of the net payments under the Share Transfer. CVRs were recorded in a register administered by the Rights Agent but were not certificated.

Since the Company will not receive any net proceeds from the CVR’s, there is no asset or liability recorded in the consolidated financial statements.

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

December 31, 2021, 2020 and 2019

NOTE 13 – SHAREHOLDERS’ EQUITY AND SHARE OWNERSHIP AND RIGHTS

Quoin Inc.

Quoin Inc.’s authorized capital stock consisted of 10,000 shares of common stock. On March 5, 2018, in connection with the incorporation as a Delaware corporation, Quoin Inc. issued 100 shares for a consideration of $100 split equally between the two founders and officers of Quoin Inc. In connection with the Merger transaction, the two founders exchanged their shares in Quoin Inc. for 240,292 ADSs in Quoin Ltd., which was subsequently reduced to 224,388 ADSs in May 2022 following the determination of the number of shares held in escrow allocated to certain former shareholders of Cellect. All share and per share amounts have been adjusted to reflect this recapitalization.

Quoin Ltd.

As of December 31, 2021, Quoin Ltd.’s authorized share capital consisted of 12,000,000,000 ordinary shares, no par value. These ordinary shares are not redeemable and do not have any preemptive rights. However, the Investor has certain approval rights in connection with the issuance of additional shares. Holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders at a shareholders meeting. Shareholders may vote at shareholders meetings either in person, by proxy or by written ballot. Israeli law does not allow public companies to adopt shareholder resolutions by means of written consent in lieu of a shareholders meeting. The board of directors shall determine and provide a record date for each shareholders meeting and all shareholders at such record date may vote. Unless stipulated differently in the Companies Law or in the articles of association, all shareholders’ resolutions shall be approved by a simple majority vote.

Under Israeli law, the Company may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of distribution. In the event that the Company does not have retained earnings or earnings generated over the two most recent years legally available for distribution, the Company may seek the approval of the court in order to distribute a dividend. The court may approve our request if it determines that there is no reasonable concern that the payment of a dividend will prevent the Company from satisfying our existing and foreseeable obligations as they become due.

The Bank of New York Mellon, as depositary, has registered and delivered American Depositary Shares, also referred to as ADSs. Post August 1, 2022 change in ADS ratio, each ADS represents (5,000) ordinary shares (or a right to receive five thousand (5,000) ordinary shares). Each ADS will also represent any other securities, cash or other property which may be held by the depositary. ADSs may be held either (a) directly (1) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs or (2) by having uncertificated ADSs, or (b) indirectly by holding a security entitlement in ADSs through a broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC.

Warrants and Options

The following vested stock options and warrants were outstanding at December 31, 2021, exercisable into ADSs:

	ADSs	Exercise Price	Year of maturity
Warrants held by 2020 noteholders	29,388	$49.75	2026
Warrants held by Investor	99,074	$49.75	2026
Options held by former Cellect optionholders	5,746	636.75	2022
Warrants held by former Cellect warrantholders	8,820	$137.50	2022-2024
Total	143,028
1)	The options held by former Cellect optionholders fully vested at the closing of the Merger and expire between January and

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

December 31, 2021, 2020 and 2019

October 2022. The incremental fair value of the stock options at the closing of the Merger was not significant. The options were issued under the Cellect Ltd. Employee Shares Incentive Plan (the “2014 Plan”). The 2014 Plan was amended and restated and initial grants were made to Company officers and directors, approved at the Company Annual General Meeting held on April 12, 2022. See Note 17.

The intrinsic value of the above stock options and warrants at December 31, 2021 was negligible.

Effective as of March 13, 2022, the Company issued warrants to the Investor under the terms of the Primary Financing, exercisable into ADSs in the following aggregate amounts. See Note 17.

	ADSs	Exercise Price
Series A warrants (1)	533,274	$49.75
Series B warrants (1)	533,274	$49.75
Series C warrants (1)	191,174	$49.75
Total	1,257,722
(1)	The Company expects to issue each of 191,174 additional Series A and Series B Warrants to the Investor upon exercise of the Series C Warrant, which are assumed to be exercised and, therefore, are included in the totals of the Series A and B warrants in the table above.

NOTE 14 – INCOME TAXES

The Company’s deferred tax assets relate primarily to its net operating loss carryforwards and other balance sheet basis differences. The Company maintains a valuation allowance to fully offset the gross deferred tax asset because it is not more likely than not that the Company will realize future benefits associated with these deferred tax assets at December 31, 2021 and 2020. The valuation allowance increased by approximately $2,178,000 and $515,000 for the years ended December 31, 2021 and 2020, respectively.

Significant components of the Company’s deferred tax assets are as follows:

	December 31,
	2021	2020
Deferred tax assets:
Net operating losses carryforward	$1,945,000	$355,000
Due to officers	1,411,000	1,467,000
Accrued expenses and other	212,000	44,000
R&D credit carryforward	102,000	—
Debt related attributes	375,000	—

Total deferred tax assets	4,045,000	1,866,000
Valuation allowance	(4,045,000)	(1,866,000)

Deferred tax asset, net of valuation allowance	$—	$—

At December 31, 2021 and 2020, the Company had U.S. federal and state income tax net operating loss (“NOL”) carryforward of approximately $6,482,000 and $1,180,000, respectively, that may be used to offset future taxable income. The Internal Revenue Code (the “IRC”) contains limitations on the use of net operating loss carryforwards after the occurrence of a substantial ownership change as defined by IRC Section 382. The Company has not performed a detailed analysis, however utilization of such net operating loss carryforwards will likely be significantly limited due to the shares issued in the Primary Financing and the Merger. At December 31, 2021, the Company had approximately $102,000 of federal research and development (“R&D”) tax credit carryforwards. If not utilized, the federal R&D credits will begin to expire in 2038.

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

December 31, 2021, 2020 and 2019

The income tax benefit for the years ended December 31, 2021 and 2020 differed from the amounts computed by applying the US federal income tax rate of 21% primarily because of the increase in the valuation allowance and the tax impact of fair value adjustments and other permanent items, which resulted in an effective tax rate of zero for both years.

On March 27, 2020, the United States enacted the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). The CARES Act is an emergency economic stimulus package that includes spending and tax breaks to strengthen the United States economy and fund a nationwide effort to curtail the effect of COVID-19. While the CARES Act provides sweeping tax changes in response to the COVID-19 pandemic, some of the more significant provisions which are expected to impact the Company’s financial statements include removal of certain limitations on utilization of net operating losses, increasing the loss carryback period for certain losses to five years, and increasing the ability to deduct interest expense, as well as amending certain provisions of the previously enacted Tax Cuts and Jobs Act. The Company has concluded that the CARES Act did not have a material impact on its financial position, results of operations, or cash flows.

On December 27, 2020, the United States enacted the Consolidated Appropriations Act which extended many of the benefits of the CARES Act that were scheduled to expire. The Company evaluated the impact of the Consolidated Appropriations Act on its consolidated financial statements and related disclosures and concluded that the impact is immaterial.

NOTE 15 - CONTINGENCIES

From time to time, the Company may become involved in various legal matters arising in the ordinary course of business. Management is unaware of any matters requiring accrual for related losses in the financial statements.

In February 2020, the seller of the equity interests in Polytherapeutics and party to the Research Agreement communicated with Quoin Inc. threatening litigation for non-payment and related breach of contract and immediate payment of all monthly payments in the amount of $666,667. See Notes 9 and 12. The Consultant has not provided any services and has not complied with other technical requirements under the Research Agreement, and therefore is considered to be in breach of contract. The Company and the Consultant have had communications with respect to the duration, commencement date and payment of the consulting services, but a revised agreement has not been reached. No lawsuits have been filed as of the financial statement issuance date. Should a formal claim or lawsuit be filed, the Company believes it has meritorious defenses.

NOTE 16 – LICENSE AGREEMENTS

In November and December 2021, the Company entered into three license and supply agreements, whereby the Company is entitled to a royalty or other proceeds from the specified product revenues in select non-US markets from the licensee, if and when the underlying products are approved and commercialized. No royalty revenues were received in 2021.

NOTE 17 - SUBSEQUENT EVENTS

In March 2022, the Company paid an aggregate of $311,670 to two out of five 2020 noteholders in settlement of the amounts included in accrued interest payable at the closing of the Merger. See Note 4.

In the first quarter of 2022, the Company entered into four license and supply agreements, whereby the Company will receive a royalty or other proceeds from the specified product revenues in select non-US markets from the licensor, if and when the underlying products are approved and commercialized.

Effective as of March 13, 2022, the Company issued warrants to purchase ADSs as follows:

●	Exchanged the existing warrants of 2020 noteholders (Note 4) for warrants on substantially the same terms as the Investor Exchange Warrant (See Note 5), exercisable for 29,388 ADSs, in the aggregate, at the exercise price of $49.75 per ADS. The exercise price was reduced to $0.00 as of July 14, 2022 as a result of the Altium Agreement described below.
●	Issued Series A Warrant, Series B Warrant and Series C Warrant to purchase 342,100 ADSs, 342,100 ADSs and 191,174

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

December 31, 2021, 2020 and 2019

ADSs, respectively, at the exercise price of $49.75 per ADS, based on the terms of the Primary Financing. These warrants were amended as of July 14, 2022 under the Altium Agreement described below.

The Company held a Special General Meeting on February 28, 2022, at which the Company’s shareholders adopted the Amended and Restated Articles of Association of the Company.

Amended and Restated Equity Incentive Plan and Annual Meeting of Shareholders

In March 2022, our board of directors approved the Amended and Restated Equity Incentive Plan (the “Amended Plan”), which increased the number of ordinary shares reserved for issuance under such equity incentive plan to 15% of our outstanding ordinary shares on a fully-diluted basis, or 1,826,991,616 ordinary shares, represented by 365,398 ADSs as of March 31, 2022. The board of directors further approved the award of options to our officers and directors to purchase, in the aggregate, 316,571 ADSs under the Amended Plan, and annual discretionary bonuses for officers of $472,500 in aggregate.

We held our Annual General Meeting on April 12, 2022, at which our shareholders approved, among other items, the following:

●	The increase in authorized share capital from 12.5 billion to 50 billion ordinary shares.
●	Modification of the annual compensation of the two founders to a combined base salary of $990,000 and to increase the annual discretionary bonus to not less than 45% of the annual base salary.
●	Repayment of amounts due to the two founders at a rate of $25,000 each per month.
●	The grant of an option to purchase up to 85,714 ADSs to each of the two founders under the Amended Plan, at an exercise price per ADS of $17.50, to vest over a four-year period.
●	The grant of an option to purchase 12,857 ADSs to each of the five non-employee director under the Amended Plan at an exercise price per ADS of $17.50, to vest over a three-year period, and (as an annual grant for 2022) an option to an officer to purchase 71,429 ADSs at an exercise price per ADS of $17.50, to vest over a four-year period.

ADS Ratio Change

On July 12, 2022, our Board of Directors approved the change in the ratio of ADS evidencing ordinary shares from 1 ADS representing four hundred (400) ordinary shares to 1 ADS representing five thousand (5,000) ordinary shares, which will result in a one for 12.5 reverse split of the issued and outstanding ADSs (the “Ratio Change”). The Ratio Change was effective August 1, 2022. All ADS and related option and warrant information presented in these financial statements and accompanying footnotes has been retroactively adjusted to reflect the reduced number of ADSs resulting from the Ratio Change.

Nasdaq Listing

On April 22, 2022, we received a letter from the Listing Qualifications staff of The Nasdaq Stock Market, LLC (“Nasdaq”) notifying us that we are no longer in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. Nasdaq Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2.5 million. In addition, as of April 21, 2022, we did not meet the alternative continued listing requirements based on market value of listed securities or net income from continuing operations. In accordance with Nasdaq Rule 5810(c)(2)(A), within 45 calendar days of receiving this notice, we submitted a plan to regain compliance to Nasdaq. This plan was accepted, and Nasdaq has granted us an extension until October 19, 2022 to evidence compliance.

On June 10, 2022, we received a letter from The Nasdaq Listing Qualifications staff notifying us that the closing bid price per ADS was below the required minimum of $1.00 for a period of 30 consecutive business days and that we did not meet the minimum bid price requirements set forth in Nasdaq Rule 5550(a)(2). Pursuant to Nasdaq Rule 5810(c)(3)(A), we have a period of one hundred eighty (180) calendar days, or until December 7, 2022 (the “Compliance Period”), to regain compliance with Nasdaq’s minimum bid

QUOIN PHARMACEUTICALS LTD.

Notes to Consolidated Financial Statements

December 31, 2021, 2020 and 2019

price requirement. If at any time during the Compliance Period, the closing bid price per ADS is at least $1.00 for a minimum of ten (10) consecutive business days, Nasdaq will provide us a written confirmation of compliance and the matter will be closed. In the event we do not regain compliance by December 7, 2022, we may be eligible for an additional 180 calendar day grace period. To qualify, we will be required to meet the continued listing requirement for market value of publicly held ADSs and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of our intention to cure the deficiency during the second compliance period.

Although there is no assurance, we expect that the offering that is being registered on the registration statement on Form F-1, which includes these financial statements and accompanying notes, will enable us to regain compliance with Nasdaq’s minimum stockholders’ equity requirement and the Ratio Change will help us to regain compliance with the minimum bid-price requirement for continued listing on The Nasdaq Capital Market. Although Nasdaq notification letters described above have no immediate effect on our listing on The Nasdaq Capital Market, and we are working on implementing plans to regain compliance with Nasdaq listing standards, there can be no assurance that we will be able to regain compliance with Nasdaq’s minimum stockholders’ equity requirement or minimum bid-price requirement for continued listing. If our ADSs are delisted from Nasdaq, it will have material negative impacts on the actual and potential liquidity of our securities, as well as material negative impacts on our ability to raise future capital.

Agreements with Altium Growth Fund, LP and Altium Warrant Exercises

During the second quarter of 2022, Altium exercised the Series B Warrant in full pursuant to the alternate cashless exercise right of such warrant, under which Altium had an option to receive 1 ADS for each ADS underlying the warrant being exercised in such cashless exercise, resulting in the issuance of a total of 342,100 ADSs to Altium.

On July 14, 2022, we, Quoin Inc. and Altium entered into an agreement (the “Altium Agreement”), pursuant to which the parties agreed to, among other things, (i) amend certain terms of the Series A Warrant and Investor Exchange Warrants previously issued to Altium to, among other things, reduce the exercise price to $0.00 per ADS with respect to a total of 399,999 ADSs, (ii) cancel the Series C Warrant and a portion of the Series A Warrant previously issued to Altium, and (iii) terminate the Purchase Agreements, pursuant to which the warrants were previously issued to Altium. As of August 2, 2022, Altium exercised all of its warrants outstanding and we issued a total of 399,999 ADSs to Altium.

The exercise price of the 2020 noteholder warrants was reduced to $0.00 as of July 14, 2022 as a result of the Altium Agreement described below. As of August 2, 2022, 23,040 noteholder warrants had been exercised.

As a result of the Altium and noteholder warrant exercises and the Altium Agreement, the warrants outstanding as of August 2, 2022 are set out below, exercisable into ADS:

		Exercise	Year of
	ADSs	Price	maturity
Warrants held by 2020 noteholders	6,348	$0	2027
Warrants held by former Cellect warrant holders	8,820	$137.5	2024
Total	15,168

Ordinary Shares Represented by American Depositary Shares

Pre-Funded Warrants to Purchase Ordinary Shares Represented by American Depositary Shares

Common Warrants to Purchase Ordinary Shares Represented by American Depositary Shares

Ordinary Shares Represented by American Depositary Shares

Issuable Upon Exercise of the Pre-Funded Warrants

Ordinary Shares Represented by American Depositary Shares

Issuable Upon Exercise of the Common Warrants

Preliminary Prospectus

Lead Placement Agent

A.G.P.

Co-Placement Agent	Co-Placement Agent

Maxim Group LLC	Aegis Capital Corp.

, 2023

46

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses, other than the selling commissions, payable by the registrant in connection with the sale of the securities being registered. All the amounts shown are estimates except the SEC registration fee.

SEC registration fee	$1,102
Printing and engraving expenses	$30,000
Legal fees and expenses	$325,000
Accounting fees and expenses	$40,000
Transfer agent and registrar fees	$12,000
Miscellaneous	$10,000
Total	$418,102

Item 14.	Indemnification of Directors and Officers

Under the Companies Law, a company may not exculpate an Office Holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an Office Holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our articles of association include such a provision. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Companies Law, a company may indemnify an Office Holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an Office Holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification, which ours do:

●	financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an Office Holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be reasonably foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;
●	reasonable litigation expenses, including attorneys’ fees, incurred by the Office Holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (a) no indictment was filed against such Office Holder as a result of such investigation or proceeding; and (b) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction; and
●	reasonable litigation expenses, including attorneys’ fees, incurred by the Office Holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the Office Holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

Under the Companies Law and the Israeli Securities Law 5728-1968 (the “Israeli Securities Law”), a company may insure an Office Holder against the following liabilities incurred for acts performed by him or her as an Office Holder if and to the extent provided in the company’s articles of association:

●	a breach of the duty of loyalty to the company, provided that the Office Holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the Office Holder; and
●	a financial liability imposed on the Office Holder in favor of a third party.

Under our articles of association, we may insure an Office Holder against the aforementioned liabilities as well as the following liabilities:

●	a breach of duty of care to the company or to a third party;
●	any other action against which we are permitted by law to insure an Office Holder;
●	expenses incurred and/or paid by the Office Holder in connection with an administrative enforcement procedure under any applicable law including Parts 8(3), 8(4) and 9(1) of the Israeli Securities Law, and a proceeding according to Section D of Chapter 4 in Part 9 of the Companies Law, including reasonable litigation expenses and attorney fees;
●	a payment to a person injured by a violation of Section 52BBB(a)(1)(a) of the Israeli Securities Law; and
●	expenses incurred in connection with a proceeding under the Economic Competition Law 5748-1988, including reasonable litigation expenses and attorney fees.

Under the Companies Law, a company may not indemnify, exculpate or insure an Office Holder against any of the following:

●	a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the Office Holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;
●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising solely out of the negligent conduct of the Office Holder;
●	an act or omission committed with intent to derive illegal personal benefit; or
●	a fine, civil fine, or other financial sanction levied against the Office Holder.

Under the Companies Law, exculpation, indemnification and insurance of Office Holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain Office Holders or under certain circumstances, also by the shareholders. See “-Approval of Related Party Transactions under Israeli Law.”

Our articles of association permit us to exculpate, indemnify and insure our Office Holders to the fullest extent permitted or to be permitted by the Companies Law and the Israeli Securities Law.

Upon the recommendation of our compensation committee, our board of directors has approved, and our shareholders have approved, at the annual general meeting held on April 12, 2022, the form of indemnification and release agreements to be entered into with each of our current and future directors and executive officers exculpating them, to the fullest extent permitted by law and our articles of association, and undertaking to indemnify them to the fullest extent permitted by law and our articles of association. This indemnification will be limited to events determined as foreseeable by the board of directors based on our activities, and to an amount or according to criteria determined by the board of directors and our compensation committee as reasonable under the circumstances.

In the opinion of the SEC, indemnification of directors and other Office Holders for liabilities arising under the Securities Act, however, is against public policy and therefore unenforceable.

We have obtained directors’ and officers’ liability insurance for the benefit of our Office Holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Companies Law.

Item 15.	Recent Sales of Unregistered Securities

Please see the disclosure under the headings “—Key Events—Noteholder Warrant Exercises,” “—Bridge Financing” and “—Primary Financing” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a description of transactions during the past three years involving sales of our securities that were not registered under the Securities Act. In addition, in August 2022, we issued 44,187 ADSs to one of the principals of Axella Research LLC (“Axella”), a provider of regulatory and pre- clinical/clinical services to us with respect to QRX003 and QRX004, to settle in full the outstanding liability to Axella for accrued fees under our consulting agreements with Axella.

We believe that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated under the Securities Act. No underwriter or underwriting discount or commission was involved in any such transaction.

Item 16.	Exhibits and Financial Statement Schedules

(a)  Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b)  Financial Statement Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the consolidated financial statements and related notes thereto.

Item 17.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes that:

(a)	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(5)	That, for purposes of determining any liability under the Securities Act:
(i)the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and
(ii)each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
1.1*	Form of Placement Agency Agreement.

2.1

Agreement and Plan of Merger and Reorganization, dated as of March 24, 2021, by and among Cellect Biotechnology Ltd., CellMSC, Inc. and Quoin Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.1 of the Form 6-K filed with the SEC on March 24, 2021).

2.2

Amendment made as of September 24, 2021, to the Agreement and Plan of Merger and Reorganization, dated as of March 24, 2021, by and among Cellect Biotechnology Ltd., CellMSC, Inc., and Quoin Pharmaceuticals, Inc. (incorporated by reference to Exhibit 99.2 to Form 6-K filed with the SEC on September 27, 2021).

2.3

Amended and Restated Share Transfer Agreement, dated May 27, 2021 by and between Cellect Biotechnology Ltd. and EnCellX Inc. (incorporated by reference to Exhibit 2.2 to Registration Statement on Form F-4 filed with the SEC on June 16, 2021).

2.4

Amendment made as of September 26, 2021, to the Amended and Restated Share Transfer Agreement dated as of May 27, 2021, by and between EnCellX, Inc. and Cellect Biotechnology Ltd. (incorporated by reference to Exhibit 99.3 to Form 6-K filed with the SEC on September 27, 2021).

2.5

Securities Purchase Agreement, dated as of March 24, 2021, by and among Cellect Biotechnology Ltd., Quoin Pharmaceuticals, Inc. and the investors named on the Schedule of Buyers attached thereto (incorporated by reference to Exhibit 10.4 of the Form 6-K filed with the SEC on March 24, 2021).

2.6

Securities Purchase Agreement, dated as of March 24, 2021, by and among Quoin Pharmaceuticals, Inc. and the investors listed on the Schedule of Buyers attached thereto (incorporated by reference to Exhibit 10.6 of the Form 6-K filed with the SEC on March 24, 2021).

2.7

Amendment Agreement, dated as of September 17, 2021, by and among Quoin Pharmaceuticals, Inc., Cellect Biotechnology, Ltd., and Altium Growth Fund, L.P. (incorporated by reference to Exhibit 99.1 of the Form 6-K filed with the SEC on September 17, 2021).

2.8

Letter Agreement, dated September 17, 2021, between Quoin Pharmaceuticals, Inc. and Cellect Biotechnology, Ltd. (incorporated by reference to Exhibit 99.2 of the Form 6-K filed with the SEC on September 17, 2021).

2.9

Second Amendment Agreement, dated as of March 13, 2022, by and among Quoin Pharmaceuticals, Inc., Quoin Pharmaceuticals Ltd., and Altium Growth Fund, L.P. (incorporated by reference to Exhibit 4.1 to Form 6-K filed with the SEC on March 28, 2022).

2.10

Waiver Agreement, dated June 6, 2022, by and among Quoin Pharmaceuticals Ltd., Quoin Pharmaceuticals, Inc. and Altium Growth Fund, LP (incorporated by reference to Exhibit 10.2 to Form 6-K filed with the SEC on June 6, 2022).

2.11

Agreement, dated July 14, 2022, by and among Quoin Pharmaceuticals, Inc., Quoin Pharmaceuticals Ltd. and Altium Growth Fund, LP (incorporated by reference to Exhibit 10.1 to Form 6-K filed with the SEC on July 15, 2022).

2.12

Letter of Agreement among Cellect Biotechnology Ltd, Dr. Shai Yarkoni and EnCellX, Inc. (incorporated by reference to Exhibit 2.5 to Registration Statement on Form F-4 filed with the SEC on July 16, 2021).

2.13

Form of Representative Agreement among Cellect Biotechnology Ltd, Eyal Leibovitz, as Representative, and EnCellX, Inc. (incorporated by reference to Exhibit 2.6 to Registration Statement on Form F-4 filed with the SEC on August 6, 2021).

3.1

Amended and Restated Articles of Association of Quoin Pharmaceuticals Ltd., adopted on February 28, 2022 (incorporated by reference to Annex A included in Exhibit 99.1 to Form 6-K filed with the SEC on February 8, 2022).

3.2

Amendment to the Amended and Restated Articles of Association of Quoin Pharmaceuticals Ltd., adopted on April 12, 2022 (incorporated by reference to Annex A included in Exhibit 99.1 to Form 6-K filed with the SEC on March 8, 2022).

3.3

Amendment to the Amended and Restated Articles of Association of Quoin Pharmaceuticals Ltd., adopted on November 3, 2022 (incorporated by reference to Annex A included in Exhibit 99.1 to Form 6-K filed with the SEC on September 21, 2022).

4.1

Form of Deposit Agreement between Cellect Biotechnology Ltd. (n/k/a Quoin Pharmaceuticals Ltd.), The Bank of New York Mellon as Depositary, and owners and holders from time to time of ADSs issued thereunder (incorporated by reference to Exhibit 4.1 to Registration Statement on Form F-1/A as filed with the SEC on July 26, 2016).

4.2	Specimen American Depositary Receipt (included in Exhibit 2.1).

4.3

Form of Contingent Value Rights Agreement, by and among Cellect Biotechnology, Ltd., Eyal Leibovitz in the capacity of Representative and Computershare, Inc. in the capacity of Rights Agent (incorporated by reference to Exhibit 4.14 to Registration Statement on Form F-4 filed with the SEC on August 6, 2021).

4.4

Registration Rights Agreement, dated as of March 24, 2021, by and between Cellect Biotechnology Ltd. and the investors listed on the Schedule of Buyers attached thereto (incorporated by reference to Exhibit 10.5 of the Form 6-K filed with the SEC on March 24, 2021).

4.5	Form of Primary Warrants for the Purchase Agreement (incorporated by reference to Exhibit B to Exhibit 10.4 to Form 6-K filed with the SEC on March 24, 2021).

4.6	Form of Exchange Warrant (incorporated by reference to Exhibit 99.1 to Form 6-K filed with the SEC on September 17, 2021).

4.7	Form of Series A Warrant (incorporated by reference to Exhibit 2.5 to Form 20-F filed with the SEC on April 13, 2022).

4.8	Form of Series B Warrant (incorporated by reference to Exhibit 2.6 to Form 20-F filed with the SEC on April 13, 2022).

4.9	Form of Series C Warrant (incorporated by reference to Exhibit 2.7 to Form 20-F filed with the SEC on April 13, 2022).

4.10

Form of Warrant Agent Agreement between Cellect Biotechnology Ltd. and Computershare Inc., as warrant agent, including the form of Warrant (incorporated by reference to Exhibit 4.6 of the Registration Statement on Form F-1 filed with the SEC on February 7, 2019).

4.11	Form of Securities Purchase Agreement, dated August 5, 2022 (incorporated by reference to Exhibit 4.11 of the Registration Statement on Form F-1/A filed with the SEC on August 4, 2022)

4.12	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.12 of the Registration Statement on Form F-1 filed with the SEC on August 3, 2022)

4.13	Form of Common Warrant (incorporated by reference to Exhibit 4.13 of the Registration Statement on Form F-1 filed with the SEC on August 3, 2022)

4.14*	Form of Securities Purchase Agreement.

4.15*	Form of Pre-Funded Warrant.

4.16*	Form of Common Warrant.

5.1*	Legal Opinion of S. Horowitz & Co., Israeli legal counsel to Quoin Pharmaceuticals Ltd.

5.2*	Legal Opinion of Blank Rome LLP, US legal counsel to Quoin Pharmaceuticals Ltd.

10.1#

Compensation Policy for Executives and Directors of Quoin Pharmaceuticals Ltd., adopted on April 12, 2022 (incorporated by reference to Annex B included in Exhibit 99.1 to Form 6-K filed with the SEC on March 8, 2022).

10.2#

Amended and Restated Equity Incentive Plan of Quoin Pharmaceuticals Ltd., effective as of April 12, 2022 (incorporated by reference to Annex C included in Exhibit 99.1 to Form 6-K filed with the SEC on March 8, 2022).

10.3#

Form of Indemnification and Release Agreement, entered into by and between Quoin Pharmaceuticals Ltd. and each of the officers and directors of Quoin Pharmaceuticals Ltd. as of April 12, 2022 (incorporated by reference to Annex D included in Exhibit 99.1 to Form 6-K filed with the SEC on March 8, 2022).

10.4#

Executive Employment Agreement, dated March 9, 2018, by and between Quoin Pharmaceuticals, Inc. and Dr. Michael Myers (incorporated by reference to Exhibit 10.1 to Form 6-K filed with the SEC on October 29, 2021).

10.5#

Executive Employment Agreement, dated March 9, 2018, by and between Quoin Pharmaceuticals, Inc. and Denise Carter (incorporated by reference to Exhibit 10.2 to Form 6-K filed with the SEC on October 29, 2021).

10.6#	Service Agreement, dated November 1, 2021, by and between Quoin Pharmaceuticals, Inc. and Gordon Dunn (incorporated by reference to Exhibit 10.1 to Form 6-K filed with the SEC on November 23, 2021).

10.7

Research Agreement, dated November 1, 2021, by and between Quoin Pharmaceuticals, Inc. and Queensland University of Technology (incorporated by reference to Exhibit 10.2 to Form 6-K filed with the SEC on November 23, 2021).

10.8

License and Distribution Agreement, dated November 5, 2021, by and between Quoin Pharmaceuticals, Inc. and AFT Pharmaceuticals Ltd. (incorporated by reference to Exhibit 10.3 to Form 6-K filed with the SEC on November 23, 2021).

10.9

Supply Agreement, dated September 15, 2021, by and between Quoin Pharmaceuticals, Inc. and AFT Pharmaceuticals Ltd. (incorporated by reference to Exhibit 10.4 to Form 6-K filed with the SEC on November 23, 2021).

10.10

License and Distribution Agreement, dated November 7, 2021, by and between Quoin Pharmaceuticals, Inc. and GenPharm Services FZ LLC (incorporated by reference to Exhibit 10.5 to Form 6-K filed with the SEC on November 23, 2021).

10.11

Supply Agreement, dated November 7, 2021, by and between Quoin Pharmaceuticals, Inc. and GenPharm Services FZ LLC (incorporated by reference to Exhibit 10.6 to Form 6-K filed with the SEC on November 23, 2021).

10.12

Distribution Agreement, dated December 15, 2021, by and between Quoin Pharmaceuticals, Inc. and Orpharm LLC (certain provisions of this exhibit have been omitted pursuant to Instruction No. 4 to Exhibits in Form 20-F) (incorporated by reference to Exhibit 10.1 to Form 6-K filed with the SEC on December 20, 2021).

10.13

License and Distribution Agreement, dated as of January 24, 2022 between the Company and E-Log Logistica LTDA (certain provisions of this exhibit have been omitted pursuant to Instruction No. 4 to Exhibits in Form 20-F) (incorporated by reference to Exhibit 10.1 to Form 6-K filed with the SEC on January 31, 2022).

10.14

License and Distribution Agreement, dated as of February 1, 2022, by and between Quoin Pharmaceuticals Ltd. and Er-Kim İlaç Sanayi ve Ticaret A.Ş, and the First Amendment to the License and Distribution Agreement, dated as of February 17, 2022, by and between Quoin Pharmaceuticals, Inc. and Er-Kim İlaç Sanayi ve Ticaret A.Ş (certain provisions of this exhibit have been omitted pursuant to Instruction No. 4 to Exhibits in Form 20-F) (incorporated by reference to Exhibit 10.4 to Form 6-K filed with the SEC on March 8, 2022).

10.15

License and Distribution Agreement, dated as of February 11, 2022, by and between Quoin Pharmaceuticals Ltd. and Neopharm (Israel) 1996 Ltd. (certain provisions of this exhibit have been omitted pursuant to Instruction No. 4 to Exhibits in Form 20-F) (incorporated by reference to Exhibit 10.5 to Form 6-K filed with the SEC on March 8, 2022).

10.16

Supply Agreement, dated as of February 11, 2022, by and between Quoin Pharmaceuticals Ltd. and Neopharm (Israel) 1996 Ltd. (incorporated by reference to Exhibit 10.6 to Form 6-K filed with the SEC on March 8, 2022).

10.17

License Agreement, dated June 14, 2022, by and between Quoin Pharmaceuticals, Inc. and WinHealth Investment (HK) Limited (certain provisions of this exhibit have been omitted pursuant to Instruction No. 4 to Exhibits in Form 20-F) (incorporated by reference to Exhibit 10.1 to Form 6-K filed with the SEC on June 17, 2022).

10.18

License and Distribution Agreement, dated July 14, 2022, by and between Quoin Pharmaceuticals, Inc. and Endo Ventures Limited (certain provisions of this exhibit have been omitted pursuant to Instruction No. 4 to Exhibits in Form 20-F) (incorporated by reference to Exhibit 10.2 to Form 6-K filed with the SEC on July 15, 2022).

10.19

Supply Agreement, dated July 14, 2022, by and between Quoin Pharmaceuticals, Inc. and Endo Ventures Limited (certain provisions of this exhibit have been omitted pursuant to Instruction No. 4 to Exhibits in Form 20-F) (incorporated by reference to Exhibit 10.3 to Form 6-K filed with the SEC on July 15, 2022).

10.20

Research Agreement, dated May 20, 2022, by and between Quoin Pharmaceuticals, Inc. and Queensland University of Technology, Australia (certain provisions of this exhibit have been omitted pursuant to Instruction No. 4 to Exhibits in Form 20-F) (incorporated by reference to Exhibit 10.1 to Form 6-K filed with the SEC on June 6, 2022).

10.21

Exclusive License Agreement, dated October 17, 2019, by and between Quoin Pharmaceuticals, Inc. and Skinvisible Inc. (incorporated by reference to Exhibit 4.30 to Form 20-F filed with the SEC on April 13, 2022).

10.22

Exclusive License Agreement Renewal, dated May 8, 2020, by and between Quoin Pharmaceuticals, Inc. and Skinvisible Inc. (incorporated by reference to Exhibit 4.31 to Form 20-F filed with the SEC on April 13, 2022).

10.23

First Amendment to the Exclusive License Agreement, dated July 31, 2020, by and between Quoin Pharmaceuticals, Inc. and Skinvisible Inc. (incorporated by reference to Exhibit 4.32 to Form 20-F filed with the SEC on April 13, 2022).

10.24

Second Amendment to the Exclusive License Agreement, dated September 30, 2020, by and between Quoin Pharmaceuticals, Inc. and Skinvisible Inc. (incorporated by reference to Exhibit 4.33 to Form 20-F filed with the SEC on April 13, 2022).

10.25

Third Amendment to the Exclusive License Agreement, dated January 27, 2021, by and between Quoin Pharmaceuticals, Inc. and Skinvisible Inc. (incorporated by reference to Exhibit 4.34 to Form 20-F filed with the SEC on April 13, 2022).

10.26

Fourth Amendment to the Exclusive License Agreement, dated April 19, 2021, by and between Quoin Pharmaceuticals, Inc. and Skinvisible Inc. (incorporated by reference to Exhibit 4.35 to Form 20-F filed with the SEC on April 13, 2022).

10.27

Fifth Amendment to the Exclusive License Agreement, dated June 14, 2021, by and between Quoin Pharmaceuticals, Inc. and Skinvisible Inc. (incorporated by reference to Exhibit 4.36 to Form 20-F filed with the SEC on April 13, 2022).

10.28

Quotation - Tech Transfer and Clinical Manufacture for QRX003 Topical Lotion, dated April 8, 2021, by Ferndale Contract Manufacturing to Quoin Pharmaceuticals, Inc. (incorporated by reference to Exhibit 4.37 to Form 20-F filed with the SEC on April 13, 2022).

10.29

Development and Supply Agreement, dated January 13, 2021, by and between TopChem Pharmaceuticals Limited and Quoin Pharmaceuticals Limited (incorporated by reference to Exhibit 4.38 to Form 20-F filed with the SEC on April 13, 2022).

10.30

Master Services Agreement, dated November 2, 2020, by and between Therapeutics, Inc. and Quoin Pharmaceuticals, Inc. (incorporated by reference to Exhibit 4.39 to Form 20-F filed with the SEC on April 13, 2022).

10.31

Term Sheet for Agreement, dated October 29, 2019, by and between Axella Research, LLC and Quoin Pharmaceuticals, Inc. (incorporated by reference to Exhibit 4.40 to Form 20-F filed with the SEC on April 13, 2022).

10.32

Term Sheet for Agreement, dated January 11, 2020, by and between Axella Research, LLC and Quoin Pharmaceuticals, Inc. (re: QRX003) (incorporated by reference to Exhibit 4.41 to Form 20-F filed with the SEC on April 13, 2022).

10.33

Term Sheet for Agreement, dated January 11, 2020, by and between Axella Research, LLC and Quoin Pharmaceuticals, Inc. (re: QRX004) (incorporated by reference to Exhibit 4.42 to Form 20-F filed with the SEC on April 13, 2022).

10.34#	Form of Non-Qualified Stock Option Award Agreement for directors (incorporated by reference to Exhibit 10.34 to Form F-1 filed with the SEC on August 3, 2022)

10.35#	Form of Non-Qualified Stock Option Award Agreement for officers (incorporated by reference to Exhibit 10.35 to Form F-1 filed with the SEC on August 3, 2022)

21.1	Subsidiaries of Registrant (incorporated by reference to Exhibit 8.1 to Form 20-F filed with the SEC on April 13, 2022).

23.1*	Consent of Friedman LLP, Certified Public Accountants

23.2*	Consent of S. Horowitz & Co. (included in Exhibit 5.1)

23.3*	Consent of Blank Rome LLP (included in Exhibit 5.2)

24.1*	Power of Attorney (included in original signature page)

101*

Information formatted in Extensible Business Reporting Language (XBRL): (i) Consolidated Balance Sheets, (ii) Consolidated Statements of Operations, (iii) Consolidated Statements of Shareholders’ Equity, (iv) Consolidated Statements of Cash Flows, and (v) Notes to Consolidated Financial Statements.

107*	Filing Fee Table

*	Filed herewith
#	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ashburn, Commonwealth of Virginia on February 2, 2023.

Quoin Pharmaceuticals Ltd.
By:	/s/ Michael Myers
	Name:	Dr. Michael Myers
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Michael Myers or Denise Carter, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Myers	Chairman and Chief Executive Officer (Principal Executive Officer)	February 2, 2023
Dr. Michael Myers

/s/ Gordon Dunn	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 2, 2023
Gordon Dunn
/s/ Denise Carter
Denise Carter	Director and Chief Operating Officer	February 2, 2023
/s/ Joseph Cooper
Joseph Cooper	Director	February 2, 2023
/s/ James Culverwell
James Culverwell	Director	February 2, 2023
/s/ Dennis Langer
Dennis Langer	Director	February 2, 2023
/s/ Natalie Leong
Natalie Leong	Director	February 2, 2023
/s/ Mike Sember
Mike Sember	Director	February 2, 2023

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Quoin Pharmaceuticals Ltd., has signed this registration statement in the City of Ashburn, Commonwealth of Virginia on February 2, 2023.

Authorized U.S. Representative
Dr. Michael Myers

By:	/s/ Michael Myers
Name:	Dr. Michael Myers
Title:	Chief Executive Officer